Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-126661

SUPPLEMENT
(To Prospectus Dated February 17, 2006 and Prospectus Supplement Dated March 3, 2006)

$2,437,880,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC14
Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

JPMorgan Chase Bank, N.A.
CIBC Inc.
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC14

This is a supplement to the prospectus supplement dated March 3, 2006 and prospectus dated February 17, 2006, relating to the Depositor's Mortgage Pass-Through Certificates, Series 2006-CIBC14. The Class X-2 Fixed Strip Rates for the Class X-2 Components relating to the Class A-3B, Class A-M and Class A-J Certificates in the table on page S-152 of the prospectus supplement are hereby changed to 0.019%, 0.060% and 0.011%, respectively.

JPMorgan	CIBC World Markets

Deutsche Bank Securities	NOMURA

March 16, 2006

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 17, 2006)

$2,437,880,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC14

Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

JPMorgan Chase Bank, N.A.
CIBC Inc.

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC14

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-CIBC14 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006 – CIBC14. The assets of the issuing entity will primarily be 198 fixed rate mortgage loans secured by first liens on 267 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-CIBC14 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 12th day of each month, commencing on April 12, 2006.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P)(5)	Rated Final Distribution Date(3)
Class A-1	$60,895,000		3.8450%	Fixed	July 12, 2010	Aaa/AAA	December 12, 2044
Class A-2	$141,263,000		5.4370%	Fixed	March 12, 2011	Aaa/AAA	December 12, 2044
Class A-3B	$118,197,000		5.6711%	WAC(6)	March 12, 2014	Aaa/AAA	December 12, 2044
Class A-4	$957,540,000		5.4810%	Fixed(7)	January 12, 2016	Aaa/AAA	December 12, 2044
Class A-SB	$115,377,000		5.5060%	Fixed(7)	May 12, 2015	Aaa/AAA	December 12, 2044
Class A-1A	$429,885,000		5.4150%	Fixed(7)	January 12, 2016	Aaa/AAA	December 12, 2044
Class A-M	$274,737,000		5.6301%	WAC(6)	January 12, 2016	Aaa/AAA	December 12, 2044
Class A-J	$209,486,000		5.6791%	WAC(6)	January 12, 2016	Aaa/AAA	December 12, 2044
Class X-2	$2,694,275,000	(8)	0.2003%	Variable(9)	March 12, 2013	Aaa/AAA	December 12, 2044
Class B	$61,816,000		5.7201%	WAC(10)	February 12, 2016	Aa2/AA	December 12, 2044
Class C	$27,474,000		5.7201%	WAC(10)	February 12, 2016	Aa3/AA–	December 12, 2044
Class D	$41,210,000		5.7201%	WAC(10)	February 12, 2016	A2/A	December 12, 2044

(Footnotes to table on page S-8)

You should carefully consider the risk factors beginning on page S-38 of this prospectus supplement and page 10 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., CIBC World Markets Corp., Deutsche Bank Securities Inc. and Nomura Securities International, Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and CIBC World Markets Corp. are acting as co-lead managers for this offering. Deutsche Bank Securities Inc. and Nomura Securities International, Inc. are acting as co-managers for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 16, 2006. We expect to receive from this offering approximately 100.9% of the initial aggregate principal balance of the offered certificates, plus accrued interest from March 1, 2006, before deducting expenses payable by us.

JPMorgan	CIBC World Markets

Deutsche Bank Securities	NOMURA

March 3, 2006

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC14

Washington
Utah
Idaho
Nebraska
Missouri
Iowa
Minnesota
Illinois
Michigan
New York
Massachusetts
Wisconsin
Indiana
Pennsylvania
Connecticut
Oregon
Ohio
New Jersey
District of Columbia
California
Delaware
Maryland
West Virginia
Virginia
Nevada
North Carolina
Arizona
South Carolina
Colorado
Georgia
Kansas
Alabama
Louisiana
Florida
Texas
Arkansas
Kentucky
Tennessee
Mississippi
< 1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
> 10.0% of Cut-off Date Balance

Patrick Henry Building — Washington, DC

CenterPoint I — Various, Various

Avion Business Park Portfolio — Chantilly, VA

Park Center — Plano, TX

510 Fifth Avenue — New York, NY

Chartwell II Portfolio — Various, Various

CHANEL
CHANEL

Houston Galleria Houston, TX

7885

Colony II Portfolio Various, Various

Ballantyne Corporate Park Charlotte, NC

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-CIBC14 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the Series 2006-CIBC14 certificates;

Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2006-CIBC14 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-38 of this prospectus supplement, which describe risks that apply to the Series 2006-CIBC14 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-215 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 132 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE

RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

Page
SUMMARY OF CERTIFICATES	S-8
SUMMARY OF TERMS	S-9
RISK FACTORS	S-38
Geographic Concentration Entails Risks	S-38
Risks Relating to Mortgage Loan Concentrations	S-39
Risks Relating to Enforceability of Cross-Collateralization	S-40
The Borrower's Form of Entity May Cause Special Risks	S-41
Ability to Incur Other Borrowings Entails Risk	S-42
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date	S-47
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-48
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-48
Tenant Concentration Entails Risk	S-49
Certain Additional Risks Relating to Tenants	S-50
Substitution of Mortgaged Properties May Lead to Increased Risks	S-52
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-52
Tenant Bankruptcy Entails Risks	S-53
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-53
Retail Properties Have Special Risks	S-53
Office Properties Have Special Risks	S-55
Multifamily Properties Have Special Risks	S-56
Industrial Properties Have Special Risks	S-57
Hotel Properties Have Special Risks	S-58
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-59
Manufactured Housing Community Properties Have Special Risks	S-60
Senior Living and Residential Healthcare Facilities Have Special Risks	S-60
Self Storage Properties Have Special Risks	S-61
Lack of Skillful Property Management Entails Risks	S-62
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-62
Condominium Ownership May Limit Use and Improvements	S-63
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-63
Potential Conflicts of Interest	S-64
Special Servicer May Be Directed to Take Actions	S-66
Bankruptcy Proceedings Entail Certain Risks	S-66
Risks Relating to Prepayments and Repurchases	S-67
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-70
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-70
Risks Relating to Interest on Advances and Special Servicing Compensation	S-70
Risks of Limited Liquidity and Market Value	S-70
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-71
Subordination of Subordinate Offered Certificates	S-71
Limited Information Causes Uncertainty	S-71
Environmental Risks Relating to the Mortgaged Properties	S-71
Tax Considerations Relating to Foreclosure	S-72

SCHEDULE I	CLASS X REFERENCE RATES

SCHEDULE II	CLASS X-2 COMPONENT NOTIONAL AMOUNTS

SCHEDULE III	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS

ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX D	METRO CORPORATE CENTER LOAN AMORTIZATION SCHEDULE

Summary of Certificates

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ S&P)(5)	Principal Window(4)
OfferedCertificates
A-1	$60,895,000		30.000%	Fixed	July 12, 2010	3.8450%	2.47	Aaa/AAA	4/06 – 7/10
A-2	$141,263,000		30.000%	Fixed	March 12, 2011	5.4370%	4.48	Aaa/AAA	8/10 – 3/11
A-3B	$118,197,000		30.000%	WAC(6)	March 12, 2014	5.6711%	7.69	Aaa/AAA	3/13 – 3/14
A-4	$957,540,000		30.000%	Fixed(7)	January 12, 2016	5.4810%	9.73	Aaa/AAA	5/15 – 1/16
A-SB	$115,377,000		30.000%	Fixed(7)	May 12, 2015	5.5060%	6.90	Aaa/AAA	7/10 – 5/15
A-1A	$429,885,000		30.000%	Fixed(7)	January 12, 2016	5.4150%	8.82	Aaa/AAA	4/06 – 1/16
A-M	$274,737,000		20.000%	WAC(6)	January 12, 2016	5.6301%	9.82	Aaa/AAA	1/16 – 1/16
A-J	$209,486,000		12.375%	WAC(6)	January 12, 2016	5.6791%	9.82	Aaa/AAA	1/16 – 1/16
X-2	$2,694,275,000	(8)	N/A	Variable(9)	March 12, 2013	0.2003%	N/A	Aaa/AAA	N/A
B	$61,816,000		10.125%	WAC(10)	February 12, 2016	5.7201%	9.85	Aa2/AA	1/16 – 2/16
C	$27,474,000		9.125%	WAC(10)	February 12, 2016	5.7201%	9.91	Aa3/AA–	2/16 – 2/16
D	$41,210,000		7.625%	WAC(10)	February 12, 2016	5.7201%	9.91	A2/A	2/16 – 2/16
Non-OfferedCertificates
X-1	$2,747,367,510	(11)	N/A	Variable(12)	N/A	0.0395%	N/A	Aaa/AAA	N/A
A-3A	$100,000,000		30.000%	Fixed(7)	N/A	5.4910%	N/A	Aaa/AAA	N/A
E	$24,040,000		6.750%	WAC(10)	N/A	5.7201%	N/A	A3/A–	N/A
F	$34,342,000		5.500%	WAC(10)	N/A	5.7201%	N/A	Baa1/BBB+	N/A
G	$27,473,000		4.500%	WAC(10)	N/A	5.7201%	N/A	Baa2/BBB	N/A
H	$41,211,000		3.000%	WAC(10)	N/A	5.7201%	N/A	Baa3/BBB–	N/A
J	$13,737,000		2.500%	Fixed(7)	N/A	5.1460%	N/A	Ba1/BB+	N/A
K	$13,737,000		2.000%	Fixed(7)	N/A	5.1460%	N/A	Ba2/BB	N/A
L	$6,868,000		1.750%	Fixed(7)	N/A	5.1460%	N/A	Ba3/BB–	N/A
M	$3,434,000		1.625%	Fixed(7)	N/A	5.1460%	N/A	B1/B+	N/A
N	$6,869,000		1.375%	Fixed(7)	N/A	5.1460%	N/A	B2/B	N/A
P	$6,868,000		1.125%	Fixed(7)	N/A	5.1460%	N/A	B3/B–	N/A
NR	$30,908,510		N/A	Fixed(7)	N/A	5.1460%	N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement. The rated final distribution date for each class of certificates is December 12, 2044. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations— Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)	The pass-through rates applicable to the Class A-3B, Class A-M and Class A-J certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.0490%, 0.0900% and 0.0410%, respectively.

(7)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-3A, Class A-4, Class A-SB, Class A-1A, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(8)	The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(9)	The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(10)	The pass-through rate applicable to the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(11)	The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(12)	The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

The Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

 SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘The Depositor’’ in the prospectus.

Issuing Entity	A New York common law trust to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this prospectus supplement.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, and CIBC Inc., a Delaware corporation. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this prospectus supplement.

Sellers of the Mortgage Loans(1)

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JP Morgan Chase Bank, N.A.	99	$1,780,256,664	64.8%	67.2%	52.0%
CIBC Inc.	99	967,110,847	35.2	32.8	48.0
Total	198	$2,747,367,511	100.0%	100.0%	100.0%

(1)	With respect to the Houston Galleria loan, on the closing date, it is expected that CIBC Inc. will acquire from JPMorgan Chase Bank, N.A. promissory note A-2b in the amount of $93,000,000, which is pari passu with promissory note A-2a in the amount of $197,000,000. Both promissory notes will then be transferred to the depositor and assigned to the trustee. Promissory note A-2a and promissory note A-2b are collectively referred to in this prospectus supplement as the Houston Galleria loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement).

Master Servicer	GMAC Commercial Mortgage Corporation, a California corporation. The master servicer’s principal servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044; provided, however, the Houston Galleria loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2005-LDP5. The master servicer that will service the Houston Galleria whole loan under the Series 2005-LDP5 pooling and servicing agreement is Midland Loan Services, Inc. The servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. See ‘‘Transaction Parties—The Master Servicer’’ in this prospectus supplement.

Special Servicer	Midland Loan Services, Inc., a Delaware corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement; provided, however, the Houston Galleria loan, the Houston Galleria pari passu companion loan, the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2005-LDP5. The special servicer under the Series 2005-LDP5 pooling and servicing agreement is also Midland Loan Services, Inc. Midland Loan Services, Inc. was appointed to be the Special Servicer by Citigroup Alternative Investments LLC, the expected initial holder of the controlling class. See ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Trustee and Paying Agent	LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois. A corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, JP Morgan 2006-CIBC14 and its telephone number is (312) 904-6342. See ‘‘Transaction Parties— The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the Houston Galleria loan for which LaSalle Bank National Association is trustee and mortgagee of record on behalf of the Series 2005-LDP5 trust.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association and CIBC, Inc., a Delaware corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsors’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates have several roles in this transaction. JPMorgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and CIBC Inc. originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor. CIBC Inc. is an affiliate of CIBC World Markets, Corp., an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘Risk Factors—Potential Conflicts of Interest’’.

Significant Obligor	The mortgaged property that secures the Houston Galleria loan represents approximately 10.6% of the aggregate principal balance of the mortgage loans as of the cut-off date.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in March 2006 or, with respect to those mortgage loans that were originated in February 2006 or March 2006 and have their first due date in April 2006, March 1, 2006.

Closing Date	On or about March 16, 2006.

Distribution Date	The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in April 2006.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Transaction Overview

On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 16, 2006 among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the Houston Galleria loan) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-CIBC14:

•	Class A-1

•	Class A-2

•	Class A-3B

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class A-M

•	Class A-J

•	Class X-2

•	Class B

•	Class C

•	Class D

Series 2006-CIBC14 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus: Class A-3A, Class X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR.

The Series 2006-CIBC14 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 198 mortgage loans secured by first liens on 267 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$60,895,000
Class A-2	$141,263,000
Class A-3B	$118,197,000
Class A-4	$957,540,000
Class A-SB	$115,377,000
Class A-1A	$429,885,000
Class A-M	$274,737,000
Class A-J	$209,486,000
Class X-2	$2,694,275,000
Class B	$61,816,000
Class C	$27,474,000
Class D	$41,210,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	3.8450%
Class A-2	5.4370%
Class A-3B	5.6711%	(1)
Class A-4	5.4810%	(2)
Class A-SB	5.5060%	(2)
Class A-1A	5.4150%(2)
Class A-M	5.6301%	(1)
Class A-J	5.6791%	(1)
Class X-2	0.2003%	(3)
Class B	5.7201%	(4)
Class C	5.7201%	(4)
Class D	5.7201%	(4)

(1)	The pass-through rates applicable to the Class A-3B, Class A-M and Class A-J certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.0490%, 0.0900% and 0.0410%, respectively.

(2)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-4, Class A-SB and Class A-1A certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(3)	The interest accrual amount on the Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all or some of the other classes of certificates or portions of those certificate balances. The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-2 certificates, which will be calculated as described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(4)	The pass-through rate applicable to the Class B, Class C and Class D certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation Convention	Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360" basis.

For purposes of calculating the pass-through rates on the Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-2, Class B, Class C and Class D

certificates and each other class of the certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions— Pass-Through Rates’’ and ‘‘—Interest Distribution Amount’’ in this prospectus supplement.

C. Servicing and Administration Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the Houston Galleria loan) in the trust fund and one-twelfth of the master servicing fee rate equal to a per annum rate ranging from 0.020000% to 0.135000%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan that is a specially serviced mortgage loan and one-twelfth of the special servicing fee rate equal to 0.25% for such mortgage loan (excluding the Houston Galleria loan) having an outstanding principal balance of less than $20,000,000 and 0.15% for such mortgage loan having an outstanding principal balance of greater than or equal to $20,000,000. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the Houston Galleria loan) in the trust fund and one-twelfth of the trustee fee rate equal to 0.0007%. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates: To pay interest concurrently, (a) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X-1 and Class X-2 certificates pro rata from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Schedule III to this prospectus supplement, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then (i) prior to December 12, 2011, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made first to the Class A-3B certificates until the certificate balance of the A-3B certificates has been reduced to zero and then to the Class A-3A certificates until the certificate balance of the Class A-3A certificates has been reduced to zero, and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 first to the Class A-3B certificates until the certificate balance of the A-3B certificates has been reduced to zero and then to the Class A-3A certificates until the certificate balance of the Class A-3A certificates has been reduced to zero, and (ii) on and after December 12, 2011, first, to principal on the Class A-3A certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the certificate balance of the Class A-3A certificates has been reduced to zero, then to principal on the Class A-3B certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3A certificates have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the certificate balance of the Class A-3B certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero and (6) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates: To reimburse the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates (other than the Class X-1 certificates): In the amounts and order of priority described in ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 146 mortgage loans, representing approximately 84.4% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 52 mortgage loans, representing approximately 15.6% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 87.2% of all the mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates can be found in ‘‘Description of the Certificates—Distributions —Interest Distribution Amount’’ in this prospectus supplement.

C. Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class X-2 Certificates) as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this prospectus supplement). No principal payments or mortgage loan losses will be allocated to the Class R, Class LR, Class X-1 or Class X-2 certificates, although principal payments and mortgage loan losses may reduce the notional amount of the Class X-1 and/or Class X-2 certificates and, therefore, the amount of interest they accrue.

*	The Class X-1 and Class X-2 certificates are interest-only certificates and the Class X-1 certificates are not offered by this prospectus supplement.

**	Excluding the Class A-3A and the Class X-1 certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement or interest rate protection will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class X-1, Class X-2, Class R or Class LR certificates) will reduce the certificate balance of that class of certificates.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance unless the trustee determines that the advance would be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

B. Property Protection Advances	The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement and ‘‘Description of the Certificates —Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 198 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first (other than with respect to the mortgage loan identified as Loan No. 56 on Annex A-1 to this prospectus supplement, known as the Chase Financial Tower loan) mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 267 commercial, multifamily and manufactured housing community properties. The mortgaged property securing the Chase Financial Tower loan is subject to a payment-in-lieu of taxes agreement with the City of Cleveland. During the term of this payment-in-lieu of taxes agreement, the payments due under this agreement are in lieu of 75% of the property taxes and assessments that would otherwise be levied against the related mortgaged property. A mortgage encumbering the mortgaged property has been granted to the City of Cleveland to secure the borrower's obligations under the payment-in-lieu of taxes agreement, which mortgage is prior to the mortgage securing the Chase Financial Tower loan.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $2,747,367,511.

The Houston Galleria loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with an aggregate principal balance as of the cut-off date of $290,000,000 and representing approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 12.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is included in the trust fund and is part of a split loan structure in which (i) one companion loan, referred to in this prospectus supplement as the Houston Galleria pari passu companion loan, is pari passu in right of payment to the Houston Galleria loan, (ii) one companion loan, referred to in this prospectus supplement as the Houston Galleria subordinate companion B loan, is subordinate in right of payment to both of the Houston Galleria loan and the Houston Galleria pari passu companion loan, and (iii) one companion loan, referred to in this prospectus supplement as the Houston Galleria subordinate companion C loan, is subordinate in right of payment to each of the Houston Galleria loan, the Houston Galleria pari passu companion loan and the Houston Galleria subordinate companion B loan. The Houston Galleria pari passu companion loan, with a principal balance as of the cut-off date of $290,000,000, the Houston Galleria subordinate companion B loan, with a principal balance as of the cut-off date of $111,000,000 and the Houston Galleria subordinate companion C loan, with a principal balance as of the cut-off date of $130,000,000 are not included in the trust fund.

The Houston Galleria loan included in the trust, and the related Houston Galleria pari passu companion loan, the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan, which are not included in the trust, are being serviced in accordance with a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to that separate pooling and servicing agreement, and according to the servicing standards provided for in that separate pooling and servicing agreement. In addition, the holders of the Houston Galleria notes not included in the trust have the right, subject to certain conditions set forth in the separate pooling and servicing agreement (i) and/or in the Houston Galleria intercreditor agreement to advise and direct the master servicer and/or special servicer under the separate pooling and servicing agreement with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the Houston Galleria loan that is included in the trust, (ii) to make sure payments on the Houston Galleria loan and (iii) to replace the special servicer with respect to the Houston Galleria Whole Loan. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ in this prospectus supplement.

The mortgage loan amount and debt service payments used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Houston Galleria loan is the aggregate principal balance of the Houston Galleria loan and the Houston Galleria pari passu companion loan. The principal balances of the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan are included in the calculation of loan-to-value ratios and debt service coverage ratios only where expressly indicated. With respect to the Houston Galleria loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the Houston Galleria loan unless otherwise indicated. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

The CenterPoint I loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $117,450,000 and representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the CenterPoint I loan, which is included in the trust. The second of these mortgage loans, the CenterPoint I pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the CenterPoint I loan. The CenterPoint I pari passu companion loan has an outstanding principal balance as of the cut-off date of $13,050,000.

The CenterPoint I loan and the CenterPoint I pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the CenterPoint I loan (the directing certificateholder will be the holder of the CenterPoint I loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the CenterPoint I loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The CenterPoint I Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the CenterPoint I loan is the aggregate principal balance of the CenterPoint I loan and the CenterPoint I pari passu companion loan.

The Metro Corporate Center loan (identified as Loan No. 47 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $15,428,750 and representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Metro Corporate Center loan, which is included in the trust. The second of these mortgage loans, the Metro Corporate Center subordinate companion loan, is part of the split loan structure but is not included in the trust, and is subordinate in right of payment with the Metro Corporate Center loan. The Metro Corporate Center subordinate companion loan has an outstanding principal balance as of the cut-off date of $4,000,000. The Metro Corporate Center loan and the Metro Corporate Center subordinate companion loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. See "Description of the Mortgage Pool—AB Mortgage Loan Pairs—The Metro Corporation Center Whole Loan" in this prospectus supplement.

6 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. The AB mortgage loans are secured by the related mortgaged properties identified on Annex A-1 to this prospectus supplement as Brinton Portfolio, Metro Corporate Center, Tulane Park Apartments, Pheasant Run, Donato Corporate Park #1 and Marlton Square Shopping Center, representing in the aggregate approximately 2.4% of the aggregate principal balance of the mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 9.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

The following table and discussion contains general information regarding the AB mortgage loans:

AB Mortgage Loan	% of Initial Pool Balance	Loan Group	% of Initial Loan Group Balance
Brinton Portfolio AB Mortgage Loan	0.6%	2	4.1%
Metro Corporate Center	0.6%	1	0.7%
Tulane Park Apartments AB Mortgage Loan	0.5%	2	2.9%
Pheasant Run AB Mortgage Loan	0.4%	2	2.5%
Donato Corporate Park #1 AB Mortgage Loan	0.2%	1	0.2%
Marlton Square Shopping Center AB Mortgage Loan	0.2%	1	0.2%

Each AB mortgage loan and its related AB subordinate companion loan are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related AB subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related AB subordinate companion loan. The master servicer and the special servicer will service and administer each AB mortgage loan and its AB subordinate companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each AB subordinate companion loan will not be assets of the trust, and will be beneficially owned by the holder of the AB subordinate companion loan. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the AB subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool— AB Mortgage Loan Pairs’’ in this prospectus supplement.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to any AB mortgage loan is calculated without regard to the related AB subordinate companion loan and in the case of the Houston Galleria loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the Houston Galleria pari passu companion loan but does not include the principal balance and debt service payments of the Houston Galleria subordinate companion loans. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics(1)

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance (2)	$2,747,367,511	$2,317,482,030	$429,885,481
Number of mortgage loans	198	146	52
Number of mortgaged properties	267	204	63
Number of crossed loan pools	1	1	0
Crossed loan pools as a percentage	5.8%	6.8%	0.0%
Range of mortgage loan principal balances	$870,000 to $290,000,000	$1,244,499 to $290,000,000	$870,000 to $22,800,000
Average mortgage loan principal balances	$13,875,593	$15,873,165	$8,267,028
Range of mortgage rates	4.9900% to 6.2300%	5.1200% to 6.2300%	4.9900% to 6.0800%
Weighted average mortgage rate	5.563984%	5.561460%	5.577590%
Range of original terms to maturity	60 months to 240 months	60 months to 240 months	60 months to 180 months
Weighted average original term to maturity	115 months	114 months	115 months
Range of remaining terms to maturity	53 months to 231 months	53 months to 231 months	57 months to 175 months
Weighted average remaining term to maturity	112 months	112 months	113 months
Range of original amortization term (3)	144 months to 360 months	180 months to 360 months	144 months to 360 months
Weighted average original amortization term (3)	352 months	350 months	357 months
Range of remaining amortization terms (3)	142 months to 360 months	177 months to 360 months	142 months to 360 months
Weighted average remaining amortization term (3)	351 months	349 months	356 months
Range of loan-to-value ratios (4)	31.2% to 80.0%	31.2% to 80.0%	42.4% to 80.0%
Weighted average loan-to-value ratio (4)	67.8%	66.2%	76.3%
Range of loan-to-value ratios as of the maturity date (4)(5)	31.2% to 79.8%	31.2% to 77.0%	35.6% to 79.8%
Weighted average loan-to-value ratio as of the maturity date (4)(5)	61.7%	60.5%	67.8%
Range of debt service coverage ratios	1.20x to 2.86x	1.20x to 2.86x	1.20x to 1.85x
Weighted average debt service coverage ratio	1.55x	1.59x	1.28x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Interest Only	34.6%	40.2%	3.9%
Partial Interest Only	33.4%	29.1%	56.4%
Balloon	30.8%	29.4%	38.4%
Fully Amortizing Loans
Partial Interest Only	0.7%	0.9%	0.0%
Fully Amortizing	0.5%	0.4%	1.3%

(1)	With respect to the Houston Galleria loan, on the closing date, it is expected that CIBC Inc. will acquire from JPMorgan Chase Bank, N.A. promissory note A-2b in the amount of $93,000,000, which is pari passu with promissory note A-2a in the amount of $197,000,000. Both promissory notes will then be transferred to the depositor and assigned to the trustee.

(2)	Subject to a permitted variance of plus or minus 10%.

(3)	Excludes the mortgage loans that pay interest-only to maturity.

(4)	In the case of 3 mortgage loans (identified as Loan Nos. 22, 63 and 99 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the stabilized values as defined in the related appraisal.

(5)	Excludes the fully amortizing mortgage loans.

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	198	$2,747,367,511	100.0%	100.0%	100.0%
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Interest Only	21	$949,716,000	34.6%	40.2%	3.9%
Partial Interest Only	74	916,328,437	33.4	29.1	56.4
Balloon	100	847,002,961	30.8	29.4	38.4
Subtotal	195	$2,713,047,398	98.8%	98.8%	98.7%
Fully Amortizing Loans
Partial Interest Only	1	$20,000,000	0.7%	0.9%	0.0%
Fully Amortizing	2	14,320,113	0.5	0.4	1.3
Subtotal	3	$34,320,113	1.2%	1.2%	1.3%
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

See "Description of the Mortgage Pool—Additional Mortgage Loan Information" and "—Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	186	$2,430,783,788	88.5%	87.6%	93.4%
Defeasance/Yield Maintenance	3	250,872,503	9.1	10.8	0.0
Yield Maintenance	9	65,711,220	2.4	1.6	6.6
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	1	$21,000,000	0.8%	0.9%	0.0%
3	2	22,657,351	0.8	1.0	0.0
4	186	2,339,653,219	85.2	82.6	98.7
5	3	43,087,550	1.6	1.9	0.0
7	4	22,067,727	0.8	0.7	1.3
10	1	290,000,000	10.6	12.5	0.0
13	1	8,901,664	0.3	0.4	0.0
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	68	$841,160,208	30.6%	36.3%	0.0%
Office	59	808,059,554	29.4	34.9	0.0
Multifamily	61	410,058,161	14.9	2.0	84.6
Industrial	44	388,206,278	14.1	16.8	0.0
Hotel	8	107,959,994	3.9	4.7	0.0
Manufactured Housing	10	82,803,928	3.0	0.7	15.4
Senior Housing	3	72,021,798	2.6	3.1	0.0
Self-Storage	14	37,097,591	1.4	1.6	0.0
Total:	267	$2,747,367,511	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgaged properties are located in 38 states and the District of Columbia. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	22	$556,624,409	20.3%
North Carolina	29	$279,911,471	10.2%
New York	22	$172,774,808	6.3%
Illinois	20	$171,306,869	6.2%
California	18	$164,987,262	6.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information of mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 1(1)

Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Texas	17	$517,710,185	22.3%
North Carolina	24	$271,566,471	11.7%
Illinois	20	$171,306,869	7.4%
California	18	$164,987,262	7.1%
New York	12	$144,188,610	6.2%
Virginia	9	$125,753,845	5.4%
District Of Columbia	1	$120,000,000	5.2%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Geographic Distribution—Loan Group 2(1)

Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
Florida	10	$78,090,703	18.2%
Indiana	8	$58,331,453	13.6%
Texas	5	$38,914,224	9.1%
Michigan	3	$34,424,920	8.0%
New York	10	$28,586,198	6.6%
Tennessee	3	$26,131,138	6.1%
Ohio	5	$22,845,918	5.3%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class X-2 certificates) will be offered in minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X-2 certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the paying agent will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the paying agent’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties made by the related mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Furthermore, the Houston Galleria controlling holder and the AB subordinate companion loan holders also have a similar purchase option with respect to the Houston Galleria loan and the AB mortgage loans, respectively. See ‘‘Servicing of the Mortgage Loans— Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

Tax Status	Elections will be made to treat a portion of the trust as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interest represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class X-2 and Class A-1 certificates will be issued with original issue discount, that the Class D certificates will be issued with a de minimis amount of original issue discount and that the Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody's	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3B	Aaa	AAA
Class A-4	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class X-2	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA–
Class D	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments).

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Geographic Concentration Entails Risks

Mortgaged properties located in Texas, North Carolina, New York, Illinois, and California secure mortgage loans representing approximately 20.3%, 10.2%, 6.3%, 6.2%, and 6.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in Texas, North Carolina, Illinois, California, New York, Virginia, and the District Of Columbia secure mortgage loans representing approximately 22.3%, 11.7%, 7.4%, 7.1%, 6.2%, 5.4%, and 5.2%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Florida, Indiana, Texas, Michigan, New York, Tennessee, and Ohio secure mortgage loans representing approximately 18.2%, 13.6%, 9.1%, 8.0%, 6.6%, 6.1%, and 5.3%, respectively, by allocated loan amount, of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 6 of the mortgaged properties securing mortgage loans representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in northern California (6 mortgaged properties securing mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) and 12 of the mortgaged properties securing mortgage loans representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California (12 mortgaged properties securing mortgage loans in loan group 1, representing approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgaged properties do not all require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ and "Certain Legal Aspects of the Mortgage Loans" in this prospectus supplement and "Risk Factors—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts" and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 12.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 5.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 24.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 15.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 42.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 50.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 42.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Each of the other mortgage loans represents no more than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	68	$841,160,208	30.6%	36.3%	0.0%
Office	59	$808,059,554	29.4%	34.9%	0.0%
Multifamily	61	$410,058,161	14.9%	2.0%	84.6%
Industrial	44	$388,206,278	14.1%	16.8%	0.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	Nineteen (19) groups of mortgage loans (identified on Annex A-1 to this prospectus supplement under the "Related Borrower" heading) have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as "Related Borrower" on Annex A-1 to this prospectus supplement.

•	Thirteen (13) mortgage loans, representing approximately 21.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 23.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 11.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 1 group of mortgage loans, comprised of 8 mortgage loans representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this prospectus supplement as Loan Nos. 3, 4, 5, 6, 7, 8, 9 and 10 (Colony II Portfolio). Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrower with respect to 1 mortgage loan, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is not required to be a single-purpose entity. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 6 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants in common. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement. As a result, if a borrower that has not waived its right to partition exercises this right, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

However, the Houston Galleria loan, representing approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 12.5% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the Houston Galleria pari passu companion loan (which is pari passu with the Houston Galleria loan), the Houston Galleria subordinate companion B loan (which is junior to the Houston Galleria loan and the Houston Galleria pari passu companion loan) and the Houston Galleria subordinate companion C loan (which is junior to the Houston Galleria loan, the Houston Galleria pari passu companion loan and the Houston Galleria subordinate companion B loan). Each of these loans is secured by a single mortgage instrument on the related mortgaged property. The Houston Galleria pari passu companion loan, the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan will not be included as assets of the trust fund. See ‘‘Description of the Mortgage Pool—The Houston Galleria Whole Loan’’ in this prospectus supplement. The Houston Galleria loan is being serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-CIBC14 certificates are issued, subject to the Houston Galleria intercreditor agreement. Generally, the Houston Galleria controlling holder (as set forth in the Houston Galleria intercreditor agreement) has certain rights with respect to the Houston Galleria loan and the related mortgaged property. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-CIBC14 certificates are issued, with respect to various servicing matters or loan modifications affecting each loan in the split loan structure, and the right to make cure payments on the Houston Galleria loan and the Houston Galleria pari passu companion loan (and the Houston Galleria subordinate companion B loan if the Houston Galleria controlling holder is the holder of the Houston Galleria subordinate companion C loan) or purchase the Houston Galleria loan and the Houston Galleria pari passu companion loan (and the Houston Galleria subordinate companion B loan if the Houston Galleria controlling holder is the holder of the Houston Galleria subordinate companion C loan) if these loans are in default. In exercising such rights, the Houston Galleria controlling holder does not have any obligation to consider the interests of, or impact on, the trust fund or the holders of the certificates. See ‘‘Description of the Mortgage Pool—The Houston Galleria Whole Loan’’ in this prospectus supplement.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that, in addition to the Houston Galleria loan, 6 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the AB subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Brinton Portfolio, Metro Corporate Center, Tulane Park Apartments, Pheasant Run, Donato Corporate Park #1 and Marlton Square Shopping Center, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 9.6% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is an AB subordinate companion loan and is not included in the trust. However, the AB subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan, and the holder of the Houston Galleria subordinate companion C loan (or the holder of the Houston Galleria subordinate companion B loan, if the holder of the Houston Galleria subordinate companion B loan is the Houston Galleria controlling holder) will have the right to purchase the Houston Galleria loan, under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans and the holder of the Houston Galleria subordinate companion C loan (or the holder of the Houston Galleria subordinate companion B loan, if the holder of the Houston Galleria subordinate companion B loan is the Houston Galleria controlling holder) will have the right to approve certain modifications to the related senior loans under certain circumstances. In exercising such rights, the holder of the AB subordinate companion loan and the holder of the Houston Galleria subordinate companion C loan (or the holder of the Houston Galleria subordinate companion B loan, if the holder of the Houston Galleria subordinate companion B loan is the Houston Galleria controlling holder) do not have any obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement.

In addition to the Houston Galleria loan and the AB mortgage loans, the CenterPoint I loan, representing approximately 4.3% of the aggregate principal balance of the mortgage loans in the trust (approximately 5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans is the CenterPoint I loan, which is included in the trust and is pari passu in the right of payment with the CenterPoint I pari passu companion loan. The second mortgage loan in the split loan structure is the CenterPoint I pari passu companion loan, which is not included in the trust. However, the CenterPoint I pari passu companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The CenterPoint I Whole Loan’’ in this prospectus supplement. The CenterPoint I pari passu companion loan bears interest at a floating rate based on LIBOR. Accordingly, debt service for the CenterPoint I pari passu companion loan will generally increase as LIBOR rises and, therefore, the related borrower’s ability to make all payments due on the CenterPoint I loan may be adversely affected. The related borrower, however, has purchased an interest rate cap agreement to protect the related borrower against significant movements in LIBOR during the term of the CenterPoint I loan. Based on the interest rate cap agreement, to the extent LIBOR increases above a certain specified level, the related borrower will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level. To the extent LIBOR increases above a certain level specified in the interest rate cap agreement, the related borrower may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the CenterPoint I pari passu companion loan. There can be no assurance that the related counterparty will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. The failure of a counterparty to fulfill its obligations under the interest rate cap agreement during periods of higher levels of LIBOR could result in the inability of the related borrower to pay its required debt service on the CenterPoint I loan.

Although the Houston Galleria pari passu companion loan, the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan, the CenterPoint I pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the Houston Galleria loan, the CenterPoint I loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations or the pari passu obligations, as applicable, upon the maturity of the Houston Galleria loan, the CenterPoint I loan or the related AB mortgage loan, as the case may be.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Pairs’’, ‘‘— The Houston Galleria Whole Loan’’ and ‘‘—The CenterPoint I Whole Loan’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. As of the cut-off date, in the case of 1 mortgage loan (identified as Loan No. 56 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), there exists secured subordinated indebtedness in the amount of $7,900,000. In addition, as of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 1 mortgage loan (identified as Loan No. 117 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit the related borrowers or certain permitted transferees of the related mortgaged property to incur secured subordinate debt, subject to various conditions, including that each Rating Agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ in the prospectus. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

•	With respect to 8 mortgage loans (identified as Loan Nos. 13, 46, 73, 93, 98, 115, 169 and 193 on Annex A-1 to this prospectus supplement), representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 10.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 28 mortgage loans (identified as Loan Nos. 1, 2, 3-10, 13, 22, 27, 40, 42, 47, 55, 56, 72, 81, 83, 137, 160, 180, 182, 186, 195 and 198 on Annex A-1 to this prospectus supplement), representing approximately 33.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (21 mortgage loans in loan group 1, representing approximately 38.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 7.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

•	In the case of 1 mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the indirect owner of the borrower has incurred preferred equity in favor of National City Bank in the amount of $6,000,000. In the event of a default, the preferred equity holder may take over control of the borrower, subject to certain conditions set forth in the relevant documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that 195 of the mortgage loans, representing approximately 98.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (144 mortgage loans in loan group 1, representing approximately 98.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 51 mortgage loans in loan group 2, representing 98.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 74 mortgage loans, representing approximately 33.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (50 mortgage loans in loan group 1, representing approximately 29.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 24 mortgage loans in loan group 2, representing approximately 56.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 5 to 60 months of their respective terms and 21 mortgage loans, representing approximately 34.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (15 mortgage loans in loan group 1 representing approximately 40.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 6 mortgage loans in loan group 2, representing approximately 3.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their maturity dates.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of commercial mortgage loans (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 14 mortgage loans, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. For example, certain of the mortgaged properties securing mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement, such as the mortgaged property securing 1 mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are scheduled to have 100% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

In the case of 1 mortgage loan, Cadillac Tower (identified as Loan No. 38 on Annex A-1 to this prospectus supplement), the City of Detroit is a tenant at the related mortgaged property, under a lease for approximately 49.2% of the rentable area that, as of the origination of this mortgage loan, had a stated expiration date of March 31, 2007. The borrower established a reserve of $3 million, which, pursuant to the related mortgage, was to be held until such time as certain conditions more fully set forth in the mortgage were satisfied, including, without limitation, that the borrower renewed or extended the lease with the City of Detroit for a specified duration and at a specified rental rate, and otherwise on terms and conditions substantially similar to those in the existing lease with such tenant. The borrower entered into a renewal lease with the City of Detroit that obligates the borrower to make certain payments to the City of Detroit as a condition to and during the term of this lease. Although the mortgage loan seller has asserted that this lease does not fully satisfy the conditions of the mortgage for release of this reserve, the borrower has nonetheless requested that the entire $3 million reserve be released. As of the date of this prospectus supplement, the borrower and the mortgage loan seller were engaging in ongoing discussions regarding a modification or waiver of the mortgage that would, among other things, allow a portion of the $3 million reserve to be released to pay certain brokerage commissions in connection with the lease renewal, and provide for the balance of the reserve to be released during the term of such lease upon the satisfaction of certain conditions. The mortgage loan seller cannot determine at this time whether or not these ongoing discussions will lead to an agreement prior to the closing date.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this prospectus supplement.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 10 mortgage loans (identified as Loan Nos. 3, 4, 5, 6, 7, 8, 9, 10, 12 and 28 on Annex A-1 to this prospectus supplement), representing approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 12.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged properties currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties that secure those mortgage loans as of the cut-off date may not secure such mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent). For example, with respect to 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the largest tenant, Winn-Dixie Stores, Inc., occupying approximately 23.0% of the rentable square footage of the related mortgaged property, previously filed for Chapter 11 bankruptcy on February 21, 2005 and has not yet emerged from the proceedings, but remains in occupancy of the related mortgaged property. We cannot assure you that such tenant will not be more likely than other tenants to utilize its rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

Retail properties secure 63 mortgage loans representing approximately 30.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 36.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

44 of the mortgaged properties, securing mortgage loans representing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 17.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 6 of the mortgaged properties, securing mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 17 of the mortgaged properties, securing mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. For example, with respect to the Houston Galleria loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 10.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 12.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), an anchor tenant, Lord & Taylor, has vacated approximately 135,484 square feet of rentable area. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including the mortgaged property securing the mortgage loan identified as Loan No. 20 on Annex A-1 to this prospectus supplement representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Office Properties Have Special Risks

Office properties secure 36 mortgage loans representing approximately 29.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 34.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Multifamily Properties Have Special Risks

Multifamily properties secure 50 mortgage loans representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 45 mortgage loans in loan group 2, representing 84.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 34, 69, 73, 98, 114, 142, 163 and 193 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Recent Hurricanes’’ in this prospectus supplement.

12 of the mortgaged properties, securing mortgage loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgaged properties securing mortgage loans in loan group 1, representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 10 mortgaged properties securing mortgage loans in loan group 2, representing approximately 10.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), may be eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See ‘‘Description of the Mortgage Pool—Assistance Programs’’ in this prospectus supplement.

Industrial Properties Have Special Risks

Industrial properties secure 25 of the mortgage loans representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Hotel Properties Have Special Risks

Hotel properties secure 7 of the mortgage loans representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

8 of the hotel properties that secure mortgage loans representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Manufactured Housing Community Properties Have Special Risks

Manufactured housing community properties secure 10 mortgage loans representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 15.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Senior Living and Residential Healthcare Facilities Have Special Risks

Senior living properties secure 1 mortgage loan representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

Residential healthcare facilities pose risks not associated with other types of income- producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Self Storage Properties Have Special Risks

Self storage properties secure 7 mortgage loans representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, certain mortgaged properties securing 4 mortgage loans (identified as Loan Nos. 46, 54, 126 and 192 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which are part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’ and ’’—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

5 mortgage loans, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property. In addition, 2 mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel. See "Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss" in the prospectus.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2006-CIBC14 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-CIBC14 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-CIBC14 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. In the circumstances described above, the interests of the applicable mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

JPMorgan Chase Bank, National Association is one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters.

CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC World Markets Corp., one of the underwriters.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

6 mortgage loans, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 9.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The AB subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each AB subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to certain actions and amendments to the loan documents proposed by the special servicer with respect to the related mortgaged property or purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

In addition, the Houston Galleria pari passu companion loan, the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan will not be included as assets of the trust fund and, together with the Houston Galleria loan, are being serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-CIBC14 certificates are issued, subject to the Houston Galleria intercreditor agreement. Generally, the Houston Galleria controlling holder has certain rights with respect to the applicable senior loans and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer that is a party to that separate pooling and servicing agreement and the right to make cure payments on the Houston Galleria loan and the Houston Galleria pari passu companion loan (and the Houston Galleria subordinate companion B loan if the Houston Galleria controlling holder is the holder of the Houston Galleria subordinate companion C loan) or purchase the Houston Galleria loan and the Houston Galleria pari passu companion loan (and the Houston Galleria subordinate companion B loan if the Houston Galleria controlling holder is the holder of the Houston Galleria subordinate companion C loan) if these loans are in default. In exercising such rights, the Houston Galleria controlling holder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

The CenterPoint I pari passu companion loan will not be included as an asset of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the CenterPoint I loan has certain rights with respect to the CenterPoint I whole loan and the related mortgaged property, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer. In exercising such rights, the holder of the CenterPoint I loan does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

The Metro Corporate Center subordinate companion loan will not be included as an asset of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to any AB mortgage loan, in certain circumstances the holder of a related AB subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘—The Special Servicer’’ in this prospectus supplement.

In addition, the special servicer under the separate pooling and servicing agreement that governs the servicing of the Houston Galleria loan, the Houston Galleria pari passu companion loan, the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan, may, at the direction of the operating advisor for the Houston Galleria controlling holder, take actions with respect to the Houston Galleria loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—Directing Certificateholder and the Houston Galleria Operating Advisor’’ in this prospectus supplement. The Houston Galleria operating advisor will exercise its rights pursuant to the separate pooling and servicing agreement pursuant to which the Houston Galleria loan, the Houston Galleria pari passu companion loan, the Houston Galleria subordinate companion B loan and the Houston Galleria subordinate companion C loan are serviced. Each of the Houston Galleria operating advisor, the holder of the Houston Galleria pari passu companion loan or the holders of the Houston Galleria subordinate companion loans may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the Houston Galleria operating advisor, the holder of the Houston Galleria pari passu companion loan or the holders of the Houston Galleria subordinate companion loans may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See ’’Servicing of the Mortgage Loans—General,’’ ‘‘—The Special Servicer’’ and ’’—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, a principal of the borrower under 2 mortgage loans (identified as Loan Nos. 50 and 126 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each of the Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-2, Class B, Class C and Class D certificates will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 24 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders, the holder of the Houston Galleria subordinate companion C loan (or the holder of the Houston Galleria subordinate companion B loan, if the holder of the Houston Galleria subordinate companion B loan is the Houston Galleria controlling holder) and holders of AB subordinate companion loans may have the option to purchase the related mortgage loan in the trust after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us (except that JPMorgan Chase Bank, N.A. is the sole warranting party in respect of the Houston Galleria loan, including promissory note A-2b which will be acquired by CIBC Inc. and then sold to the depositor by CIBC Inc. on the closing date). Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A or Class X-2 certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-3A and Class X-1 certificates. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

See ‘‘Transaction Parties—The Mortgage Loan Sellers—Underwriting Guidelines and Processes—Environmental Site Assessment’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 20.3%, 6.0% and 5.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 22.3%, 7.1% and 2.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 9.1%, 0.0% and 18.2%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in Texas, California and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, with respect to the Houston Galleria loan and the Ballantyne Corporate Park mortgage loan (identified as Loan Nos. 1 and 2 on Annex A-1 to this prospectus supplement) representing in the aggregate approximately 18.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $450,000 (with respect to the Houston Galleria whole loan) and $500,000, respectively.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Other Risks

Recent Hurricanes. In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 198 fixed rate mortgage loans secured by 267 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $2,747,367,511 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this prospectus supplement). Loan Group 1 will consist of 146 mortgage loans, representing approximately 84.4% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 52 mortgage loans, representing approximately 15.6% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with an AB subordinate companion loan, is calculated without regard to the related AB subordinate companion loan, with respect to the CenterPoint I Loan, is calculated including the CenterPoint I Pari Passu Companion Loan and with respect to the Houston Galleria Loan, is calculated including the Houston Galleria Pari Passu Companion Loan and without regard to the Houston Galleria Subordinate Companion Loans.

Each mortgage loan is evidenced by a promissory note (a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first (other than with respect to the mortgage loan identified as Loan No. 56 on Annex A-1 to this prospectus supplement, known as the Chase Financial Tower loan) mortgage lien:

(1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 5 mortgaged properties securing mortgage loans (identified as Loan Nos. 25, 26, 81, 96 and 103 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance (4 mortgaged properties securing mortgage loans in Loan Group 1, representing approximately 2.0% of the Initial Loan Group 1 Balance and 1 mortgaged property securing mortgage loans in Loan Group 2, representing approximately 4.9% of the Initial Loan Group 2 Balance), on a leasehold estate in one or more commercial properties; or

(3)    with respect to 2 mortgaged properties securing mortgage loans (identified as Loan Nos. 72 and 137 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (representing approximately 0.7% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a "Mortgaged Property").

The Mortgaged Property securing the Chase Financial Tower loan is subject to a payment-in-lieu of taxes agreement ("PILOT Agreement") with the city of Cleveland. During its term, the payments due under the PILOT Agreement are in lieu of 75% of the property taxes and assessments that would otherwise be levied against the related Mortgaged Property. A mortgage encumbering the Mortgaged Property has been granted to the city of Cleveland to secure the borrower's obligations under the PILOT Agreement, which mortgage is prior to the Mortgage securing the Chase Financial Tower loan.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about March 16, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, National Association (‘‘JPMCB’’) and CIBC Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’).

The mortgage loans were originated in the period between May 2005 and March 2006. 30 of the mortgage loans, representing approximately 12.5% of the Initial Pool Balance (27 mortgage loans in Loan Group 1, representing approximately 13.5% of the Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing approximately 7.3% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans are 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

12 of the Mortgaged Properties, securing 12 mortgage loans representing approximately 1.9% of the Initial Pool Balance (2 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 0.3% of the Initial Loan Group 1 Balance and 10 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 10.9% of the Initial Loan Group 2 Balance), are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The Houston Galleria Loan. The Houston Galleria Loan is a senior loan in a split loan structure with the Houston Galleria Pari Passu Companion Loan (which is pari passu with the Houston Galleria Loan) and the Houston Galleria Subordinate Companion Loans, which are junior to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan. The Houston Galleria Subordinate Companion C Loan is also subordinate to the Houston Galleria Subordinate Companion B Loan. See ‘‘—The Houston Galleria Whole Loan’’ below.

The CenterPoint I Loan. The CenterPoint I Loan is part of a split loan structure with the CenterPoint I Pari Passu Companion Loan (which is pari passu with the CenterPoint I Loan and is not included in the trust). See ‘‘—CenterPoint I Whole Loan’’ below.

AB Mortgage Loans. 6 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 37, 47, 60, 71, 126 and 136 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 1.1% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 9.6% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Pair’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

The AB Mortgage Loan (the ‘‘Brinton Portfolio AB Mortgage Loan’’) identified as Loan No. 37 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $17,560,498. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,147,500.

The AB Mortgage Loan (the ‘‘Metro Corporate Center AB Mortgage Loan’’) identified as Loan No. 47 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $15,428,750. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $4,000,000.

The AB Mortgage Loan (the ‘‘Tulane Park Apartments AB Mortgage Loan’’) identified as Loan No. 60 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $12,560,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $745,000.

The AB Mortgage Loan (the ‘‘Pheasant Run AB Mortgage Loan’’) identified as Loan No. 71 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $10,950,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $700,000.

The AB Mortgage Loan (the ‘‘Donato Corporate Park #1 AB Mortgage Loan’’) identified as Loan No. 126 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $5,500,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $300,000.

The AB Mortgage Loan (the ‘‘Marlton Square Shopping Center AB Mortgage Loan’’) identified as Loan No. 136 on Annex A-1 to this prospectus supplement has a principal balance as of the Cut-off Date of $5,000,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $325,000.

The Brinton Portfolio AB Mortgage Loan, the Tulane Park Apartments AB Mortgage Loan, the Pheasant Run AB Mortgage Loan, the Donato Corporate Park #1 AB Mortgage Loan and the Marlton Square Shopping Center AB Mortgage Loan are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans and the Houston Galleria Pari Passu Companion Loan are referred to as a ‘‘Companion Loan’’ in this prospectus supplement. The holders of the AB Subordinate Companion Loans and the Houston Galleria Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan or Houston Galleria Loan, respectively, as described under ‘‘—AB Mortgage Loan Pairs’’ and ‘‘—Houston Galleria Whole Loan’’ below.

The following table sets forth for the Houston Galleria Loan (including the Houston Galleria Pari Passu Companion Loan) and each of the AB Mortgage Loans both the DSCR and LTV Ratios without taking into account the related AB Subordinate Companion Loan and the Houston Galleria Subordinate Companion Loans, respectively, and the combined DSCR and LTV Ratios taking into account the related Subordinate Companion Loan and the Houston Galleria Subordination Companion Loans, respectively.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Houston Galleria Loan	1	2.00x	1.39x	47.5%	67.3%
Brinton Portfolio AB Mortgage Loan	2	1.32x	1.18x	76.5%	81.5%
Metro Corporate Center AB Mortgage	1	1.27x	0.87x	59.1%	74.4%
Tulane Park Apartments AB Mortgage Loan	2	1.21x	1.09x	80.0%	84.7%
Pheasant Run AB Mortgage Loan	2	1.21x	1.08x	78.2%	83.2%
Donato Corporate Park #1 AB Mortgage Loan	1	1.28x	1.16x	78.6%	82.9%
Marlton Square Shopping Center AB Mortgage Loan	1	1.22x	1.09x	76.9%	81.9%

Other Secured Subordinate Indebtedness. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 56 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance) the related mortgaged property secures subordinated indebtedness in the amount of $7,900,000, which indebtedness is subject to a subordination and/or standstill agreement in favor of the holder of the senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 117 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 1.4% of the Initial Loan Group 2 Balance), the related borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the related intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the Initial Pool Balance (approximately 4.1% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $5,000,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 46 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (approximately 3.6% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $2,018,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 4 mortgage loans (identified as Loan Nos. 73, 93, 98 and 193 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance (approximately 6.7% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $3,635,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrowers, secured by such owner’s ownership interests in the related borrowers. In the event that the related borrowers desire to sell one or more, but not all, of the related mortgaged properties, the mezzanine loan documents provide that at any time when voluntary repayment of the mezzanine loan is permitted, the mezzanine lender will consent to the sale of less than all of the related properties upon the mezzanine borrower's compliance with the release provisions set forth in the mezzanine loan documents, including, without limitation, a mezzanine loan partial release payment in the amount of $1,300,000 for the Chartre Portfolio mortgaged property, $1,275,000 for the Plaza Apartments mortgaged property, $870,000 for the Forest Hills mortgaged property and $228,000 for the Benchmark mortgaged property and satisfaction of certain LTV and DSCR tests for the remaining properties, and so long as the Benchmark property is not the only property which is not sold.

•	In the case of 1 mortgage loan (identified as Loan No. 115 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $1,173,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 169 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (approximately 0.1% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of $19,325,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower (the ‘‘165 Chubb Mezz Borrower’’) and certain affiliates of the 165 Chubb Mezz Borrower (the ‘‘Other Mezz Borrowers’’ and together with the 165 Chubb Mezz Borrower, the ‘‘Mezz Borrower’’) with respect to multiple properties in which the Mezz Borrower holds an indirect ownership interest, secured by 165 Chubb Mezz Borrower's ownership interest in the related borrower and Other Mezz Borrowers’ ownership interests in the owners of such other properties, of which $4,200,000 of the principal balance of the mezzanine loan is allocated toward the related mortgaged property which secures the related mortgage loan. The 165 Chubb Mezz Borrower's ownership interests in the related borrower may be released from the lien of such mezzanine loan upon payment by the Mezz Borrower of 125% of the $4,200,000 allocated loan amount.

•	In the case of 1 mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 1.9% of the Initial Loan Group 1 Balance), the indirect owner of the borrower has incurred future preferred equity in favor of National City Bank in the amount of $6,000,000.

•	In the case of 28 mortgage loans (identified as Loan Nos. 1, 2, 3-10, 13, 22, 27, 40, 42, 47, 55, 56, 72, 81, 83, 137, 160, 180, 182, 186, 195 and 198 on Annex A-1 to this prospectus supplement), representing approximately 33.7% of the Initial Pool Balance (21 mortgage loans in Loan Group 1, representing approximately 38.7% of the Initial Loan Group 1 Balance and 7 mortgage loans in Loan Group 2, representing approximately 7.1% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include: (i) the consent of the mortgage lender and/or (ii) LTV Ratio and DSCR tests.

Unsecured Subordinate Indebtedness. 9 mortgage loans, representing in the aggregate approximately 10.4% of the Initial Pool Balance, allow the related borrowers to maintain existing or incur future additional unsecured indebtedness. The applicable Mortgage Loan Seller is aware of the following unsecured debt with respect to each mortgage loan.

•	In the case of 3 mortgage loans (identified as Loan Nos. 67, 70, and 91 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance (approximately 7.1% of the Initial Loan Group 2 Balance), the related borrower has incurred an unsecured loan having an aggregate balance of approximately $1,434,228.90, $2,036,411 and $1,943,907.90, respectively as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 59 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having an aggregate balance of approximately $750,000 as of the time of origination of the related mortgage loan, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 7.9% of the Initial Pool Balance (approximately 9.4% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur future unsecured indebtedness from any parent of the related borrower or any affiliate of any parent of the related borrower in an aggregate amount of not to exceed $20,000,000.

•	In the case of 4 mortgage loans (identified as Loan Nos. 78, 95, 134, and 177 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 0.9% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 1.2% of the Initial Loan Group 2 Balance), the related borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans— Subordinate Financing’’ in the prospectus.

The Houston Galleria Whole Loan

The Loans.

One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement (the ‘‘Houston Galleria Loan’’), representing approximately 10.6% of the Initial Pool Balance (approximately 12.5% of the Initial Loan Group 1 Balance), consists of two of five mortgage notes that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property. The Houston Galleria Loan is evidenced by promissory note A-2 (referred to in this prospectus supplement as "Promissory Note A-2a") and promissory note A-3 (referred to in this prospectus supplement as "Promissory Note A-2b") and is included in the trust.

The mortgage loan evidenced by promissory note A-1 is referred to in this prospectus supplement as the ‘‘Houston Galleria Pari Passu Companion Loan’’ (together with the Houston Galleria Loan, the ‘‘Houston Galleria Pari Passu Loans’’). The Houston Galleria Pari Passu Companion Loan, which has an aggregate principal balance of $290,000,000 as of the Cut-off Date, is pari passu with the Houston Galleria Loan and is not included in the trust.

The mortgage loan evidenced by promissory note B is referred to in this prospectus supplement as the ‘‘Houston Galleria Subordinate Companion B Loan’’. The Houston Galleria Subordinate Companion B Loan, which has a principal balance of $111,000,000 as of the Cut-off Date, is subordinate to the Houston Galleria Pari Passu Loans and is not included in the trust.

The mortgage loan evidenced by promissory note C is referred to in this prospectus supplement as the ‘‘Houston Galleria Subordinate Companion C Loan’’ (together with the Houston Galleria Subordinate Companion B Loan, the ‘‘Houston Galleria Subordinate Companion Loans’’). The Houston Galleria Subordinate Companion C Loan, which has a principal balance of $130,000,000 as of the Cut-off Date, is subordinate to the Houston Galleria Subordinate Companion B Loan and the Houston Galleria Pari Passu Loans and is not included in the trust.

The Houston Galleria Pari Passu Companion Loan and the Houston Galleria Subordinate Companion Loans are collectively referred to as the ‘‘Houston Galleria Companion Loans’’ in this prospectus supplement. The Houston Galleria Pari Passu Loans and the Houston Galleria Subordinate Companion Loans are collectively referred to in this prospectus supplement as the ‘‘Houston Galleria Whole Loan’’.

With respect to each such loan, the related holders have entered into an intercreditor agreement that sets forth the respective rights of the holders thereof (the ‘‘Houston Galleria Intercreditor Agreement’’). Pursuant to the terms of the Houston Galleria Intercreditor Agreement, the Houston Galleria Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement pursuant to which J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 were issued (the ‘‘Houston Galleria Pooling Agreement’’) by the master servicer appointed pursuant to the Houston Galleria Pooling Agreement (the ‘‘Houston Galleria Master Servicer’’) and the special servicer appointed pursuant to the Houston Galleria Pooling Agreement (the ‘‘Houston Galleria Special Servicer’’), as applicable, according to the servicing standards set forth in the Houston Galleria Pooling Agreement (the ‘‘Houston Galleria Servicing Standards’’). The Houston Galleria Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Houston Galleria Whole Loan will be allocated first, to the Houston Galleria Subordinate Companion C Loan, then to the Houston Galleria Subordinate Companion B Loan, and thereafter, to the Houston Galleria Pari Passu Loans, pro rata and pari passu.

Distributions.

If no Sequential Pay Event (as defined below) shall have occurred and be continuing (or, if a monetary event of default has occurred and is continuing, but the Houston Galleria Controlling Holder (as defined below) or any other person has cured such event of default), all amounts tendered by the borrower or otherwise available for payment on the Houston Galleria Whole Loan (excluding prepayment premiums, the entitlement to which shall be determined separately), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Houston Galleria Whole Loan documents) but excluding (x) all amounts for required reserves or escrows required by the loan documents and (y) any amounts collected on the Houston Galleria Whole Loan or related REO property that are then due and payable, in each case, in accordance with the Houston Galleria Pooling Agreement as a cost or expense to a master servicer, the Houston Galleria Special Servicer, a trustee, or a paying agent, including without limitation, fees payable to a master servicer, special servicing fees, workout fees, liquidation fees, trustee fees and reimbursement of costs and expenses of, and reimbursement of advances on, the Houston Galleria Pari Passu Loans and the Houston Galleria Subordinate Companion C Loan, including interest thereon, each without duplication, shall be distributed by the Houston Galleria Master Servicer and applied in the following order of priority (and payments shall be made at such times as are set forth herein), in each case to the extent of available funds:

(a) first, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to (i) the Houston Galleria Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Loan principal balance at (x) the Houston Galleria Loan mortgage rate minus (y) the sum of the servicing fee rate set forth in the Houston Galleria Pooling Agreement (the ‘‘Houston Galleria Servicing Fee Rate’’) and the trustee fee rate set forth in the Houston Galleria Pooling Agreement (the ‘‘Houston Galleria Trustee Fee Rate’’) and (ii) the Houston Galleria Pari Passu Companion Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Pari Passu Companion Loan principal balance at (x) the Houston Galleria Pari Passu Companion Loan mortgage rate minus (y) the sum of the Houston Galleria Servicing Fee Rate and any Houston Galleria Trustee Fee Rate;

(b) second, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan in an amount equal to (i) the scheduled principal due on Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan and (ii) such holder’s pro rata portion (based on the Houston Galleria Whole Loan principal balance) of any prepayment;

(c) third, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Pari Passu Loans;

(d) fourth, to the holder of the Houston Galleria Subordinate Companion B Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Pari Passu Loans paid by the holder of the Houston Galleria Subordinate Companion B Loan;

(e) fifth, to the holder of the Houston Galleria Subordinate Companion B Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Subordinate Companion B Loan principal balance at (x) the Houston Galleria Subordinate Companion B Loan mortgage rate minus (y) the Houston Galleria Servicing Fee Rate;

(f) sixth, to the holder of the Houston Galleria Subordinate Companion B Loan in an amount equal to (i) the scheduled principal due on the Houston Galleria Subordinate Companion B Loan and (ii) the holder of the Houston Galleria Subordinate Companion B Loan’s pro rata portion (based on the Houston Galleria Whole Loan principal balance) of any prepayment;

(g) seventh, to the holder of the Houston Galleria Subordinate Companion B Loan in an amount equal to any unreimbursed realized losses previously allocated to Houston Galleria Subordinate Companion B Loan;

(h) eighth, to the holder of the Houston Galleria Subordinate Companion C Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Pari Passu Loans paid by the holder of the Houston Galleria Subordinate Companion C Loan;

(i) ninth, to the holder of the Houston Galleria Subordinate Companion C Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Subordinate Companion B Loan paid by the holder of the Houston Galleria Subordinate Companion C Loan;

(j) tenth, to the holder of the Houston Galleria Subordinate Companion C Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Subordinate Companion C Loan principal balance at (x) the Houston Galleria Subordinate Companion C Loan mortgage rate minus (y) the sum of the Houston Galleria Servicing Fee Rate and the Houston Galleria Trustee Fee Rate;

(k) eleventh, to the holder of the Houston Galleria Subordinate Companion C Loan in an amount equal to (i) the scheduled principal due on Houston Galleria Subordinate

Companion C Loan and (ii) the holder of the Houston Galleria Subordinate Companion C Loan’s pro rata portion (based on the Houston Galleria Whole Loan principal balance) of any prepayment;

(l) twelfth, to the holder of the Houston Galleria Subordinate Companion C Loan in an amount equal to any unreimbursed realized losses previously allocated to Houston Galleria Subordinate Companion C Loan;

(m) thirteenth, any default interest actually collected from the borrower and due on the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, respectively (in excess of the interest paid in accordance with clauses (a), (e) and (j) above) shall be paid to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Subordinate Companion C Loan made cure payments shall instead be paid to the holder of the Houston Galleria Subordinate Companion C Loan and any default interest which accrued during any period for which the holder of the Houston Galleria Subordinate Companion B Loan made cure payments shall instead be paid to the holder of the Houston Galleria Subordinate Companion B Loan;

(n) fourteenth, any default interest actually collected from the borrower and due on the Houston Galleria Subordinate Companion B Loan (in excess of the interest paid in accordance with clauses (a), (e) and (j) above) shall be paid to the holder of the Houston Galleria Subordinate Companion B Loan (based on the Houston Galleria Subordinate Companion B Loan principal balance); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Subordinate Companion C Loan made cure payments on the Houston Galleria Subordinate Companion B Loan shall instead be paid to the holder of the Houston Galleria Subordinate Companion C Loan;

(o) fifteenth, any default interest actually collected from the borrower and due on the Houston Galleria Subordinate Companion C Loan (in excess of the interest paid in accordance with clauses (a), (e) and (j) above) shall be paid to the holder of the Houston Galleria Subordinate Companion C Loan (based on the Houston Galleria Subordinate Companion C Loan principal balance);

(p) sixteenth, pro rata (based on the ratio of prepayment premiums due to each of the notes), among the holder of the Houston Galleria Loan, the holder of the Houston Galleria Pari Passu Companion Loan, the holder of the Houston Galleria Subordinate Companion B Loan and the holder of the Houston Galleria Subordinate Companion C Loan, in an amount equal to any prepayment premiums actually received;

(q) seventeenth, to the holder of the Houston Galleria Subordinate Companion B Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Subordinate Companion B Loan with respect to the Houston Galleria Whole Loan pursuant to the Houston Galleria Intercreditor Agreement or the Houston Galleria Pooling Agreement;

(r) eighteenth, to the holder of the Houston Galleria Subordinate Companion C Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Subordinate Companion C Loan with respect to the Houston Galleria Whole Loan pursuant to the Houston Galleria Intercreditor Agreement or the Houston Galleria Pooling Agreement; and

(s) nineteenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than a holder under the Houston Galleria Whole Loan documents, and not otherwise applied in accordance with the foregoing clauses (a) through (r), such amount shall be paid to the holder of the Houston Galleria Loan, the holder of the Houston Galleria Pari Passu Companion Loan, the holder of the Houston Galleria Subordinate Companion B Loan and the holder of the Houston Galleria Subordinate Companion C Loan, pro rata (based on their respective initial principal balances).

A "Sequential Pay Event" means any event of default, with respect to an obligation to pay money due under the Houston Galleria Whole Loan, any other event of default for which the Houston Galleria Whole Loan is actually accelerated or any other event of default which causes the Houston Galleria Whole Loan to become specially serviced (which, for clarification, shall in no event include any imminent event of default), and any bankruptcy or insolvency event that constitutes an event of default; provided, however, that unless the Houston Galleria Master Servicer under the Houston Galleria Pooling Agreement has notice or knowledge notice of such event at least 10 Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of a distribution of the final proceeds of a liquidation or final disposition of the Houston Galleria Whole Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by the applicable holder in accordance with the terms of the Houston Galleria Intercreditor Agreement).

If a Sequential Pay Event shall have occurred and is continuing (unless a monetary event of default has occurred and is continuing, and the Houston Galleria Controlling Holder or any other person has cured such monetary event of default), all amounts otherwise described above, shall be applied in the following order of priority (and payments shall be made at such times as are set forth herein), in each case to the extent of available funds:

(a) first, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to (i) the Houston Galleria Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Loan principal balance at (x) the Houston Galleria Loan mortgage rate minus (y) the sum of the Houston Galleria Servicing Fee Rate and the Houston Galleria Trustee Fee Rate and (ii) the Houston Galleria Pari Passu Companion Loan holder in an amount equal to the accrued and unpaid interest on the Houston Galleria Pari Passu Companion Loan principal balance at (x) the Houston Galleria Pari Passu Companion Loan mortgage rate minus (y) the sum of the Houston Galleria Servicing Fee Rate and any Houston Galleria Trustee Fee Rate;

(b) second, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan in an amount equal to the scheduled principal due on the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, respectively;

(c) third, to the holder of the Houston Galleria Subordinate Companion B Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Subordinate Companion B Loan principal balance at (x) the Houston Galleria Subordinate Companion B Loan mortgage rate minus (y) the Houston Galleria Servicing Fee Rate;

(d) fourth, to the holder of the Houston Galleria Subordinate Companion C Loan in an amount equal to the accrued and unpaid interest on the Houston Galleria Subordinate Companion C Loan principal balance at (x) the Houston Galleria Subordinate Companion C Loan mortgage rate minus (y) the sum of the Houston Galleria Servicing Fee Rate and the Houston Galleria Trustee Fee Rate;

(e) fifth, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, in an amount equal to the remaining Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively, until such amounts have been reduced to zero;

(f) sixth, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Pari Passu Loans;

(g) seventh, to the holder of the Houston Galleria Subordinate Companion B Loan, in an amount equal to any unreimbursed cure payments paid by the holder of the Houston Galleria Subordinate Companion B Loan;

(h) eighth, to the holder of the Houston Galleria Subordinate Companion B Loan, in an amount equal to the remaining Houston Galleria Subordinate Companion B Loan principal balance, until such amount has been reduced to zero;

(i) ninth, to the holder of the Houston Galleria Subordinate Companion B Loan in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Subordinate Companion B Loan;

(j) tenth, to the holder of the Houston Galleria Subordinate Companion C Loan, in an amount equal to any unreimbursed cure payments relating to the Houston Galleria Pari Passu Loans or the Houston Galleria Subordinate Companion B Loan paid by the holder of the Houston Galleria Subordinate Companion C Loan;

(k) eleventh, to the holder of the Houston Galleria Subordinate Companion C Loan, in an amount equal to the remaining Houston Galleria Subordinate Companion C Loan principal balance, until such amount has been reduced to zero;

(l) twelfth, to the holder of the Houston Galleria Subordinate Companion C Loan in an amount equal to any unreimbursed realized losses previously allocated to the Houston Galleria Subordinate Companion C Loan;

(m) thirteenth, any default interest actually collected from the borrower and due on the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, respectively, (in excess of the interest paid in accordance with clauses (a) and (c) and (d) above) shall be paid to the holder of the Houston Galleria Loan and the holder of the Houston Galleria Pari Passu Companion Loan, pro rata (based on the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, respectively); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Subordinate Companion C Loan made cure payments shall instead be paid to the holder of the Houston Galleria Subordinate Companion C Loan and any default interest which accrued during any period for which the holder of the Houston Galleria Subordinate Companion B Loan made cure payments shall instead be paid to the holder of the Houston Galleria Subordinate Companion B Loan;

(n) fourteenth, any default interest actually collected from the borrower and due on the Houston Galleria Subordinate Companion B Loan (in excess of the interest paid in accordance with clauses (a) and (c) and (d) above) shall be paid to the holder of the Houston Galleria Subordinate Companion B Loan (based on the Houston Galleria Subordinate Companion B Loan principal balance); provided, however, that any default interest which accrued during any period for which the holder of the Houston Galleria Subordinate Companion C Loan made cure payments on the Houston Galleria Subordinate Companion B Loan shall instead be paid to the holder of the Houston Galleria Subordinate Companion C Loan;

(o) fifteenth, any default interest actually collected from the borrower and due on Houston Galleria Subordinate Companion C Loan (in excess of the interest paid in accordance with clauses (a) and (c) and (d) above) shall be paid to the holder of the Houston Galleria Subordinate Companion C Loan (based on the Houston Galleria Subordinate Companion C Loan principal balance);

(p) sixteenth, pro rata (based on the initial Houston Galleria Loan principal balance and the initial Houston Galleria Pari Passu Companion Loan principal balance, respectively), to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, in an amount equal to any prepayment premium payable with respect to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan;

(q) seventeenth, to the holder of the Houston Galleria Subordinate Companion B Loan, in an amount equal to any prepayment premium payable with respect to the Houston Galleria Subordinate Companion B Loan;

(r) eighteenth, to the holder of the Houston Galleria Subordinate Companion C Loan, in an amount equal to any prepayment premium payable with respect to the Houston Galleria Subordinate Companion C Loan;

(s) nineteenth, to the holder of the Houston Galleria Subordinate Companion B Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Subordinate Companion B Loan with respect to the Houston Galleria Whole Loan pursuant to the Houston Galleria Intercreditor Agreement or the Houston Galleria Pooling Agreement;

(t) twentieth, to the holder of the Houston Galleria Subordinate Companion C Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Houston Galleria Subordinate Companion C Loan with respect to the Houston Galleria Whole Loan pursuant to the Houston Galleria Intercreditor Agreement or the Houston Galleria Pooling Agreement; and

(u) twenty-first, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than a holder under the Houston Galleria Whole Loan documents, and not otherwise applied in accordance with the foregoing clauses (a) through (t), such amount shall be paid to the holder of the Houston Galleria Loan, the holder of the Houston Galleria Pari Passu Companion Loan, the holder of the Houston Galleria Subordinate Companion B Loan and the holder of the Houston Galleria Subordinate Companion C Loan, pro rata (based on their respective initial principal balances).

Notwithstanding anything to the contrary contained in the Houston Galleria Intercreditor Agreement, but subject to the terms and conditions of the Houston Galleria Pooling Agreement and the obligation to act in accordance with the Houston Galleria Servicing Standards, if the Houston Galleria Pari Passu Companion Loan holder, or any servicer, in connection with a workout or proposed workout of the Houston Galleria Whole Loan, modifies the terms thereof such that (i) the Houston Galleria Whole Loan principal balance is decreased, (ii) the mortgage rate is reduced, (iii) payments of interest or principal on the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan, the Houston Galleria Subordinate Companion B Loan or the Houston Galleria Subordinate Companion C Loan are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Houston Galleria Whole Loan, all payments to the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan shall be made as though such workout did not occur, with the payment terms of Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan remaining the same as they are on the date hereof, and the holder of the Houston Galleria Subordinate Companion C Loan, until the Houston Galleria Subordinate Companion C Loan principal balance has been reduced to zero, and after the Houston Galleria Subordinate Companion C Loan principal balance has been reduced to zero, the holder of the Houston Galleria Subordinate Companion B Loan, shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Houston Galleria Whole Loan up to the Houston Galleria Subordinate Companion C Loan Principal Amount and the Houston Galleria Subordinate Companion B Loan Principal Amount, as applicable, together with accrued interest thereon at the Houston Galleria Subordinate Companion C Loan mortgage rate or the Houston Galleria Subordinate Companion B Loan mortgage rate, as applicable, and any other amounts due the holder of the Houston Galleria Subordinate Companion C Loan or the holder of the Houston Galleria Subordinate Companion B

Loan, as applicable. To the extent that any of the modifications described in the preceding sentence would exceed the amounts payable to the holder of the Houston Galleria Subordinate Companion C Loan, such modifications shall require the prior written consent of the holder of the Houston Galleria Subordinate Companion B Loan, and if approved, any additional losses or shortfalls shall be borne by the holder of the Houston Galleria Subordinate Companion B Loan, and to the extent any of the modifications described in the preceding sentence would exceed the amounts payable to the holder of the Houston Galleria Subordinate Companion B Loan, such modifications will require the prior written consent of the holder of the Houston Galleria Pari Passu Companion Loan holder, and if approved, any additional shortfalls or losses shall be borne by the Houston Galleria Loan holder and the holder of the Houston Galleria Pari Passu Companion Loan, pro rata.

Consent Rights of the Houston Galleria Controlling Holder.

The Houston Galleria Controlling Holder, or the Houston Galleria Operating Advisor as representative of the Houston Galleria Controlling Holder, will have the right to direct, provide, or withhold consent with respect to Houston Galleria Major Decisions.

‘‘Houston Galleria Major Decisions’’ means any of the following actions with respect to the Houston Galleria Whole Loan: (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property securing the Houston Galleria Whole Loan, or other enforcement action under the Houston Galleria Whole Loan documents; (ii) any modification, waiver or amendment or consent to a modification, waiver or amendment of any monetary term or other material term of the Houston Galleria Whole Loan or any extension of the maturity date of the Houston Galleria Whole Loan; (iii) any proposed or actual sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust) for less than the Houston Galleria Purchase Price (as defined below); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property; (v) any release of material real property collateral (to the extent the lender’s approval is required under the Houston Galleria Whole Loan documents); (vi) any waiver of, or any determination not to enforce, ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clauses, including any transfer of direct or indirect interests in the borrower that require the consent of the mortgagee or consent to such waiver; (vii) any management company or franchise changes for which the mortgagee is required to consent or approve; (viii) releases of material amounts from any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than as required pursuant to the specific terms of the Houston Galleria Whole Loan; (ix) any acceptance of an assumption agreement releasing a borrower from liability under the Houston Galleria Whole Loan other than pursuant to the specific terms of such mortgage loan; (x) any proposed modification or waiver of any provision of any Houston Galleria Whole Loan documents governing the types, nature or amounts of insurance coverage required to be maintained by the borrower including any determination by the Houston Galleria Special Servicer of an acceptable insurance default, as such term is set forth in the Houston Galleria Pooling Agreement; (xi) any consent to replacement of the property manager; (xii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower; (xiii) any renewal or replacement of the then existing insurance policies (to the extent the mortgagee’s approval is required in the related loan documents) or any settlement of any insurance claim for the cash payment that will be applied to repayment of the loan but not in full; (xiv) the approval of any material alteration at the related Mortgaged Property (to the extent the mortgagee’s approval is required under the related loan documents); (xv) the approval of any material capital expenditure (to the extent mortgagee’s approval is required under the related loan documents); (xvi) any change, amendment or modification to borrower’s organizational documents or structure; (xvii) any acceptance of a discounted payoff of the Houston Galleria Whole Loan; (xviii) any acceptance of substitute or additional collateral for the Houston Galleria Whole Loan (other than in accordance with the terms of the Houston Galleria Whole Loan with no material discretion by the mortgagee) or any subordination of the liens granted under the terms of the related loan documents in respect of such collateral; (xix) any extension of the maturity date of the Houston Galleria Whole Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the mortgagee) being less than 10 years beyond the amortization term of the Houston Galleria Whole Loan; (xx) any extension of the maturity date of the Houston Galleria Whole Loan; (xxi) any incurrence of additional debt by the borrower of the Houston Galleria Whole Loan or any mezzanine financing by any beneficial owner of the borrower of the Houston Galleria Whole Loan, including the terms of any applicable intercreditor agreement (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee); (xxii) any modification, waiver, amendment, restructuring or workout of the Houston Galleria Whole Loan or any related loan document entered into with the borrower of the Houston Galleria Whole Loan; (xxiii) any sale of the Houston Galleria Whole Loan other than in connection with the exercise of a fair value purchase option or clean-up call set forth in the Houston Galleria Pooling Agreement or in connection with the repurchase of the Houston Galleria Whole Loan in connection with the breach of a representation or warranty or a document defect (provided that the foregoing will not limit the rights of the holder of any Houston Galleria Pari Passu Loan or the holder of the Houston Galleria Subordinate Companion B Loan to transfer the related loan or any interest in either of them, as applicable, in accordance with the Pooling and Servicing Agreement); (xxiv) any transfer (as defined in the related loan documents) of all or any portion of the related Mortgaged Property or any transfer (as defined in the related loan documents) of any direct or indirect ownership interest in the borrower of the Houston Galleria Whole Loan (except as expressly permitted by the related loan documents or any consent to an assignment and assumption of the Houston Galleria Whole Loan pursuant to the related loan documents); (xxv) any material reduction or material waiver of the borrower’s obligations to pay any reserve amounts under the related loan documents; (xxvi) any acceleration of the Houston Galleria Whole Loan; (xxvii) any subordination of any recorded document recorded in connection with the Houston Galleria Whole Loan; (xxviii) any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the related loan documents); (xxix) any approval of annual budgets and business plans for the Mortgaged Property, to the extent of any such approval rights in the related loan documents; (xxx) any forgiveness of any interest payments or principal payments of the Houston Galleria Whole Loan; (xxxi) any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the mortgagee has discretion thereover; and (xxxii) any waiver of any guarantor’s obligations under any guaranty or indemnity.

The applicable Houston Galleria Master Servicer and the Houston Galleria Special Servicer are required to ignore and act without regard to any such advice, direction or objection of the Houston Galleria Operating Advisor that the applicable Houston Galleria Master Servicer or the Houston Galleria Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Houston Galleria Master Servicer or the Houston Galleria Special Servicer to violate any provision of the Houston Galleria Intercreditor Agreement, the related mortgage loan documents or the Houston Galleria Pooling Agreement (including any REMIC provisions), including the applicable Houston Galleria Master Servicer’s or Houston Galleria Special Servicer’s obligation to act in accordance with the Houston Galleria Servicing Standards.

The ‘‘Houston Galleria Controlling Holder’’ means, as of any date of determination, (i) the holder of the Houston Galleria Subordinate Companion C Loan, unless a Houston Galleria Companion C Control Appraisal Event has occurred and is continuing, or the holder of the Houston Galleria Subordinate Companion C Loan is the related borrower or certain related parties, or (ii) if a Houston Galleria Companion C Control Appraisal Event has occurred and is continuing, or the holder of the Houston Galleria Subordinate Companion C Loan is the related borrower or certain related parties, the holder of the Houston Galleria Subordinate Companion B Loan, unless a Houston Galleria Companion B Control Appraisal Event has occurred and is continuing or the holder of the Houston Galleria Subordinate Companion B Loan is the related borrower or certain related parties, or (iii) if a Houston Galleria Companion B Control Appraisal Event has occurred and is continuing, or the holder of the Houston Galleria Subordinate Companion B Loan is the related borrower or certain related parties, the holder of the Houston Galleria Pari Passu Companion Loan.

The ‘‘Houston Galleria Operating Advisor’’ will be a representative appointed by the Houston Galleria Controlling Holder.

A ‘‘Houston Galleria Companion C Control Appraisal Event’’ will exist if, and for so long as, the initial principal balance of the Houston Galleria Subordinate Companion C Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Houston Galleria Subordinate Companion C Loan, (ii) any appraisal reduction, as set forth in the Houston Galleria Pooling Agreement (a ‘‘Houston Galleria Appraisal Reduction’’) allocated to the Houston Galleria Subordinate Companion C Loan and (iii) any realized losses and unreimbursed expenses allocated to the Houston Galleria Subordinate Companion C Loan, is less than 25% of its initial principal balance less any payments of principal allocated to, and received on, the Houston Galleria Subordinate Companion C Loan. A ‘‘Houston Galleria Companion B Control Appraisal Event’’ will exist if, and for so long as, the initial principal balance of the Houston Galleria Subordinate Companion B Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Houston Galleria Subordinate Companion B Loan, (ii) any Houston Galleria Appraisal Reduction allocated to the Houston Galleria Subordinate Companion B Loan and (iii) any realized losses and unreimbursed expenses allocated to the Houston Galleria Subordinate Companion B Loan, is less than 25% of its initial principal balance less any payments of principal allocated to, and received on, the Houston Galleria Subordinate Companion B Loan.

Each of the holder of the Houston Galleria Subordinate Companion C Loan and the holder of the Houston Galleria Subordinate Companion B Loan, so long as such holder is the Houston Galleria Controlling Holder, will have the right to avoid the occurrence of a Houston Galleria Companion C Control Appraisal Event or Houston Galleria Companion B Control Appraisal Event, respectively, caused by application of a Houston Galleria Appraisal Reduction amount upon satisfaction of certain conditions, including delivery of cash collateral or an unconditional and irrevocable standby letter of credit issued by an approved financial institution, in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Houston Galleria Pooling Agreement, would cause the Houston Galleria Companion C Control Appraisal Event or Houston Galleria Companion B Control Appraisal Event, as applicable, not to occur.

If the holder of the Houston Galleria Subordinate Companion C Loan is the Houston Galleria Controlling Holder, the holder of the Houston Galleria Subordinate Companion B Loan will have the right (i) to consult with the Houston Galleria Operating Advisor with respect to all Houston Galleria Major Decisions and (ii) provided that TIAA-CREF or any affiliate thereof is not the holder of the Houston Galleria Subordinate Companion C Loan (or at least 51% of the Class HG Certificates issued pursuant to the Houston Galleria Pooling Agreement), to exercise any consent right with respect to a Houston Galleria Major Decision for which the Houston Galleria Controlling Holder has not affirmatively approved or disapproved. Any deemed consent will instead be a deemed consent to permit the holder of the Houston Galleria Subordinate Companion B Loan to exercise such right and the holder of the Houston Galleria Subordinate Companion B Loan must affirmatively approve or reject any such proposed action within 2 business days of the Houston Galleria Controlling Holder’s deemed consent of the holder of the Houston Galleria Subordinate Companion B Loan’s right to do so.

Houston Galleria Appraisal Reductions will be allocated to reduce first, the Houston Galleria Subordinate Companion C Loan principal balance, second, the Houston Galleria Subordinate Companion B Loan principal balance and third, pro rata, to the Houston Galleria Loan principal balance and the Houston Galleria Pari Passu Companion Loan principal balance, in that order, up to the outstanding amount thereof, for purposes of determining the identity of the Houston Galleria Controlling Holder. The Houston Galleria Special Servicer will give written notice to the Houston Galleria Controlling Holder of any Houston Galleria Appraisal Reductions calculated with respect to the mortgage loan and any allocation thereof to reduce the principal balance of such holder.

Rights with Respect to the Houston Galleria Special Servicer.

For so long as any portion of the Houston Galleria Whole Loan is included in a securitization trust, the Houston Galleria Controlling Holder (or the Houston Galleria Operating Advisor), or, if the holder of the Houston Galleria Subordinate Companion C Loan is the Controlling Holder, the holder of the Houston Galleria Subordinate Companion B Loan (or its operating advisor) with the written consent of the holder of the Houston Galleria Subordinate Companion C Loan, at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Houston Galleria Special Servicer), is permitted to remove the Houston Galleria Special Servicer and appoint a successor Houston Galleria Special Servicer with respect to the Houston Galleria Whole Loan at any time for any reason whatsoever or no reason, upon at least 15 days prior notice to the Houston Galleria Special Servicer and subject to customary terms and conditions with respect to the appointment of a successor Houston Galleria Special Servicer.

Cure Rights.

The Houston Galleria Controlling Holder will have the right (but not the obligation) to cure a monetary event of default with respect to each note senior in priority to such Houston Galleria Controlling Holder’s related note, subject to certain conditions and limitations, including that there be no more than three consecutive such cures and no more than six such cures in the aggregate. So long as the Houston Galleria Controlling Holder is exercising such rights, neither the Houston Galleria Master Servicer nor the Houston Galleria Special Servicer will be permitted to (i) accelerate the mortgage loan, (ii) treat such event of default as such for purposes of transferring the mortgage loan to special servicing, or (iii) commence foreclosure proceedings. In addition, the Houston Galleria Controlling Holder will have the right (but not the obligation) to cure any non-monetary event of default under the mortgage loan within 30 days after the expiration of any applicable grace period under the mortgage loan documents. In the event that the holder of the Houston Galleria Subordinate Companion C Loan is the Houston Galleria Controlling Holder and chooses not to exercise its right to make a cure pursuant to the Houston Galleria Intercreditor Agreement, it is required to immediately notify the holders of the Houston Galleria Pari Passu Loans and the Houston Galleria Subordinate Companion B Loan (and the applicable servicers) (and in any event must notify the holder of the Houston Galleria Subordinate Companion B Loan at least one business day prior to the expiration of the right to make such cure) and the holder of the Houston Galleria Subordinate Companion B Loan will then have the right to make such cure in accordance with the Houston Galleria Intercreditor Agreement.

Purchase Option.

In the event that the Houston Galleria Loan is in default and subject to certain conditions, the Houston Galleria Controlling Holder will have an option (the ‘‘Houston Galleria Purchase Option’’) to purchase the Houston Galleria Pari Passu Loans (and the Houston Galleria Subordinate Companion B Loan if the Houston Galleria Controlling Holder is the holder of the Houston Galleria Subordinate Companion C Loan) at a price (the ‘‘Houston Galleria Purchase Price’’) generally equal to the sum, without duplication, of (a) the sum of the principal balances of each note being purchased, (b) accrued and unpaid interest on each note being purchased at the applicable interest rate, and accrued and unpaid interest thereon at the applicable interest rate, in each case up to (but excluding) the date of purchase and if such date of purchase is not a payment date, up to (but excluding) the payment date next succeeding the date of purchase, provided payment is made in good funds by 2:00 p.m. New York local time, (c) any unreimbursed advances on the Houston Galleria Pari Passu Loans, in each case including interest thereon at the applicable reimbursement rate and any master servicing, special servicing (whether paid or unpaid), trustee, or paying agent compensation payable pursuant to the Pooling and Servicing Agreement, any subsequent servicing agreement entered into pursuant to the Houston Galleria Intercreditor Agreement and the Houston Galleria Pooling Agreement (and, only with respect to a purchase of the Houston Galleria Subordinate Companion B Loan, any unreimbursed cure payments made by the holder of the Houston Galleria Subordinate Companion B Loan), (d) amounts and expenses allocable to such note being purchased, in each case, including interest thereon at the reimbursement rate, (e) any expenses paid but not reimbursed by the related lender or other party and (f) any liquidation fees payable under the Houston Galleria Pooling Agreement in connection with any purchase of any note (which will apply if the applicable holder effects such purchase after more than 90 days from the transfer of servicing of the Houston Galleria Whole Loan to the Houston Galleria Special Servicer).

In the event the holder of the Houston Galleria Subordinate Companion C Loan is the Houston Galleria Controlling Holder and chooses not to exercise its right to purchase the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Subordinate Companion B Loan (and in any event the holder of the Houston Galleria Subordinate Companion C Loan will be deemed to have elected not to purchase the Houston Galleria Loan, the Houston Galleria Pari Passu Companion Loan and the Houston Galleria Subordinate Companion B Loan 30 days after receipt of notice of an event of default), the holder of the Houston Galleria Subordinate Companion B Loan will have 60 days to exercise the right to purchase Houston Galleria Loan and Houston Galleria Pari Passu Companion Loan as if such holder of the Houston Galleria Subordinate Companion B Loan was the Houston Galleria Controlling Holder in accordance with the Houston Galleria Intercreditor Agreement.

The CenterPoint I Whole Loan

The Loans. One mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement) (the ‘‘CenterPoint I Loan’’), representing approximately 4.3% of the Initial Pool Balance (approximately 5.1% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘CenterPoint I Mortgaged Property’’). The CenterPoint I Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this prospectus supplement as the ‘‘CenterPoint I Pari Passu Companion Loan. The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $13,050,000. The CenterPoint I Pari Passu Companion Loan is not included in the trust. Only the CenterPoint I Loan is included in the trust. The CenterPoint I Loan and the CenterPoint I Pari Passu Companion Loan are pari passu with each other and are referred to in this prospectus supplement as the ‘‘CenterPoint I Notes’’. The CenterPoint I Loan and the CenterPoint I Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the ‘‘CenterPoint I Whole Loan.’’

The holders of the CenterPoint I Notes (the ‘‘CenterPoint I Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each CenterPoint I Noteholder (the ‘‘CenterPoint I Intercreditor Agreement’’). Pursuant to the terms of the CenterPoint I Intercreditor Agreement, the CenterPoint I Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The CenterPoint I Intercreditor Agreement provides that expenses, losses and shortfalls relating to the CenterPoint I Whole Loan will be allocated, on a pro rata and pari passu basis, to the CenterPoint I Noteholders.

As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ in this prospectus supplement, the holder of the CenterPoint I Loan (the Directing Certificateholder will be the holder of the CenterPoint I Loan for this purpose) will have the right to consult with and advise the Master Servicer and the

Special Servicer with respect to the CenterPoint I Whole Loan but will be required to consult with the holder of the CenterPoint I Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the CenterPoint I Pari Passu Companion Loan disagree, the CenterPoint I Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the CenterPoint I Pari Passu Companion Loan.

Servicing. The CenterPoint I Intercreditor Agreement generally provides that the CenterPoint I Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

Distributions. Under the terms of the CenterPoint I Intercreditor Agreement, any payment (whether principal or interest or prepayment under the CenterPoint I Notes, or proceeds relating to the CenterPoint I Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Depositor, the Trustee, LaSalle Bank National Association, in its capacity as paying agent (in that capacity, the ‘‘Paying Agent’’) and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the CenterPoint I Loan and the CenterPoint I Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

AB Mortgage Loan Pairs

General.

Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Pairs and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement. In servicing any AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related AB Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related AB Subordinate Companion Loan.

The Metro Corporate Center Whole Loan

1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this prospectus supplement) (the "Metro Corporate Center Loan"), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Metro Corporate Center Mortgaged Property. The Metro Corporate Center Loan is evidenced by promissory note A. The mortgage loan evidenced by promissory note B is referred to in this prospectus supplement as the "Metro Corporate Center B Note." The Metro Corporate Center B Note, which has a principal balance of $4,000,000 as of the cut-off date, is subordinate to the Metro Corporate Center Loan. Only the Metro Corporate Center Loan is included in this trust. The Metro Corporate Center Loan and the Metro Corporate Center B Note are collectively referred to in this prospectus supplement as the "Metro Corporate Center Whole Loan."

An intercreditor agreement (the "Metro Corporate Center Intercreditor Agreement") between the holder of the Metro Corporate Center Loan and the holder of the Metro Corporate Center B Note (the "Metro Corporate Center Senior Noteholder" and the "Metro Corporate Center B Noteholder", respectively) sets forth the rights of such noteholders. The Metro Corporate Center Intercreditor Agreement generally provides that the Metro Corporate Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and (subject to the rights of the Metro Corporate Center B Noteholder to remove the Special Servicer with respect to the Metro Corporate Center Whole Loan, as discussed below) the Special Servicer, as applicable, in accordance with the applicable Servicing Standards.

Distributions.    Under the terms of the Metro Corporate Center Intercreditor Agreement, prior to a Metro Corporate Center Sequential Pay Event, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Metro Corporate Center Whole Loan or the related Mortgaged Property or amounts realized as proceeds on the Mortgaged Property, whether received in the form of Periodic Payments, the balloon payment due on the maturity date of the Metro Corporate Center Whole Loan, liquidation proceeds received in respect of the Metro Corporate Center Whole Loan, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Metro Corporate Center Whole Loan and certain casualty and condemnation awards, but excluding (x) all amounts for required reserves or escrows required by the Metro Corporate Center Whole Loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Trustee, the Master Servicer or the Special Servicer and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Depositor with respect to the Metro Corporate Center Whole Loan, will be applied in the following order of priority without duplication (and payments will be made at such times as are set forth in the Pooling and Servicing Agreement):

first, to the Metro Corporate Center Senior Loan Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center Loan at the interest rate of the Metro Corporate Center Loan;

second, to the Metro Corporate Center Senior Loan Noteholder in an amount equal to all scheduled principal payments received, if any, with respect to the Metro Corporate Center Loan, until its outstanding principal balance has been reduced to zero;

third, to the Metro Corporate Center Senior Loan Noteholder up to the amount of any unreimbursed costs paid by the Metro Corporate Center Senior Loan Noteholder (or paid or advanced by the Master Servicer, the Special Servicer or the Trustee on its behalf and not previously paid or reimbursed) pursuant to the Metro Corporate Center Intercreditor Agreement or the Pooling and Servicing Agreement, less any recovered costs;

fourth, to the Metro Corporate Center B Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center B Note at the interest rate of the Metro Corporate Center B Note;

fifth, to the Metro Corporate Center Senior Noteholder, any unscheduled principal payments received with respect to the Metro Corporate Center Whole Loan, until the outstanding principal balance of the Metro Corporate Center Whole Loan has been reduced to zero;

sixth, to the Metro Corporate Center B Noteholder, any unscheduled principal payments received with respect to the Metro Corporate Center Whole Loan, until the outstanding principal balance of the Metro Corporate Center B Note has been reduced to zero;

seventh, in the event that the Metro Corporate Center B Noteholder has previously made a cure payment pursuant to the Metro Corporate Center Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Metro Corporate Center B Noteholder to reimburse it for such cure payment;

eighth, any prepayment premium, to the extent paid by the related borrower, will be paid to each of the Metro Corporate Center Senior Loan Noteholder and the Metro Corporate Center B Noteholder, pro rata, based on their respective outstanding principal balances;

ninth, to the extent default interest or late payment charges paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement (including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional trust expenses or to compensate the Master Servicer or the Special Servicer (in each case provided that such reimbursements or payments relate to the Metro Corporate Center Whole Loan)), any default interest or late payment charges, pro rata, to (A) the Metro Corporate Center Senior Loan Noteholder and (B) the Metro Corporate Center B Noteholder, based on their respective outstanding principal balances; and

tenth, if any excess amount is available to be distributed in respect of the Metro Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing, any remaining amount to the Metro Corporate Center Senior Loan Noteholder and the Metro Corporate Center B Noteholder in accordance with their respective initial principal balances (as may have been adjusted pursuant to an increase of the outstanding principal balance of the Metro Corporate Center B Note pursuant to the Metro Corporate Center Intercreditor Agreement).

Notwithstanding anything to the contrary in the Metro Corporate Center Intercreditor Agreement, the Metro Corporate Center B Noteholder's allocable pro rata share of any late payment charges and default interest payable pursuant to the Metro Corporate Center Intercreditor Agreement will not be payable to the Master Servicer or the Special Servicer as additional compensation.

A "Metro Corporate Center Sequential Pay Event" means any event of default under the Metro Corporate Center Whole Loan documents, with respect to an obligation to pay money due under the Metro Corporate Center Whole Loan, any other event of default under the Metro Corporate Center Whole Loan documents for which the Metro Corporate Center Whole Loan is actually accelerated or any other event of default under the Metro Corporate Center Whole Loan documents which causes the Metro Corporate Center Whole Loan to become a specially serviced mortgage loan, and any bankruptcy or insolvency event that constitutes an event of default under the Metro Corporate Center Whole Loan documents. A Metro Corporate Center Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Metro Corporate Center B Noteholder in accordance with the Metro Corporate Center Intercreditor Agreement).

Following a Metro Corporate Center Sequential Pay Event, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Metro Corporate Center Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement as reimbursements on account of recoveries in respect of property protection expenses), whether received in the form of Periodic Payments, any proceeds from the sale or distribution of any REO property, the balloon payment due on the maturity date of the Metro Corporate Center Whole Loan, liquidation proceeds received in respect of the Metro Corporate Center Whole Loan, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Metro Corporate Center Whole Loan, and certain casualty and condemnation awards, but excluding (a) all amounts for required reserves or escrows required by the Metro Corporate Center Whole Loan documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Trustee, the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and (b) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, or the Depositor with respect to the Metro Corporate Center Whole Loan pursuant to the Pooling and Servicing Agreement, will be applied in the following order of priority without duplication (and payments will be made at such times as are set forth in the Pooling and Servicing Agreement):

first, to the Metro Corporate Center Senior Loan Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center Whole Loan at the interest rate of the Metro Corporate Center Loan;

second, to the Metro Corporate Center Senior Loan Noteholder up to the amount of any unreimbursed costs paid by the Metro Corporate Center Senior Loan Noteholder including any recovered costs not previously reimbursed to the Metro Corporate Center Senior Loan Noteholder (or paid or advanced by the Master Servicer, the Special Servicer or the Trustee on its behalf and not previously paid or reimbursed) pursuant to the Metro Corporate Center Intercreditor Agreement or the Pooling and Servicing Agreement;

third, to the Metro Corporate Center Senior Loan Noteholder in an amount equal to the outstanding principal balance of the Metro Corporate Center Loan, until the outstanding principal balance of the Metro Corporate Center Loan has been reduced to zero;

fourth, in the event that the Metro Corporate Center B Noteholder has previously made a cure payment pursuant to the Metro Corporate Center Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Metro Corporate Center B Noteholder to reimburse it for such cure payment;

fifth, to the Metro Corporate Center B Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center B Note at the interest rate of the Metro Corporate Center B Note;

sixth, to the Metro Corporate Center B Noteholder in an amount equal to the outstanding principal balance of the Metro Corporate Center B Note, until the outstanding principal balance of the Metro Corporate Center B Note has been reduced to zero;

seventh, any prepayment premium, to the extent paid by the related borrower, will be paid to each of the Metro Corporate Center Senior Loan Noteholder and the Metro Corporate Center B Noteholder, pro rata, based on their respective outstanding principal balances;

eighth, to the extent default interest or late payment charges on the Metro Corporate Center Whole Loan are not required to be otherwise applied under the Pooling and Servicing Agreement (including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional trust expenses or to compensate the Master Servicer or the Special Servicer (in each case provided that such reimbursements or payments relate to the Metro Corporate Center Whole Loan)), any default interest and late payment charges in excess of the interest paid in accordance with the Metro Corporate Center Intercreditor Agreement (A) first, to the Metro Corporate Center Whole Loan up to an amount equal to interest at the Metro Corporate Center Whole Loan default interest rate and (B) then, to the Metro Corporate Center B Note up to an amount equal to interest at the Metro Corporate Center Whole Loan B Note default interest rate;

ninth, if the proceeds of any foreclosure sale or any liquidation of the Metro Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing and, as a result of a workout the outstanding principal balance of the Metro Corporate Center B Note has been reduced, such excess amount will be paid to the Metro Corporate Center B Noteholder in an amount up to the reduction, if any, of the outstanding principal balance of the Metro Corporate Center B Note as a result of such workout; and

tenth, if any excess amount is available to be distributed in respect of the Metro Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing, such remaining amount will be paid to the Metro Corporate Center Senior Loan Noteholder and the Metro Corporate Center B Noteholder in accordance with their respective initial principal balances.

Notwithstanding anything to the contrary in the Metro Corporate Center Intercreditor Agreement, the Metro Corporate Center B Noteholder's allocable pro rata share of any late payment charges and default interest payable pursuant to the Metro Corporate Center Intercreditor Agreement will not be payable to the Master Servicer or the Special Servicer as additional compensation.

The Metro Corporate Center B Noteholder has certain rights under the Metro Corporate Center Intercreditor Agreement, including, among others, the following:

Consent Rights of the Metro Corporate Center B Noteholder.    If a Metro Corporate Center Control Appraisal Period does not exist and subject to certain limitations set forth in the Metro Corporate Center Intercreditor Agreement and any limitations set forth in the Metro Corporate Center Whole Loan documents, the Metro Corporate Center B Noteholder will have 10 business days after receipt of certain information from the Master Servicer or the Special Servicer within which to consult with, advise, approve, disapprove and/or direct the Master Servicer or the Special Servicer, as applicable, prior to the Master Servicer or the Special Servicer, as applicable, taking any of the following actions with respect to the Metro Corporate Center Whole Loan and the Master Servicer or the Special Servicer, as applicable, is required to follow such advice and direction: (i) any modification of, or waiver with respect to, the Metro Corporate Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Metro Corporate Center Whole Loan or a modification or waiver of any other monetary term of the Metro Corporate Center Whole Loan relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Metro Corporate Center Whole Loan documents or a modification or waiver of any material non-monetary provision of the Metro Corporate Center Whole Loan, including, but not limited to, provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the related borrower; (ii) any modification of, or waiver with respect to, the Metro Corporate Center Whole Loan that would result in a discounted pay-off of the related Metro Corporate Center Whole Loan; (iii) any foreclosure upon or comparable conversion (which may include acquisition of a REO property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (iv) any sale of all or any portion of the related Mortgaged Property or REO property; (v) any action to bring the related Mortgaged Property or REO property into compliance with any laws relating to hazardous materials; (vi) any substitution or release of collateral for the Metro Corporate Center Whole Loan, except if required pursuant to the Metro Corporate Center Whole Loan documents; (vii) any approval of a replacement Special Servicer for the Metro Corporate Center Whole Loan; (viii) any release of the related borrower or guarantor from liability with respect to the Metro Corporate Center Whole Loan including, without limitation, by acceptance of an assumption of the Metro Corporate Center Whole Loan by a successor borrower or replacement guarantor, except if required pursuant to the Metro Corporate Center Whole Loan documents; (ix) any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (x) any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as expressly permitted by the Metro Corporate Center Whole Loan documents; (xi) any incurring of additional debt by the related borrower (except as expressly permitted by the Metro Corporate Center Whole Loan documents), including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement; (xii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; (xiii) any proposed modification or waiver of any provision of any Metro Corporate Center Whole Loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the related borrower; (xiv) the execution, renewal or material modification of any material lease of the related Mortgaged Property to the extent lender approval is provided for by the Metro Corporate Center Whole Loan documents; (xv) any approval of the termination or replacement of a property manager for the related Mortgaged Property or of the execution, termination, renewal or material modification of any management agreement, submanagement agreement or leasing agreement for the related Mortgaged Property to the extent lender approval is provided for by the Metro Corporate Center Whole Loan documents; (xvi) any waiver of amounts required to be deposited into escrow reserve accounts under the Metro Corporate Center Whole Loan documents, or any modification or amendment to any of the Metro Corporate Center Whole Loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the Metro Corporate Center Whole Loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any); (xvii) the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Metro Corporate Center Whole Loan, if such repayment would not result in the payment in full of all amounts due and payable to the Metro Corporate Center B Noteholder; or (xviii) the approval of any annual budget for, or material alteration at, the related Mortgaged Property (insofar as such approval is required of the lender under the Metro Corporate Center Whole Loan documents).

A "Metro Corporate Center Control Appraisal Period" will exist with respect to the Metro Corporate Center Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Metro Corporate Center B Note minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Metro Corporate Center B Note, (y) any appraisal reduction amount for the Metro Corporate Center Whole Loan and (z) any losses realized with respect to any Mortgaged Property that are allocated to the Metro Corporate Center B Note, is less than (b) 25% of the remainder of the (i) initial principal balance of the Metro Corporate Center B Note less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Metro Corporate Center B Noteholder on the Metro Corporate Center B Note.

In addition, the Metro Corporate Center B Noteholder will be entitled to avoid a Metro Corporate Center Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party appraisal that indicates a Metro Corporate Center Control Appraisal Period has occurred): (i) the Metro Corporate Center B Noteholder will have delivered, as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the Metro Corporate Center Senior Loan Noteholder (or the Master Servicer or the Special Servicer, as applicable) (A) cash collateral for the benefit of, and acceptable to, the Metro Corporate Center Senior Loan Noteholder (or the Master Servicer or the Special Servicer, as the case may be), or (B) an unconditional and irrevocable standby letter of credit (with the

Trustee as beneficiary) issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least "AA" by S&P and "Aa2" by Moody's or the short term obligations of which are rated at least "A-1+" by S&P and "P-1" by Moody's (either (A) or (B), the "Threshold Event Collateral"), and (ii) the Threshold Event Collateral is required to be in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the Metro Corporate Center Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Metro Corporate Center B Noteholder (a "Threshold Event Cure"), no Metro Corporate Center Control Appraisal Period caused by application of an appraisal reduction amount will be deemed to have occurred.

Notwithstanding anything contained in the Metro Corporate Center Intercreditor Agreement, the Master Servicer and the Special Servicer are required to not comply with any advice, consultation or disapproval provided by the Metro Corporate Center B Noteholder or the Metro Corporate Center Senior Noteholder, as applicable, if such advice, consultation or disapproval would (i) require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, (ii) be inconsistent with the Servicing Standards, (iii) require or cause the Master Servicer or the Special Servicer to violate the provisions of the Metro Corporate Center Intercreditor Agreement or the Pooling and Servicing Agreement relating to the REMIC Provisions, (iv) require or cause the Metro Corporate Center Senior Noteholder (or the Special Servicer, as applicable) to violate any other provisions of the Metro Corporate Center Intercreditor Agreement or the Pooling and Servicing Agreement, (v) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Metro Corporate Center Whole Loan, (vi) expose the Metro Corporate Center B Noteholder or the Metro Corporate Center Senior Noteholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities under the Pooling and Servicing Agreement.

Termination of Special Servicer.    For so long as no Metro Corporate Center Control Appraisal Period exists, the Metro Corporate Center B Noteholder, at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to the Metro Corporate Center Whole Loan at any time for any reason whatsoever or no reason, upon 15 days' prior notice to the Special Servicer. The appointment of a successor Special Servicer for the Metro Corporate Center Whole Loan will not be effective until, among other things, the Trustee has received written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

Cure Rights.    In the event that the related borrower fails timely to make any payment of principal or interest on the Metro Corporate Center Whole Loan (a "Metro Corporate Center Monetary Default"), the Metro Corporate Center B Noteholder has the right, but not the obligation, to cure such Metro Corporate Center Monetary Default within 5 business days after receiving notice (the "Metro Corporate Center Cure Period") and at no other times, subject to certain limitations set forth in the Metro Corporate Center Intercreditor Agreement. The Metro Corporate Center B Noteholder does not have the right to cure more than 6 consecutive Metro Corporate Center Monetary Defaults and no more than 9 Metro Corporate Center Monetary Defaults over the term of the Metro Corporate Center Whole Loan. Additional Metro Corporate Center Cure Periods are only permitted with the consent of either the Metro Corporate Center Senior Loan Noteholder or the Special Servicer with the Directing Certificateholder.

If an event of default (other than a Metro Corporate Center Monetary Default) occurs and is continuing under the Metro Corporate Center Whole Loan documents (a "Metro Corporate Center Non-Monetary Default"), the Metro Corporate Center B Noteholder has the right, but not the obligation, after receiving notice to cure such Metro Corporate Center Non-Monetary Default within the same period of time as the related borrower under the Metro Corporate Center

Whole Loan documents to cure such Metro Corporate Center Non-Monetary Default, subject to certain limitations set forth in the Metro Corporate Center Intercreditor Agreement.

Purchase Option.    In the event that (a) an event of default has occurred and is continuing under the Metro Corporate Center Whole Loan, or (b) upon a termination of the trust and upon notice, the Metro Corporate Center B Noteholder has the right to purchase the Metro Corporate Center Loan at a price generally equal to the sum, without duplication, of (a) the outstanding principal balance of the Metro Corporate Center Loan, (b) accrued and unpaid interest thereon at the Metro Corporate Center Loan interest rate, up to the date of purchase, (c) any other amounts due and payable under the Metro Corporate Center Whole Loan, other than prepayment premiums and default interest and late charges, that are allocable to the Metro Corporate Center Senior Noteholder, and (d) without duplication, any unreimbursed Advances, additional trust expenses and costs (less any recovered costs), subject to certain limitations set forth in the Metro Corporate Center Intercreditor Agreement.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements. The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related AB Subordinate Companion Loan in a material manner without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder and the Houston Galleria Operating Advisor’’ in this prospectus supplement.

Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the Master Servicer, Special Servicer, Trustee or Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan;

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

•	to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the Trustee; and

•	any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)(3)	Cut-off LTV Ratio(2)(3)	Property Type
Houston Galleria	1	$290,000,000	10.6%	$306	2.00x	47.5%	Retail
Ballantyne Corporate Park	1	$217,000,000	7.9%	$132	1.78x	69.8%	Various
Colony II Portfolio	1	$158,564,000	5.8%	$54	1.79x	59.5%	Various
Patrick Henry Building	1	$120,000,000	4.4%	$231	2.12x	47.2%	Office
CenterPoint I	1	$117,450,000	4.3%	$24	2.32x	65.8%	Industrial
Avion Business Park Portfolio	1	$95,000,000	3.5%	$162	1.20x	72.5%	Office
Chartwell II Portfolio	1	$72,021,798	2.6%	$144,332	1.54x	68.9%	Senior Housing
Park Center	1	$43,400,000	1.6%	$184	1.27x	79.9%	Office
510 Fifth Avenue	1	$33,000,000	1.2%	$540	1.41x	66.0%	Office
Concord Commons	1	$31,200,000	1.1%	$102	1.21x	80.0%	Retail
San Antonio Marriott Northwest	1	$27,913,936	1.0%	$94,304	1.59x	71.0%	Hotel
The Meridian at Brentwood - Phase I	1	$27,000,000	1.0%	$161	1.20x	79.6%	Retail
Keystone Park	1	$24,260,000	0.9%	$169	1.25x	78.3%	Retail
Estancia at Morning Star	2	$22,800,000	0.8%	$76,000	1.20x	75.7%	Multifamily
Deloitte Building	1	$22,500,000	0.8%	$90	1.26x	78.9%	Office
Total/Weighted Average		$1,302,109,733	47.4%		1.77x	62.4%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan as of the Cut-off Date.

(3)	Calculated based upon the aggregate principal balance and debt service of the CenterPoint I Loan and the CenterPoint I Pari Passu Companion Loan as of the Cut-off Date.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1st	196	$2,614,488,761	95.2%	94.3%	100.0%
6th	1	$15,428,750	0.6	0.7	0.0
7th	1	117,450,000	4.3	5.1	0.0

Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0 days	11	$363,464,548	13.2%	15.7%	0.0%
5 days	12	125,669,312	4.6	2.8	14.4
7 days	161	1,857,828,254	67.6	66.3	74.9
10 days	7	336,353,926	12.2	12.9	8.8
15 days	7	64,051,471	2.3	2.4	1.9
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	198	$2,747,367,511	100.0%	100.0%	100.0%
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Interest Only	21	$949,716,000	34.6%	40.2%	3.9%
Partial Interest Only	74	916,328,437	33.4	29.1	56.4
Balloon	100	847,002,961	30.8	29.4	38.4
Subtotal	195	$2,713,047,398	98.8%	98.8%	98.7%

Fully Amortizing Loans
Partial Interest Only	1	$20,000,000	0.7%	0.9%	0.0%
Fully Amortizing	2	14,320,113	0.5	0.4	1.3
Subtotal	3	$34,320,113	1.2%	1.2%	1.3%
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

Prepayment Provisions. Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	186	$2,430,783,788	88.5%	87.6%	93.4%
Defeasance/Yield Maintenance	3	250,872,503	9.1	10.8	0.0
Yield Maintenance	9	65,711,220	2.4	1.6	6.6
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’, defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of ‘‘Monthly Amounts’’ assumed to be paid at the end of each month remaining from the prepayment date through the maturity date of such mortgage loan, discounted at the ‘‘Discount Rate’’. ‘‘Monthly Amount’’ will generally mean the note rate of such mortgage loan less the Discount Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods

Open Period (payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
2	1	$21,000,000	0.8%	0.9%	0.0%
3	2	22,657,351	0.8	1.0	0.0
4	186	2,339,653,219	85.2	82.6	98.7
5	3	43,087,550	1.6	1.9	0.0
7	4	22,067,727	0.8	0.7	1.3
10	1	290,000,000	10.6	12.5	0.0
13	1	8,901,664	0.3	0.4	0.0
Total:	198	$2,747,367,511	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases. The terms of 189 of the mortgage loans, representing approximately 97.6% of the Initial Pool Balance (141 mortgage loans in Loan Group 1, representing approximately 98.4% of the Initial Loan Group 1 Balance and 48 mortgage loans in Loan Group 2, representing approximately 93.4% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a) pays or delivers to the Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 105% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

With respect to 8 mortgage loans (identified as Loan Nos. 3, 4, 5, 6, 7, 8, 9 and 10 on Annex A-1 to this prospectus supplement), representing approximately 5.8% of the Initial Pool Balance (approximately 6.8% of the Initial Group 1 Balance as of the cut-off date), which mortgage loans are cross-collateralized and cross-defaulted, the related borrower may obtain the release of each individual property by substituting another property of similar quality acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions: (i) in no event will the aggregate allocated loan amount of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 50% of the original principal amount of the loan, (ii) the fair market value of the substitute property is not less than 100% of the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties (excluding the substituted property and including the substitute property) for the prior 12 month period is equal to or greater than the debt service coverage ratio for the collateral (including the substituted property and excluding the substitute property) for the 12 month period immediately preceding the substitution, and (iv) if the aggregate allocated loan amount of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceeds 35% of the original appraisal value of the properties, receipt by the lender of confirmation from S&P and Moody’s that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the certificates.

In addition, with respect to 1 mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 4.3% of the Initial Pool Balance (approximately 5.1% of the Initial Group 1 Balance), the related borrower may obtain the release of each individual property by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions: (i) in no event will the aggregate allocated loan amount of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 50% of the original principal amount of the loan, (ii) the fair market value of the substitute property is not less than 100% of the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties (excluding the substituted property and including the substitute property) for the prior 12 month period is equal to or greater than the debt service coverage ratio for the collateral (including the substituted property and excluding the substitute property) for the 12 month period immediately preceding the substitution, and (iv) if the aggregate allocated loan amount of all substituted properties, either pursuant to a single substitution or multiple substitutions, exceeds 35% of the original appraisal value of the properties, receipt by the lender of confirmation from S&P, Moody’s and Fitch that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the Certificates.

In addition, with respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 7.9% of the Initial Pool Balance (approximately 9.4% of the Initial Group 1 Balance), the related borrower may obtain the release of each individual office property by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions: (i) after giving effect to the substitution, the aggregate loan-to-value ratio with respect to the remaining properties is not greater than the lesser of (A) the aggregate loan-to-value ratio with respect to the properties (including the released property and excluding the substitute property) as of the date of origination of the mortgage loan and (B) the aggregate loan-to-value ratio with respect to the properties (including the released property and excluding the substitute property) immediately prior to the date of the proposed substitution, (ii) after giving effect to the substitution, the debt service coverage ratio with respect to the remaining properties (excluding the substitute property) is equal to or greater than (A) the debt service coverage ratio immediately preceding the date of origination of the mortgage loan and (B) the debt service coverage ratio immediately preceding the substitution (including the released property and excluding the substitute property).

In addition, with respect to 1 mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (approximately 0.9% of the Initial Group 1 Balance), the related borrower may obtain the release of each individual property by substituting its interest in other properties as collateral during the term of such mortgage loan, subject to certain conditions, including (i) the net operating income and debt service coverage ratio for the replacement property for the 12 month period immediately preceding the substitution must be equal to or greater than 110% of the net operating income and debt service coverage ratio for the released property for the 12 month period immediately preceding the substitution and (ii) the appraised value of the replacement property must be equal to or greater than 110% of the greater of (x) the appraised value of the released property on the closing date of the mortgage loan and (y) the appraised value of the released property on the date of substitution.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this prospectus supplement.

The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan, together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the case may be, has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans (provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than $5,000,000, a confirmation from each Rating Agency will not be required) or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, has a Stated Principal Balance over $20,000,000 or is one of the ten largest mortgage loans (by Stated Principal Balance). Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 22 of the Mortgaged Properties, securing mortgage loans representing approximately 8.1% of the Initial Pool Balance (21 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 8.8% of the Initial Loan Group 1 Balance and 1 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 4.1% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the States of California, Nevada, Utah and Washington.

Generally, such environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan.

For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs, with respect to each AB Mortgage Loan and the Houston Galleria Loan, is calculated without regard to the related AB Subordinate Companion Loan or the Houston Galleria Subordinate Companion Loans, respectively; provided, however, (i) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the LTV Ratios and UW DSCRs of the Houston Galleria Loan is the aggregate principal balance and aggregate debt service of the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, (ii) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the LTV Ratios and UW DSCRs of the CenterPoint I Loan is the aggregate principal balance and aggregate debt service of the CenterPoint I Loan and the CenterPoint I Pari Passu Companion Loan and (iii) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the LTV Ratios and UW DSCRs of the Metro Corporate Center Loan is the aggregate principal balance and aggregate debt service of the Metro Corporate Center Loan and the Metro Corporate Center Subordinate Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’

or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 7 mortgage loans (identified as Loan Nos. 2, 12, 17, 40, 41, 88 and 192 on Annex A-1 to this prospectus supplement), representing approximately 14.9% of the Initial Pool Balance (approximately 17.7% of the Initial Loan Group 1 Balance), the DSCR (and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on an as-stabilized basis, that are consistent with the respective performance-related criteria required to obtain the release of a cash escrow or a letter of credit. See Annex A-1 for more information regarding the determination of DSCRs with respect to these mortgage loans.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 3 mortgage loans (identified as Loan Nos. 22, 63 and 99 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (approximately 1.8% of the Initial Loan Group 1 Balance), the stabilized appraised value was used as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under ’’—Underwriting Guidelines and Processes’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee or in blank (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that JPMCB will deliver the following documents with respect to Promissory Note A-2b the Houston Galleria Loan sold by CIBC Inc.). (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated

thereon or certified by the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The Pooling and Servicing Agreement requires that the Trustee take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Illinois. The Trustee will not move any Mortgage File outside the State of Illinois, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies, to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date (except that JPMCB will represent and warrant with respect to Promissory Note A-2b of the Houston Galleria Loan sold by CIBC Inc.), or as of another date specifically provided in the representation and warranty, among other things, that:

(a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c) the Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

(d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e) to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(j) the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

(o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(p) to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent that any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor) or law and ordinance insurance coverage has been obtained;

(q) to (i) the Mortgage Loan Seller’s knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) the Mortgage Loan Seller’s actual knowledge, no condemnation proceedings are pending;

(r) as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

(t) to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated (which obligations will be the responsibility of JPMCB with respect to a breach or defect relating to Promissory Note A-2b of the Houston Galleria Loan) pursuant to the respective

Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, J.P. Morgan Securities Inc., CIBC World Markets Corp., Deutsche Bank Securities Inc. and Nomura Securities International, Inc. (collectively, the ‘‘Underwriters’’) or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related crossed loans prior to such repurchase and provides the trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 119 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 71.3% of the Initial Pool Balance (94 mortgage loans in Loan Group 1, representing approximately 76.3% of the Initial Loan Group 1 Balance and 25 mortgage loans in Loan Group 2, representing approximately 44.0% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 2 Lockbox Loans, representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 26 Lockbox Loans, representing approximately 32.2% of the Initial Pool Balance (approximately 38.1% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 6 Lockbox Loans, representing approximately 9.8% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 10.1% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 8.4% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 85 Lockbox Loans, representing approximately 28.6% of the Initial Pool Balance (64 mortgage loans in Loan Group 1, representing approximately 27.3% of the Initial Loan Group 1 Balance and 21 mortgage loans in Loan Group 2, representing approximately 35.6% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

 TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, National Association

General. JPMCB, a national banking association, is a sponsor. JPMCB is also acting as a Mortgage Loan Seller. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsors’’ in the prospectus.

Sponsor’s Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB, and its wholly-owned subsidiary, J.P. Morgan Mortgage Capital Inc. (‘‘JPMMC’’), originate and underwrite loans through five regional offices.

JPMMC’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of January 1, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $36.5 billion. Of that amount, approximately $34.0 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in

2005. The commercial mortgage loans originated by JPMCB include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, Nomura Credit & Capital, Inc., LaSalle Bank National Association, Eurohypo AG, New York Branch, PNC Bank, National Association and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 30, 2005, JPMCB securitized approximately $18.2 billion through the CIBC program and approximately $14.8 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including GMAC Commercial Mortgage Corporation, Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction. It is anticipated that JPMCB will provide financing to Citigroup Alternative Investments LLP in connection with such entity's purchase of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates.

CIBC Inc.

General. CIBC Inc. is a sponsor. CIBC Inc. is also acting as a Mortgage Loan Seller. CIBC Inc. is an affiliate of CIBC World Markets Corp., one of the Underwriters for this transaction.

CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is a corporation incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

Sponsor’s Securitization Program. The following is a description of CIBC Inc.’s commercial mortgage-backed securities securitization program. CIBC Inc. originates and underwrites loans through five regional offices.

CIBC Inc.’s primary business is the underwriting and origination of fixed rate mortgage loans secured by commercial or multifamily properties for CIBC Inc.’s securitization program. CIBC Inc. also originates floating rate loans (e.g. construction and interim loans) on the same property types, the majority of which CIBC Inc. holds on its balance sheet. As sponsor, CIBC Inc. sells the majority of the fixed-rate loans it originates through commercial mortgage-backed securities securitizations. CIBC Inc. began originating commercial mortgage loans for securitization in 1997 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by CIBC Inc. is in excess of $9.5 billion.

In the calendar year ended December 31, 2005, CIBC Inc. originated approximately $3.2 billion of commercial mortgage loans, and securitized approximately $2.9 billion of commercial mortgage loans.

CIBC Inc.’s annual commercial mortgage loan originations intended for securitization have grown from approximately $154 million in 1997 to approximately $1 billion in 2001 and to approximately $3.2 billion in 2005. The commercial mortgage loans originated by CIBC Inc. include both fixed-rate and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. CIBC Inc. primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC Inc. originates loans in every state other than in Arizona (in Arizona, CIBC Inc.’s affiliate Canadian Imperial Bank of Commerce, New York Agency originates commercial mortgage loans).

As a sponsor, CIBC Inc. originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC Inc. works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. CIBC Inc. acts as sponsor, originator or loan seller in transactions in which other entities also act as sponsor and/or mortgage loan seller. Multiple seller transactions in which CIBC Inc. has participated to date has included for the most part the ‘‘CIBC’’ program, in which CIBC Inc. and JPMCB generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of December 31, 2005, CIBC Inc. securitized approximately $7.4 billion through the CIBC program.

Neither CIBC Inc. nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, CIBC Inc. sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including GMAC Commercial Mortgage Corporation, Midland Loan Services, Inc. and Wachovia Bank National Association, among others.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each sponsor and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

Significant Obligor

The Mortgaged Property that secures the Houston Galleria Loan represents approximately 10.6% of the Initial Pool Balance. The Houston Galleria Loan and the Houston Galleria Companion Loans are secured by the same mortgage instrument on the related Mortgaged Property. See Annex A-1 and "Description of the Mortgage Pool—The Houston Galleria Whole Loan" in this prospectus supplement.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB and CIBC Inc. JPMCB is also a sponsor and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the Underwriters. CIBC Inc. is also a sponsor and is an affiliate of CIBC World Markets Corp., one of the Underwriters.

JPMorgan Chase Bank, National Association

See ‘‘The Sponsors’’ in this prospectus supplement and the prospectus for a discussion relating to JPMCB.

CIBC Inc.

See ‘‘The Sponsors’’ in this prospectus supplement for a discussion relating to CIBC Inc.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

Underwriting Guidelines and Processes

Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by each Mortgage Loan Seller in accordance with the commercial mortgage-backed securitization program of each Mortgage Loan Seller.

Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on an ‘‘as-stabilized’’ basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have secured creditor or other environmental policies. See ‘‘—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance’’ above.

Physical Assessment Report. Prior to origination, the related Mortgage Loan Seller obtains a physical assessment report (‘‘PAR’’) for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC14, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The only activities that the issuing entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the Master Servicer, the Special Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the issuing entity, but only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under ''Description of the Offered Certificates—Amendments to the Pooling and Servicing Agreement." The issuing entity administers the mortgage loans through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "The Trustee," "—The Paying Agent, Certificate Registrar and Authenticating Agent," "The Master Servicer," and "—The Special Servicer" and "Servicing of the Mortgage Loans."

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Paying Agent, the Depositor, the Master Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The issuing entity has no executive officers or board of directors and acts through the Trustee, the Paying Agent, the Master Servicer and the Special Servicer.

The Depositor is contributing the mortgage loans to the issuing entity. The Depositor is purchasing the mortgage loans from the Mortgage Loan Sellers, as described in this prospectus supplement under "Description of the Mortgage Pool—Sale of the Mortgage Loans" and "—Representations and Warranties."

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee, paying agent, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. As compensation for the performance of its routine duties, LaSalle will be paid a fee (collectively, the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0007% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Paying Agent, Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Paying Agent, Certificate Registrar or Authenticating Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the CenterPoint I Pari Passu Companion Loan. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 631 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of January 31, 2006, LaSalle’s portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee numbers 407 with an outstanding certificate balance of approximately $264.5 billion. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – JP Morgan 2006-CIBC14 or at such other address as the Trustee may designate from time to time.

Using information set forth in this prospectus supplement, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,

California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

The Master Servicer

GMAC Commercial Mortgage Corporation (the "Master Servicer") will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the Pooling and Servicing Agreement.

The Master Servicer is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of December 31, 2005, the Master Servicer was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $122.4 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2005 in respect of which the Master Servicer has acted as master servicer.

	Year (amts in $ billions)
	2003	2004	2005
CMBS (US)	99.0	100.2	122.4
Other	103.3	97.0	102.8
Total	202.3	197.2	225.2

The Master Servicer has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No securitization transaction involving commercial mortgage loans in which the Master Servicer was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of the Master Servicer as master servicer, including a result of the Master Servicer's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

The Master Servicer is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. have entered into a definitive agreement to sell a seventy-eight percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of the Master Servicer, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc. Officers and employees of GMACCH and its subsidiaries will also invest in GMACCH at or about the time the transaction is completed. The transaction is subject to regulatory approvals, consents and other conditions, and is expected to close no later than the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of the Master Servicer or as to the impact of any such changes.

GMAC Commercial Mortgage Servicing (Ireland) Limited opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office function for the Master Servicer's portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by the Master Servicer in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for the Master Servicer's portfolio in the United States.

Each of GMAC Commercial Mortgage Servicing (Ireland) Limited and CapMark Overseas Processing India Private Limited report to the same managing director of the Master Servicer.

From time-to-time the Master Servicer and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. The Master Servicer does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

The Special Servicer

Midland Loan Services, Inc. (the ‘‘Special Servicer’’) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the pooling and servicing agreement.

The Special Servicer is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. The Special Servicer’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

The Special Servicer is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. The Special Servicer is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. The Special Servicer has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks the Special Servicer as ‘‘Strong’’ and Fitch ranks the Special Servicer as ‘‘1’’ for each category. The Special Servicer is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

The Special Servicer has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under the Special Servicer's servicing agreements, including procedures for managing delinquent loans. The Special Servicer has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) the Special Servicer's conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

The Special Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. The Special Servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that the Special Servicer has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standards.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of the Special Servicer as master servicer, primary servicer or special servicer, as applicable, including as a result of the Special Servicer's failure to comply with the applicable servicing criteria in connection with any securitization transaction. The Special Servicer has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by the Special Servicer in securitization transactions.

The Special Servicer currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through the Special Servicer's website at www.midlandls.com. The Special Servicer may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2005, the Special Servicer was servicing approximately 17,350 commercial and multifamily mortgage loans with a principal balance of approximately $136 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,800 of such loans, with a total principal balance of approximately $104 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2005, the Special Servicer was named the special servicer in approximately 111 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $65 billion. With respect to such transactions as of such date, the Special Servicer was administering approximately 89 assets with an outstanding principal balance of approximately $590 million.

The Special Servicer has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which the Special Servicer has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth–Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

The Special Servicer has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to the Special Servicer as special servicer in commercial mortgage-backed securities transactions from 2003 to 2005.

Portfolio Growth–CMBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
Total	$40	$49	$65

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, other than with respect to the Metro Corporate Center Whole Loan, at any time by the Directing Certificateholder, provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. With respect to the Metro Corporate Center Whole Loan, the Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Metro Corporate Center B Noteholder (or the Directing Certificateholder if a Metro Corporate Center Control Appraisal Period exists). With respect to the Houston Galleria Whole Loan, the Houston Galleria Special Servicer may be removed, and a successor Houston Galleria Special Servicer appointed at any time by the Houston Galleria Controlling Holder (or the Houston Galleria Operating Advisor), to the extent set forth in the related intercreditor agreement.

Servicing and Other Compensation and Payment of Expenses

The fee of the Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of each mortgage loan (including the Houston Galleria Loan) and the AB Subordinate Companion Loans, and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.020000% to 0.135000%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.027684% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the AB Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related AB Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related AB Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including for the Houston Galleria Loan) and the AB Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the AB Subordinate Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed as in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Houston Galleria Loan will be serviced under the Houston Galleria Pooling Agreement (including those occasions under the Houston Galleria Pooling Agreement when the servicing of the Houston Galleria Loan has been transferred from the Houston Galleria Master Servicer to the Houston Galleria Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any special servicing compensation for the Houston Galleria Loan. Only the Houston Galleria Special Servicer will be entitled to special servicing compensation on the Houston Galleria Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan (except for the Houston Galleria Whole Loan) at a rate equal to 0.25% per annum for mortgage loans having an outstanding principal balance of less than $20,000,000 and 0.15% per annum for mortgage loans having an outstanding principal balance of greater than or equal to $20,000,000 (the ‘‘Special Servicing Fee Rate’’), calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the

Specially Serviced Mortgage Loans, and will be payable monthly, from the trust fund. The Houston Galleria Whole Loan will be subject to a special servicing fee pursuant to the Houston Galleria Pooling Agreement, which will accrue at a rate equal to 0.25% per annum.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan (except for the Houston Galleria Whole Loan) and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% per annum for mortgage loans having an outstanding principal balance of less than $20,000,000 and 0.75% per annum for mortgage loans having an outstanding principal balance of greater than or equal to $20,000,000 to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan (including the CenterPoint I Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The Houston Galleria Whole Loan will be subject to a workout fee pursuant to the Houston Galleria Pooling Agreement, which will accrue at a rate equal to 1% per annum.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan (except for the Houston Galleria Whole Loan) as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.00% per annum for mortgage loans having an outstanding principal balance of less than $20,000,000 and 0.75% per annum for mortgage loans having an outstanding principal balance of greater than or equal to $20,000,000 to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer (or their respective assignees) within the first 90 days after the Special Servicer’s initial determination of the fair value of such Specially Serviced Mortgage Loan (or with respect to (A) any AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan or (B) a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan, in either case, within the 90 days following the date that such option to purchase the related mortgage loan first becomes exercisable), or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Houston Galleria Whole Loan will be subject to a liquidation fee pursuant to the Houston Galleria Pooling Agreement, which will accrue at a rate equal to 1.0% per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the CenterPoint I Loan will be payable out of, and based on, collections on the CenterPoint I Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances", the Master Servicer, the Trustee and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer or Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates— Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder or the Special Servicer), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

 DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC14, which will be a trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC14 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X-1 and Class X-2 Certificates (collectively, the ‘‘Class X Certificates’’), and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X-2, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class A-3A, Class X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class X Certificates and Residual Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class X Certificates and Residual Certificates) on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (‘‘Notional Amount’’). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,747,367,510.

The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a ‘‘Class X-2 Component’’). Each of the Class X-2 Components will relate to a particular Class of Principal Balance Certificates and, at any time during any of the periods specified on Schedule II to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Annex E to this prospectus supplement with respect to the related Class of Principal Balance Certificates for that period and (b) the then Certificate Balance of the related Class of Principal Balance Certificates. Notwithstanding anything to the contrary in this prospectus supplement, the Notional Amount of the Class X-2 Certificates will be $0 following the Distribution Date on March 12, 2013.

The initial Notional Amount of the Class X-2 Certificates will be approximately $2,694,275,000.

The Class A-3A, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $309,487,510.

The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among

Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of an event described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in April 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Houston Galleria Loan, the CenterPoint I Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Paying Agent is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Below is a summary of the fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the mortgage loans that will be payable from amounts that the trust fund is entitled to receive.

Fees	Rate or Range of Rates
Trustee Fee	0.0007%
Master Servicing Fee	0.020000% – 0.135000%
Special Servicing Fee	0.15% – 0.25%
Liquidation Fee	0.75% – 1.00%
Workout Fee	0.75% – 1.00%
Expenses
Interest on Advances	Prime Rate

In addition, the Trustee, Paying Agent, Certificate Registrar, Authenticating Agent, Master Servicer, the Special Servicer and Depositor will be entitled to be indemnified by the trust fund as described under "Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent" and "Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor" in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement.

The Paying Agent is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Paying Agent is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Account will not be invested.

The aggregate amount available for distribution to Certificateholders on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the Houston Galleria Loan, only to the extent received by the Trustee pursuant to the Houston Galleria Pooling Agreement and/or Houston Galleria Intercreditor Agreement), as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1) all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5) all Yield Maintenance Charges;

(6) all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(7) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in April 2006 will begin on the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the

Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then, (i) prior to December 12, 2011, unless the Class A-3B Certificates have been reduced to zero, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date, first, to the Class A-3B Certificates until the Certificate Balance of the Class A-3B Certificates is reduced to zero and then to the Class A-3A Certificates until reduced to zero and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, first, to the Class A-3B Certificates until the Certificate Balance of the Class A-3B Certificates is reduced to zero and then to the Class A-3A Certificates until reduced to zero and (ii) on or after December 12, 2011, (a) to the Class A-3A Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Class A-3A Certificates are reduced to zero and then (b) to the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and the payments to the Class A-3A Certificates referenced above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero,

(E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero and (F) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-SB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D

Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates , Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A

Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Pass-Through Rates. The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.8450%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.4370%.

The Pass-Through Rate on the Class A-3A Certificates is a per annum rate equal to 5.4910%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-3B Certificates is a per annum rate equal to the WAC Rate minus 0.0490%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.4810%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.5060%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.4150%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to the WAC Rate minus 0.0900%.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate minus 0.0410%.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.1460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.1460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.1460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.1460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.1460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.1460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.1460%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rates applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.0395% and 0.2003% per annum, respectively.

The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-1 Components’’) of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-1 Strip Rate’’ for each Class X-1 Component will be calculated as follows:

(a) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-3B, Class A-M and Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-3B, Class A-M and Class A-J Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

(c) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates; and

(d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

For each Distribution Date after the Distribution Date in March 2013, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in March 2013, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a ‘‘Class X-2 Component’’) of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal

Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under ‘‘—General’’ above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-2 Strip Rate’’ for each Class X-2 Component will equal:

(x) with respect to the Class A-3B, Class A-M and Class A-J Certificates, the lesser of:

(a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

(b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

(y) with respect to each other Class of Principal Balance Certificates, the excess, if any, of:

(a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

(b) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

After the Distribution Date in March 2013, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

Class X-2 Component Relating to the Following Principal Balance Certificates	Class X-2 Fixed Strip Rate
Class A-3B	0.049%
Class A-M	0.090%
Class A-J	0.041%

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-8 of this prospectus supplement.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate.

Interest Distribution Amount. Interest will accrue for each Class of Certificates during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class, to the extent not previously paid, for all prior Distribution Dates.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X Certificates and the Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

Principal Distribution Amount. So long as (i) either the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the

Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount’’, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount’’, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule III to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule III to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the

prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the Houston Galleria Whole Loan held pursuant to the Houston Galleria Pooling Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates (excluding the Class X-2 Certificates) and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class X-2 Certificates) and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the

Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	July 12, 2010
Class A-2	March 12, 2011
Class A-3B	March 12, 2014
Class A-4	January 12, 2016
Class A-SB	May 12, 2015
Class A-1A	January 12, 2016
Class A-M	January 12, 2016
Class A-J	January 12, 2016
Class X-2	March 12, 2013
Class B	February 12, 2016
Class C	February 12, 2016
Class D	February 12, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be December 12, 2044. See ‘‘Ratings’’ in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to December 2011, to the Class A-3B Certificates until their Certificate Balance has been reduced to zero and then to the Class A-3A Certificates until their Certificate Balance has been reduced to zero, and (B) on and after December 2011, first, to the Class A-3A Certificates, until their Certificate Balance has been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, until reduced to zero to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates are still outstanding, first to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to December 2011, to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero and then to the Class A-3A Certificates until their Certificate Balance has been reduced to zero and (B) on and after December 2011, first, to the Class A-3A Certificates until their Certificate

Balance has been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Class X and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class X Certificates and the Residual Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class X Certificates and the Residual Certificates) as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates have been reduced to zero. Any

Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Classes of Certificates are reduced by such loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Paying Agent as described under ‘‘Transaction Parties—The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent’’ in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class X-2 Certificates) in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Houston Galleria Loan) and any REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Houston Galleria Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master

Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or prepayment premiums or with respect to any AB Subordinate Companion Loan, the Houston Galleria Companion Loans or the CenterPoint I Pari Passu Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of the Houston Galleria Whole Loan, an appraisal reduction has been made in accordance with the Houston Galleria Pooling Agreement) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in prospectus supplement), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the Houston Galleria Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the CenterPoint I Loan in accordance with the CenterPoint I Intercreditor Agreement, the CenterPoint I Pari Passu Companion Loan and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related AB Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. If the funds in the

Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Master Servicer. Further, with respect to the Houston Galleria Whole Loan, if the Houston Galleria Master Servicer determines that any P&I Advance with respect to the Houston Galleria Pari Passu Companion Loan or the Houston Galleria Subordinate Companion C Loan, if made, would be nonrecoverable, the Master Servicer and the Trustee will not be required to make any P&I Advances on the Houston Galleria Loan. Additionally, with respect to the CenterPoint I Loan, if any servicer in connection with a subsequent securitization of the CenterPoint I Pari Passu Companion Loan determines that any P&I Advance with respect to the CenterPoint I Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the CenterPoint I Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such

Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan, the Houston Galleria Pari Passu Companion Loan, the Houston Galleria Subordinate Companion Loans or the CenterPoint I Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicer, Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the Houston Galleria Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

(2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3) the date on which a receiver has been appointed;

(4) 60 days after a borrower declares bankruptcy;

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7) immediately after a mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (except for the Houston Galleria Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer as of the first Determination Date following the date the Special Servicer receives and delivers to the Master Servicer or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Special Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Master Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Houston Galleria Loan). On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the CenterPoint I Whole Loan, the CenterPoint I Pari Passu Companion Holder) the Master Servicer, the Trustee and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M

Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A Certificates, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the Houston Galleria Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder (and, in the case of the CenterPoint I Whole Loan, the CenterPoint I Pari Passu Companion Holder), the Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

The Houston Galleria Loan is subject to the provisions in the Houston Galleria Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Houston Galleria Pooling Agreement in respect of the Houston Galleria Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Houston Galleria Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Houston Galleria Pooling Agreement, the Houston Galleria Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the Houston Galleria Whole Loan will be applied first to the Houston Galleria Subordinate Companion C Loan. Any appraisal reduction amount in respect of the Houston Galleria Whole Loan that exceeds the aggregate balance of the Houston Galleria Subordinate Companion C Loan will be allocated to the Houston Galleria Subordinate Companion B Loan, and any appraisal reduction amount in respect of the Houston Galleria Whole Loan that exceeds the aggregate balance of the Houston Galleria Subordinate Companion B Loan and the Houston Galleria Subordinate Companion C Loan will be allocated to the Houston Galleria Loan and the Houston Galleria Pari Passu Companion Loan, pro rata, based on their outstanding principal balances.

The CenterPoint I Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the CenterPoint I Whole Loan will be allocated to the CenterPoint I Notes on a pro rata basis.

Any mortgage loan (other than the Houston Galleria Whole Loan) previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic

Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, the holder of the CenterPoint I Pari Passu Companion Loan, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

(1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

(3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

(4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

(5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30 day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9) the Available Distribution Amount for the Distribution Date;

(10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

(26) the aggregate amount of interest on Servicing Advances (other than with respect to the Houston Galleria Loan) paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the aggregate amount of interest on servicing advances made pursuant to the Houston Galleria Pooling Agreement paid to the Houston Galleria Master Servicer, the Houston Galleria Special Servicer and the trustee under the Houston Galleria Pooling Agreement since the previous Determination Date or in the case of the first Distribution Date, as of the cut-off date;

(27) the original and then-current credit support levels for each Class of Certificates;

(28) the original and then-current ratings for each Class of Certificates;

(29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)  identification of any material modification, extension or waiver of a mortgage loan; and

(32) identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

The Paying Agent will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent’s website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, the holder of the CenterPoint I Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1) the Pooling and Servicing Agreement and any amendments to that agreement;

(2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3) all officer’s certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4) all accountants’ reports delivered to the Trustee and the Paying Agent since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

(6) copies of the mortgage loan documents;

(7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

(8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated, pro rata, between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Residual Certificates) and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and (3) if the Houston Galleria Mortgaged Property is an REO Property under the terms of the Houston Galleria Pooling Agreement, the pro rata portion of the fair market value of the related property, as determined by the Houston Galleria Master Servicer in accordance with clause (2) above, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

 SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the CenterPoint I Whole Loan, but excluding the Houston Galleria Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (other than the Houston Galleria Loan) and any REO Properties. The Houston Galleria Loan will be serviced in accordance with the Houston Galleria Pooling Agreement by the Houston Galleria Master Servicer and the Houston Galleria Special Servicer and according to the servicing standards provided for in the Houston Galleria Pooling Agreement, which require, among other things, that the Houston Galleria Master Servicer and Houston Galleria Special Servicer attempt to maximize recovery on all portions of the Houston Galleria Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the Houston Galleria Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the CenterPoint I Whole Loan, but excluding the Houston Galleria Loan) for which it is responsible. Each of the Master Servicer and the Special Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer and Special Servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicer will be required to service and administer the mortgage loans (including the CenterPoint I Whole Loan, but excluding the Houston Galleria Loan) for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders as a collective whole (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (and in the case of the CenterPoint I Loan, a mezzanine loan or an AB Subordinate Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

(A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

(B) the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Master Servicer or any of its affiliates, as the case may be;

(C) the Master Servicer’s obligation to make Advances; and

(D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the ‘‘Master Servicer Servicing Standards’’).

The Special Servicer will be required to service and administer the mortgage loans (including the CenterPoint I Whole Loan, but excluding the Houston Galleria Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of the CenterPoint I Loan, a mezzanine loan or an AB Subordinate Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan (as a collective whole)), but without regard to:

(A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B) the ownership of any Certificate or, if applicable, mezzanine loan or AB Subordinate Companion Loan, by the Special Servicer or any of its affiliates;

(C) the Special Servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer;

(E)    any option to purchase any mortgage loan or Companion Loan it may have; and

(F) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the ‘‘Special Servicer Servicing Standards’’).

‘‘Servicing Standards’’ means (i) with respect to the Master Servicer, the Master Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the CenterPoint I Loan and each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the CenterPoint I Pari Passu Companion Loan and any related AB Subordinate Companion Loan):

(1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower delivers a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan cures such delinquency);

(3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6) as to which a default that the Master Servicer or Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the CenterPoint I Loan, the interests of the holder of the CenterPoint I Pari Passu Companion Loan or, with respect to each AB Mortgage Loan, the interests of the holder of the related AB Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7) as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the CenterPoint I Loan, the interests of the holder of the CenterPoint I Pari Passu Companion Loan or, with respect to each AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the CenterPoint I Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the CenterPoint I Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the CenterPoint I Whole Loan and any AB Subordinate Companion Loans) serviced by the Special Servicer and any mortgage loans (including the CenterPoint I Whole Loan and any AB Subordinate Companion Loans) that have become REO Properties are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans.’’ If the CenterPoint I Pari Passu Companion Loan becomes specially serviced, then the CenterPoint I Whole Loan will become a Specially Serviced Mortgage Loan. If any of the

Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the Houston Galleria Loan) that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder and the Houston Galleria Operating Advisor

The Directing Certificateholder will be entitled to advise the Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. Except as otherwise described in the succeeding paragraphs below, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan (provided that with respect to the CenterPoint I loan, any extension will not be more than three years from the maturity date of such mortgage loan);

(iii) any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii) any property management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

(viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x) any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the Master Servicer and/or Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related AB Subordinate Companion Loan as described under ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement).

With respect to the Houston Galleria Whole Loan only, so long as no Houston Galleria Companion B Control Appraisal Event has occurred and is continuing, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Houston Galleria Operating Advisor, provided, nothing precludes the Directing Certificateholder from consulting with the Houston Galleria Special Servicer, regardless of whether the Houston Galleria Operating Advisor is entitled to exercise such rights.

With respect to the CenterPoint I Whole Loan only, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without consulting the Directing Certificateholder and the holder of the CenterPoint I Pari Passu Companion Loan and obtaining the Directing Certificateholder’s written approval:

(1) any modification or amendment of, or waiver with respect to, the CenterPoint I Whole Loan or the CenterPoint I Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the CenterPoint I Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the CenterPoint I Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2) any modification or amendment of, or waiver with respect to, the CenterPoint I Whole Loan documents that would result in a discounted pay-off of the CenterPoint I Whole Loan;

(3) any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the CenterPoint I Whole Loan or any acquisition of the related mortgaged property by deed-in lieu of foreclosure;

(4) any proposed or actual sale of the mortgaged property or REO property;

(5) any proposed or actual sale of the CenterPoint I Whole Loan by the applicable servicer;

(6) any release of the borrower, any guarantor or other obligor from liability with respect to the CenterPoint I Whole Loan;

(7) any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(8) any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9) any substitution or release of collateral or acceptance of additional collateral for the CenterPoint I Whole Loan including the release of additional collateral for the CenterPoint I Whole Loan;

(10) adoption or approval of a plan in a bankruptcy of a borrower;

(11) consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the CenterPoint I Whole Loan documents;

(12) any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the CenterPoint I Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the CenterPoint I Whole Loan documents; or

(13) any consent, waiver or approval with respect to any change in the property manager at the mortgaged property.

provided, however, in the event that there is a disagreement between the Directing Certificateholder and the holder of the CenterPoint I Pari Passu Companion Loan, with respect to the proposed actions, the Directing Certificateholder’s decision will be binding upon the holder of the CenterPoint I Pari Passu Companion Loan in accordance with the CenterPoint I Intercreditor Agreement.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be Citigroup Alternative Investments LLC.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

The Special Servicer will not be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standards), the CenterPoint I Intercreditor Agreement or the REMIC Provisions.

The Master Servicer and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The Master Servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicer or the Special Servicer, as applicable, may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the Master Servicer or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning Master Servicer and the Master Servicer is required to immediately take the place of such resigning Special Servicer unless the Trustee or the Master Servicer, as applicable, is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee or the Master Servicer, as applicable, in any case in which a Master Servicer or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor):

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b) may act solely in the interests of the holders of the Controlling Class (or, with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder),

(c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder),

(d) may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder) over the interests of the holders of one or more other Classes of Certificates,

(e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or, with respect to the Houston Galleria Operating Advisor, the Houston Galleria Controlling Holder), and

(f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (or, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (or, with respect to the Houston Galleria Whole Loan, the Houston Galleria Operating Advisor) for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use efforts consistent with the Servicing Standards (other than with respect to the Houston Galleria Loan, which is serviced under the Houston Galleria Pooling Agreement), to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Master Servicer in accordance with the Servicing Standards; provided, that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or, with respect to the CenterPoint I Whole Loan, subject to the consent of the holder of the CenterPoint I Pari Passu Companion Loan), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the CenterPoint I Whole Loan, the holder of the CenterPoint I Pari Passu Companion Loan) will not have more than 30 days to respond to the Special Servicer’s request for such consultation; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the CenterPoint I Whole Loan, the holder of the CenterPoint I Pari Passu Companion Loan), the Special Servicer will not be required to do so. Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, neither the Master Servicer nor the Special Servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to the Houston Galleria Loan, which is serviced under the Houston Galleria Pooling Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master Servicer to the Special Servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer, subject to any required Directing Certificateholder consent described in this prospectus supplement, will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

(2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class X Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the CenterPoint I Loan, the holder of the CenterPoint I Pari Passu Companion Loan) the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the CenterPoint I Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the CenterPoint I Intercreditor Agreement, such that neither the trust as holder of the CenterPoint I Loan nor the holder of the CenterPoint I Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the CenterPoint I Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage (other than with respect to the Houston Galleria Loan) loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool —General’’ in this prospectus supplement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Notwithstanding the foregoing, the Purchase Option will not apply to the Houston Galleria Loan. However, the Houston Galleria Pooling Agreement provides for a comparable fair value purchase option for the Houston Galleria Loan exercisable by the parties designated under such agreement, and anyone exercising the right to purchase the Houston Galleria Companion Pari Passu Loan (and, if the holder of the Houston Galleria Subordinate Companion C Loan is the Houston Galleria Controlling Holder, the Houston Galleria Subordinate Companion B Loan) under the Houston Galleria Pooling Agreement must also purchase the Houston Galleria Loan from the trust.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—AB Mortgage Loan Pairs’’ in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the Houston Galleria Loan, which is subject to inspection pursuant to the Houston Galleria Pooling Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related AB Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement, and, in the case of the CenterPoint I Whole Loan, also as an expense of the holder of the CenterPoint I Pari Passu Companion Loan). The Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the Houston Galleria Master Servicer, the Depositor, the Houston Galleria Special Servicer, the trustee under the Houston Galleria Pooling Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Houston Galleria Loan under the Houston Galleria Pooling Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Houston Galleria Master Servicer, the Houston Galleria Special Servicer, the Depositor or the trustee under the Houston Galleria Pooling Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Houston Galleria Pooling Agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole) and in the case of the CenterPoint I Loan, the rights of the Certificateholders and the holder of the CenterPoint I Pari Passu Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the CenterPoint I Whole Loan and/or holder of the CenterPoint I Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the CenterPoint I Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the CenterPoint I Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and

Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the CenterPoint I Loan, by the holder of the CenterPoint I Pari Passu Companion Loan; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the CenterPoint I Loan, by the holder of the CenterPoint I Pari Passu Companion Loan; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

(g) the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to S&P’s Select Servicer List within 30 days of such removal and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The

Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates:

(a) to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

(b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

(c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of any AB Subordinate Companion Loan or any Houston Galleria Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related AB Subordinate Companion Loan or the related Houston Galleria Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related AB Subordinate Companion Loan or the related Houston Galleria Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related AB Subordinate Companion Loan or the related Houston Galleria Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee, the Master Servicer and the Special Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2 Certificates, reduction of the Notional Amount of the Class X-2 Components as a result of such distributions; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components).

Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates, until their Certificate Balance is reduced to zero, fourth, (i) prior to December 12, 2011, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates until their Certificate Balance is reduced to zero, and (ii) on or after December 12, 2011, first, in respect of the Class A-3A Certificates, until their Certificate Balance is reduced to zero and, then in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, and Class D Certificates and then the Non-Offered Certificates (other than the Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB

Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related Class X-2 Components. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date’’ in this prospectus supplement.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X-2 Certificates, applied to reduce the notional amounts of the related Class X-2 Components. An investor should consider, in the case of any Offered Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions of such Classes, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the Class A-1A, Class A-3B, Class A-4, Class A-SB, Class X-2, Class A-M, Class A-J, Class B, Class C and Class D

Certificates because each such Class of Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the notional amounts of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance Certificates and therefore the Class X-2 Notional Amount, which will reduce the yield on such Certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates, the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates, until their Certificate Balances are reduced to zero, fourth, (i) prior to December 12, 2011, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates until their Certificate Balance is reduced to zero, and (ii) on or after December 12, 2011, first, in respect of the Class A-3A Certificates, until the Certificate Balance of the Class A-3A Certificates is reduced to zero and then in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date, as the case may be. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in April 2006;

(b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates (or, with respect to the Houston Galleria Loan, similar parties under the Houston Galleria Pooling Agreement) will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan, the holder of the Houston Galleria Subordinate Companion C Loan (or the holder of the Houston Galleria Subordinate Companion B Loan, if the holder of the Houston Galleria Subordinate Companion B Loan is the Houston Galleria Controlling Holder) will not exercise its option to purchase the Houston Galleria Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f) the Closing Date is March 16, 2006;

(g) the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

(h) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

(i) the optional termination of the trust will not be exercised.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	83	83	83	83	83
March 12, 2008	63	63	63	63	63
March 12, 2009	39	39	39	39	39
March 12, 2010	10	10	10	10	10
March 12, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	2.47	2.47	2.47	2.47	2.47

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	4.48	4.47	4.46	4.44	4.26

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	70	70	70	70	70
March 12, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	7.69	7.68	7.67	7.66	7.44

(1)	The weighted average life of the Class A-3B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	99	98	97	69
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.73	9.69	9.64	9.56	9.33

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	88	88	88	88	88
March 12, 2012	69	69	69	69	69
March 12, 2013	48	48	48	48	48
March 12, 2014	26	26	26	26	26
March 12, 2015	4	4	4	4	4
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	6.90	6.90	6.90	6.90	6.90

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
March 16, 2006	100	100	100	100	100
March 12, 2007	99	99	99	99	99
March 12, 2008	99	99	99	99	99
March 12, 2009	98	98	98	98	98
March 12, 2010	97	97	97	97	97
March 12, 2011	86	86	86	86	86
March 12, 2012	85	85	85	85	85
March 12, 2013	83	83	83	83	83
March 12, 2014	81	81	81	81	81
March 12, 2015	79	79	79	79	79
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	8.82	8.81	8.80	8.78	8.60

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.82	9.82	9.82	9.82	9.57

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.82	9.82	9.82	9.82	9.57

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.85	9.83	9.82	9.82	9.60

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.91	9.91	9.86	9.82	9.66

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
March 12, 2007	100	100	100	100	100
March 12, 2008	100	100	100	100	100
March 12, 2009	100	100	100	100	100
March 12, 2010	100	100	100	100	100
March 12, 2011	100	100	100	100	100
March 12, 2012	100	100	100	100	100
March 12, 2013	100	100	100	100	100
March 12, 2014	100	100	100	100	100
March 12, 2015	100	100	100	100	100
March 12, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.91	9.91	9.91	9.87	9.66

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Yield Sensitivity of the Class X-2 Certificates

The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-2 Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X-2 Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from March 1, 2006 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X-2 Certificates

Assumed Purchase Price (of Initial Notional Amounts of Class X-2 Certificates)	Prepayment Assumption (CPR)
	0%	25%	50%	75%	100%
0.4712%	5.377%	5.377%	5.377%	5.377%	5.377%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the Houston Galleria Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the Houston Galleria Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR Certificates) are ‘‘Regular Certificates’’ as defined in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the Houston Galleria Loan, a beneficial interest in an allocable portion of the property securing the Houston Galleria Whole Loan, and in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair), and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the

Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class A-1 and Class X-2 Certificates will be issued with original issue discount, that the Class D Certificates will be issued with a de minimis amount of original issue discount and that the Class A-2, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from March 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 20.6% of the Initial Pool Balance are secured by multifamily properties, manufactured housing community properties and senior living properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or Notional Amounts, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

Class	J.P. Morgan Securities Inc.	CIBC World Markets Corp.	Deutsche Bank Securities Inc.	Nomura Securities International, Inc.
Class A-1	$50,895,000	$10,000,000	$0	$0
Class A-2	$116,263,000	$25,000,000	$0	$0
Class A-3B	$98,197,000	$20,000,000	$0	$0
Class A-4	$757,540,000	$200,000,000	$0	$0
Class A-SB	$95,377,000	$20,000,000	$0	$0
Class A-1A	$354,885,000	$75,000,000	$0	$0
Class A-M	$274,737,000	$0	$0	$0
Class A-J	$209,486,000	$0	$0	$0
Class X-2	$2,694,275,000	$0	$0	$0
Class B	$61,816,000	$0	$0	$0
Class C	$27,474,000	$0	$0	$0
Class D	$41,210,000	$0	$0	$0

In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 100.9% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2006, before deducting expenses payable by the Depositor estimated to be approximately $3,900,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates—Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates—Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers.

CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., one of the Mortgage Loan Sellers.

 CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the

Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Persons who have an ongoing relationship with the California Public Employees' Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the Houston Galleria Whole Loan Borrower. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold the Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Twenty-two (22) of the Mortgaged Properties, securing mortgage loans representing approximately 20.3% of the Initial Pool Balance by allocated loan amount (17 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 22.3% of the Initial Group 1 Balance by allocated loan amount, and 5 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 9.1% of the Initial Group 2 Balance by allocated loan amount), are located in the State of Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the mortgage loans because of the limited nature of its recourse liabilities.

Twenty-nine (29) of the mortgaged properties, securing mortgage loans representing approximately 10.2% of the Initial Pool Balance by allocated loan amount (24 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 11.7% of the Initial Group 1 Balance by allocated loan amount, and 5 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 1.9% of the Initial Group 2 Balance by allocated loan amount), are located in the State of North Carolina. Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

Other Aspects. Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

 RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P
A-1	Aaa	AAA
A-2	Aaa	AAA
A-3B	Aaa	AAA
A-4	Aaa	AAA
A-SB	Aaa	AAA
A-1A	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA
X-2	Aaa	AAA
B	Aa2	AA
C	Aa3	AA–
D	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by December 12, 2044 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2 Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
165 Chubb Mezz Borrower	S-83
30/360 Basis	S-106
AB Mortgage Loan	S-80
AB Mortgage Loan Pair	S-80
AB Subordinate Companion Loan	S-80
Acceptable Insurance Default	S-182
Accrued Interest from Recoveries	S-153
Actual/360 Basis	S-106
Additional Exclusions	S-182
Administrative Cost Rate	S-153
Advances	S-163
Appraisal Reduction	S-166
Appraisal Reduction Event	S-165
Asset Status Report	S-177
Assumed Final Distribution Date	S-158
Assumed Scheduled Payment	S-155
Authenticating Agent	S-128
Available Distribution Amount	S-142
Base Interest Fraction	S-157
Brinton Portfolio AB Mortgage Loan	S-80
CBE	S-205
CenterPoint I Intercreditor Agreement	S-95
CenterPoint I Loan	S-95
CenterPoint I Mortgaged Property	S-95
CenterPoint I Noteholders	S-95
CenterPoint I Notes	S-95
CenterPoint I Pari Passu Companion Loan	S-95
CenterPoint I Whole Loan	S-95
Certificate Account	S-141
Certificate Balance	S-137
Certificate Owner	S-138
Certificate Registrar	S-128
Certificateholders	S-79
Certificates	S-137
Class	S-137
Class A Certificates	S-137
Class A-SB Planned Principal Balance	S-156
Class X Certificates	S-137
Class X-1 Components	S-150
Class X-1 Strip Rate	S-151
Class X-2 Component	S-138
Class X-2 Component	S-151
Class X-2 Strip Rate	S-152
Clearstream	S-138
Closing Date	S-79
CMSA Investor Reporting Package	S-170
Code	S-206
Collateral Support Deficit	S-161
Companion Loan	S-81
Compensating Interest Payment	S-135
Constant Prepayment Rate	S-197
Controlling Class	S-180
Controlling Class Certificateholder	S-180
Corrected Mortgage Loan	S-177
CPR	S-197
Crossed Loan	S-122
Cross-Over Date	S-149
Custodian	S-116
Cut-off Date Balance	S-78
Cut-off Date LTV Ratios	S-116
Defeasance	S-109
Defeasance Lockout Period	S-109
Depositor	S-79
Depositories	S-139
Determination Date	S-141
Direct Participants	S-139
Directing Certificateholder	S-180
Discount Rate	S-107
Distributable Certificate Interest	S-153
Distribution Account	S-141
Distribution Date	S-141
Donato Corporate Park #1 AB Mortgage Loan	S-81
DSCR	S-78
DTC	S-138
Due Period	S-143
Effective Gross Income	S-115
ERISA	S-209
ERISA Plan	S-209
ESA	S-127
Euroclear	S-138
Events of Default	S-190
Excluded Plan	S-210
Exemption	S-209
FIRREA	S-126
Form 8-K	S-114
FSMA	S-4
Gain on Sale Reserve Account	S-142
GMACCH	S-130
Group 1 Principal Distribution Amount	S-154
Group 1 Principal Shortfall	S-156
Group 2 Principal Distribution Amount	S-154

Page
Group 2 Principal Shortfall	S-156
Houston Galleria Appraisal Reduction	S-93
Houston Galleria Companion B Control Appraisal Event	S-93
Houston Galleria Companion C Control Appraisal Event	S-93
Houston Galleria Companion Loans	S-85
Houston Galleria Controlling Holder	S-92
Houston Galleria Intercreditor Agreement	S-85
Houston Galleria Loan	S-84
Houston Galleria Major Decisions	S-91
Houston Galleria Master Servicer	S-85
Houston Galleria Operating Advisor	S-93
Houston Galleria Pari Passu Companion Loan	S-84
Houston Galleria Pari Passu Loans	S-84
Houston Galleria Pooling Agreement	S-85
Houston Galleria Purchase Option	S-94
Houston Galleria Purchase Price	S-94
Houston Galleria Servicing Fee Rate	S-86
Houston Galleria Servicing Standards	S-85
Houston Galleria Special Servicer	S-85
Houston Galleria Subordinate Companion B Loan	S-85
Houston Galleria Subordinate Companion C Loan	S-85
Houston Galleria Subordinate Companion Loans	S-85
Houston Galleria Trustee Fee Rate	S-86
Houston Galleria Whole Loan	S-85
Indirect Participants	S-139
Initial Loan Group 1 Balance	S-78
Initial Loan Group 2 Balance	S-78
Initial Pool Balance	S-78
Initial Resolution Period	S-119
Insurance and Condemnation Proceeds	S-141
Intercreditor Agreement	S-96
Interest Accrual Period	S-153
Interest Distribution Amount	S-153
Interest Reserve Account	S-142
IRS	S-186
JPMCB	S-79
JPMMC	S-123
LaSalle	S-128
LDP	S-124
Liquidation Fee	S-134
Liquidation Fee Rate	S-134
Liquidation Proceeds	S-141
Loan Group 1	S-78
Loan Group 2	S-78
Loan Groups	S-78
Lockbox Accounts	S-123
Lockbox Loans	S-122
Lockout Period	S-107
Lower-Tier Distribution Account	S-141
Lower-Tier REMIC	S-206
Lower-Tier REMIC Regular Interests	S-206
LTV Ratio	S-116
LTV Ratios	S-78
MAI	S-120
Marlton Square Shopping Center AB Mortgage Loan	S-81
Master Servicer	S-130
Master Servicer Remittance Date	S-162
Master Servicer Servicing Standards	S-174
Maturity Date LTV Ratios	S-116
Metro Corporate Center AB Mortgage Loan	S-80
Metro Corporate Center B Note	S-97
Metro Corporate Center B Noteholder	S-97
Metro Corporate Center Control Appraisal Period	S-101
Metro Corporate Center Cure Period	S-102
Metro Corporate Center Intercreditor Agreement	S-97
Metro Corporate Center Loan	S-97
Metro Corporate Center Monetary Default	S-102
Metro Corporate Center Non-Monetary Default	S-102
Metro Corporate Center Senior Noteholder	S-97
Metro Corporate Center Sequential Pay Event	S-98
Metro Corporate Center Whole Loan	S-97
Mezz Borrower	S-83
Mezz Cap AB Mortgage Loan	S-81
Mezz Cap AB Mortgage Loans	S-81
Mezz Cap Loan Pair	S-81

Page
Mezz Cap Loan Pairs	S-81
Moody’s	S-213
Mortgage	S-78
Mortgage File	S-116
Mortgage Loan Sellers	S-79
Mortgage Note	S-78
Mortgage Rate	S-153
Mortgaged Property	S-78
Net Aggregate Prepayment Interest Shortfall	S-153
Net Mortgage Rate	S-152
Net Operating Income	S-115
NOI	S-115
Non-Offered Certificates	S-137
Non-Offered Subordinate Certificates	S-160
Nonrecoverable Advance	S-163
Notional Amount	S-138
Offered Certificates	S-137
Operating Statements	S-115
Option Price	S-185
Other Mezz Borrowers	S-83
PAR	S-127
Participants	S-138
Pass-Through Rate	S-149
Paying Agent	S-96
Percentage Interest	S-138
Periodic Payments	S-143
Permitted Investments	S-142
Pheasant Run AB Mortgage Loan	S-81
PILOT Agreement	S-78
Plan	S-209
Pooling and Servicing Agreement	S-137
Prepayment Assumption	S-207
Prepayment Interest Excess	S-135
Prepayment Interest Shortfall	S-135
Primary Collateral	S-122
Prime Rate	S-165
Principal Balance Certificates	S-138
Principal Distribution Amount	S-153
Principal Shortfall	S-156
Promissory Note A-2a	S-84
Promissory Note A-2b	S-84
Prospectus Directive	S-4
Purchase Agreements	S-79
Purchase Option	S-185
Purchase Price	S-120
P&I Advance	S-162
Qualified Substitute Mortgage Loan	S-120
Rated Final Distribution Date	S-213
Rating Agencies	S-213
Record Date	S-141
Regular Certificates	S-206
Reimbursement Rate	S-165
Related Proceeds	S-163
Release Date	S-109
Relevant Implementation Date	S-3
Relevant Member State	S-3
Relevant Persons	S-4
REMIC	S-206
REMIC Provisions	S-206
REO Account	S-183
REO Loan	S-157
REO Property	S-176
Residual Certificates	S-137
Restricted Group	S-209
Rules	S-139
Scheduled Principal Distribution Amount	S-155
Senior Certificates	S-137
Sequential Pay Event	S-88
Servicing Advances	S-163
Servicing Fee	S-133
Servicing Fee Rate	S-133
Servicing Standards	S-175
Similar Law	S-209
Special Servicer	S-131
Special Servicer Servicing Standards	S-175
Special Servicing Fee	S-133
Special Servicing Fee Rate	S-133
Specially Serviced Mortgage Loans	S-176
Stated Principal Balance	S-156
Statement to Certificateholders	S-168
Subordinate Certificates	S-137
Subordinate Offered Certificates	S-137
S&P	S-213
Threshold Event Collateral	S-102
Threshold Event Cure	S-102
Trustee	S-79
Trustee Fee	S-129
Trustee Fee Rate	S-129
Tulane Park Apartments AB Mortgage Loan	S-80
Underwriters	S-121
Underwriting Agreement	S-208
Underwritten Cash Flow	S-114
Underwritten Cash Flow Debt Service Coverage Ratio	S-114
Underwritten NOI	S-115

Page
Unscheduled Principal Distribution Amount	S-155
Upper-Tier Distribution Account	S-141
Upper-Tier REMIC	S-206
UW DSCR	S-114
UW NCF	S-115
UW NOI	S-115
Voting Rights	S-172
WAC Rate	S-152
Withheld Amounts	S-142
Withheld Loans	S-142
Workout Fee	S-134
Workout Fee Rate	S-134
Workout-Delayed Reimbursement Amount	S-164
Yield Maintenance Charge	S-107

SCHEDULE I
CLASS X REFERENCE RATES

Distribution Date	Reference Rate
April 2006	5.69012%
May 2006	5.50557%
June 2006	5.69006%
July 2006	5.50552%
August 2006	5.69001%
September 2006	5.68998%
October 2006	5.50544%
November 2006	5.68992%
December 2006	5.50539%
January 2007	5.50535%
February 2007	5.50533%
March 2007	5.50552%
April 2007	5.68977%
May 2007	5.50523%
June 2007	5.68971%
July 2007	5.50517%
August 2007	5.68964%
September 2007	5.68961%
October 2007	5.50507%
November 2007	5.68953%
December 2007	5.50499%
January 2008	5.68945%
February 2008	5.50492%
March 2008	5.50502%
April 2008	5.68933%
May 2008	5.50482%
June 2008	5.68927%
July 2008	5.50473%
August 2008	5.68917%
September 2008	5.68913%
October 2008	5.50460%
November 2008	5.68903%
December 2008	5.50450%
January 2009	5.50446%
February 2009	5.50442%
March 2009	5.50481%
April 2009	5.68848%
May 2009	5.50396%
June 2009	5.68837%
July 2009	5.50386%
August 2009	5.68826%
September 2009	5.68821%
October 2009	5.50370%
November 2009	5.68810%
December 2009	5.50359%
January 2010	5.50354%
February 2010	5.50325%

Schedule I-1

Distribution Date	Reference Rate
March 2010	5.50417%
April 2010	5.68756%
May 2010	5.50308%
June 2010	5.68829%
July 2010	5.50378%
August 2010	5.68819%
September 2010	5.70406%
October 2010	5.51796%
November 2010	5.70121%
December 2010	5.51628%
January 2011	5.51091%
February 2011	5.51139%
March 2011	5.51185%
April 2011	5.69605%
May 2011	5.51132%
June 2011	5.69600%
July 2011	5.51127%
August 2011	5.69595%
September 2011	5.69592%
October 2011	5.51119%
November 2011	5.69587%
December 2011	5.51114%
January 2012	5.69514%
February 2012	5.51043%
March 2012	5.51059%
April 2012	5.69505%
May 2012	5.51035%
June 2012	5.69500%
July 2012	5.51029%
August 2012	5.69494%
September 2012	5.69491%
October 2012	5.50915%
November 2012	5.69372%
December 2012	5.50906%
January 2013	5.50740%
February 2013	5.50737%
March 2013	5.50793%

Schedule I-2

Schedule II
CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

Period Ending	Class A-1	Class A-2	Class A-3A	Class A-3B	Class A-4	Class A-SB	Class A-1A	Class A-M	Class A-J
September 12, 2006	$56,845,000	$141,263,000	$100,000,000	$118,197,000	$957,540,000	$115,377,000	$428,922,000	$274,737,000	$209,486,000
March 12, 2007	$51,654,000	$141,263,000	$100,000,000	$118,197,000	$957,540,000	$115,377,000	$427,746,000	$274,737,000	$209,486,000
September 12, 2007	$5,761,000	$141,263,000	$100,000,000	$118,197,000	$957,540,000	$115,377,000	$404,920,000	$274,737,000	$209,486,000
March 12, 2008	—	$94,769,000	$100,000,000	$118,197,000	$957,540,000	$115,377,000	$395,485,000	$274,737,000	$209,486,000
September 12, 2008	—	$43,103,000	$100,000,000	$118,197,000	$957,540,000	$115,377,000	$381,135,000	$274,737,000	$209,486,000
March 12, 2009	—	—	$100,000,000	$111,231,000	$957,540,000	$115,377,000	$369,254,000	$274,737,000	$209,486,000
September 12, 2009	—	—	$100,000,000	$61,334,000	$957,540,000	$115,377,000	$360,129,000	$274,737,000	$209,486,000
March 12, 2010	—	—	$100,000,000	$9,552,000	$957,540,000	$115,377,000	$351,430,000	$274,737,000	$209,486,000
September 12, 2010	—	—	—	—	$926,425,000	$113,906,000	$342,919,000	$274,737,000	$209,486,000
March 12, 2011	—	—	—	—	$827,579,000	$104,321,000	$313,669,000	$274,737,000	$209,486,000
September 12, 2011	—	—	—	—	$796,370,000	$92,754,000	$305,805,000	$274,737,000	$209,486,000
March 12, 2012	—	—	—	—	$724,187,000	$81,485,000	$298,306,000	$274,737,000	$209,486,000
September 12, 2012	—	—	—	—	$697,634,000	$69,530,000	$290,971,000	$274,737,000	$209,486,000
March 12, 2013	—	—	—	—	$477,656,000	$57,717,000	$281,215,000	$274,737,000	$209,486,000

Period Ending	Class B	Class C	Class D	Class E	Class F	Class G	Class H	Class J	Class K	Class L	Total
September 12, 2006	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$27,473,000	$41,211,000	$13,737,000	$13,737,000	$6,868,000	$2,694,275,000
March 12, 2007	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$27,473,000	$41,211,000	$13,737,000	$13,737,000	$6,868,000	$2,687,908,000
September 12, 2007	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$27,473,000	$41,211,000	$13,737,000	$13,737,000	$6,868,000	$2,619,189,000
March 12, 2008	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$27,473,000	$41,211,000	$13,737,000	$13,737,000	$6,868,000	$2,557,499,000
September 12, 2008	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$27,473,000	$41,211,000	$11,058,000	—	—	$2,468,199,000
March 12, 2009	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$27,473,000	$28,773,000	—	—	—	$2,382,753,000
September 12, 2009	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$27,473,000	$6,102,000	—	—	—	$2,301,060,000
March 12, 2010	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$34,342,000	$11,690,000	—	—	—	—	$2,218,694,000
September 12, 2010	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$24,936,000	—	—	—	—	—	$2,046,949,000
March 12, 2011	$61,816,000	$27,474,000	$41,210,000	$24,040,000	$5,671,000	—	—	—	—	—	$1,890,003,000
September 12, 2011	$61,816,000	$27,474,000	$41,210,000	$11,487,000	—	—	—	—	—	—	$1,821,139,000
March 12, 2012	$61,816,000	$27,474,000	$35,213,000	—	—	—	—	—	—	—	$1,712,704,000
September 12, 2012	$61,816,000	$27,474,000	$19,170,000	—	—	—	—	—	—	—	$1,650,818,000
March 12, 2013	$61,816,000	$27,474,000	$3,860,000	—	—	—	—	—	—	—	$1,393,961,000

(1)	The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series 2006-CIBC14 Principal Balance Certificates (i.e., Classes A-1, A-2, A-3A, A-3B, A-4, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L, respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2006-CIBC14 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b) the then actual Certificate Balance of that Class.

Schedule II-1

SCHEDULE III
CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
April 12, 2006	$115,377,000.00
May 12, 2006	$115,377,000.00
June 12, 2006	$115,377,000.00
July 12, 2006	$115,377,000.00
August 12, 2006	$115,377,000.00
September 12, 2006	$115,377,000.00
October 12, 2006	$115,377,000.00
November 12, 2006	$115,377,000.00
December 12, 2006	$115,377,000.00
January 12, 2007	$115,377,000.00
February 12, 2007	$115,377,000.00
March 12, 2007	$115,377,000.00
April 12, 2007	$115,377,000.00
May 12, 2007	$115,377,000.00
June 12, 2007	$115,377,000.00
July 12, 2007	$115,377,000.00
August 12, 2007	$115,377,000.00
September 12, 2007	$115,377,000.00
October 12, 2007	$115,377,000.00
November 12, 2007	$115,377,000.00
December 12, 2007	$115,377,000.00
January 12, 2008	$115,377,000.00
February 12, 2008	$115,377,000.00
March 12, 2008	$115,377,000.00
April 12, 2008	$115,377,000.00
May 12, 2008	$115,377,000.00
June 12, 2008	$115,377,000.00
July 12, 2008	$115,377,000.00
August 12, 2008	$115,377,000.00
September 12, 2008	$115,377,000.00
October 12, 2008	$115,377,000.00
November 12, 2008	$115,377,000.00
December 12, 2008	$115,377,000.00
January 12, 2009	$115,377,000.00
February 12, 2009	$115,377,000.00
March 12, 2009	$115,377,000.00
April 12, 2009	$115,377,000.00
May 12, 2009	$115,377,000.00
June 12, 2009	$115,377,000.00
July 12, 2009	$115,377,000.00
August 12, 2009	$115,377,000.00
September 12, 2009	$115,377,000.00
October 12, 2009	$115,377,000.00
November 12, 2009	$115,377,000.00
December 12, 2009	$115,377,000.00
January 12, 2010	$115,377,000.00
February 12, 2010	$115,377,000.00
March 12, 2010	$115,377,000.00
April 12, 2010	$115,377,000.00
May 12, 2010	$115,377,000.00
June 12, 2010	$115,377,000.00
July 12, 2010	$115,376,817.37
August 12, 2010	$113,906,603.23
September 12, 2010	$112,429,375.39
October 12, 2010	$110,779,413.12
November 12, 2010	$109,287,249.58
December 12, 2010	$107,622,763.13

Schedule III-1

Date	Balance
January 12, 2011	$106,055,458.47
February 12, 2011	$104,321,796.04
March 12, 2011	$101,982,701.10
April 12, 2011	$100,233,451.44
May 12, 2011	$98,278,043.50
June 12, 2011	$96,511,186.49
July 12, 2011	$94,538,656.74
August 12, 2011	$92,754,024.36
September 12, 2011	$90,960,915.22
October 12, 2011	$88,962,857.26
November 12, 2011	$87,151,722.23
December 12, 2011	$85,136,135.47
January 12, 2012	$83,315,135.87
February 12, 2012	$81,485,443.24
March 12, 2012	$79,256,478.31
April 12, 2012	$77,407,389.07
May 12, 2012	$75,355,124.52
June 12, 2012	$73,487,395.64
July 12, 2012	$71,417,005.46
August 12, 2012	$69,530,459.07
September 12, 2012	$67,634,902.52
October 12, 2012	$65,537,452.03
November 12, 2012	$63,622,728.83
December 12, 2012	$61,512,246.54
January 12, 2013	$59,619,343.56
February 12, 2013	$57,717,355.22
March 12, 2013	$55,242,856.66
April 12, 2013	$53,342,972.13
May 12, 2013	$51,249,883.36
June 12, 2013	$49,330,833.16
July 12, 2013	$47,219,107.26
August 12, 2013	$45,280,708.55
September 12, 2013	$43,333,007.21
October 12, 2013	$41,193,420.27
November 12, 2013	$39,226,097.05
December 12, 2013	$37,067,429.34
January 12, 2014	$35,081,963.70
February 12, 2014	$33,086,959.69
March 12, 2014	$30,539,106.18
April 12, 2014	$28,522,265.63
May 12, 2014	$26,315,492.08
June 12, 2014	$24,278,354.08
July 12, 2014	$22,051,842.81
August 12, 2014	$19,994,213.69
September 12, 2014	$17,926,697.11
October 12, 2014	$15,670,645.01
November 12, 2014	$13,582,347.45
December 12, 2014	$11,306,087.42
January 12, 2015	$9,207,643.91
February 12, 2015	$7,099,063.09
March 12, 2015	$4,449,541.83
April 12, 2015	$2,317,976.39

Schedule III-2

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

ANNEX
ID #      LOAN #    SELLER   PROPERTY NAME                          STREET ADDRESS
-----     ------    ------   -------------                          --------------

  1         1       JPMCB    Houston Galleria                       5085 Westheimer Road
  2         2       JPMCB    Ballantyne Corporate Park              Various
 2.01      2.01              AXA/Equitable                          10840 Ballantyne Commons Parkway
 2.02      2.02              Chandler Building                      13860 Ballantyne Corporate Place
 2.03      2.03              Ballantyne Three                       13515 Ballantyne Corprate Place
 2.04      2.04              Simmons Building                       13840 Ballantyne Corporate Place
 2.05      2.05              Hixon Building                         13850 Ballantyne Corporate Place
 2.06      2.06              Cullman Park                           14120 Ballantyne Corporate Place
 2.07      2.07              Brixham Green One                      15800 John J. Delaney Drive
 2.08      2.08              Brixham Green Three                    13925 Ballantyne Corporate Place
 2.09      2.09              Ballantyne One                         15720 John J. Delaney Drive
 2.10      2.10              Ballantyne Two                         13777 Ballantyne Corporate Place
 2.11      2.11              Richardson Building                    13950 Ballantyne Corporate Place
 2.12      2.12              Brixham Green Two                      13925 Ballantyne Corporate Place
 2.13      2.13              Staybridge Suites                      15735 John J. Delaney Drive
 2.14      2.14              Frenette Building                      11016 Rushmore Drive
 2.15      2.15              Hall Building                          11006 Rushmore Drive
 2.16      2.16              Courtyard by Marriott                  15660 John J. Delaney Drive
 2.17      2.17              Lending Tree Building                  11115 Rushmore Drive
 2.18      2.18              ESPN Building                          11001 Rushmore Drive
 2.19      2.19              Allen Tate @ Ballantyne                15640 John J. Delaney Drive
 2.20      2.20              Lending Tree Two                       11215 Rushmore Drive
  3                          Colony II Portfolio                    Various
 3.01       3       JPMCB    Alamo Crossing Commerce Center         7909, 7865, 7875 & 7885 Northcourt Road
 3.02       4       JPMCB    Fair Oaks                              11320 Random Hills Road
 3.03       5       JPMCB    Holland Park                           1175 McKendree Church Road

 3.04       6       JPMCB    Kensington Business Center             550, 1000, 1050, 1400-1440, 1441 East Business Center Drive,
                                                                    1550 Bishop Court and 431 Lakeview Court
 3.05       7       JPMCB    Oakbrook Terrace Corporate Center III  1815 South Meyers Road
 3.06       8       JPMCB    Southfield Logistics                   5300 Kennedy Road and 5345 Old Dixie Highway
 3.07       9       JPMCB    The Park in Woodinville                14103-14269 NE 200th Street and 19800-19874 141st Place NE
 3.08       10      JPMCB    Azalea Springs                         1950 - 2050 Roswell Road
  4         11      JPMCB    Patrick Henry Building                 601 D Street NW
  5         12      JPMCB    CenterPoint I                          Various
 5.01     12.01              21705-21707 West Mississippi Street    21705-21707 West Mississippi Street
 5.02     12.02              308 South Division Street              308 South Division Street
 5.03     12.03              2727 West Diehl Road                   2727 West Diehl Road
 5.04     12.04              W165 N5830 Ridgewood Drive             W165 N5830 Ridgewood Drive
 5.05     12.05              900 East 103rd Street                  900 East 103rd Street
 5.06     12.06              27413 South Baseline Road              27413 South Baseline Road
 5.07     12.07              3145 Central Avenue                    3145 Central Avenue
 5.08     12.08              1445-1645 Greenleaf Avenue             1445-1645 Greenleaf Avenue
 5.09     12.09              6510 West 73rd Street                  6510 West 73rd Street
 5.10     12.10              7200 South Mason Avenue                7200 South Mason Avenue
 5.11     12.11              3602 North Kennicott Avenue            3602 North Kennicott Avenue
 5.12     12.12              10700 West Waveland Avenue             10700 West Waveland Avenue
 5.13     12.13              800-850 Regency Drive                  800-850 Regency Drive
 5.14     12.14              920 Frontenac Road                     920 Frontenac Road
 5.15     12.15              9700 South Harlem Avenue               9700 South Harlem Avenue
 5.16     12.16              28160 North Keith Drive                28160 North Keith Drive
  6         13      JPMCB    Avion Business Park Portfolio          Various
 6.01     13.01              Lakeside I                             14685 Avion Parkway
 6.02     13.02              Avion III                              3635 Concorde Parkway
 6.03     13.03              Avion Tech I                           3901 Stonecroft Boulevard
 6.04     13.04              Service Center III                     3650 Concorde Parkway
 6.05     13.05              Midrise II                             14520 Avion Parkway
 6.06     13.06              Midrise I                              14500 Avion Parkway
 6.07     13.07              Avion Tech II                          14700 Avion Parkway
  7         14      JPMCB    Chartwell II Portfolio                 Various
 7.01     14.01              Lakewood Meridian                      1805 South Balsam Street
 7.02     14.02              Temple Meridian                        4312 South 31st Street
 7.03     14.03              Boulder Meridian                       801 Gillaspie Drive
  8         15      JPMCB    Park Center                            2400 North Dallas Parkway
  9         16       CIBC    510 Fifth Avenue                       510 Fifth Avenue
  10        17      JPMCB    Concord Commons                        150 Concord Commons Place, SW
  11        18       CIBC    San Antonio Marriott Northwest         3233 NW Loop 410
  12        19      JPMCB    The Meridian at Brentwood - Phase I    8300 Eager Road
  13        20      JPMCB    Keystone Park                          13929 North Central Expressway
  14        21      JPMCB    Estancia at Morning Star               6399 Morningstar Boulevard
  15        22       CIBC    Deloitte Building                      100 South 4th Street
  16        23      JPMCB    HTA-Clover Leaf                        900 North Broad Street
  17        24      JPMCB    1040 Grant Road                        1040 Grant Road
  18        25       CIBC    River Place at Rahway                  190-200 Lewis Street
  19        26      JPMCB    Canyon Portal 2                        270 North Highway 89A
  20        27      JPMCB    Flamingo East Plaza                    901 East 10th Avenue
  21        28       CIBC    MetoKote - US Portfolio                Various
21.01     28.01              MetoKote Lima Facility                 1340 Neubrecht Road
21.02     28.02              MetoKote E38 Village Facility          5477 Evergreen Parkway
21.03     28.03              MetoKote Huber Heights Facility        8040 Center Point 70 Boulevard
21.04     28.04              MetoKote Peru Facility                 5750 State Route 251
21.05     28.05              MetoKote Lebanon Facility              1540 Cainsville Road
  22        29       CIBC    Green Bay Plaza                        1481-1535 West Mason Street and 713-831 South Military Avenu
  23        30       CIBC    Courtyard by Marriott - JFK Airport    145-11 North Conduit Avenue
  24        31       CIBC    Sierra Crossroads                      11201 - 11285 Sierra Avenue
  25        32       CIBC    The Kentile Building                   58 2nd Avenue
  26        33      JPMCB    Colony Line-Maryland Corporate Center  7401 and 7501 Forbes Boulevard, 7375 and 7404 Executive Plac
  27        34      JPMCB    Campus Pointe- Murfreesboro            2707 South Rutherford Boulevard
  28        35       CIBC    L&C Tower                              401 Church Street
  29        36       CIBC    450 Winks Lane                         450 Winks Lane
  30        37       CIBC    Brinton Portfolio                      Various
30.01     37.01              Courtside Place and Greenbriar Place   517 South 1230 West and 540 South 1200 West
30.02     37.02              Remington Place                        1219 South 580 West
30.03     37.03              Pebble Creek Apartments                850 North Highway 89
  31        38       CIBC    Cadillac Tower                         65 Cadillac Square
  32        39      JPMCB    HTA-Santa Barbara                      1600 North Ridgeview Road
  33        40      JPMCB    The Campbell House Crowne Plaza        1375 Harrodsburg Road
  34        41      JPMCB    Natomas Village                        3810 -3890 Truxel Road
  35        42      JPMCB    Woodland Ridge Apartments              18270 Woodland Ridge Lane
  36        43      JPMCB    Lily Flagg Station Apartments          8309 Whitesburg Way
  37        44      JPMCB    Eagle Window                           2045 Kerper Boulevard
  38        45       CIBC    Suncom Center                          185 Fairchild Street
  39        46       CIBC    Ohio Multifamily Portfolio             Various
39.01     46.01              Park Hill Apartments                   801 Randy Drive
39.02     46.02              Leafy Dell Apartments                  815 Cole Drive
39.03     46.03              Liberty Park Apartments                1090 Claudia Drive
  40        47       CIBC    Metro Corporate Center                 1840 Gateway Drive
  41        48       CIBC    Berkeley Commons                       1205 - 1301 North Berkeley Boulevard
  42        49       CIBC    The Appleton Building                  2850 Appleton Street
  43        50       CIBC    Embassy Suites Hotel                   1800 South Second Street
  44        51       CIBC    The Round at Beaverton - Phase I       12725 SW Millikan Way
  45        52       CIBC    Wellington Farms Apartments            700 Greenlawn Drive
  46        53       CIBC    Dix McBride Apartments                 2229-2259 Dixs Avenue
  47        54       CIBC    One Main Street                        One Main Street
  48        55      JPMCB    Vista Plaza                            6400 NW 186th Street
  49        56      JPMCB    Chase Financial Tower                  250 West Huron Road
  50        57      JPMCB    Horsham Point                          314 Horsham Road
  51        58      JPMCB    Valley View Business Center IV         6625 South Valley View Boulevard
  52        59       CIBC    Green Trails Shopping Center           2701-2799 Maple Avenue
  53        60      JPMCB    Tulane Park Apartments                 7100 Tulane Road
  54        61       CIBC    32 West 39th Street                    32 West 39th Street
  55        62      JPMCB    Viva International Building            3140 Route 22 West
  56        63       CIBC    Grant at One                           9475 Roosevelt Boulevard
  57        64      JPMCB    Cranbury Corporate Campus              2540 Route 130
  58        65      JPMCB    Oxford Place Apartments                2009-2143 43rd Street SE and 2060-2088 Eastcastle Drive
  59        66       CIBC    Allendale Shopping Center              5 Cheshire Road and 898 Crane Avenue
  60        67      JPMCB    Pickwick Place Apartments              1130 Raquet Club North Drive
  61        68      JPMCB    Plaza De La Fiesta Phases III & IV     7132-7148 Pacific Avenue
  62        69       CIBC    Osceola Ridge II                       1001 Ocala Road
  63        70      JPMCB    Salem Courthouse Apartments            7007 Courthouse Drive
  64        71       CIBC    Pheasant Run                           1101 Grebe Court
  65        72       CIBC    Binz Law Center                        1001-1015 Texas Avenue
  66        73       CIBC    Plaza Apartments                       982 West Brevard Street
  67        74       CIBC    Vinebrook Plaza                        112 Burlington Mall Road
  68        75       CIBC    155 Canal Street                       155 Canal Street
  69        76       CIBC    586 River Avenue/Gerard                586 River Avenue
  70        77       CIBC    Hesperia Square                        17320-17398 Main Street
  71        78       CIBC    Mountain Shadows Plaza                 901-997 Golf Course Drive
  72        79       CIBC    Sherwood Marketplace                   16555 NW 12th Street
  73        80      JPMCB    Plaza De La Fiesta Phase I             2661-2667 East Florence Avenue, 7119 Seville Avenue
  74        81       CIBC    Beechmont Retail                       8080, 8104 and 8170 Beechmont Avenue
  75        82      JPMCB    407 Broadway                           407 Broadway
  76        83      JPMCB    5301 Whittier Building                 5301 Whittier Boulevard
  77        84      JPMCB    Attic Plus Self Storage Portfolio      Various
77.01     84.01              Highway 280/119 South                  5320 Highway 280
77.02     84.02              Trussville/Grayson                     4246 Valley Road
77.03     84.03              Homewood/Bluff Park                    423 West Oxmoor Road
77.04     84.04              Roebuck/Centerpoint                    2141 Carson Road
77.05     84.05              Riverchase/Pelham                      2611 Pelham Parkway
77.06     84.06              Pelham/Alabaster                       3357 Pelham Parkway
  78        85      JPMCB    Dearborn Plaza                         371 West Eads Parkway
  79        86      JPMCB    Irwindale                              16021-16031 East Arrow Highway
  80        87      JPMCB    The Crossing at 288                    10621 Broadway
  81        88      JPMCB    Stayton Business Center II             8220 and 8240 Stayton Drive
  82        89      JPMCB    Barringer Foreman Technology Park      14141 Airline Highway
  83        90       CIBC    Labcorp Building                       5610 West LaSalle Street
  84        91      JPMCB    Wyckford Commons Apartments            7777 Wyckford Court
  85        92      JPMCB    Shoppes at Barnes Crossing             3946 North Gloster Street
  86        93       CIBC    Chartre Portfolio                      Various
86.01     93.01              Chartre Oaks                           2001 Belle Vue Way
86.02     93.02              Chartre Ridge                          250 Ocala Road South
  87        94       CIBC    205 Chubb Avenue                       205 Chubb Avenue
  88        95      JPMCB    Lafayette Center - Ohio                450 Pike Street
  98        96       CIBC    101-01 Foster Avenue                   101-01 Foster Avenue
  90        97       CIBC    Homewood Suites                        2601 East President George Bush Turnpike
  91        98       CIBC    Forest Hills                           1817 West Call Street
  92        99       CIBC    The Summit Building                    8555 16th Street
  93       100       CIBC    Abington Apartments                    4656 Edwardian Circle
  94       101      JPMCB    HTA-North Glen Village                 18200 US 31 North
  95       102      JPMCB    Rite Aid Portfolio - Slane Company     Various
95.01     102.01             Rite Aid - Berkeley Springs WV         2374 Valley Road
95.02     102.02             Rite Aid - Whitesville WV              69 Lewis Street
95.03     102.03             Rite Aid - Flint MI                    1810 Maplewood Avenue
95.04     102.04             Rite Aid - Campbell OH                 693 McCartney Road
95.05     102.05             Rite Aid - Sturgis MI                  102 North Centerville Road
95.06     102.06             Rite Aid - Hartford MI                 302 West Main Street
  96       103       CIBC    Ridgeway Plaza                         158-180 Route 25A
  97       104       CIBC    Dooley Square                          35 Main Street
  98       105      JPMCB    Strongsville Plaza                     14741 Pearl Road
  99       106       CIBC    Wainwright Building                    229 West Bute Street
 100       107      JPMCB    21003-21007 Commerce Point Drive       21003-21007 Commerce Point Drive
 101       108       CIBC    Staples and PetSmart                   1850 and 1840 Main Court
 102       109      JPMCB    HTA-Hoosier Estates                    830 Campbell Street
 103       110      JPMCB    Southeast Center                       4201 East Berry Street
 104       111      JPMCB    Safe Storage Portfolio                 Various
104.01    111.01             Derby Self Storage                     112 Industry Parkway
104.02    111.02             Secure Self Storage                    251 Etter Drive
104.03    111.03             Safe Storage                           1030 Elizabeth Street
 105       112       CIBC    Babies and Pier One                    1830 and 1860 Main Court
 106       113      JPMCB    HTA-Holiday Estates                    440 68th Street SW
 107       114       CIBC    Chapel Terrace                         114 Chapel Drive and 1828 West Pensacola Street
 108       115       CIBC    Marsh Supermarkets                     208 East Southway Boulevard
 109       116      JPMCB    The Storage Center- Balis              3293 Balis Drive
 110       117      JPMCB    York Woods Center                      200 Windsor Circle
 111       118      JPMCB    Valley Ridge                           1240-1560 Frontage Road West
 112       119       CIBC    Fountains Apartments                   6615 Fountains Boulevard
 113       120      JPMCB    HTA-Shenandoah Estates                 5603 Bullrun Lane
 114       121       CIBC    402 Main Street                        402 Main Street
 115       122       CIBC    2007 Beech Grove Place                 2007 Beech Grove Place
 116       123      JPMCB    MSTC A & B                             4801 & 4831 Telsa Drive
 117       124      JPMCB    West Junction Shopping Center          4900 State Highway 6 North
 118       125      JPMCB    Westwood Square                        2412 West State Street
 119       126       CIBC    Donato Corporate Park #1               1800 Route 34
 120       127      JPMCB    The Cliffs Apts, Phase I               2400 East Cliffs Boulevard
 121       128      JPMCB    HTA-Beacon Hill Colony                 1112 West Beacon Road
 122       129      JPMCB    Holiday Inn Express                    5125 Northwest 36th Street
 123       130       CIBC    Tristate Plaza                         1741 Dual Highway
 124       131       CIBC    Avalon Plaza                           8245 Dickerson Lane
 125       132      JPMCB    Spalding Plaza                         6450-6470 Spalding Drive
 126       133       CIBC    9181-9183 Glades Road                  9181-9183 Glades Road
 127       134       CIBC    City Line Apartments                   155A Mytilene Drive
 128       135      JPMCB    Shadow Creek Apartments - Converse, TX 9180 Shadow Creek Lane
 129       136       CIBC    Marlton Square Shopping Center         701 Route 70 West
 130       137       CIBC    Westside Plaza                         5800 Ramona Boulevard
 131       138       CIBC    Thunderbird Executive Office Park      7585 East Redfield Road, 7580 & 7590 East Gray Road
 132       139       CIBC    Diho Plaza Shopping Center             9250-9288 Bellaire Boulevard
 133       140       CIBC    Cottonwood Square                      7960 Niwot Road
 134       141       CIBC    Park Val Apartments                    7009 Weil Avenue
 135       142       CIBC    Campus Crossing at Spring Garden       2813 Spring Garden Street
 136       143       CIBC    Royal Palm Towers                      9000-9040 Royal Palm Boulevard
 137       144       CIBC    Shelby Crossing Apartment              500 La Fontenay Court
 138       145       CIBC    Basin Street Shopping                  201 Basin Street
 139       146       CIBC    Sycamore Springs MHC                   5001 - 5142 Sycamore Springs Drive
 140       147      JPMCB    Summer Chase Apartments                1811 West Lakeview Drive
 141       148      JPMCB    La Quinta Garden Apartments            4505 Aldine Mail Road
 142       149       CIBC    Johnston Square Shopping Center        1408 South Pollock Street
 143       150       CIBC    Selma Plaza Shopping Center            2701-2739 and 2801-2837 Whitson Street
 144       151      JPMCB    HTA-Skyway                             2952 Skyline Drive
 145       152       CIBC    Eckerds - New Bern                     3500 Martin Luther King Boulevard
 146       153       CIBC    Renaissance Square                     580 South Main Street
 147       154       CIBC    180-186 Gardner Street                 180-186 Gardner Street
 148       155       CIBC    Candlelight Apartments                 1006 Harvard Drive SE
 149       156       CIBC    Frazier Place                          330 Frazier Avenue
 150       157      JPMCB    Union Hills North                      8280 West Union Hills Drive
 151       158      JPMCB    3040 Simmons                           3040 Simmons Street
 152       159       CIBC    148 Eastern Boulevard                  148 Eastern Boulevard
 153       160       CIBC    Majestic Portfolio                     Various
153.01    160.01             2698 Creston Avenue                    2698 Creston Avenue
153.02    160.02             276 East 199th Street                  276 East 199th Street
153.03    160.03             2650 Briggs Avenue                     2650 Briggs Avenue
153.04    160.04             3477 Fort Independence Street          3477 Fort Independence Street
 154       161       CIBC    Beaver Creek MHC                       8336 Oak Ridge Highway
 155       162      JPMCB    5570 Sterrett Place                    5570 Sterrett Place
 156       163       CIBC    Campus Crossing Portfolio              Various
156.01    163.01             Campus Crossing at Brice               1714 Brice Street
156.02    163.02             Campus Crossing on Howard              906 Howard Street
156.03    163.03             Campus Crossing I                      1722 Brice Street
156.04    163.04             Campus Crossing II                     920 Highland Avenue
 157       164       CIBC    McArdle Building                       860 Silver Lake Boulevard
 158       165      JPMCB    Sunset Apartments                      1601 Allen Lane
 159       166      JPMCB    885 Island Park Drive                  885 Island Park Drive
 160       167       CIBC    Ellipse Shopping Center                4201 Church Road
 161       168       CIBC    400 Executive Boulevard                400 Executive Boulevard
 162       169       CIBC    165 Chubb Avenue                       165 Chubb Avenue
 163       170       CIBC    Hunt Club Apartments                   5421 Calder Way
 164       171       CIBC    Northwest Crossing Shopping Center     1250 Northwest Highway
 165       172      JPMCB    Greenfield Apartments                  2105 Cedar Bayou Road
 166       173       CIBC    10 Neptune Boulevard                   10 Neptune Boulevard
 167       174      JPMCB    Origin Business Park                   7361 and 7365 Prairie Falcon Road
 168       175       CIBC    Valley Power Industrial                11300 Inland Avenue
 169       176      JPMCB    Arrowhead Fountains Center             16680 North 83rd Avenue
 170       177      JPMCB    Alec Plaza                             3268 South Loop West
 171       178      JPMCB    TPlus Limited                          8300 North Lamar Boulevard
 172       179      JPMCB    Valley View Plaza                      3164 South Western Avenue
 173       180       CIBC    725 Southern Boulevard                 725 Southern Boulevard
 174       181      JPMCB    Camelback Litchfield Retail Shops      4830 North Litchfield Road
 175       182       CIBC    308 East 209th Street                  308 East 209th Street and 3291 Hull Avenue
 176       183      JPMCB    Faurecia Exhaust Systems, Inc.         543 Matzinger Road
 177       184      JPMCB    Hopkins Marketplace Retail             750 Main Street
 178       185      JPMCB    Maple 108 Shopping Center              SEC West Maple Avenue & 108th Street
 179       186       CIBC    754 Manida Street                      754 Manida Street
 180       187       CIBC    980 Main Street                        980 Main Street
 181       188      JPMCB    Johnson Drive Self Storage             2630 Johnson Drive
 182       189       CIBC    Panda and Souplantation                1810 & 1820 Main Court
 183       190      JPMCB    1728 Hostetter Road                    1728 Hostetter Road
 184       191      JPMCB    Belvedere Properties                   422 and 528 Edgefield Road
 185       192      JPMCB    Moriseiki                              29050 Cabot Drive
 186       193       CIBC    Benchmark                              2202 West Pensacola Street
 187       194      JPMCB    EKU By-Pass                            620 Eastern Bypass
 188       195       CIBC    3035 Wallace Avenue                    3035 Wallace Avenue
 189       196      JPMCB    Country Manor Apartments               9130-9154 Spring Valley Pike and 2000-2014 Beth Ann Way
 190       197      JPMCB    Big Tree Self Storage                  746 Fleet Financial Court
 191       198       CIBC    1935 Bergen Street                     1935 Bergen Street

ANNEX                                                               NUMBER OF    PROPERTY           PROPERTY
ID #    CITY                STATE      ZIP CODE   COUNTY          PROPERTIES(17) TYPE               SUBTYPE
-----   ----                -----      --------   ------          -------------- ----               -------

  1     Houston               TX        77056     Harris                1        Retail             Regional Mall
  2     Charlotte             NC        28277     Mecklenburg           20       Various            Various
2.01    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.02    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.03    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.04    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.05    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.06    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.07    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.08    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.09    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.10    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.11    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.12    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.13    Charlotte             NC        28277     Mecklenburg           1        Hotel              Full Service
2.14    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.15    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.16    Charlotte             NC        28277     Mecklenburg           1        Hotel              Limited Service
2.17    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.18    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.19    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
2.20    Charlotte             NC        28277     Mecklenburg           1        Office             Suburban
  3     Various            Various     Various    Various               8        Various            Various
3.01    Houston               TX        77040     Harris                1        Industrial         Warehouse/Distribution
3.02    Fairfax               VA        22030     Fairfax               1        Office             Suburban
3.03    Lawrenceville         GA        30043     Gwinnett              1        Multifamily        Garden
3.04    Mount Prospect        IL        60056     Cook                  1        Industrial         Flex
3.05    Oakbrook Terrace      IL        60181     DuPage                1        Office             Suburban
3.06    Forest Park           GA        30297     Clayton               1        Industrial         Warehouse/Distribution
3.07    Woodinville           WA        98072     King                  1        Industrial         Flex
3.08    Marietta              GA        30068     Cobb                  1        Multifamily        Garden
  4     Washington            DC        20004     District of Columbia  1        Office             CBD
  5     Various            Various     Various    Various               16       Industrial         Various
5.01    Elwood                IL        60421     Will                  1        Industrial         Warehouse/Distribution
5.02    Harvard               IL        60033     McHenry               1        Industrial         Warehouse/Distribution
5.03    Naperville            IL        60563     DuPage                1        Industrial         Flex
5.04    Menomonee Falls       WI        53051     Waukesha              1        Industrial         Warehouse/Distribution
5.05    Chicago               IL        60628     Cook                  1        Industrial         Warehouse/Distribution
5.06    Elwood                IL        60421     Will                  1        Industrial         Warehouse/Distribution
5.07    Waukegan              IL        60085     Lake                  1        Industrial         Warehouse/Distribution
5.08    Elk Grove Village     IL        60007     Cook                  1        Industrial         Warehouse/Distribution
5.09    Bedford Park          IL        60638     Cook                  1        Industrial         Warehouse/Distribution
5.10    Bedford Park          IL        60638     Cook                  1        Industrial         Warehouse/Distribution
5.11    Arlington Heights     IL        60004     Cook                  1        Industrial         Flex
5.12    Franklin Park         IL        60131     Cook                  1        Industrial         Warehouse/Distribution
5.13    Glendale Heights      IL        60139     DuPage                1        Industrial         Flex
5.14    Naperville            IL        60563     DuPage                1        Industrial         Warehouse/Distribution
5.15    Bridgeview            IL        60455     Cook                  1        Industrial         Warehouse/Distribution
5.16    Lake Forest           IL        60045     Lake                  1        Industrial         Warehouse/Distribution
  6     Chantilly             VA        20151     Fairfax               7        Office             Suburban
6.01    Chantilly             VA        20151     Fairfax               1        Office             Suburban
6.02    Chantilly             VA        20151     Fairfax               1        Office             Suburban
6.03    Chantilly             VA        20151     Fairfax               1        Office             Suburban
6.04    Chantilly             VA        20151     Fairfax               1        Office             Suburban
6.05    Chantilly             VA        20151     Fairfax               1        Office             Suburban
6.06    Chantilly             VA        20151     Fairfax               1        Office             Suburban
6.07    Chantilly             VA        20151     Fairfax               1        Office             Suburban
  7     Various            Various     Various    Various               3        Senior Housing     Independent Living
7.01    Lakewood              CO        80232     Jefferson             1        Senior Housing     Independent Living
7.02    Temple                TX        76502     Bell                  1        Senior Housing     Independent Living
7.03    Boulder               CO        80305     Boulder               1        Senior Housing     Independent Living
  8     Plano                 TX        75093     Collin                1        Office             Suburban
  9     New York              NY        10036     New York              1        Office             CBD
 10     Concord               NC        28027     Cabarrus              1        Retail             Anchored
 11     San Antonio           TX        78213     Bexar                 1        Hotel              Full Service
 12     Brentwood             MO        63144     Saint Louis           1        Retail             Anchored
 13     Dallas                TX        75243     Dallas                1        Retail             Anchored
 14     The Colony            TX        75056     Denton                1        Multifamily        Garden
 15     St. Louis             MO        63102     Saint Louis City      1        Office             CBD
 16     Brooksville           FL        34601     Hernando              1        Manufactured       Manufactured Housing
                                                                                 Housing
 17     Mountain View         CA        94040     Santa Clara           1        Retail             Anchored
 18     Rahway                NJ        07065     Union                 1        Multifamily        Garden
 19     Sedona                AZ        86336     Coconino              1        Retail             Unanchored
 20     Hialeah               FL        33010     Miami-Dade            1        Retail             Anchored
 21     Various            Various     Various    Various               5        Industrial         Various
21.01   Lima                  OH        45801     Allen                 1        Industrial         Flex
21.02   Sheffield Village     OH        44054     Loraine               1        Industrial         Warehouse/Distribution
21.03   Huber Heights         OH        45424     Montgomery            1        Industrial         Warehouse/Distribution
21.04   Peru                  IL        61354     LaSalle               1        Industrial         Warehouse/Distribution
21.05   Lebanon               TN        37090     Wilson                1        Industrial         Warehouse/Distribution
 22     Green Bay             WI        54304     Brown                 1        Retail             Anchored
 23     Jamaica               NY        11436     Queens                1        Hotel              Full Service
 24     Fontana               CA        92337     San Bernardino        1        Retail             Anchored
 25     Brooklyn              NY        11215     Kings                 1        Industrial         Warehouse/Distribution
 26     Lanham                MD        20706     Prince George's       1        Office             Suburban
 27     Murfreesboro          TN        37130     Rutherford            1        Multifamily        Garden
 28     Nashville             TN        37219     Davidson              1        Office             CBD
 29     Bensalem              PA        19020     Bucks                 1        Industrial         Warehouse/Distribution
 30     Various               UT       Various    Various               3        Multifamily        Garden
30.01   Orem                  UT        84058     Utah                  1        Multifamily        Garden
30.02   Orem                  UT        84057     Utah                  1        Multifamily        Garden
30.03   North Salt Lake       UT        84054     Davis                 1        Multifamily        Garden
 31     Detroit               MI        48226     Wayne                 1        Office             CBD
 32     Olathe                KS        66061     Johnson               1        Manufactured       Manufactured Housing
                                                                                 Housing
 33     Lexington             KY        40504     Fayette               1        Hotel              Full Service
 34     Sacramento            CA        95834     Sacramento            1        Retail             Unanchored
 35     Spring Lake           MI        49456     Ottawa                1        Multifamily        Garden
 36     Huntsville            AL        35802     Madison               1        Multifamily        Garden
 37     Dubuque               IA        52001     Dubuque               1        Industrial         Flex
 38     Daniel Island         SC        29492     Berkeley              1        Office             Suburban
 39     Various               OH       Various    Various               3        Multifamily        Garden
39.01   Mt. Vernon            OH        43050     Knox                  1        Multifamily        Garden
39.02   Johnstown             OH        43031     Licking               1        Multifamily        Garden
39.03   London                OH        43140     Madison               1        Multifamily        Garden
 40     San Mateo             CA        94404     San Mateo             1        Office             Suburban
 41     Goldsboro             NC        27534     Wayne                 1        Retail             Anchored
 42     Camp Hill             PA        17011     Cumberland            1        Industrial         Warehouse/Distribution
 43     McAllen               TX        78503     Hidalgo               1        Hotel              Full Service
 44     Beaverton             OR        97005     Washington            1        Office             Suburban
 45     Columbia              SC        29209     Richland              1        Multifamily        Garden
 46     Far Rockaway          NY        11691     Queens                1        Multifamily        Mid/High Rise
 47     Champaign             IL        61820     Champaign             1        Office             CBD
 48     Hialeah               FL        33015     Miami-Dade            1        Retail             Anchored
 49     Cleveland             OH        44113     Cuyahoga              1        Office             CBD
 50     Horsham               PA        19044     Montgomery            1        Retail             Anchored
 51     Las Vegas             NV        89118     Clark                 1        Industrial         Flex
 52     Lisle                 IL        60532     DuPage                1        Retail             Anchored
 53     Horn Lake             MS        38637     Desoto                1        Multifamily        Garden
 54     New York              NY        10018     New York              1        Office             CBD
 55     Branchburg            NJ        08876     Somerset              1        Industrial         Flex
 56     Philadelphia          PA        19114     Philadelphia          1        Retail             Anchored
 57     Cranbury              NJ        08512     Middlesex             1        Office             Suburban
 58     Grand Rapids          MI        49508     Kent                  1        Multifamily        Garden
 59     Pittsfield            MA        01201     Berkshire             1        Retail             Anchored
 60     Indianapolis          IN        46260     Marion                1        Multifamily        Garden
 61     Huntington Park       CA        90255     Los Angeles           1        Retail             Unanchored
 62     Tallahassee           FL        32304     Leon                  1        Multifamily        Garden
 63     Indianapolis          IN        46226     Marion                1        Multifamily        Garden
 64     Martinsburg           WV        25401     Berkeley              1        Multifamily        Garden
 65     Houston               TX        77002     Harris                1        Office             CBD
 66     Tallahassee           FL        32304     Leon                  1        Multifamily        Garden
 67     Burlington            MA        01803     Middlesex             1        Retail             Shadow Anchored
 68     New York              NY        10013     New York              1        Office             Suburban
 69     Bronx                 NY        10451     Bronx                 1        Self-Storage       Self-Storage
 70     Hesperia              CA        92345     San Bernardino        1        Retail             Anchored
 71     Rohnert Park          CA        94928     Sonoma                1        Retail             Anchored
 72     Sherwood              OR        97140     Washington            1        Retail             Anchored
 73     Huntington Park       CA        90255     Los Angeles           1        Retail             Unanchored
 74     Cincinnati            OH        45255     Hamilton              1        Retail             Unanchored
 75     New York              NY        10013     New York              1        Retail             Anchored
 76     Los Angeles           CA        90022     Los Angeles           1        Office             CBD
 77     Various               AL       Various    Various               6        Self-Storage       Self-Storage
77.01   Birmingham            AL        35242     Shelby                1        Self-Storage       Self-Storage
77.02   Trussville            AL        35173     Jefferson             1        Self-Storage       Self-Storage
77.03   Homewood              AL        35209     Jefferson             1        Self-Storage       Self-Storage
77.04   Birmingham            AL        35215     Jefferson             1        Self-Storage       Self-Storage
77.05   Pelham                AL        35124     Shelby                1        Self-Storage       Self-Storage
77.06   Pelham                AL        35124     Shelby                1        Self-Storage       Self-Storage
 78     Lawrenceburg          IN        47025     Dearborn              1        Retail             Anchored
 79     Irwindale             CA        91706     Los Angeles           1        Industrial         Flex
 80     Pearland              TX        77584     Brazoria              1        Retail             Unanchored
 81     Jessup                MD        20794     Howard                1        Industrial         Flex
 82     Baton Rouge           LA        70817     East Baton Rouge      1        Industrial         Flex
 83     Tampa                 FL        33607     Hillsborough          1        Office             Suburban
 84     Indianapolis          IN        46214     Marion                1        Multifamily        Garden
 85     Tupelo                MS        38804     Lee                   1        Retail             Anchored
 86     Tallahassee           FL        32304     Leon                  2        Multifamily        Garden
86.01   Tallahassee           FL        32304     Leon                  1        Multifamily        Garden
86.02   Tallahassee           FL        32304     Leon                  1        Multifamily        Garden
 87     Lyndhurst             NJ        07071     Bergen                1        Industrial         Flex
 88     Marietta              OH        45750     Washington            1        Retail             Anchored
 98     Brooklyn              NY        11236     Kings                 1        Industrial         Warehouse/Distribution
 90     Plano                 TX        75074     Collin                1        Hotel              Full Service
 91     Tallahassee           FL        32304     Leon                  1        Multifamily        Garden
 92     Silver Springs        MD        20910     Montgomery            1        Office             Suburban
 93     Indianapolis          IN        46254     Marion                1        Multifamily        Garden
 94     Westfield             ID        46074     Hamilton              1        Manufactured       Manufactured Housing
                                                                                 Housing
 95     Various            Various     Various    Various               6        Retail             Anchored
95.01   Berkeley Springs      WV        25411     Morgan                1        Retail             Anchored
95.02   Whitesville           WV        25209     Boone                 1        Retail             Anchored
95.03   Flint                 MI        48506     Genesee               1        Retail             Anchored
95.04   Campbell              OH        44405     Mahoning              1        Retail             Anchored
95.05   Sturgis               MI        49091     Saint Joseph          1        Retail             Anchored
95.06   Hartford              MI        49057     Van Buren             1        Retail             Anchored
 96     East Setauket         NY        11733     Suffolk               1        Retail             Anchored
 97     Poughkeepsie          NY        12601     Dutchess              1        Office             Suburban
 98     Strongsville          OH        44136     Cuyahoga              1        Retail             Anchored
 99     Norfolk               VA        23510     Norfolk               1        Office             Suburban
 100    City of Industry      CA        91789     Los Angeles           1        Industrial         Flex
 101    Chula Vista           CA        91911     San Diego             1        Retail             Anchored
 102    Lebanon               IN        46052     Boone                 1        Manufactured       Manufactured Housing
                                                                                 Housing
 103    Fort Worth            TX        76105     Tarrant               1        Retail             Anchored
 104    Nicholasville         KY        40356     Jessamine             3        Self-Storage       Self-Storage
104.01  Nicholasville         KY        40356     Jessamine             1        Self-Storage       Self-Storage
104.02  Nicholasville         KY        40356     Jessamine             1        Self-Storage       Self-Storage
104.03  Nicholasville         KY        40356     Jessamine             1        Self-Storage       Self-Storage
 105    Chula Vista           CA        91911     San Diego             1        Retail             Anchored
 106    Grand Rapids          MI        49548     Kent                  1        Manufactured       Manufactured Housing
                                                                                 Housing
 107    Tallahassee           FL        32304     Leon                  1        Multifamily        Garden
 108    Kokomo                IN        46902     Howard                1        Retail             Anchored
 109    Baton Rouge           LA        70808     East Baton Rouge      1        Self-Storage       Self-Storage
 110    Elkhart               IN        46516     Elkhart               1        Multifamily        Garden
 111    Stillwater            MN        55082     Washington            1        Retail             Anchored
 112    West Chester          OH        45069     Butler                1        Multifamily        Garden
 113    Boise                 ID        83714     Ada                   1        Manufactured       Manufactured Housing
                                                                                 Housing
 114    Houston               TX        77002     Harris                1        Office             CBD
 115    Utica                 NY        13501     Oneida                1        Industrial         Warehouse/Distribution
 116    Bowie                 MD        20715     Prince George's       1        Industrial         Flex
 117    Houston               TX        77084     Harris                1        Retail             Unanchored
 118    Alliance              OH        44601     Stark                 1        Retail             Anchored
 119    Wall Township         NJ        07866     Monmouth              1        Office             Suburban
 120    Fayetteville          AR        72701     Washington            1        Multifamily        Garden
 121    Lakeland              FL        33803     Polk                  1        Manufactured       Manufactured Housing
                                                                                 Housing
 122    Miami Springs         FL        33166     Miami-Dade            1        Hotel              Limited Service
 123    Haggerstown           MD        21740     Washington            1        Retail             Anchored
 124    Salisbury             MD        21801     Wicomico              1        Retail             Shadow Anchored
 125    Norcross              GA        30092     Gwinnett              1        Retail             Unanchored
 126    Boca Raton            FL        33434     Palm Beach            1        Retail             Anchored
 127    Newport News          VA        23605     Newport News City     1        Multifamily        Garden
 128    Converse              TX        78109     Bexar                 1        Multifamily        Garden
 129    Marlton               NJ        08053     Burlington            1        Retail             Anchored
 130    Jacksonville          FL        32205     Duval                 1        Retail             Anchored
 131    Scottsdale            AZ        85260     Maricopa              1        Office             Suburban
 132    Houston               TX        77036     Harris                1        Retail             Anchored
 133    Niwot                 CO        80503     Boulder               1        Retail             Unanchored
 134    St. Louis             MO        63119     St. Louis             1        Multifamily        Garden
 135    Greensboro            NC        27403     Guilford              1        Multifamily        Garden
 136    Coral Springs         FL        33065     Broward               1        Multifamily        Mid/High Rise
 137    Louisville            KY        40223     Jefferson             1        Multifamily        Garden
 138    Williamsport          PA        17701     Lycoming              1        Retail             Unanchored
 139    House Springs         MO        63051     Jefferson             1        Manufactured       Manufactured Housing
                                                                                 Housing
 140    Johnson City          TN        37601     Washington            1        Multifamily        Garden
 141    Houston               TX        77039     Harris                1        Multifamily        Garden
 142    Selma                 NC        27576     Johnston              1        Retail             Anchored
 143    Selma                 CA        93662     Fresno                1        Retail             Shadow Anchored
 144    Indianapolis          IN        46241     Marion                1        Manufactured       Manufactured Housing
                                                                                 Housing
 145    New Bern              NC        28562     Craven                1        Retail             Anchored
 146    Cedar City            UT        84720     Iron                  1        Retail             Anchored
 147    Arlington             MA        02474     Middlesex             1        Multifamily        Garden
 148    Warren                OH        44484     Trumble               1        Multifamily        Garden
 149    Chattanooga           TN        37405     Hamilton              1        Multifamily        Garden
 150    Glendale              AZ        85308     Maricopa              1        Retail             Shadow Anchored
 151    North Las Vegas       NV        89032     Clark                 1        Industrial         Flex
 152    Glastonbury           CT        06033     Hartford              1        Office             Suburban
 153    Bronx                 NY       Various    Bronx                 4        Multifamily        Mid/High Rise
153.01  Bronx                 NY        10468     Bronx                 1        Multifamily        Mid/High Rise
153.02  Bronx                 NY        10458     Bronx                 1        Multifamily        Mid/High Rise
153.03  Bronx                 NY        10458     Bronx                 1        Multifamily        Mid/High Rise
153.04  Bronx                 NY        10463     Bronx                 1        Multifamily        Mid/High Rise

 154    Knoxville             TN        37931     Knox                  1        Manufactured       Manufactured Housing
                                                                                 Housing

 155    Columbia              MD        21044     Howard                1        Office             Suburban
 156    Greensboro            NC        27403     Guilford              4        Multifamily        Garden
156.01  Greensboro            NC        27403     Guilford              1        Multifamily        Garden
156.02  Greensboro            NC        27403     Guilford              1        Multifamily        Garden
156.03  Greensboro            NC        27403     Guilford              1        Multifamily        Garden
156.04  Greensboro            NC        27403     Guilford              1        Multifamily        Garden
 157    Dover                 DE        19904     Kent                  1        Office             Suburban
 158    Texarkana             TX        75501     Bowie                 1        Multifamily        Garden
 159    Charleston            SC        29492     Berkeley              1        Office             Suburban
 160    Mt. Laurel            NJ        08054     Burlington            1        Retail             Unanchored
 161    Ossining              NY        10562     West Chester          1        Office             Suburban
 162    Lyndhurst             NJ        07071     Bergen                1        Industrial         Flex
 163    Indianapolis          IN        46226     Marion                1        Multifamily        Garden
 164    Garland               TX        75041     Dallas                1        Retail             Unanchored
 165    Baytown               TX        77070     Harris                1        Multifamily        Garden
 166    Neptune               NJ        07753     Monmouth              1        Office             Suburban
 167    Las Vegas             NV        89128     Clark                 1        Office             Suburban
 168    Mira Loma             CA        91752     Riverside             1        Industrial         Warehouse/Distribution
 169    Peoria                AZ        85382     Maricopa              1        Retail             Unanchored
 170    Houston               TX        77025     Harris                1        Retail             Unanchored
 171    Austin                TX        78753     Travis                1        Industrial         Flex
 172    Marion                IN        46053     Grant                 1        Retail             Anchored
 173    Bronx                 NY        10455     Bronx                 1        Multifamily        Mid/High Rise
 174    Litchfield Park       AZ        85340     Maricopa              1        Retail             Unanchored
 175    Bronx                 NY        10467     Bronx                 1        Multifamily        Mid/High Rise
 176    Toledo                OH        43612     Lucas                 1        Industrial         Flex
 177    Hopkins               MN        55343     Hennepin              1        Retail             Unanchored
 178    Omaha                 NE        68144     Douglas               1        Retail             Shadow Anchored
 179    Bronx                 NY        10474     Bronx                 1        Multifamily        Mid/High Rise
 180    Woburn                MA        01801     Middlesex             1        Multifamily        Garden
 181    Ventura               CA        93003     Ventura               1        Self-Storage       Self-Storage
 182    Chula Vista           CA        91911     San Diego             1        Retail             Anchored
 183    San Jose              CA        95131     Santa Clara           1        Retail             Shadow Anchored
 184    Belvedere             SC        29841     Aiken                 1        Self-Storage       Self-Storage
 185    Novi                  MI        48377     Waryne                1        Office             Suburban
 186    Tallahassee           FL        32304     Leon                  1        Multifamily        Garden
 187    Richmond              KY        40475     Madison               1        Retail             Unanchored
 188    Bronx                 NY        10467     Bronx                 1        Multifamily        Mid/High Rise
 189    Miamisburg            OH        45342     Montgomery            1        Multifamily        Garden
 190    Longwood              FL        32750     Seminole              1        Self-Storage       Self-Storage
 191    Brooklyn              NY        11233     Kings                 1        Multifamily        Mid/High Rise

ANNEX                              YEAR                      UNIT OF                      OCCUPANCY         APPRAISED    APPRAISAL
ID #         YEAR BUILT       RENOVATED        UNITS(18)     MEASURE       OCCUPANCY %       DATE         VALUE ($)(13)  DATE(13)
------------------------------------------------------------------------------------------------------------------------------------

    1             1970             2006        1,894,045   Square Feet          93.0      10/11/05        1,220,000,000   11/08/05
    2           Various                        1,647,906                        88.3      Various           311,100,000    Various
  2.01            1997                           169,912   Square Feet          100.0     10/31/05           32,450,000   11/14/05
  2.02            2003                           125,470   Square Feet          88.9      10/31/05           24,100,000   02/14/06
  2.03            2001                           104,747   Square Feet          100.0     10/31/05           21,500,000   11/14/05
  2.04            2003                           125,016   Square Feet          89.7      10/31/05           21,300,000   02/14/06
  2.05            2003                           126,792   Square Feet          64.2      10/31/05           19,300,000   11/14/05
  2.06            2000                           106,857   Square Feet          100.0     10/31/05           19,250,000   11/14/05
  2.07            1999                           101,254   Square Feet          98.3      10/31/05           18,100,000   11/14/05
  2.08            2001                           101,267   Square Feet          100.0     10/31/05           17,750,000   11/14/05
  2.09            1997                           101,673   Square Feet          99.1      10/31/05           17,300,000   11/14/05
  2.10            1999                           102,014   Square Feet          98.3      10/31/05           17,200,000   11/14/05
  2.11            2000                            90,442   Square Feet          92.8      10/31/05           16,250,000   01/14/06
  2.12            1999                           101,206   Square Feet          66.9      10/31/05           15,600,000   11/14/05
  2.13            2001                               118      Rooms             73.9      08/24/05           12,200,000   11/14/05
  2.14            2004                            76,155   Square Feet          51.7      10/31/05           11,400,000   11/14/05
  2.15            2004                            77,620   Square Feet          49.5      10/31/05           11,150,000   11/14/05
  2.16            1998                                90      Rooms             73.3      01/21/05            9,600,000   11/14/05
  2.17            1999                            37,800   Square Feet          100.0     10/31/05            7,200,000   11/14/05
  2.18            2000                            37,800   Square Feet          100.0     10/31/05            7,050,000   11/14/05
  2.19            2003                            24,081   Square Feet          100.0     10/31/05            6,250,000   11/14/05
  2.20            1999                            37,800   Square Feet          100.0     10/31/05            6,150,000   11/14/05
    3           Various          Various       2,910,423 Square Feet/Units     Various    Various           266,600,000    Various
  3.01            2002                         1,047,797   Square Feet          88.9      12/08/05           57,500,000   12/02/05
  3.02            1988             2005          140,094   Square Feet          100.0     12/08/05           40,600,000   12/28/05
  3.03            1998                               496      Units             94.4      09/15/05           41,100,000   10/01/05
  3.04            1979             2001          452,684   Square Feet          75.7      11/11/05           29,000,000   10/19/05
  3.05            1991                           233,367   Square Feet          82.1      12/08/05           27,000,000   11/04/05
  3.06            1970             1985          799,200   Square Feet          93.7      01/01/06           25,000,000   01/18/06
  3.07            1982             2002          237,281   Square Feet          100.0     01/01/06           26,000,000   01/03/06
  3.08            1995                               232      Units             94.4      10/25/05           20,400,000   12/19/05
    4             1973             1997          520,180   Square Feet          100.0     11/29/05          254,000,000   11/17/05
    5           Various          Various       5,391,940   Square Feet          88.1      01/01/06          198,250,000    Various
  5.01            2004                         1,022,554   Square Feet          100.0     01/01/06           32,400,000   06/14/05
  5.02            1942             1982        1,350,450   Square Feet          100.0     01/01/06           32,000,000   06/17/05
  5.03            1997                           440,343   Square Feet          100.0     01/01/06           26,100,000   06/14/05
  5.04            1996                           300,120   Square Feet          100.0     01/01/06           17,400,000   06/21/05
  5.05            1913             1978          529,214   Square Feet          65.9      01/01/06           11,800,000   06/16/05
  5.06            2004                           213,500   Square Feet          100.0     01/01/06           12,600,000   06/14/05
  5.07            1958                           292,000   Square Feet          100.0     01/01/06           11,700,000   06/17/05
  5.08            1968                           150,000   Square Feet          80.0      01/01/06            7,300,000   06/17/05
  5.09            1974                           309,000   Square Feet           0.0      01/01/06           11,800,000   06/17/05
  5.10            1974                           207,345   Square Feet          100.0     01/01/06            7,700,000   06/17/05
  5.11            1999                            94,300   Square Feet          100.0     01/01/06            5,900,000   06/15/05
  5.12            1973                           134,600   Square Feet          100.0     01/01/06            4,900,000   06/17/05
  5.13            1987                            48,230   Square Feet          100.0     01/01/06            4,150,000   06/14/05
  5.14            1987                           121,220   Square Feet           0.0      01/01/06            4,800,000   06/14/05
  5.15            1967                           101,140   Square Feet          100.0     01/01/06            3,700,000   06/17/05
  5.16            1989                            77,924   Square Feet          100.0     01/01/06            4,000,000   06/17/05
    6           Various          Various         586,466   Square Feet          100.0     11/30/05          131,000,000   11/09/05
  6.01            2000                           166,046   Square Feet          100.0     11/30/05           42,500,000   11/09/05
  6.02            2001                            88,686   Square Feet          100.0     11/30/05           18,700,000   11/09/05
  6.03            1998                           102,022   Square Feet          100.0     11/30/05           21,300,000   11/09/05
  6.04            2000                            67,698   Square Feet          100.0     11/30/05           13,900,000   11/09/05
  6.05            1998                            56,354   Square Feet          100.0     11/30/05           12,200,000   11/09/05
  6.06            1988             2003           57,345   Square Feet          100.0     11/30/05           12,200,000   11/09/05
  6.07            1999                            48,315   Square Feet          100.0     11/30/05           10,200,000   11/09/05
    7           Various          Various             499      Units             96.2      04/04/05          104,500,000    Various
  7.01            1988                               172      Units             99.4      04/04/05           41,700,000   07/21/05
  7.02            1984                               231      Units             93.9      04/04/05           37,000,000   08/04/05
  7.03            1986             2000               96      Units             95.8      04/04/05           25,800,000   07/21/05
    8             2000                           235,341   Square Feet          100.0     02/08/06           54,300,000   09/19/05
    9             1954             2000           61,159   Square Feet          100.0     12/01/05           50,000,000   01/01/06
   10             2000                           306,250   Square Feet          96.0      10/19/05           39,000,000   10/15/05
   11             1985             1999              296      Rooms             58.6      10/21/05           39,300,000   09/30/05
   12             2003                           167,268   Square Feet          100.0     10/20/05           33,900,000   03/01/06
   13             1995             2003          143,261   Square Feet          100.0     12/12/05           31,000,000   11/21/05
   14             2003                               300      Units             97.0      11/28/05           30,100,000   11/18/05
   15             1986                           248,651   Square Feet          92.9      11/29/05           28,500,000   08/01/07
   16             1972                               780       Pads             97.1      10/25/05           31,510,000   10/18/05
   17             1962             1988          112,271   Square Feet          100.0     12/16/05           30,100,000   11/23/05
   18             2004                               136      Units             88.2      12/01/05           28,000,000   12/01/05
   19             1945             2001           47,422   Square Feet          100.0     11/01/05           30,500,000   11/05/05
   20             1956             1991          252,590   Square Feet          98.2      12/01/05           27,400,000   09/26/05
   21           Various          Various         624,010   Square Feet          100.0     03/01/06           27,000,000   04/18/05
  21.01           1987             1995          264,010   Square Feet          100.0     03/01/06            9,600,000   04/18/05
  21.02           1990                           105,000   Square Feet          100.0     03/01/06            5,400,000   04/18/05
  21.03           1994                            96,000   Square Feet          100.0     03/01/06            4,600,000   04/18/05
  21.04           1991                            87,000   Square Feet          100.0     03/01/06            3,800,000   04/18/05
  21.05           1991                            72,000   Square Feet          100.0     03/01/06            3,600,000   04/18/05
   22             1960             2003          234,801   Square Feet          99.1      10/01/05           27,160,000   08/25/05
   23             2001                               166      Rooms             98.0      11/22/05           30,700,000   12/05/05
   24             2005                            81,529   Square Feet          98.3      11/10/05           24,900,000   11/18/05
   25             1954             1992          393,480   Square Feet          93.9      10/01/05           27,000,000   08/11/05
   26             1982             1990          224,421   Square Feet          74.9      11/11/05           30,600,000   10/11/05
   27             2005                               512       Beds             94.7      09/20/05           22,600,000   09/02/05
   28             1955             1996          276,818   Square Feet          92.0      04/27/05           22,250,000   04/29/05
   29             1973             1984          491,577   Square Feet          100.0     01/24/06           22,000,000   12/16/05
   30           Various          Various             805     Various            96.5      09/23/05           22,950,000    Various
  30.01           1988             1998              373       Beds             95.7      09/23/05            9,450,000   08/03/05
  30.02           1996                               336       Beds             97.6      09/23/05            6,700,000   08/03/05
  30.03           1985                                96      Units             95.8      09/23/05            6,800,000   08/02/05
   31             1926             2002          347,632   Square Feet          83.2      06/15/05           27,000,000   05/06/05
   32             1970             1987              484       Pads             86.8      10/25/05           21,640,000   10/18/05
   33             1951             2005              290      Rooms             35.6      08/24/05           24,700,000   09/13/05
   34             2005                            37,076   Square Feet          90.8      12/05/05           22,400,000   03/01/06
   35             1997             2004              366      Units             88.0      11/01/05           22,500,000   10/10/05
   36             1984             1995              386      Units             95.3      11/22/05           20,800,000   12/05/05
   37             2000                           390,000   Square Feet          100.0     11/10/05           22,300,000   09/08/05
   38             2002                            90,334   Square Feet          100.0     03/01/06           21,000,000   11/01/05
   39             2004                               284      Units             91.5      11/16/05           19,290,000   11/01/05
  39.01           2004                               110      Units             92.7      11/16/05            7,765,000   11/01/05
  39.02           2004                                94      Units             90.4      11/16/05            6,225,000   11/01/05
  39.03           2004                                80      Units             91.3      11/16/05            5,300,000   11/01/05
   40             1998                            70,590   Square Feet          96.8      12/05/05           26,100,000   10/25/05
   41             2005                           136,827   Square Feet          97.4      01/01/06           19,500,000   10/01/05
   42             1973             1985          592,406   Square Feet          100.0     10/20/05           19,150,000   08/18/05
   43             1985             1998              252      Rooms             69.4      11/21/05           22,000,000   10/06/05
   44             2003                           100,222   Square Feet          97.4      01/06/06           19,500,000   10/03/05
   45             2001                               236      Units             97.0      01/23/06           19,500,000   01/11/06
   46             1998                               130      Units             94.6      11/07/05           17,800,000   10/14/05
   47             2004                            68,999   Square Feet          97.2      01/04/06           17,700,000   11/03/05
   48             1988                            79,190   Square Feet          100.0     12/01/05           19,500,000   09/26/05
   49             1991             2001          118,690   Square Feet          100.0     11/16/05           17,500,000   08/25/05
   50             1997                            75,206   Square Feet          100.0     12/20/05           17,400,000   11/28/05
   51             2004                           120,713   Square Feet          87.3      12/06/05           20,200,000   02/28/06
   52             1983                            90,040   Square Feet          96.9      01/04/06           16,100,000   11/05/05
   53             2004                               256      Units             93.8      12/01/05           15,700,000   10/11/05
   54             1924             1996           89,700   Square Feet          91.2      02/01/06           18,500,000   01/09/06
   55             1975                           148,000   Square Feet          100.0     01/06/06           16,650,000   11/18/05
   56             1984             2000           77,602   Square Feet          100.0     10/20/05           15,200,000   04/01/06
   57             1989             1992          151,830   Square Feet          93.3      01/01/06           17,200,000   12/01/05
   58             1986             2003              306      Units             89.2      12/07/05           14,750,000   11/04/05
   59             1965             2000          199,641   Square Feet          89.4      01/01/06           15,400,000   12/19/05
   60             1973                               336      Units             94.6      11/23/05           14,765,000   09/29/05
   61             1985             1997           48,573   Square Feet          95.9      12/15/05           16,610,000   11/14/05
   62             2005                               276       Beds             96.7      10/01/05           14,100,000   09/29/05
   63             1978                               388      Units             93.8      11/21/05           13,900,000   09/29/05
   64             2004                               132      Units             96.2      12/01/05           14,000,000   11/30/05
   65             1982             1998          118,370   Square Feet          77.7      10/31/05           13,600,000   10/11/05
   66             1971             1990              359       Beds             97.6      10/10/05           14,400,000   09/29/05
   67             1973                            31,725   Square Feet          100.0     12/07/05           14,300,000   10/14/05
   68             2005                            23,914   Square Feet          100.0     03/01/06           24,500,000   09/20/05
   69             1952             2003              832      Units             93.3      05/31/05           14,330,000   07/14/05
   70             1982             2000          106,778   Square Feet          100.0     01/01/06           12,800,000   11/18/05
   71             1984             2003           73,051   Square Feet          100.0     12/06/05           14,600,000   12/02/05
   72             2002                            79,622   Square Feet          100.0     02/08/06           12,700,000   12/05/05
   73             1963             1997           38,284   Square Feet          100.0     12/15/05           14,000,000   11/14/05
   74             1984             1987           77,873   Square Feet          100.0     12/15/05           11,565,000   10/26/05
   75             1926                            17,435   Square Feet          100.0     03/01/06           18,100,000   11/08/05
   76             1957             2004           57,845   Square Feet          96.3      12/13/05           12,400,000   11/03/05
   77           Various          Various           2,032      Units             81.9      10/21/05           13,850,000   10/17/05
  77.01           1998             2004              476      Units             76.3      10/21/05            3,925,000   10/17/05
  77.02           1998                               453      Units             88.1      10/21/05            3,050,000   10/17/05
  77.03           1999                               321      Units             81.0      10/21/05            2,275,000   10/17/05
  77.04           1998                               283      Units             91.5      10/21/05            2,350,000   10/17/05
  77.05           1995                               351      Units             76.1      10/21/05            1,700,000   10/17/05
  77.06           1993                               148      Units             77.7      10/21/05              550,000   10/17/05
   78             1977             1992          118,325   Square Feet          95.0      12/21/05           11,100,000   11/21/05
   79             1987             2005          101,044   Square Feet          94.5      08/31/05           12,300,000   08/31/05
   80             2004                            31,870   Square Feet          94.8      12/13/05           12,500,000   11/16/05
   81             2004                           112,272   Square Feet          63.8      11/15/05           10,650,000   10/14/05
   82             2002                           120,480   Square Feet          98.8      12/20/05           11,600,000   11/01/05
   83             1984             1995           94,686   Square Feet          100.0     03/01/06           11,100,000   11/28/05
   84             1974                               248      Units             94.8      11/21/05           10,300,000   10/21/05
   85             2004                            75,334   Square Feet          79.5      11/02/05           10,800,000   09/18/05
   86           Various          Various             160      Units             97.5      10/10/05           10,220,000   09/29/05
  86.01           1979             1988              140      Units             97.1      10/10/05            8,700,000   09/29/05
  86.02           1997                                20      Units             100.0     10/10/05            1,520,000   09/29/05
   87             1977             1993          151,705   Square Feet          95.6      10/31/05           13,500,000   11/16/05
   88             1987             1991          140,350   Square Feet          83.8      11/01/05           10,000,000   10/26/05
   98             1972             1995          314,375   Square Feet          100.0     12/29/05           15,000,000   07/14/05
   90             2003                               108      Rooms             79.0      01/23/06           13,500,000   09/21/05
   91             1974                               217       Beds             99.0      10/10/05           10,100,000   09/29/05
   92             1963             1999           80,884   Square Feet          90.5      09/30/05            9,500,000   10/25/06
   93             1980                               328      Units             95.7      10/21/05            9,090,000   09/12/05
   94             1975                               289       Pads             86.2      10/25/05            9,450,000   10/11/05
   95           Various                           64,405   Square Feet          100.0     10/19/05           10,630,000    Various
  95.01           1996                            11,348   Square Feet          100.0     10/19/05            1,500,000   10/23/05
  95.02           1996                            11,180   Square Feet          100.0     10/19/05            1,500,000   10/18/05
  95.03           1996                            11,180   Square Feet          100.0     10/19/05            1,730,000   10/26/05
  95.04           1995                            10,363   Square Feet          100.0     10/19/05            2,210,000   10/17/05
  95.05           1992                            10,167   Square Feet          100.0     10/19/05            1,980,000   10/25/05
  95.06           1995                            10,167   Square Feet          100.0     10/19/05            1,710,000   10/25/05
   96             1972             1998           56,712   Square Feet          100.0     12/21/05            9,350,000   10/28/05
   97             1845             2004           50,001   Square Feet          72.1      10/25/05            9,400,000   02/01/06
   98             1977                            80,110   Square Feet          100.0     11/26/05            8,900,000   11/11/05
   99             1929             2004           82,318   Square Feet          89.8      01/06/06            9,400,000   12/02/05
   100            1994             2000          106,726   Square Feet          100.0     12/08/05           10,150,000   10/25/05
   101            2005                            37,260   Square Feet          100.0     03/01/06           11,400,000   09/01/05
   102            1971                               288       Pads             96.5      11/23/05            8,975,000   10/24/05
   103            1998                            73,468   Square Feet          100.0     09/21/05            8,700,000   06/15/05
   104          Various          Various           1,703      Units             70.6      12/08/05            9,455,000   12/15/05
 104.01           1995             1998              611      Units             76.8      12/08/05            4,080,000   12/15/05
 104.02           1995                               441      Units             77.8      12/08/05            2,550,000   12/15/05
 104.03           1993             1996              651      Units             59.9      12/08/05            2,825,000   12/15/05
   105            2005                            48,120   Square Feet          100.0     03/01/06           10,100,000   09/01/05
   106            1982                               204       Pads             91.2      10/25/05            7,850,000   10/24/05
   107            1939             1970              184       Beds             96.5      12/31/05            7,870,000   09/29/05
   108            2000                            55,264   Square Feet          100.0     03/01/06            7,900,000   08/09/05
   109            2001                               639      Units             99.4      10/10/05            7,760,000   10/28/05
   110            1987                               120      Units             96.7      11/03/05            9,800,000   11/21/05
   111            1984             2003           83,149   Square Feet          100.0     09/16/05            7,900,000   08/04/05
   112            1971             2001              215      Units             94.4      12/01/05            7,380,000   12/14/05
   113            1978             1995              154       Pads             98.7      11/23/05            7,500,000   10/07/05
   114            1920             2002           43,480   Square Feet          100.0     01/31/06            7,150,000   01/17/06
   115            1965             2002          346,245   Square Feet          100.0     07/12/05            7,600,000   09/12/05
   116            2001                            61,680   Square Feet          95.5      11/07/05            7,200,000   10/05/05
   117            1979                            66,532   Square Feet          90.1      12/07/05            7,050,000   11/09/05
   118            1993                            78,575   Square Feet          100.0     01/05/06            6,900,000   10/27/05
   119            2005                            41,101   Square Feet          100.0     01/20/06            7,000,000   02/01/06
   120            1995                               204      Units             99.0      11/01/05            8,900,000   09/01/05
   121            1972                               201       Pads             98.0      10/25/05            6,690,000   10/18/05
   122            1986             1999              110      Rooms             88.2      11/30/05            7,700,000   11/16/05
   123            1970             2005           82,664   Square Feet          100.0     12/09/05            6,580,000   01/18/06
   124            2004                            33,700   Square Feet          85.4      11/11/05            6,800,000   03/01/06
   125            1989                            47,984   Square Feet          100.0     12/19/05            6,900,000   11/28/05
   126            2001                            34,848   Square Feet          100.0     10/01/05            7,700,000   07/29/05
   127            1977             2001              200      Units             100.0     08/15/05            6,500,000   08/29/05
   128            1999                               108      Units             89.8      11/01/05            6,400,000   09/05/05
   129            1968             1996           39,879   Square Feet          93.7      01/01/06            6,500,000   11/14/05
   130            1970             2004          175,029   Square Feet          100.0     10/31/05            7,000,000   12/02/05
   131            1984             1986           48,566   Square Feet          91.3      09/30/05            7,870,000   09/09/05
   132            1982             1999           39,100   Square Feet          100.0     06/30/05            6,420,000   08/05/05
   133            1972             1999           41,258   Square Feet          92.2      01/12/06            7,400,000   09/28/05
   134            1965             2004              189      Units             95.2      09/30/05            6,440,000   09/20/05
   135            2005                               181       Beds             100.0     09/01/05            6,000,000   09/28/05
   136            1986             1996              120      Units             100.0     12/01/05           10,600,000   11/23/05
   137            1971             2004               90      Units             98.9      11/29/05            5,650,000   10/26/05
   138            1900             1994           71,614   Square Feet          96.6      09/01/05            5,600,000   08/05/05
   139            1987                               189       Pads             96.3      10/24/05            6,100,000   10/14/05
   140            1983             2004               97      Units             94.8      10/20/05            5,300,000   09/20/05
   141            1975             2002              163      Units             99.4      12/01/05            5,220,000   11/10/05
   142            1985             2004          109,231   Square Feet          100.0     01/01/06            6,200,000   01/17/06
   143            1986                            42,045   Square Feet          100.0     11/15/05            7,200,000   10/24/05
   144            1972             1985              156       Pads             83.3      11/23/05            5,175,000   10/24/05
   145            2004                            13,813   Square Feet          100.0     03/01/06            5,652,000   11/22/05
   146            1959             1997           74,859   Square Feet          92.7      10/20/05            5,670,000   06/03/05
   147            1967             1995               74      Units             95.9      09/29/05            6,500,000   09/21/05
   148            1974             2001              156      Units             94.2      11/01/05            5,000,000   10/26/05
   149            2005                                30      Units             100.0     11/23/05            5,000,000   10/11/05
   150            2005                            11,878   Square Feet          100.0     01/25/06            5,100,000   06/22/05
   151            2003                            51,822   Square Feet          100.0     11/17/05            5,580,000   11/03/05
   152            1988                            45,904   Square Feet          100.0     10/06/05            5,400,000   10/04/05
   153          Various          Various              35      Units             100.0     Various             4,885,000   05/09/05
 153.01           1911             2004                9      Units             100.0     12/16/04            1,350,000   05/09/05
 153.02           1916             2004               11      Units             100.0     01/14/05            1,300,000   05/09/05
 153.03           1931             2000                6      Units             100.0     12/20/04            1,100,000   05/09/05
 153.04           1909             2004                9      Units             100.0     12/20/04            1,135,000   05/09/05
   154            1968             2005              247       Pads             90.3      01/01/06            4,600,000   01/10/06
   155            1982                            31,609   Square Feet          93.0      10/27/05            4,600,000   10/27/05
   156          Various                              180       Beds             100.0     09/01/05            5,505,000   09/28/05
 156.01           1992                                96       Beds             100.0     09/01/05            2,590,000   09/28/05
 156.02           2004                                36       Beds             100.0     09/01/05            1,125,000   09/28/05
 156.03           1990                                24       Beds             100.0     09/01/05              945,000   09/28/05
 156.04           1991                                24       Beds             100.0     09/01/05              845,000   09/28/05
   157            1987                            27,697   Square Feet          100.0     03/01/06            4,500,000   12/13/05
   158            1970             2005              150      Units             96.0      12/01/05            4,500,000   11/23/05
   159            2002                            20,193   Square Feet          100.0     12/21/05            4,600,000   11/14/05
   160            1982                            32,676   Square Feet          100.0     01/24/06            5,200,000   12/14/05
   161            1984                            25,865   Square Feet          100.0     01/23/06            4,400,000   12/06/05
   162            1975             1993          120,750   Square Feet          82.8      10/31/05           10,900,000   11/16/05
   163            1972             1990              200      Units             96.5      10/21/05            4,915,000   09/12/05
   164            1983                            33,366   Square Feet          92.0      08/17/05            4,200,000   07/20/05
   165            1984             1997              104      Units             97.1      10/13/05            4,480,000   09/29/05
   166            1985                            25,163   Square Feet          94.9      07/15/05            4,350,000   09/02/05
   167            2004                            23,268   Square Feet          100.0     11/10/05            4,525,000   10/25/05
   168            1990             2004           50,688   Square Feet          100.0     03/01/06            5,000,000   12/07/05
   169            2005                            15,425   Square Feet          100.0     10/01/05            6,400,000   11/17/05
   170            1980             2003           34,071   Square Feet          89.4      09/01/05            5,500,000   09/07/05
   171            2001                            60,063   Square Feet          100.0     07/20/05            4,750,000   08/01/05
   172            1999                            37,000   Square Feet          100.0     12/08/05            3,700,000   10/25/05
   173            1925             2003               58      Units             98.3      01/24/06            3,600,000   10/10/05
   174            2005                             9,404   Square Feet          100.0     10/13/05            3,800,000   02/01/06
   175            1929             1995               52      Units             100.0     06/06/05            3,900,000   08/11/05
   176            1968             2003           61,000   Square Feet          100.0     09/01/05            3,950,000   09/01/05
   177            2003                            18,216   Square Feet          100.0     12/14/05            3,325,000   11/04/05
   178            1981                            36,149   Square Feet          93.2      11/17/05            3,800,000   10/20/05
   179            1922             2004               37      Units             100.0     06/06/05            3,300,000   08/11/05
   180            1968             2005               48      Units             95.8      09/29/05            4,400,000   09/20/05
   181            1985             1997              598      Units             94.0      10/31/05            5,950,000   10/05/05
   182            2005                            10,400   Square Feet          100.0     03/01/06            4,300,000   09/01/05
   183            2001                             7,195   Square Feet          100.0     11/14/05            4,910,000   10/21/05
   184            1987             1994              423      Units             88.4      11/30/05            2,800,000   09/02/05
   185            2005                            18,692   Square Feet          100.0     12/01/05            2,800,000   10/06/05
   186            1974                                70       Beds             98.4      10/10/05            2,740,000   09/29/05
   187            1990                            14,480   Square Feet          100.0     12/27/05            2,400,000   11/30/05
   188            1928                                26      Units             96.2      10/03/05            2,200,000   12/23/05
   189            2001                                20      Units             100.0     10/03/05            1,900,000   09/23/05
   190            1996             2000              478      Units             69.2      10/27/05            2,270,000   10/20/05
   191            1910             2000               16      Units             87.5      06/06/05            1,200,000   10/10/05

                                                     ORIGINAL BALANCE                     CURRENT BALANCE
 ANNEX          CURRENT         ORIGINAL BALANCE         PER UNIT          CURRENT           PER UNIT         % OF INITIAL
 ID #     LTV % (1),(14),(15)      ($)(2),(19)      ($)(14),(15),(19)   BALANCE ($)(2)     ($)(14),(15)       POOL BALANCE
 ----     -------------------  -------------------  ------------------  --------------    ---------------     ------------

   1            47.5               290,000,000               306        290,000,000.00            306            10.56%
   2            69.8               217,000,000               132        217,000,000.00            132             7.90%
 2.01                               22,715,000               134         22,715,000.00            134
 2.02                               16,590,000               132         16,590,000.00            132
 2.03                               15,000,000               143         15,000,000.00            143
 2.04                               14,665,000               117         14,665,000.00            117
 2.05                               13,510,000               107         13,510,000.00            107
 2.06                               13,475,000               126         13,475,000.00            126
 2.07                               12,670,000               125         12,670,000.00            125
 2.08                               12,425,000               123         12,425,000.00            123
 2.09                               12,025,000               118         12,025,000.00            118
 2.10                               12,000,000               118         12,000,000.00            118
 2.11                               11,305,000               125         11,305,000.00            125
 2.12                               10,920,000               108         10,920,000.00            108
 2.13                                8,540,000            72,373          8,540,000.00         72,373
 2.14                                7,980,000               105          7,980,000.00            105
 2.15                                7,805,000               101          7,805,000.00            101
 2.16                                6,720,000            74,667          6,720,000.00         74,667
 2.17                                5,040,000               133          5,040,000.00            133
 2.18                                4,935,000               131          4,935,000.00            131
 2.19                                4,375,000               182          4,375,000.00            182
 2.20                                4,305,000               114          4,305,000.00            114
   3                               158,564,000                54        158,564,000.00             54
 3.01           59.5                33,112,683                32         33,112,683.00             32             1.21%
 3.02           59.5                23,770,000               170         23,770,000.00            170             0.87%
 3.03           59.5                22,400,000            45,161         22,400,000.00         45,161             0.82%
 3.04           59.5                18,000,587                40         18,000,587.00             40             0.66%
 3.05           59.5                16,200,000                69         16,200,000.00             69             0.59%
 3.06           59.5                16,000,000                20         16,000,000.00             20             0.58%
 3.07           59.5                15,580,730                66         15,580,730.00             66             0.57%
 3.08           59.5                13,500,000            58,190         13,500,000.00         58,190             0.49%
   4            47.2               120,000,000               231        120,000,000.00            231             4.37%
   5            65.8               117,450,000                24        117,450,000.00             24             4.28%
 5.01                               19,800,000                22         19,800,000.00             22
 5.02                               18,738,000                15         18,738,000.00             15
 5.03                               16,020,000                40         16,020,000.00             40
 5.04                               10,035,000                37         10,035,000.00             37
 5.05                                8,820,000                19          8,820,000.00             19
 5.06                                7,515,000                39          7,515,000.00             39
 5.07                                6,840,000                26          6,840,000.00             26
 5.08                                4,464,000                33          4,464,000.00             33
 5.09                                4,230,000                15          4,230,000.00             15
 5.10                                4,185,000                22          4,185,000.00             22
 5.11                                3,438,000                41          3,438,000.00             41
 5.12                                3,060,000                25          3,060,000.00             25
 5.13                                2,880,000                66          2,880,000.00             66
 5.14                                2,655,000                24          2,655,000.00             24
 5.15                                2,475,000                27          2,475,000.00             27
 5.16                                2,295,000                33          2,295,000.00             33
   6            72.5                95,000,000               162         95,000,000.00            162             3.46%
 6.01                               29,500,000               178         29,500,000.00            178
 6.02                               15,000,000               169         15,000,000.00            169
 6.03                               13,400,000               131         13,400,000.00            131
 6.04                               10,700,000               158         10,700,000.00            158
 6.05                                9,600,000               170          9,600,000.00            170
 6.06                                9,300,000               162          9,300,000.00            162
 6.07                                7,500,000               155          7,500,000.00            155
   7            68.9                72,500,000           145,291         72,021,797.74        144,332             2.62%
 7.01                               29,700,000           172,674         29,504,101.97        171,535
 7.02                               24,900,000           107,792         24,735,762.23        107,081
 7.03                               17,900,000           186,458         17,781,933.49        185,228
   8            79.9                43,400,000               184         43,400,000.00            184             1.58%
   9            66.0                33,000,000               540         33,000,000.00            540             1.20%
  10            80.0                31,200,000               102         31,200,000.00            102             1.14%
  11            71.0                28,000,000            94,595         27,913,935.52         94,304             1.02%
  12            79.6                27,000,000               161         27,000,000.00            161             0.98%
  13            78.3                24,260,000               169         24,260,000.00            169             0.88%
  14            75.7                22,800,000            76,000         22,800,000.00         76,000             0.83%
  15            78.9                22,500,000                90         22,500,000.00             90             0.82%
  16            70.5                22,200,000            28,462         22,200,000.00         28,462             0.81%
  17            73.1                22,000,000               196         22,000,000.00            196             0.80%
  18            75.9                21,250,000           156,250         21,250,000.00        156,250             0.77%
  19            68.9                21,000,000               443         21,000,000.00            443             0.76%
  20            75.4                20,700,000                82         20,653,081.42             82             0.75%
  21            74.1                20,000,000                32         20,000,000.00             32             0.73%
 21.01                               7,110,000                27          7,110,000.00             27
 21.02                               4,000,000                38          4,000,000.00             38
 21.03                               3,410,000                36          3,410,000.00             36
 21.04                               2,810,000                32          2,810,000.00             32
 21.05                               2,670,000                37          2,670,000.00             37
  22            73.6                20,000,000                85         20,000,000.00             85             0.73%
  23            64.9                20,000,000           120,482         19,938,826.98        120,113             0.73%
  24            76.3                19,000,000               233         19,000,000.00            233             0.69%
  25            69.8                18,840,000                48         18,840,000.00             48             0.69%
  26            60.0                18,360,000                82         18,360,000.00             82             0.67%
  27            79.3                18,000,000            35,156         17,916,293.73         34,993             0.65%
  28            79.4                17,748,889                64         17,659,720.84             64             0.64%
  29            80.0                17,600,000                36         17,600,000.00             36             0.64%
  30            76.5                17,600,000            21,863         17,560,497.88         21,814             0.64%
 30.01                               7,350,000            19,705          7,333,503.38         19,661
 30.02                               5,250,000            15,625          5,238,216.70         15,590
 30.03                               5,000,000            52,083          4,988,777.81         51,966
  31            64.4                17,500,000                50         17,376,016.88             50             0.63%
  32            78.6                17,000,000            35,124         17,000,000.00         35,124             0.62%
  33            68.4                17,000,000            58,621         16,893,724.09         58,254             0.61%
  34            73.7                16,500,000               445         16,500,000.00            445             0.60%
  35            72.6                16,400,000            44,809         16,344,919.95         44,658             0.59%
  36            78.4                16,300,000            42,228         16,300,000.00         42,228             0.59%
  37            69.5                15,500,000                40         15,500,000.00             40             0.56%
  38            73.6                15,500,000               172         15,465,831.93            171             0.56%
  39            80.0                15,432,000            54,338         15,432,000.00         54,338             0.56%
 39.01                               6,212,000            56,473          6,212,000.00         56,473
 39.02                               4,980,000            52,979          4,980,000.00         52,979
 39.03                               4,240,000            53,000          4,240,000.00         53,000
  40            59.1                15,500,000               220         15,428,750.00            219             0.56%
  41            77.7                15,200,000               111         15,148,471.04            111             0.55%
  42            78.3                15,000,000                25         15,000,000.00             25             0.55%
  43            66.8                14,750,000            58,532         14,688,103.06         58,286             0.53%
  44            74.4                14,500,000               145         14,500,000.00            145             0.53%
  45            74.0                14,430,000            61,144         14,430,000.00         61,144             0.53%
  46            80.0                14,250,000           109,615         14,231,197.52        109,471             0.52%
  47            79.6                14,100,000               204         14,081,282.37            204             0.51%
  48            67.8                13,250,000               167         13,219,421.62            167             0.48%
  49            75.4                13,200,000               111         13,200,000.00            111             0.48%
  50            74.5                13,000,000               173         12,969,503.04            172             0.47%
  51            64.2                13,000,000               108         12,968,175.98            107             0.47%
  52            79.5                12,800,000               142         12,800,000.00            142             0.47%
  53            80.0                12,560,000            49,063         12,560,000.00         49,063             0.46%
  54            66.2                12,250,000               137         12,250,000.00            137             0.45%
  55            73.0                12,175,000                82         12,158,502.74             82             0.44%
  56            78.9                12,000,000               155         12,000,000.00            155             0.44%
  57            69.7                12,000,000                79         11,982,905.05             79             0.44%
  58            80.0                11,800,000            38,562         11,800,000.00         38,562             0.43%
  59            76.5                11,775,000                59         11,775,000.00             59             0.43%
  60            78.2                11,539,662            34,344         11,539,662.00         34,344             0.42%
  61            69.4                11,525,000               237         11,525,000.00            237             0.42%
  62            79.7                11,280,000            40,870         11,231,771.79         40,695             0.41%
  63            79.2                11,015,478            28,390         11,015,478.00         28,390             0.40%
  64            78.2                10,950,000            82,955         10,950,000.00         82,955             0.40%
  65            78.5                10,700,000                90         10,680,758.97             90             0.39%
  66            73.9                10,670,000            29,721         10,635,614.27         29,626             0.39%
  67            71.9                10,300,000               325         10,276,346.15            324             0.37%
  68            40.8                10,000,000               418         10,000,000.00            418             0.36%
  69            69.4                10,000,000            12,019          9,939,437.65         11,946             0.36%
  70            74.2                 9,500,000                89          9,500,000.00             89             0.35%
  71            65.1                 9,500,000               130          9,500,000.00            130             0.35%
  72            74.8                 9,500,000               119          9,500,000.00            119             0.35%
  73            67.3                 9,415,000               246          9,415,000.00            246             0.34%
  74            79.6                 9,200,000               118          9,200,000.00            118             0.33%
  75            49.7                 9,000,000               516          9,000,000.00            516             0.33%
  76            72.4                 9,000,000               156          8,979,195.73            155             0.33%
  77            64.3                 9,000,000             4,429          8,901,663.83          4,381             0.32%
 77.01                               2,800,000             5,882          2,769,406.52          5,818
 77.02                               2,200,000             4,857          2,175,962.28          4,803
 77.03                               1,520,079             4,735          1,503,470.25          4,684
 77.04                               1,336,287             4,722          1,321,686.38          4,670
 77.05                               1,043,821             2,974          1,032,415.97          2,941
 77.06                                  99,813               674             98,722.41            667
  78            79.6                 8,840,000                75          8,840,000.00             75             0.32%
  79            71.5                 8,800,000                87          8,800,000.00             87             0.32%
  80            70.0                 8,750,000               275          8,750,000.00            275             0.32%
  81            79.8                 8,500,000                76          8,500,000.00             76             0.31%
  82            73.1                 8,500,000                71          8,479,922.00             70             0.31%
  83            73.7                 8,200,000                87          8,181,076.01             86             0.30%
  84            78.9                 8,127,297            32,771          8,127,297.00         32,771             0.30%
  85            74.8                 8,080,000               107          8,080,000.00            107             0.29%
  86            78.4                 8,035,000            50,219          8,009,105.97         50,057             0.29%
 86.01                               6,650,000            47,500          6,628,569.35         47,347
 86.02                               1,385,000            69,250          1,380,536.62         69,027
  87            59.3                 8,000,000                53          8,000,000.00             53             0.29%
  88            79.8                 8,000,000                57          7,981,263.35             57             0.29%
  98            53.2                 8,000,000                25          7,975,363.64             25             0.29%
  90            59.1                 8,000,000            74,074          7,974,923.86         73,842             0.29%
  91            78.1                 7,910,000            36,452          7,884,508.81         36,334             0.29%
  92            79.8                 7,600,000                94          7,582,660.65             94             0.28%
  93            80.0                 7,270,000            22,165          7,270,000.00         22,165             0.26%
  94            76.4                 7,218,000            24,976          7,218,000.00         24,976             0.26%
  95            66.8                 7,122,000               111          7,105,923.24            110             0.26%
 95.01                               1,187,000               105          1,184,320.55            104
 95.02                               1,187,000               106          1,184,320.55            106
 95.03                               1,187,000               106          1,184,320.55            106
 95.04                               1,187,000               115          1,184,320.55            114
 95.05                               1,187,000               117          1,184,320.55            116
 95.06                               1,187,000               117          1,184,320.55            116
  96            75.8                 7,100,000               125          7,083,068.83            125             0.26%
  97            74.5                 7,000,000               140          7,000,000.00            140             0.25%
  98            78.5                 7,000,000                87          6,984,107.81             87             0.25%
  99            74.3                 7,000,000                85          6,983,845.38             85             0.25%
  100           68.8                 7,000,000                66          6,983,712.53             65             0.25%
  101           61.2                 6,980,000               187          6,980,000.00            187             0.25%
  102           76.9                 6,900,000            23,958          6,900,000.00         23,958             0.25%
  103           78.2                 6,800,000                93          6,800,000.00             93             0.25%
  104           70.2                 6,650,000             3,905          6,634,803.19          3,896             0.24%
104.01                               2,900,000             4,746          2,893,372.83          4,735
104.02                               1,912,500             4,337          1,908,129.48          4,327
104.03                               1,837,500             2,823          1,833,300.87          2,816
  105           63.4                 6,400,000               133          6,400,000.00            133             0.23%
  106           80.0                 6,280,000            30,784          6,280,000.00         30,784             0.23%
  107           79.5                 6,270,000            34,076          6,256,623.18         34,003             0.23%
  108           79.1                 6,280,000               114          6,252,227.31            113             0.23%
  109           77.1                 6,000,000             9,390          5,986,322.23          9,368             0.22%
  110           61.1                 6,000,000            50,000          5,986,016.42         49,883             0.22%
  111           75.6                 6,000,000                72          5,973,614.16             72             0.22%
  112           79.9                 5,900,000            27,442          5,900,000.00         27,442             0.21%
  113           76.4                 5,728,000            37,195          5,728,000.00         37,195             0.21%
  114           79.7                 5,700,000               131          5,700,000.00            131             0.21%
  115           74.8                 5,700,000                16          5,681,913.17             16             0.21%
  116           77.5                 5,600,000                91          5,582,189.89             91             0.20%
  117           78.1                 5,520,000                83          5,507,426.75             83             0.20%
  118           79.8                 5,520,000                70          5,507,406.15             70             0.20%
  119           78.6                 5,500,000               134          5,500,000.00            134             0.20%
  120           60.9                 5,475,000            26,838          5,418,449.16         26,561             0.20%
  121           79.6                 5,325,000            26,493          5,325,000.00         26,493             0.19%
  122           68.7                 5,300,000            48,182          5,290,480.21         48,095             0.19%
  123           79.6                 5,250,000                64          5,238,080.86             63             0.19%
  124           76.3                 5,200,000               154          5,187,979.74            154             0.19%
  125           74.8                 5,175,000               108          5,162,998.29            108             0.19%
  126           66.6                 5,150,000               148          5,127,267.20            147             0.19%
  127           78.7                 5,143,000            25,715          5,117,574.65         25,588             0.19%
  128           79.3                 5,100,000            47,222          5,077,487.91         47,014             0.18%
  129           76.9                 5,000,000               125          5,000,000.00            125             0.18%
  130           71.4                 5,000,000                29          5,000,000.00             29             0.18%
  131           63.3                 5,000,000               103          4,984,277.53            103             0.18%
  132           76.0                 4,900,000               125          4,879,010.35            125             0.18%
  133           64.9                 4,800,000               116          4,800,000.00            116             0.17%
  134           74.5                 4,800,000            25,397          4,800,000.00         25,397             0.17%
  135           79.1                 4,745,000            26,215          4,745,000.00         26,215             0.17%
  136           42.4                 4,500,000            37,500          4,489,733.28         37,414             0.16%
  137           79.5                 4,500,000            50,000          4,489,477.90         49,883             0.16%
  138           78.3                 4,400,000                61          4,385,739.95             61             0.16%
  139           71.1                 4,350,000            23,016          4,339,928.12         22,963             0.16%
  140           79.8                 4,227,000            43,577          4,227,000.00         43,577             0.15%
  141           79.7                 4,160,000            25,521          4,160,000.00         25,521             0.15%
  142           66.9                 4,150,000                38          4,150,000.00             38             0.15%
  143           57.5                 4,150,000                99          4,140,469.57             98             0.15%
  144           79.9                 4,133,000            26,494          4,133,000.00         26,494             0.15%
  145           72.0                 4,068,000               295          4,068,000.00            295             0.15%
  146           71.9                 4,100,000                55          4,076,096.41             54             0.15%
  147           62.7                 4,100,000            55,405          4,072,366.28         55,032             0.15%
  148           79.9                 4,000,000            25,641          3,994,417.53         25,605             0.15%
  149           79.8                 4,000,000           133,333          3,987,844.63        132,928             0.15%
  150           77.5                 3,955,000               333          3,955,000.00            333             0.14%
  151           67.9                 3,800,000                73          3,791,379.87             73             0.14%
  152           69.4                 3,750,000                82          3,750,000.00             82             0.14%
  153           75.8                 3,705,000           105,857          3,705,000.00        105,857             0.13%
153.01                               1,042,000           115,778          1,042,000.00        115,778
153.02                                 940,000            85,455            940,000.00         85,455
153.03                                 880,000           146,667            880,000.00        146,667
153.04                                 843,000            93,667            843,000.00         93,667
  154           80.0                 3,680,000            14,899          3,680,000.00         14,899             0.13%
  155           79.3                 3,650,000               115          3,650,000.00            115             0.13%
  156           65.4                 3,600,000            20,000          3,600,000.00         20,000             0.13%
156.01                               1,729,560            18,016          1,729,560.00         18,016
156.02                                 706,320            19,620            706,320.00         19,620
156.03                                 614,760            25,615            614,760.00         25,615
156.04                                 549,360            22,890            549,360.00         22,890
  157           80.0                 3,600,000               130          3,600,000.00            130             0.13%
  158           79.8                 3,600,000            24,000          3,592,025.14         23,947             0.13%
  159           77.4                 3,560,000               176          3,560,000.00            176             0.13%
  160           67.3                 3,500,000               107          3,500,000.00            107             0.13%
  161           79.1                 3,480,000               135          3,480,000.00            135             0.13%
  162           31.2                 3,400,000                28          3,400,000.00             28             0.12%
  163           68.4                 3,360,000            16,800          3,360,000.00         16,800             0.12%
  164           79.8                 3,360,000               101          3,349,534.11            100             0.12%
  165           73.3                 3,300,000            31,731          3,284,710.65         31,584             0.12%
  166           74.3                 3,230,000               128          3,230,000.00            128             0.12%
  167           70.5                 3,200,000               138          3,190,070.23            137             0.12%
  168           63.4                 3,172,000                63          3,172,000.00             63             0.12%
  169           49.1                 3,150,000               204          3,142,999.13            204             0.11%
  170           54.3                 3,000,000                88          2,986,280.00             88             0.11%
  171           62.6                 3,000,000                50          2,971,767.44             49             0.11%
  172           78.7                 2,920,000                79          2,913,413.97             79             0.11%
  173           78.9                 2,840,000            48,966          2,840,000.00         48,966             0.10%
  174           74.7                 2,850,000               303          2,837,560.28            302             0.10%
  175           71.8                 2,800,000            53,846          2,800,000.00         53,846             0.10%
  176           67.3                 2,675,000                44          2,657,350.56             44             0.10%
  177           79.5                 2,650,000               145          2,643,973.81            145             0.10%
  178           68.4                 2,600,000                72          2,600,000.00             72             0.09%
  179           75.8                 2,500,000            67,568          2,500,000.00         67,568             0.09%
  180           54.2                 2,400,000            50,000          2,383,824.16         49,663             0.09%
  181           37.8                 2,250,000             3,763          2,250,000.00          3,763             0.08%
  182           51.6                 2,220,000               213          2,220,000.00            213             0.08%
  183           44.7                 2,200,000               306          2,193,134.33            305             0.08%
  184           76.5                 2,150,000             5,083          2,140,865.71          5,061             0.08%
  185           74.8                 2,100,000               112          2,093,162.12            112             0.08%
  186           75.1                 2,065,000            29,500          2,058,345.20         29,405             0.07%
  187           79.8                 1,920,000               133          1,915,808.91            132             0.07%
  188           74.5                 1,640,000            63,077          1,640,000.00         63,077             0.06%
  189           79.7                 1,520,000            76,000          1,513,917.83         75,696             0.06%
  190           54.8                 1,250,000             2,615          1,244,498.52          2,604             0.05%
  191           72.5                   870,000            54,375            870,000.00         54,375             0.03%

                LOAN            % OF               % OF
 ANNEX         GROUP            LOAN              LOAN            CROSSED          RELATED       INTEREST       ADMIN.
 ID #         1 OR 2           GROUP 1           GROUP 2        LOAN (1),(3)     BORROWER(4)    RATE % (19)     FEE %
 ----         ------           -------           -------        ------------     -----------    -----------     -----

   1             1             12.51%                                                            5.344046      0.020700
   2             1              9.36%                                                            5.703000      0.020700
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
   3
 3.01            1              1.43%                                A                1          5.589000      0.020700
 3.02            1              1.03%                                A                1          5.589000      0.020700
 3.03            1              0.97%                                A                1          5.589000      0.020700
 3.04            1              0.78%                                A                1          5.589000      0.020700
 3.05            1              0.70%                                A                1          5.589000      0.020700
 3.06            1              0.69%                                A                1          5.589000      0.020700
 3.07            1              0.67%                                A                1          5.589000      0.020700
 3.08            1              0.58%                                A                1          5.589000      0.020700
   4             1              5.18%                                                            5.491000      0.020700
   5             1              5.07%                                                            5.204000      0.020700
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11
 5.12
 5.13
 5.14
 5.15
 5.16
   6             1              4.10%                                                            5.583000      0.020700
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7             1              3.11%                                                            5.413000      0.020700
 7.01
 7.02
 7.03
   8             1              1.87%                                                            5.640000      0.020700
   9             1              1.42%                                                            5.600000      0.020700
  10             1              1.35%                                                            5.256000      0.020700
  11             1              1.20%                                                            5.870000      0.020700
  12             1              1.17%                                                            5.570000      0.020700
  13             1              1.05%                                                 5          5.605000      0.060700
  14             2                                5.30%                                          5.680000      0.050700
  15             1              0.97%                                                            5.720000      0.020700
  16             2                                5.16%                               2          5.404700      0.020700
  17             1              0.95%                                                            5.570000      0.020700
  18             2                                4.94%                                          5.380000      0.020700
  19             1              0.91%                                                            6.210000      0.020700
  20             1              0.89%                                                 4          5.710000      0.060700
  21             1              0.86%                                                            5.700000      0.020700
 21.01
 21.02
 21.03
 21.04
 21.05
  22             1              0.86%                                                            5.390000      0.020700
  23             1              0.86%                                                            6.000000      0.020700
  24             1              0.82%                                                            5.760000      0.070700
  25             1              0.81%                                                            5.820000      0.020700
  26             1              0.79%                                                 1          5.353300      0.020700
  27             2                                4.17%                                          5.210000      0.020700
  28             1              0.76%                                                            5.830000      0.020700
  29             1              0.76%                                                 9          5.520000      0.020700
  30             2                                4.08%                                          5.770000      0.020700
 30.01
 30.02
 30.03
  31             1              0.75%                                                            5.750000      0.020700
  32             2                                3.95%                               2          5.404700      0.020700
  33             1              0.73%                                                            5.520000      0.020700
  34             1              0.71%                                                            5.300000      0.020700
  35             2                                3.80%                               7          5.400000      0.060700
  36             2                                3.79%                                          5.870000      0.072050
  37             1              0.67%                                                            5.170000      0.020700
  38             1              0.67%                                                            5.880000      0.110700
  39             2                                3.59%                                          5.550000      0.020700
 39.01
 39.02
 39.03
  40             1              0.67%                                                            6.060000      0.070700
  41             1              0.65%                                                            5.350000      0.020700
  42             1              0.65%                                                 8          5.220000      0.020700
  43             1              0.63%                                                            6.230000      0.110700
  44             1              0.63%                                                            5.640000      0.020700
  45             2                                3.36%                                          5.820000      0.020700
  46             2                                3.31%                                          6.070000      0.020700
  47             1              0.61%                                                            6.010000      0.020700
  48             1              0.57%                                                 4          5.600000      0.070700
  49             1              0.57%                                                            5.555000      0.020700
  50             1              0.56%                                                            5.500000      0.020700
  51             1              0.56%                                                            5.240000      0.020700
  52             1              0.55%                                                            5.640000      0.020700
  53             2                                2.92%                                          5.703000      0.020700
  54             1              0.53%                                                            5.750000      0.070700
  55             1              0.52%                                                            5.810000      0.070700
  56             1              0.52%                                                 8          5.120000      0.020700
  57             1              0.52%                                                            5.340000      0.070700
  58             2                                2.74%                               7          5.676000      0.070700
  59             1              0.51%                                                 13         5.710000      0.070700
  60             2                                2.68%                               6          5.480000      0.020700
  61             1              0.50%                                                 10         5.750000      0.020700
  62             2                                2.61%                               3          5.660000      0.020700
  63             2                                2.56%                               6          5.480000      0.020700
  64             2                                2.55%                               11         5.730000      0.070700
  65             1              0.46%                                                            5.870000      0.020700
  66             2                                2.47%                               3          5.620000      0.020700
  67             1              0.44%                                                            5.630000      0.020700
  68             1              0.43%                                                            5.500000      0.070700
  69             1              0.43%                                                            5.730000      0.020700
  70             1              0.41%                                                            5.410000      0.020700
  71             1              0.41%                                                            5.470000      0.020700
  72             1              0.41%                                                            5.800000      0.020700
  73             1              0.41%                                                 10         5.750000      0.020700
  74             1              0.40%                                                            5.550000      0.020700
  75             1              0.39%                                                            5.450000      0.020700
  76             1              0.39%                                                            5.590000      0.070700
  77             1              0.38%                                                            5.370000      0.090700
 77.01
 77.02
 77.03
 77.04
 77.05
 77.06
  78             1              0.38%                                                            5.570000      0.020700
  79             1              0.38%                                                            5.180000      0.020700
  80             1              0.38%                                                            5.506000      0.070700
  81             1              0.37%                                                            5.560000      0.080700
  82             1              0.37%                                                            5.458000      0.060700
  83             1              0.35%                                                            5.600000      0.020700
  84             2                                1.89%                               6          5.520000      0.020700
  85             1              0.35%                                                 5          5.590000      0.070700
  86             2                                1.86%                               3          5.620000      0.020700
 86.01
 86.02
  87             1              0.35%                                                 16         5.590000      0.020700
  88             1              0.34%                                                            5.510000      0.020700
  98             1              0.34%                                                            5.950000      0.020700
  90             1              0.34%                                                            5.820000      0.020700
  91             2                                1.83%                               3          5.620000      0.020700
  92             1              0.33%                                                            5.670000      0.020700
  93             2                                1.69%                               17         5.490000      0.020700
  94             1              0.31%                                                 2          5.404700      0.020700
  95             1              0.31%                                                            5.735000      0.070700
 95.01
 95.02
 95.03
 95.04
 95.05
 95.06
  96             1              0.31%                                                            5.400000      0.020700
  97             1              0.30%                                                            5.960000      0.020700
  98             1              0.30%                                                 15         5.700000      0.070700
  99             1              0.30%                                                            5.600000      0.020700
  100            1              0.30%                                                            5.550000      0.020700
  101            1              0.30%                                                 12         5.550000      0.020700
  102            2                                1.61%                               2          5.404700      0.020700
  103            1              0.29%                                                            5.270000      0.020700
  104            1              0.29%                                                            5.660000      0.020700
104.01
104.02
104.03
  105            1              0.28%                                                 12         5.480000      0.020700
  106            2                                1.46%                               2          5.404700      0.020700
  107            2                                1.46%                               3          6.080000      0.020700
  108            1              0.27%                                                            5.480000      0.020700
  109            1              0.26%                                                            5.675000      0.020700
  110            2                                1.39%                                          5.540000      0.020700
  111            1              0.26%                                                            5.510000      0.070700
  112            2                                1.37%                                          5.610000      0.070700
  113            1              0.25%                                                 2          5.404700      0.020700
  114            1              0.25%                                                            5.680000      0.020700
  115            1              0.25%                                                            5.730000      0.110700
  116            1              0.24%                                                            5.690000      0.080700
  117            1              0.24%                                                            5.680000      0.020700
  118            1              0.24%                                                 15         5.670000      0.070700
  119            1              0.24%                                                            5.640000      0.020700
  120            2                                1.26%                                          4.990000      0.020700
  121            2                                1.24%                               2          5.404700      0.020700
  122            1              0.23%                                                            5.882000      0.020700
  123            1              0.23%                                                 11         5.700000      0.020700
  124            1              0.22%                                                            5.590000      0.020700
  125            1              0.22%                                                            5.570000      0.020700
  126            1              0.22%                                                            5.490000      0.020700
  127            2                                1.19%                                          5.910000      0.020700
  128            2                                1.18%                                          5.490000      0.090700
  129            1              0.22%                                                            5.860000      0.020700
  130            1              0.22%                                                            6.040000      0.020700
  131            1              0.22%                                                            5.750000      0.070700
  132            1              0.21%                                                            5.650000      0.020700
  133            1              0.21%                                                            5.530000      0.020700
  134            2                                1.12%                                          5.550000      0.020700
  135            2                                1.10%                               18         5.710000      0.020700
  136            2                                1.04%                                          5.670000      0.020700
  137            2                                1.04%                                          5.520000      0.020700
  138            1              0.19%                                                            5.590000      0.020700
  139            2                                1.01%                                          5.580000      0.020700
  140            2                                0.98%                                          6.000000      0.110700
  141            2                                0.97%                                          5.750000      0.020700
  142            1              0.18%                                                            5.740000      0.070700
  143            1              0.18%                                                            5.630000      0.020700
  144            2                                0.96%                               2          5.404700      0.020700
  145            1              0.18%                                                            5.950000      0.070700
  146            1              0.18%                                                            5.980000      0.020700
  147            1              0.18%                                                 19         5.720000      0.020700
  148            1              0.17%                                                            5.530000      0.020700
  149            2                                0.93%                                          5.930000      0.020700
  150            1              0.17%                                                            6.030000      0.020700
  151            1              0.16%                                                            5.705000      0.020700
  152            1              0.16%                                                            5.650000      0.020700
  153            2                                0.86%                               14         5.190000      0.020700
153.01
153.02
153.03
153.04
  154            1              0.16%                                                            5.930000      0.070700
  155            1              0.16%                                                            5.600000      0.020700
  156            2                                0.84%                               18         5.610000      0.020700
156.01
156.02
156.03
156.04
  157            1              0.16%                                                 13         5.710000      0.070700
  158            2                                0.84%                                          5.850000      0.070700
  159            1              0.15%                                                            5.720000      0.070700
  160            1              0.15%                                                            5.730000      0.020700
  161            1              0.15%                                                 9          5.460000      0.020700
  162            1              0.15%                                                 16         5.540000      0.020700
  163            2                                0.78%                               17         5.490000      0.020700
  164            1              0.14%                                                            5.800000      0.020700
  165            2                                0.76%                                          5.230000      0.020700
  166            1              0.14%                                                            5.760000      0.020700
  167            1              0.14%                                                            5.820000      0.020700
  168            1              0.14%                                                            5.650000      0.020700
  169            1              0.14%                                                            5.830000      0.020700
  170            1              0.13%                                                            5.300000      0.020700
  171            1              0.13%                                                            5.420000      0.020700
  172            1              0.13%                                                            5.740000      0.070700
  173            2                                0.66%                               14         5.100000      0.020700
  174            1              0.12%                                                            5.550000      0.020700
  175            2                                0.65%                               14         5.280000      0.020700
  176            1              0.11%                                                            5.160000      0.020700
  177            1              0.11%                                                            5.690000      0.070700
  178            1              0.11%                                                            5.520000      0.070700
  179            2                                0.58%                               14         5.190000      0.020700
  180            1              0.10%                                                 19         5.720000      0.020700
  181            1              0.10%                                                            5.680000      0.020700
  182            1              0.10%                                                 12         5.580000      0.020700
  183            1              0.09%                                                            5.790000      0.020700
  184            1              0.09%                                                            6.150000      0.070700
  185            1              0.09%                                                            5.540000      0.020700
  186            2                                0.48%                               3          5.620000      0.020700
  187            1              0.08%                                                            5.940000      0.040700
  188            2                                0.38%                               14         5.240000      0.020700
  189            2                                0.35%                                          6.010000      0.020700
  190            1              0.05%                                                            5.920000      0.135700
  191            2                                0.20%                               14         5.190000      0.020700

              NET                          MONTHLY DEBT
  ANNEX     MORTGAGE                     SERVICE ($)(6),       ANNUAL DEBT                              FIRST
  ID #     RATE %(5)     ACCRUAL TYPE       (19),(21)         SERVICE ($)(7)   NOTE DATE (19)     PAYMENT DATE (19)     REM. TERM
  ----     ---------     ------------   ------------------  -----------------   --------------     -----------------     ---------

    1       5.323346      Actual/360       1,309,414.97      15,712,979.64       11/29/05            01/01/06             117
    2       5.682300      Actual/360       1,045,616.01      12,547,392.12       12/22/05            02/01/06             118
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
    3
  3.01      5.568300      Actual/360        156,364.30        1,876,371.60       02/10/06            04/01/06              96
  3.02      5.568300      Actual/360        112,246.40        1,346,956.80       02/10/06            04/01/06              72
  3.03      5.568300      Actual/360        105,777.00        1,269,324.00       02/10/06            04/01/06              84
  3.04      5.568300      Actual/360         85,002.15        1,020,025.80       02/10/06            04/01/06              72
  3.05      5.568300      Actual/360         76,499.44         917,993.28        02/10/06            04/01/06              72
  3.06      5.568300      Actual/360         75,555.00         906,660.00        02/10/06            04/01/06              96
  3.07      5.568300      Actual/360         73,575.13         882,901.56        02/10/06            04/01/06              96
  3.08      5.568300      Actual/360         63,749.53         764,994.36        02/10/06            04/01/06              84
    4       5.470300      Actual/360        556,726.39        6,680,716.68       12/07/05            02/01/06             118
    5       5.183300      Actual/360        516,415.69        6,196,988.28       07/27/05            09/07/05              53
  5.01
  5.02
  5.03
  5.04
  5.05
  5.06
  5.07
  5.08
  5.09
  5.10
  5.11
  5.12
  5.13
  5.14
  5.15
  5.16
    6       5.562300      Actual/360        544,357.08        6,532,284.96       12/28/05            02/01/06             118
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
    7       5.392300      Actual/360        407,698.35        4,892,380.20       08/19/05            10/01/05             114
  7.01
  7.02
  7.03
    8       5.619300      Actual/360        250,246.05        3,002,952.60       12/13/05            02/01/06             118
    9       5.579300      Actual/360        189,446.06        2,273,352.72       12/22/05            02/01/06             118
   10       5.235300      Actual/360        172,403.52        2,068,842.24       12/01/05            01/01/06             117
   11       5.849300      Actual/360        165,541.11        1,986,493.32       11/15/05            01/01/06             117
   12       5.549300      Actual/360        154,490.94        1,853,891.28       12/06/05            02/01/06             118
   13       5.544300      Actual/360        139,348.06        1,672,176.72       12/15/05            02/01/06             118
   14       5.629300      Actual/360        132,042.47        1,584,509.64       12/28/05            02/01/06             118
   15       5.699300      Actual/360        130,875.40        1,570,504.80       11/30/05            01/01/06              81
   16       5.384000      Actual/360        124,724.98        1,496,699.76       12/09/05            02/01/06             118
   17       5.549300      Actual/360        125,881.51        1,510,578.12       12/19/05            02/01/06             118
   18       5.359300      Actual/360        119,060.14        1,428,721.68       10/11/05            12/01/05             116
   19       6.189300      Actual/360        128,754.79        1,545,057.48       12/15/05            02/01/06              58
   20       5.649300      Actual/360        120,274.10        1,443,289.20       12/15/05            02/01/06             118
   21       5.679300      Actual/360        143,819.00        1,725,828.00       05/27/05            07/01/05             231
  21.01
  21.02
  21.03
  21.04
  21.05
   22       5.369300      Actual/360        112,181.35        1,346,176.20       11/07/05            01/01/06             117
   23       5.979300      Actual/360        128,860.28        1,546,323.36       12/28/05            02/01/06             118
   24       5.689300      Actual/360        110,999.57        1,331,994.84       02/28/06            04/01/06              84
   25       5.799300      Actual/360        110,784.34        1,329,412.08       02/22/06            04/01/06             120
   26       5.332600      Actual/360         83,043.07         996,516.84        02/08/06            04/01/06              96
   27       5.189300      Actual/360         98,951.18        1,187,414.16       10/13/05            12/01/05             116
   28       5.809300      Actual/360        104,481.47        1,253,777.64       10/21/05            11/01/05             116
   29       5.499300      Actual/360        100,151.83        1,201,821.96       01/24/06            03/01/06             119
   30       5.749300      Actual/360        102,932.54        1,235,190.48       12/15/05            02/01/06             118
  30.01
  30.02
  30.03
   31       5.729300      Actual/360        102,125.25        1,225,503.00       07/25/05            09/01/05             113
   32       5.384000      Actual/360         95,510.12        1,146,121.44       11/10/05            01/01/06             117
   33       5.499300      Actual/360        104,598.02        1,255,176.24       10/13/05            12/01/05             116
   34       5.279300      Actual/360         91,625.27        1,099,503.24       12/15/05            02/01/06             118
   35       5.339300      Actual/360         92,091.05        1,105,092.60       11/30/05            01/01/06             117
   36       5.797950      Actual/360         96,368.57        1,156,422.84       12/14/05            02/01/06              58
   37       5.149300      Actual/360         92,153.28        1,105,839.36       11/21/05            01/01/06             117
   38       5.769300      Actual/360         91,737.89        1,100,854.68       12/13/05            02/01/06             118
   39       5.529300      Actual/360         88,105.92        1,057,271.04       01/04/06            03/01/06              59
  39.01
  39.02
  39.03
   40       5.989300      Actual/360        104,262.36        1,251,148.32       12/07/05            01/06/06             117
   41       5.329300      Actual/360         84,878.88        1,018,546.56       11/29/05            01/01/06             117
   42       5.199300      Actual/360         82,552.05         990,624.60        10/19/05            12/01/05             116
   43       6.119300      Actual/360         97,118.96        1,165,427.52       12/01/05            01/01/06             117
   44       5.619300      Actual/360         83,607.55        1,003,290.60       01/06/06            03/01/06             119
   45       5.799300      Actual/360         84,852.34        1,018,228.08       02/23/06            04/01/06             120
   46       6.049300      Actual/360         86,078.31        1,032,939.72       01/05/06            03/01/06             119
   47       5.989300      Actual/360         84,627.30        1,015,527.60       01/05/06            03/01/06             119
   48       5.529300      Actual/360         76,065.46         912,785.52        12/15/05            02/01/06             118
   49       5.534300      Actual/360         75,404.28         904,851.36        12/22/05            02/01/06             118
   50       5.479300      Actual/360         73,812.57         885,750.84        12/23/05            02/01/06             118
   51       5.219300      Actual/360         71,705.98         860,471.76        12/15/05            02/01/06             118
   52       5.619300      Actual/360         73,805.29         885,663.48        01/05/06            03/01/06             119
   53       5.682300      Actual/360         72,922.17         875,066.04        01/03/06            03/01/06             119
   54       5.679300      Actual/360         71,487.67         857,852.04        02/28/06            04/01/06             120
   55       5.739300      Actual/360         71,514.73         858,176.76        01/19/06            03/01/06             119
   56       5.099300      Actual/360         65,301.52         783,618.24        10/19/05            12/01/05             116
   57       5.269300      Actual/360         66,934.95         803,219.40        01/11/06            03/01/06             119
   58       5.605300      Actual/360         68,307.89         819,694.68        12/29/05            02/01/06             118
   59       5.639300      Actual/360         68,416.79         821,001.48        02/28/06            04/01/06             120
   60       5.459300      Actual/360         65,376.20         784,514.40        11/30/05            01/01/06             117
   61       5.729300      Actual/360         67,256.77         807,081.24        12/22/05            02/01/06             118
   62       5.639300      Actual/360         65,183.52         782,202.24        10/27/05            12/01/05             116
   63       5.459300      Actual/360         62,406.52         748,878.24        11/30/05            01/01/06             117
   64       5.659300      Actual/360         63,762.17         765,146.04        02/28/06            04/01/06             120
   65       5.849300      Actual/360         68,092.47         817,109.64        01/26/06            03/01/06             119
   66       5.599300      Actual/360         61,388.86         736,666.32        11/18/05            01/01/06             117
   67       5.609300      Actual/360         59,325.13         711,901.56        12/20/05            02/01/06             118
   68       5.429300      Actual/360         56,778.90         681,346.80        02/28/06            04/01/06             120
   69       5.709300      Actual/360         62,789.84         753,478.08        10/25/05            12/01/05             116
   70       5.389300      Actual/360         57,828.82         693,945.84        02/06/06            04/01/06             120
   71       5.449300      Actual/360         53,761.28         645,135.36        01/27/06            03/01/06             119
   72       5.779300      Actual/360         55,741.54         668,898.48        02/14/06            04/01/06             120
   73       5.729300      Actual/360         54,943.38         659,320.56        12/22/05            02/01/06             118
   74       5.529300      Actual/360         52,525.56         630,306.72        12/20/05            02/01/06             118
   75       5.429300      Actual/360         50,819.03         609,828.36        11/30/05            01/01/06             117
   76       5.519300      Actual/360         51,610.37         619,324.44        12/15/05            02/01/06             118
   77       5.279300      Actual/360         72,918.12         875,017.44        11/22/05            01/01/06             177
  77.01
  77.02
  77.03
  77.04
  77.05
  77.06
   78       5.549300      Actual/360         50,581.48         606,977.76        01/09/06            03/01/06             119
   79       5.159300      Actual/360         48,213.09         578,557.08        12/07/05            02/01/06             118
   80       5.435300      Actual/360         49,714.48         596,573.76        01/12/06            03/01/06             119
   81       5.479300      Actual/360         48,582.53         582,990.36        11/30/05            01/01/06             141
   82       5.397300      Actual/360         48,038.32         576,459.84        12/20/05            02/01/06             118
   83       5.579300      Actual/360         47,074.48         564,893.76        12/28/05            02/01/06             118
   84       5.499300      Actual/360         46,247.93         554,975.16        11/30/05            01/01/06             117
   85       5.519300      Actual/360         46,334.64         556,015.68        11/16/05            01/01/06             117
   86       5.599300      Actual/360         46,228.63         554,743.56        11/18/05            01/01/06             117
  86.01
  86.02
   87       5.569300      Actual/360         37,784.26         453,411.12        12/22/05            02/01/06             118
   88       5.489300      Actual/360         45,473.33         545,679.96        12/16/05            02/01/06             118
   98       5.929300      Actual/360         51,299.88         615,598.56        12/30/05            02/01/06             118
   90       5.799300      Actual/360         50,667.47         608,009.64        12/09/05            02/01/06             118
   91       5.599300      Actual/360         45,509.45         546,113.40        11/18/05            01/01/06             117
   92       5.649300      Actual/360         43,966.05         527,592.60        12/15/05            02/01/06             118
   93       5.469300      Actual/360         41,232.66         494,791.92        11/30/05            01/01/06             117
   94       5.384000      Actual/360         40,552.47         486,629.64        11/10/05            01/01/06             117
   95       5.664300      Actual/360         41,494.22         497,930.64        12/06/05            02/01/06             118
  95.01
  95.02
  95.03
  95.04
  95.05
  95.06
   96       5.379300      Actual/360         39,868.69         478,424.28        12/27/05            02/01/06             118
   97       5.939300      Actual/360         41,788.69         501,464.28        11/03/05            01/01/06             117
   98       5.629300      Actual/360         40,628.03         487,536.36        12/13/05            02/01/06             118
   99       5.579300      Actual/360         40,185.53         482,226.36        12/30/05            02/01/06             118
   100      5.529300      Actual/360         39,965.10         479,581.20        12/27/05            02/01/06             118
   101      5.529300      Actual/360         39,850.92         478,211.04        01/20/06            02/01/06             118
   102      5.384000      Actual/360         38,765.87         465,190.44        12/09/05            02/01/06             118
   103      5.249300      Actual/360         37,634.13         451,609.56        10/03/05            12/01/05             116
   104      5.639300      Actual/360         38,428.23         461,138.76        12/23/05            02/01/06             118
 104.01
 104.02
 104.03
   105      5.459300      Actual/360         36,258.23         435,098.76        12/20/05            01/01/06             117
   106      5.384000      Actual/360         35,282.56         423,390.72        12/09/05            02/01/06             118
   107      6.059300      Actual/360         37,914.91         454,978.92        12/19/05            02/01/06             118
   108      5.459300      Actual/360         35,578.39         426,940.68        10/13/05            12/01/05             116
   109      5.654300      Actual/360         34,729.03         416,748.36        12/14/05            02/01/06             118
   110      5.519300      Actual/360         34,218.07         410,616.84        12/07/05            02/01/06             118
   111      5.439300      Actual/360         34,104.99         409,259.88        10/03/05            12/01/05             116
   112      5.539300      Actual/360         33,907.87         406,894.44        02/28/06            04/01/06             120
   113      5.384000      Actual/360         32,181.29         386,175.48        12/09/05            02/01/06             118
   114      5.659300      Actual/360         33,010.62         396,127.44        02/02/06            04/01/06             120
   115      5.619300      Actual/360         35,790.21         429,482.52        12/28/05            02/01/06             118
   116      5.609300      Actual/360         32,466.95         389,603.40        11/10/05            01/01/06             117
   117      5.659300      Actual/360         31,968.18         383,618.16        12/14/05            02/01/06             118
   118      5.599300      Actual/360         31,933.24         383,198.88        12/19/05            02/01/06             118
   119      5.619300      Actual/360         31,713.21         380,558.52        01/19/06            03/01/06             119
   120      4.969300      Actual/360         50,610.29         607,323.48        12/15/05            02/01/06             142
   121      5.384000      Actual/360         29,917.14         359,005.68        11/15/05            01/01/06             117
   122      5.861300      Actual/360         33,766.70         405,200.40        01/11/06            03/01/06             119
   123      5.679300      Actual/360         30,471.02         365,652.24        12/15/05            02/01/06             118
   124      5.569300      Actual/360         29,819.33         357,831.96        12/07/05            02/01/06             118
   125      5.549300      Actual/360         29,610.76         355,329.12        12/20/05            02/01/06             118
   126      5.469300      Actual/360         29,208.83         350,505.96        10/12/05            12/01/05             116
   127      5.889300      Actual/360         30,537.93         366,455.16        09/30/05            11/01/05             175
   128      5.399300      Actual/360         28,925.25         347,103.00        11/01/05            12/01/05             116
   129      5.839300      Actual/360         29,528.97         354,347.64        02/16/06            04/01/06             120
   130      6.019300      Actual/360         30,106.23         361,274.76        02/22/06            04/01/06             120
   131      5.679300      Actual/360         29,178.64         350,143.68        11/18/05            01/01/06             117
   132      5.629300      Actual/360         28,284.55         339,414.60        10/13/05            12/01/05             116
   133      5.509300      Actual/360         27,344.29         328,131.48        11/23/05            01/01/06             117
   134      5.529300      Actual/360         27,404.64         328,855.68        10/21/05            12/01/05             116
   135      5.689300      Actual/360         27,570.08         330,840.96        11/15/05            01/01/06             117
   136      5.649300      Actual/360         26,032.53         312,390.36        12/29/05            02/01/06             118
   137      5.499300      Actual/360         25,607.00         307,284.00        12/09/05            02/01/06             118
   138      5.569300      Actual/360         25,231.74         302,780.88        11/17/05            01/01/06             117
   139      5.559300      Actual/360         24,917.60         299,011.20        12/21/05            02/01/06              82
   140      5.889300      Actual/360         21,428.54         257,142.48        11/07/05            01/01/06              57
   141      5.729300      Actual/360         24,276.63         291,319.56        12/14/05            02/01/06             118
   142      5.669300      Actual/360         26,082.84         312,994.08        02/28/06            04/01/06             120
   143      5.609300      Actual/360         23,902.84         286,834.08        12/09/05            02/01/06             118
   144      5.384000      Actual/360         23,220.19         278,642.28        12/09/05            02/01/06             118
   145      5.879300      Actual/360         24,259.10         291,109.20        02/28/06            04/01/06             120
   146      5.959300      Actual/360         26,366.26         316,395.12        11/01/05            12/01/05             116
   147      5.699300      Actual/360         28,715.25         344,583.00        11/22/05            01/01/06             117
   148      5.509300      Actual/360         22,786.91         273,442.92        01/13/06            03/01/06             119
   149      5.909300      Actual/360         23,802.30         285,627.60        12/01/05            01/01/06              57
   150      6.009300      Actual/360         23,788.56         285,462.72        02/03/06            04/01/06             120
   151      5.684300      Actual/360         22,067.26         264,807.12        12/16/05            02/01/06             118
   152      5.629300      Actual/360         21,646.34         259,756.08        11/30/05            01/01/06             117
   153      5.169300      Actual/360         16,246.68         194,960.16        11/23/05            01/01/06             117
 153.01
 153.02
 153.03
 153.04
   154      5.859300      Actual/360         21,898.12         262,777.44        02/27/06            04/01/06              60
   155      5.579300      Actual/360         20,953.88         251,446.56        11/30/05            01/01/06             117
   156      5.589300      Actual/360         20,689.55         248,274.60        11/15/05            01/01/06             117
 156.01
 156.02
 156.03
 156.04
   157      5.639300      Actual/360         20,917.23         251,006.76        02/28/06            04/01/06             120
   158      5.779300      Actual/360         21,237.87         254,854.44        12/09/05            02/01/06             118
   159      5.649300      Actual/360         20,707.40         248,488.80        12/22/05            02/01/06             118
   160      5.709300      Actual/360         20,380.60         244,567.20        02/10/06            04/01/06             120
   161      5.439300      Actual/360         19,671.81         236,061.72        01/23/06            03/01/06             119
   162      5.519300      Actual/360         15,914.68         190,976.16        12/28/05            02/01/06             111
   163      5.469300      Actual/360         19,056.63         228,679.56        11/30/05            01/01/06             117
   164      5.779300      Actual/360         19,714.90         236,578.80        11/30/05            01/01/06             117
   165      5.209300      Actual/360         18,181.86         218,182.32        11/01/05            12/01/05             116
   166      5.739300      Actual/360         18,869.93         226,439.16        02/16/06            04/01/06             120
   167      5.799300      Actual/360         18,816.87         225,802.44        11/23/05            01/01/06             117
   168      5.629300      Actual/360         18,309.92         219,719.04        02/06/06            04/01/06             120
   169      5.809300      Actual/360         18,542.94         222,515.28        12/12/05            02/01/06             118
   170      5.279300      Actual/360         16,659.14         199,909.68        10/06/05            12/01/05             140
   171      5.399300      Actual/360         18,279.57         219,354.84        08/29/05            10/01/05             114
   172      5.669300      Actual/360         17,021.78         204,261.36        12/16/05            02/01/06             118
   173      5.079300      Actual/360         12,237.64         146,851.68        12/14/05            02/01/06             118
   174      5.529300      Actual/360         16,271.51         195,258.12        10/18/05            12/01/05             116
   175      5.259300      Actual/360         12,491.11         149,893.32        11/22/05            01/01/06             117
   176      5.139300      Actual/360         15,888.16         190,657.92        10/14/05            12/01/05              80
   177      5.619300      Actual/360         15,363.82         184,365.84        12/16/05            02/01/06             118
   178      5.449300      Actual/360         14,795.16         177,541.92        12/05/05            02/01/06             118
   179      5.169300      Actual/360         10,962.67         131,552.04        11/22/05            01/01/06             117
   180      5.699300      Actual/360         16,808.93         201,707.16        11/22/05            01/01/06             117
   181      5.659300      Actual/360         13,030.51         156,366.12        11/30/05            01/01/06             117
   182      5.559300      Actual/360         12,716.57         152,598.84        01/20/06            02/01/06             118
   183      5.769300      Actual/360         12,894.56         154,734.72        11/22/05            01/01/06             117
   184      6.079300      Actual/360         14,050.29         168,603.48        11/30/05            01/01/06             117
   185      5.519300      Actual/360         12,946.05         155,352.60        12/30/05            02/01/06             118
   186      5.599300      Actual/360         11,880.79         142,569.48        11/18/05            01/01/06             117
   187      5.899300      Actual/360         11,437.41         137,248.92        12/30/05            02/01/06             118
   188      5.219300      Actual/360         9,045.99          108,551.88        02/01/06            03/01/06             119
   189      5.989300      Actual/360         9,122.94          109,475.28        10/31/05            12/01/05             116
   190      5.784300      Actual/360         7,992.75          95,913.00         11/21/05            01/01/06             117
   191      5.169300      Actual/360         3,815.01          45,780.12         12/14/05            02/01/06             118

ANNEX                                                        PAYMENT            GRACE               MATURITY/
 ID #      REM. AMORT (21)   I/O PERIOD (8)   SEASONING     DUE DATE            PERIOD             ARD DATE(19)     ARD LOAN
 ----      ---------------   --------------   ---------     --------            ------             ------------     --------

   1              0               120             3            1                  10                 12/01/15          No
   2              0               120             2            1                   7                 01/01/16          No
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
   3
 3.01             0                96             0            1                   0                 03/01/14          No
 3.02             0                72             0            1                   0                 03/01/12          No
 3.03             0                84             0            1                   0                 03/01/13          No
 3.04             0                72             0            1                   0                 03/01/12          No
 3.05             0                72             0            1                   0                 03/01/12          No
 3.06             0                96             0            1                   0                 03/01/14          No
 3.07             0                96             0            1                   0                 03/01/14          No
 3.08             0                84             0            1                   0                 03/01/13          No
   4              0               120             2            1                   7                 01/01/16          No
   5              0                60             7            7                   0                 08/07/10          No
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11
 5.12
 5.13
 5.14
 5.15
 5.16
   6             360               60             2            1                   7                 01/01/16          No
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7             354               0              6            1                   0                 09/01/15          No
 7.01
 7.02
 7.03
   8             360               60             2            1                   7                 01/01/16          No
   9             360               36             2            1                   7                 01/01/16          No
  10             360               60             3            1                   7                 12/01/15          No
  11             357               0              3            1                   7                 12/01/15          No
  12             360               24             2            1                   5                 01/01/16          No
  13             360               60             2            1                  15                 01/01/16          No
  14             360               36             2            1                   7                 01/01/16          No
  15             360               36             3            1                   7                 12/01/12          No
  16             360               60             2            1                   5                 01/01/16          No
  17             360               36             2            1                   7                 01/01/16          No
  18             360               36             4            1                   7                 11/01/15          No
  19             360               24             2            1                   7                 01/01/11          No
  20             358               0              2            1                   7                 01/01/16          No
  21             228               12             9            1                   7                 06/01/25          No
 21.01
 21.02
 21.03
 21.04
 21.05
  22             360               12             3            1                   7                 12/01/15          No
  23             298               0              2            1                   7                 01/01/16          No
  24             360               24             0            1                   7                 03/01/13          No
  25             360               0              0            1                   7                 03/01/16          No
  26              0                96             0            1                   7                 03/01/14          No
  27             356               0              4            1                   7                 11/01/15          No
  28             355               0              5            1                   7                 11/01/15          No
  29             360               36             1            1                   7                 02/01/16          No
  30             358               0              2            1                   7                 01/01/16          No
 30.01
 30.02
 30.03
  31             353               0              7            1                   7                 08/01/15          No
  32             360               60             3            1                   5                 12/01/15          No
  33             296               0              4            1                   7                 11/01/15          No
  34             360               60             2            1                   7                 01/01/16          No
  35             357               0              3            1                  10                 12/01/15          No
  36             360               36             2            1                   7                 01/01/11          No
  37             300               24             3            1                   7                 12/01/15          No
  38             358               0              2            1                   7                 01/01/16          No
  39             360               12             1            1                   7                 02/01/11          No
 39.01
 39.02
 39.03
  40             357               0              3            6                   0                 12/07/15          No
  41             357               0              3            1                  15                 12/01/15          No
  42             360               36             4            1                   7                 11/01/15          No
  43             297               0              3            1                   7                 12/01/15          No
  44             360               24             1            1                   7                 02/01/16          No
  45             360               24             0            1                   7                 03/01/16          No
  46             359               0              1            1                   7                 02/01/16          No
  47             359               0              1            1                   7                 02/01/16          No
  48             358               0              2            1                   7                 01/01/16          No
  49             360               36             2            1                   7                 01/01/16          No
  50             358               0              2            1                   5                 01/01/16          No
  51             358               0              2            1                   7                 01/01/16          No
  52             360               36             1            1                   7                 02/01/16          No
  53             360               24             1            1                   7                 02/01/16          No
  54             360               0              0            1                   7                 03/01/16          No
  55             359               0              1            1                   7                 02/01/16          No
  56             360               48             4            1                   7                 11/01/15          No
  57             359               0              1            1                   7                 02/01/16          No
  58             360               36             2            1                  10                 01/01/16          No
  59             360               36             0            1                   7                 03/01/16          No
  60             360               36             3            1                   7                 12/01/15          No
  61             360               36             2            1                   7                 01/01/16          No
  62             356               0              4            1                   7                 11/01/15          No
  63             360               36             3            1                   7                 12/01/15          No
  64             360               0              0            1                   7                 03/01/16          No
  65             299               0              1            1                   7                 02/01/16          No
  66             357               0              3            1                   7                 12/01/15          No
  67             358               0              2            1                   7                 01/01/16          No
  68             360               0              0            1                   7                 03/01/16          No
  69             296               0              4            1                   7                 11/01/15          No
  70             300               0              0            1                   7                 03/01/16          No
  71             360               36             1            1                   7                 02/01/16          No
  72             360               0              0            1                   7                 03/01/16          No
  73             360               36             2            1                   7                 01/01/16          No
  74             360               36             2            1                   7                 01/01/16          No
  75             360               60             3            1                   5                 12/01/15          No
  76             358               0              2            1                   7                 01/01/16          No
  77             177               0              3            1                   7                 12/01/20          No
 77.01
 77.02
 77.03
 77.04
 77.05
 77.06
  78             360               24             1            1                   7                 02/01/16          No
  79             360               60             2            1                   7                 01/01/16          No
  80             360               24             1            1                   7                 02/01/16          No
  81             360               5              3            1                   7                 12/01/17          No
  82             358               0              2            1                   7                 01/01/16          No
  83             358               0              2            1                   7                 01/01/16          No
  84             360               24             3            1                   7                 12/01/15          No
  85             360               60             3            1                  15                 12/01/15          No
  86             357               0              3            1                   7                 12/01/15          No
 86.01
 86.02
  87              0               120             2            1                   7                 01/01/16          No
  88             358               0              2            1                   7                 01/01/16          No
  98             298               0              2            1                   7                 01/01/16          No
  90             298               0              2            1                   7                 01/01/16          No
  91             357               0              3            1                   7                 12/01/15          No
  92             358               0              2            1                   7                 01/01/16          No
  93             360               24             3            1                   7                 12/01/15          No
  94             360               60             3            1                   5                 12/01/15          No
  95             358               0              2            1                   7                 01/01/16          No
 95.01
 95.02
 95.03
 95.04
 95.05
 95.06
  96             358               0              2            1                   7                 01/01/16          No
  97             360               12             3            1                   7                 12/01/15          No
  98             358               0              2            1                   7                 01/01/16          No
  99             358               0              2            1                   7                 01/01/16          No
  100            358               0              2            1                   7                 01/01/16          No
  101            360               24             2            1                   7                 01/01/16          No
  102            360               60             2            1                   5                 01/01/16          No
  103            360               24             4            1                   7                 11/01/15          No
  104            358               0              2            1                   7                 01/01/16          No
104.01
104.02
104.03
  105            360               24             3            1                   7                 12/01/15          No
  106            360               60             2            1                   5                 01/01/16          No
  107            358               0              2            1                   7                 01/01/16          No
  108            356               0              4            1                   7                 11/01/15          No
  109            358               0              2            1                   7                 01/01/16          No
  110            358               0              2            1                  10                 01/01/16          No
  111            356               0              4            1                  10                 11/01/15          No
  112            360               24             0            1                   7                 03/01/16          No
  113            360               60             2            1                   5                 01/01/16          No
  114            360               12             0            1                   7                 03/01/16          No
  115            298               0              2            1                   7                 01/01/16          No
  116            357               0              3            1                   7                 12/01/15          No
  117            358               0              2            1                   7                 01/01/16          No
  118            358               0              2            1                   7                 01/01/16          No
  119            360               24             1            1                   7                 02/01/16          No
  120            142               0              2            1                   7                 01/01/18          No
  121            360               60             3            1                   5                 12/01/15          No
  122            299               0              1            1                   7                 02/01/16          No
  123            358               0              2            1                   7                 01/01/16          No
  124            358               0              2            1                   7                 01/01/16          No
  125            358               0              2            1                   7                 01/01/16          No
  126            356               0              4            1                   7                 11/01/15          No
  127            355               0              5            1                   7                 10/01/20          No
  128            356               0              4            1                   7                 11/01/15          No
  129            360               12             0            1                   7                 03/01/16          No
  130            360               36             0            1                   7                 03/01/16          No
  131            357               0              3            1                   7                 12/01/15          No
  132            356               0              4            1                   7                 11/01/15          No
  133            360               36             3            1                   7                 12/01/15          No
  134            360               60             4            1                   7                 11/01/15          No
  135            360               24             3            1                  15                 12/01/15          No
  136            358               0              2            1                   7                 01/01/16          No
  137            358               0              2            1                   7                 01/01/16          No
  138            357               0              3            1                   7                 12/01/15          No
  139            358               0              2            1                   7                 01/01/13          No
  140             0                60             3            1                   7                 12/01/10          No
  141            360               24             2            1                   7                 01/01/16          No
  142            300               0              0            1                  15                 03/01/16          No
  143            358               0              2            1                   7                 01/01/16          No
  144            360               60             2            1                   5                 01/01/16          No
  145            360               0              0            1                  15                 03/01/16          No
  146            296               0              4            1                   7                 11/01/15          No
  147            237               0              3            1                   7                 12/01/15          No
  148            359               0              1            1                   7                 02/01/16          No
  149            357               0              3            1                   7                 12/01/10          No
  150            360               0              0            1                   7                 03/01/16          No
  151            358               0              2            1                   7                 01/01/16          No
  152            360               24             3            1                   7                 12/01/15          No
  153             0               120             3            1                   7                 12/01/15          No
153.01
153.02
153.03
153.04
  154            360               24             0            1                   7                 03/01/11          No
  155            360               36             3            1                   7                 12/01/15          No
  156            360               24             3            1                  15                 12/01/15          No
156.01
156.02
156.03
156.04
  157            360               36             0            1                   7                 03/01/16          No
  158            358               0              2            1                  10                 01/01/16          No
  159            360               36             2            1                   7                 01/01/16          No
  160            360               0              0            1                   7                 03/01/16          No
  161            360               36             1            1                   7                 02/01/16          No
  162             0               113             2            1                   7                 06/01/15          No
  163            360               24             3            1                   7                 12/01/15          No
  164            357               0              3            1                   7                 12/01/15          No
  165            356               0              4            1                   7                 11/01/15          No
  166            360               0              0            1                   7                 03/01/16          No
  167            357               0              3            1                   7                 12/01/15          No
  168            360               0              0            1                   7                 03/01/16          No
  169            358               0              2            1                   7                 01/01/16          No
  170            356               0              4            1                   7                 11/01/17          No
  171            294               0              6            1                   7                 09/01/15          No
  172            358               0              2            1                   7                 01/01/16          No
  173             0               120             2            1                   7                 01/01/16          No
  174            356               0              4            1                   7                 11/01/15          No
  175             0               120             3            1                   7                 12/01/15          No
  176            296               0              4            1                  10                 11/01/12          No
  177            358               0              2            1                   7                 01/01/16          No
  178            360               36             2            1                   7                 01/01/16          No
  179             0               120             3            1                   7                 12/01/15          No
  180            237               0              3            1                   7                 12/01/15          No
  181            360               36             3            1                   7                 12/01/15          No
  182            360               24             2            1                   7                 01/01/16          No
  183            357               0              3            1                   7                 12/01/15          No
  184            297               0              3            1                   7                 12/01/15          No
  185            298               0              2            1                   7                 01/01/16          No
  186            357               0              3            1                   7                 12/01/15          No
  187            358               0              2            1                   5                 01/01/16          No
  188            360               36             1            1                   7                 02/01/16          No
  189            356               0              4            1                   7                 11/01/15          No
  190            297               0              3            1                   7                 12/01/15          No
  191             0               120             2            1                   7                 01/01/16          No

                                                                               REMAINING
 ANNEX      FINAL      MATURITY/ARD           MATURITY                         PREPAYMENT
 ID #     MAT DATE    BALANCE ($) (2)    LTV %(1),(14),(15)           PROVISION (PAYMENTS)(9),(20)                  2003 NOI ($)
 ----     --------    ---------------    ------------------           ----------------------------                  ------------

   1                      290,000,000          47.5                       L(24),Def(83),O(10)                        45,083,830
   2                      217,000,000          69.8              L(24),Def(58),DeforGrtr1%orYM(32),O(4)              15,347,708
 2.01                      22,715,000                                                                                 1,972,787
 2.02                      16,590,000                                                                                    80,665
 2.03                      15,000,000                                                                                 1,564,660
 2.04                      14,665,000
 2.05                      13,510,000
 2.06                      13,475,000                                                                                 1,348,527
 2.07                      12,670,000                                                                                 1,467,150
 2.08                      12,425,000                                                                                 1,545,543
 2.09                      12,025,000                                                                                 1,062,853
 2.10                      12,000,000                                                                                 1,506,464
 2.11                      11,305,000                                                                                   811,720
 2.12                      10,920,000                                                                                 1,564,755
 2.13                       8,540,000                                                                                   418,143
 2.14                       7,980,000
 2.15                       7,805,000
 2.16                       6,720,000                                                                                   485,467
 2.17                       5,040,000                                                                                   549,716
 2.18                       4,935,000                                                                                   490,615
 2.19                       4,375,000                                                                                   130,114
 2.20                       4,305,000                                                                                   348,529
   3                      158,564,000                                                                                10,565,677
 3.01                      33,112,683          59.5                        L(24),Def(68),O(4)                            91,785
 3.02                      23,770,000          59.5                        L(24),Def(44),O(4)                         2,047,525
 3.03                      22,400,000          59.5                        L(24),Def(56),O(4)                         2,212,375
 3.04                      18,000,587          59.5                        L(24),Def(44),O(4)                         2,031,562
 3.05                      16,200,000          59.5                        L(24),Def(44),O(4)                            47,384
 3.06                      16,000,000          59.5                        L(24),Def(68),O(4)                         1,574,294
 3.07                      15,580,730          59.5                        L(24),Def(68),O(4)                         1,511,010
 3.08                      13,500,000          59.5                        L(24),Def(56),O(4)                         1,049,742
   4                      120,000,000          47.2                        L(24),Def(90),O(4)                        16,450,653
   5                      117,450,000          65.8                        L(24),Def(25),O(4)                         9,260,758
 5.01                      19,800,000
 5.02                      18,738,000
 5.03                      16,020,000                                                                                 2,351,337
 5.04                      10,035,000                                                                                 1,533,272
 5.05                       8,820,000                                                                                 1,333,893
 5.06                       7,515,000
 5.07                       6,840,000                                                                                   982,137
 5.08                       4,464,000
 5.09                       4,230,000                                                                                   274,958
 5.10                       4,185,000                                                                                   610,546
 5.11                       3,438,000                                                                                   425,820
 5.12                       3,060,000                                                                                   429,261
 5.13                       2,880,000                                                                                   148,635
 5.14                       2,655,000                                                                                   462,315
 5.15                       2,475,000                                                                                   381,059
 5.16                       2,295,000                                                                                   327,525
   6                       88,357,588          67.4                        L(24),Def(90),O(4)                         8,285,249
 6.01                      27,437,356                                                                                 3,300,661
 6.02                      13,951,198                                                                                   411,173
 6.03                      12,463,070                                                                                 1,159,505
 6.04                       9,951,855                                                                                   904,898
 6.05                       8,928,766                                                                                 1,066,842
 6.06                       8,649,743                                                                                   796,308
 6.07                       6,975,599                                                                                   645,862
   7                       60,389,221          57.8                        L(24),Def(86),O(4)                         7,069,604
 7.01                      24,738,756                                                                                 2,807,291
 7.02                      20,740,573                                                                                 2,357,652
 7.03                      14,909,890                                                                                 1,904,661
   8                       40,397,687          74.4                        L(24),Def(90),O(4)                         4,199,813
   9                       29,578,118          59.2                        L(24),Def(90),O(4)                         2,783,244
  10                       28,883,699          74.1                        L(24),Def(89),O(4)                         2,462,158
  11                       23,651,778          60.2                        L(24),Def(88),O(5)                         2,359,955
  12                       23,690,527          69.9                        L(24),Def(90),O(4)
  13                       22,570,703          72.8                        L(24),Def(90),O(4)                         2,173,258
  14                       20,468,852          68.0                        L(24),Def(90),O(4)
  15                       21,310,696          74.8                        L(24),Def(53),O(4)                         1,117,686
  16                       20,595,533          65.4                        L(24),Def(90),O(4)                         1,498,912
  17                       19,706,717          65.5                        L(24),Def(90),O(4)                         1,807,108
  18                       18,960,792          67.7                        L(24),Def(88),O(4)
  19                       20,269,888          66.5                        L(24),Def(32),O(2)                         1,548,588
  20                       17,399,722          63.5              L(24),Def(33),DeforGrtr1%orYM(57),O(4)               1,820,207
  21                          390,827           1.4                       L(24),Def(204),O(3)
 21.01                        138,939
 21.02                         78,165
 21.03                         66,636
 21.04                         54,911
 21.05                         52,175
  22                       17,072,221          62.9                        L(24),Def(89),O(4)                         2,073,678
  23                       15,483,624          50.4                        L(36),Def(78),O(4)                         2,351,878
  24                       17,716,580          71.2                        L(24),Def(56),O(4)
  25                       15,896,834          58.9                        L(24),Def(92),O(4)                           812,819
  26                       18,360,000          60.0                        L(24),Def(68),O(4)                         2,074,400
  27                       14,897,008          65.9                        L(24),Def(88),O(4)
  28                       14,945,757          67.2                        L(24),Def(88),O(4)                         1,782,437
  29                       15,748,368          71.6                        L(24),Def(91),O(4)
  30                       14,820,802          64.6                        L(24),Def(90),O(4)                           995,393
 30.01                      6,189,369                                                                                   458,237
 30.02                      4,420,978                                                                                   327,280
 30.03                      4,210,455                                                                                   209,876
  31                       14,729,928          54.6                        L(24),Def(85),O(4)                         2,135,074
  32                       15,771,913          72.9                        L(24),Def(89),O(4)                         1,352,916
  33                       12,946,443          52.4                        L(24),Def(88),O(4)
  34                       15,284,329          68.2                        L(24),Def(90),O(4)
  35                       13,655,555          60.7                        L(24),Def(89),O(4)                           578,231
  36                       15,904,984          76.5                        L(24),Def(30),O(4)                         1,464,500
  37                       12,597,636          56.5                    L(57),Grtr1%orYM(56),O(4)                      1,670,700
  38                       13,095,463          62.4                        L(24),Def(90),O(4)
  39                       14,588,576          75.6                    L(11),Grtr1%orYM(44),O(4)
 39.01                      5,872,488
 39.02                      4,707,822
 39.03                      4,008,266
  40                       13,050,000          50.0                        L(24),Def(89),O(4)                         2,248,551
  41                       12,636,508          64.8                        L(24),Def(89),O(4)
  42                       13,339,118          69.7                        L(24),Def(88),O(4)                           538,884
  43                       11,508,728          52.3                        L(24),Def(89),O(4)                         1,813,808
  44                       12,742,883          65.3                        L(24),Def(91),O(4)
  45                       12,737,082          65.3                        L(24),Def(92),O(4)                         1,070,699
  46                       12,105,606          68.0                        L(24),Def(91),O(4)                         1,160,345
  47                       11,957,186          67.6                        L(24),Def(91),O(4)
  48                       11,100,231          56.9              L(24),Def(33),DeforGrtr1%orYM(57),O(4)               1,401,806
  49                       11,820,415          67.5                        L(24),Def(90),O(4)                         1,737,011
  50                       10,857,287          62.4                        L(24),Def(90),O(4)                         1,056,565
  51                       10,769,021          53.3                        L(24),Def(90),O(4)
  52                       11,481,337          71.3                        L(24),Def(91),O(4)
  53                       11,054,301          70.4                        L(24),Def(91),O(4)
  54                       10,314,495          55.8                        L(24),Def(92),O(4)
  55                       10,263,716          61.6                        L(24),Def(91),O(4)                         1,434,129
  56                       10,873,208          71.5                        L(24),Def(88),O(4)                           889,898
  57                        9,971,255          58.0                        L(24),Def(91),O(4)                         1,148,210
  58                       10,592,676          71.8                        L(24),Def(90),O(4)
  59                       10,581,205          68.7                        L(24),Def(92),O(4)                           494,226
  60                       10,318,312          69.9                        L(24),Def(89),O(4)                         1,107,765
  61                       10,361,161          62.4                        L(24),Def(90),O(4)                           974,367
  62                        9,467,422          67.1                        L(24),Def(88),O(4)
  63                        9,849,607          70.9                        L(24),Def(89),O(4)                         1,073,020
  64                        9,214,304          65.8                        L(24),Def(92),O(4)
  65                        8,246,341          60.6                        L(24),Def(91),O(4)                         1,328,494
  66                        8,945,179          62.1                        L(24),Def(89),O(4)                           912,637
  67                        8,636,783          60.4                        L(24),Def(90),O(4)                           870,432
  68                        8,355,621          34.1                        L(24),Def(92),O(4)
  69                        7,671,228          53.5                        L(24),Def(88),O(4)
  70                        7,210,353          56.3                        L(24),Def(92),O(4)
  71                        8,491,815          58.2                        L(24),Def(91),O(4)                           657,379
  72                        8,011,093          63.1                        L(24),Def(92),O(4)                           797,753
  73                        8,464,237          60.5                        L(24),Def(90),O(4)                           648,658
  74                        8,237,630          71.2                        L(24),Def(89),O(5)
  75                        8,355,262          46.2                        L(24),Def(89),O(4)
  76                        7,537,467          60.8                        L(24),Def(90),O(4)
  77                          102,616           0.7                       L(24),Def(140),O(13)                          823,296
 77.01                         31,924                                                                                   183,260
 77.02                         25,084                                                                                   206,303
 77.03                         17,332                                                                                   148,428
 77.04                         15,235                                                                                   143,195
 77.05                         11,902                                                                                   113,899
 77.06                          1,137                                                                                    28,211
  78                        7,755,919          69.9                        L(24),Def(91),O(4)                           735,820
  79                        8,137,308          66.2                        L(24),Def(90),O(4)                           718,369
  80                        7,665,262          61.3                    L(57),Grtr1%orYM(58),O(4)
  81                        6,816,147          64.0                       L(24),Def(110),O(7)
  82                        7,089,746          61.1                        L(24),Def(90),O(4)                           104,597
  83                        6,869,576          61.9                        L(24),Def(90),O(4)                           665,186
  84                        7,123,101          69.2                        L(24),Def(89),O(4)                           735,195
  85                        7,516,066          69.6                        L(24),Def(89),O(4)
  86                        6,736,130          65.9                        L(24),Def(89),O(4)                           601,878
 86.01                      5,575,018                                                                                   526,643
 86.02                      1,161,113                                                                                    75,235
  87                        8,000,000          59.3                        L(24),Def(90),O(4)                           673,814
  88                        6,683,476          66.8                        L(24),Def(90),O(4)                           335,612
  98                        6,183,011          41.2                        L(24),Def(90),O(4)
  90                        6,155,763          45.6                        L(24),Def(90),O(4)
  91                        6,631,337          65.7                        L(24),Def(89),O(4)                           597,906
  92                        6,380,550          67.2                        L(24),Def(90),O(4)                           763,287
  93                        6,367,153          70.0                        L(24),Def(89),O(4)                           701,177
  94                        6,696,569          70.9                        L(24),Def(89),O(4)
  95                        5,991,043          56.4                        L(24),Def(90),O(4)                           790,014
 95.01                        998,508                                                                                   122,596
 95.02                        998,508                                                                                   132,368
 95.03                        998,508                                                                                   126,330
 95.04                        998,508                                                                                   140,166
 95.05                        998,508                                                                                   144,248
 95.06                        998,508                                                                                   124,306
  96                        5,911,315          63.2                        L(24),Def(90),O(4)                           528,411
  97                        6,067,633          64.5                        L(24),Def(89),O(4)
  98                        5,882,180          66.1                        L(24),Def(90),O(4)                           821,908
  99                        5,864,272          62.4                        L(24),Def(90),O(4)
  100                       5,855,269          57.7                        L(24),Def(90),O(4)                           425,613
  101                       6,121,527          53.7                        L(24),Def(90),O(4)
  102                       6,401,314          71.3                        L(24),Def(90),O(4)
  103                       5,923,494          68.1                        L(24),Def(88),O(4)                           710,181
  104                       5,581,281          59.0                        L(24),Def(90),O(4)                           636,988
104.01                      2,433,943                                                                                   270,177
104.02                      1,605,143                                                                                   188,978
104.03                      1,542,196                                                                                   177,832
  105                       5,603,851          55.5                        L(24),Def(89),O(4)
  106                       5,826,124          74.2                        L(24),Def(90),O(4)
  107                       5,328,622          67.7                        L(24),Def(90),O(4)                           554,661
  108                       5,241,771          66.4                        L(24),Def(88),O(4)
  109                       5,038,042          64.9                        L(24),Def(90),O(4)                           216,583
  110                       5,017,255          51.2                    L(24),Grtr1%orYM(90),O(4)                        629,900
  111                       5,012,722          63.5                        L(24),Def(87),O(5)                           403,661
  112                       5,182,286          70.2                        L(24),Def(92),O(4)                           518,008
  113                       5,314,019          70.9                        L(24),Def(90),O(4)
  114                       4,906,014          68.6                        L(24),Def(92),O(4)
  115                       4,372,474          57.5                        L(24),Def(90),O(4)
  116                       4,704,787          65.3                    L(57),Grtr1%orYM(56),O(4)                        209,087
  117                       4,635,703          65.8                        L(24),Def(90),O(4)                           456,594
  118                       4,634,294          67.2                        L(24),Def(90),O(4)                           584,768
  119                       4,833,507          69.1                        L(24),Def(91),O(4)
  120                          38,365           0.4                       L(24),Def(111),O(7)                           391,044
  121                       4,940,320          73.8                        L(24),Def(89),O(4)
  122                       4,086,302          53.1                        L(24),Def(91),O(4)                           549,293
  123                       4,411,636          67.0                        L(24),Def(90),O(4)
  124                       4,354,980          64.0                        L(24),Def(90),O(4)
  125                       4,331,383          62.8                        L(24),Def(87),O(7)                           565,638
  126                       4,299,920          55.8                        L(24),Def(88),O(4)                           479,402
  127                       3,736,031          57.5                       L(24),Def(147),O(4)                           357,860
  128                       4,258,173          66.5                        L(24),Def(88),O(4)                           433,750
  129                       4,324,267          66.5                        L(24),Def(92),O(4)                           475,048
  130                       4,522,445          64.6                        L(24),Def(92),O(4)                           604,254
  131                       4,208,347          53.5                    L(45),Grtr1%orYM(68),O(4)                        453,455
  132                       4,111,368          64.0                        L(24),Def(88),O(4)                           542,579
  133                       4,296,383          58.1                        L(24),Def(89),O(4)
  134                       4,462,349          69.3                        L(24),Def(88),O(4)                           475,734
  135                       4,177,449          69.6                        L(24),Def(89),O(4)
  136                       3,777,957          35.6                        L(24),Def(90),O(4)                           441,736
  137                       3,760,618          66.6                        L(24),Def(90),O(4)
  138                       3,685,341          65.8                        L(24),Def(89),O(4)                           465,536
  139                       3,898,053          63.9                        L(24),Def(54),O(4)                           396,786
  140                       4,227,000          79.8                        L(24),Def(29),O(4)                           359,690
  141                       3,665,578          70.2                        L(24),Def(90),O(4)                           529,585
  142                       3,186,327          51.4                        L(24),Def(92),O(4)                           497,928
  143                       3,479,870          48.3                        L(24),Def(90),O(4)
  144                       3,834,295          74.1                        L(24),Def(90),O(4)
  145                       3,445,861          61.0                        L(24),Def(92),O(4)
  146                       3,172,102          55.9                        L(24),Def(88),O(4)                           353,251
  147                       2,658,616          40.9                        L(24),Def(89),O(4)                           567,485
  148                       3,343,484          66.9                        L(24),Def(91),O(4)                           471,997
  149                       3,738,202          74.8                        L(24),Def(29),O(4)
  150                       3,358,073          65.8                        L(24),Def(92),O(4)
  151                       3,193,668          57.2                        L(24),Def(90),O(4)
  152                       3,296,813          61.1                        L(24),Def(89),O(4)                           310,667
  153                       3,705,000          75.8                        L(24),Def(89),O(4)
153.01                      1,042,000
153.02                        940,000
153.03                        880,000
153.04                        843,000
  154                       3,544,008          77.0                        L(24),Def(32),O(4)                           354,295
  155                       3,271,711          71.1                        L(24),Def(89),O(4)                           339,565
  156                       3,161,952          57.4                        L(24),Def(89),O(4)
156.01                      1,519,107
156.02                        620,375
156.03                        539,956
156.04                        482,514
  157                       3,235,019          71.9                        L(24),Def(92),O(4)                           270,164
  158                       3,038,809          67.5                    L(34),Grtr1%orYM(80),O(4)                        163,222
  159                       3,198,579          69.5                        L(24),Def(90),O(4)                           298,704
  160                       2,945,212          56.6                        L(24),Def(92),O(4)
  161                       3,110,045          70.7                        L(24),Def(91),O(4)
  162                       3,400,000          31.2                        L(24),Def(83),O(4)                           796,478
  163                       2,942,729          59.9                        L(24),Def(89),O(4)                           425,230
  164                       2,832,272          67.4                        L(24),Def(89),O(4)                           341,750
  165                       2,732,862          61.0                    L(56),Grtr1%orYM(56),O(4)                        350,683
  166                       2,720,482          62.5                        L(24),Def(92),O(4)                           356,064
  167                       2,699,022          59.6                        L(24),Def(89),O(4)
  168                       2,662,699          53.3                        L(24),Def(92),O(4)
  169                       2,657,368          41.5                        L(24),Def(90),O(4)
  170                       2,351,048          42.7                       L(24),Def(109),O(7)                           233,833
  171                       2,276,719          47.9                        L(24),Def(86),O(4)                           352,014
  172                       2,456,682          66.4                        L(24),Def(90),O(4)                           307,422
  173                       2,840,000          78.9                        L(24),Def(90),O(4)
  174                       2,383,985          62.7                        L(24),Def(88),O(4)
  175                       2,800,000          71.8                        L(24),Def(89),O(4)
  176                       2,248,083          56.9                        L(24),Def(53),O(3)
  177                       2,226,150          67.0                        L(24),Def(90),O(4)
  178                       2,326,597          61.2                    L(58),Grtr1%orYM(56),O(4)                        300,493
  179                       2,500,000          75.8                        L(24),Def(89),O(4)
  180                       1,556,263          35.4                        L(24),Def(89),O(4)                           352,505
  181                       2,020,074          34.0                        L(24),Def(89),O(4)                           418,603
  182                       1,948,350          45.3                        L(24),Def(90),O(4)
  183                       1,853,906          37.8                        L(24),Def(89),O(4)                           310,889
  184                       1,673,092          59.8                        L(24),Def(89),O(4)                           195,070
  185                       1,600,341          57.2                        L(24),Def(90),O(4)
  186                       1,731,189          63.2                        L(24),Def(89),O(4)                           178,293
  187                       1,625,038          67.7                        L(24),Def(90),O(4)                           227,113
  188                       1,458,932          66.3                        L(24),Def(91),O(4)
  189                       1,289,179          67.9                        L(24),Def(88),O(4)
  190                         965,238          42.5                        L(24),Def(89),O(4)                            20,026
  191                         870,000          72.5                        L(24),Def(90),O(4)

ANNEX                          MOST RECENT       MOST RECENT                                UW (1),(10),(14),(15),(16)
 ID #        2004 NOI ($)          NOI ($)       NOI DATE        UW NOI ($)          UW NCF ($)     DSCR (X)         TITLETYPE
 ----        ------------          -------       --------        ----------          ----------     ---------        ---------

   1          52,596,235       57,712,227       09/30/05         64,601,721          62,781,950      2.00                Fee
   2          17,293,815       18,205,742        Various         24,326,825          22,358,064      1.78                Fee
 2.01          2,213,969        2,262,608       10/31/05          2,525,819           2,304,933                          Fee
 2.02            665,621        1,330,385       12/31/05          1,813,978           1,678,471                          Fee
 2.03          1,658,384        1,688,916       12/31/05          1,774,855           1,659,633                          Fee
 2.04             25,043          281,239       10/31/05          1,816,613           1,684,096                          Fee
 2.05            -19,831           98,178       10/31/05          1,029,255             927,821                          Fee
 2.06          1,597,196        1,669,556       12/31/05          1,594,305           1,470,351                          Fee
 2.07          1,431,407        1,251,938       12/31/05          1,505,147           1,393,768                          Fee
 2.08          1,602,743        1,241,882       12/31/05          1,577,052           1,465,658                          Fee
 2.09          1,255,132        1,572,102       10/31/05          1,371,178           1,259,337                          Fee
 2.10          1,283,469        1,457,782       12/31/05          1,606,259           1,494,043                          Fee
 2.11            831,879        1,082,770       10/31/05          1,466,891           1,367,405                          Fee
 2.12          1,587,341          927,191       10/31/05          1,081,567             998,578                          Fee
 2.13            540,334          824,224       10/31/05            956,472             802,492                          Fee
 2.14                            -101,638       12/31/05            524,361             477,822                          Fee
 2.15                            -160,958       12/31/05            458,946             420,567                          Fee
 2.16            625,917          721,394       10/31/05            750,160             622,036                          Fee
 2.17            576,200          591,444       12/31/05            682,165             640,585                          Fee
 2.18            502,819          515,527       12/31/05            534,380             499,604                          Fee
 2.19            415,940          497,414       12/31/05            722,437             695,947                          Fee
 2.20            500,252          453,788       12/31/05            534,985             494,917                          Fee
   3          12,162,699       13,475,901       12/31/05         17,572,863          16,075,969                          Fee
 3.01            845,404          865,276       12/31/05          3,796,839           3,440,588      1.79                Fee
 3.02          1,941,658        2,608,751       12/31/05          2,587,753           2,377,928      1.79                Fee
 3.03          2,358,230        2,270,948       12/31/05          2,274,764           2,150,764      1.79                Fee
 3.04          1,879,877        1,929,845       12/31/05          2,167,227           1,940,885      1.79                Fee
 3.05            822,156        1,191,014       12/31/05          2,064,339           1,830,972      1.79                Fee
 3.06          1,779,789        1,869,085       12/31/05          1,774,682           1,606,850      1.79                Fee
 3.07          1,379,829        1,559,513       12/31/05          1,615,950           1,483,073      1.79                Fee
 3.08          1,155,756        1,181,469       12/31/05          1,291,309           1,244,909      1.79                Fee
   4          15,951,720       17,860,676       11/30/05         14,891,083          14,162,831      2.12                Fee
   5          11,779,477                                         17,301,725          16,063,160      2.32                Fee
 5.01            587,718                                          2,388,753           2,209,556                          Fee
 5.02                                                             2,768,511           2,600,942                          Fee
 5.03          2,354,845                                          2,203,097           2,040,666                          Fee
 5.04          1,471,568                                          1,379,876           1,349,864                          Fee
 5.05          1,008,712                                          1,446,029           1,329,160                          Fee
 5.06          1,059,136                                          1,310,911           1,239,788                          Fee
 5.07            982,668                                            996,683             906,528                          Fee
 5.08            434,706                                            764,483             726,117                          Fee
 5.09            653,456                                            964,593             809,707                          Fee
 5.10            627,735                                            596,085             534,425                          Fee
 5.11            452,633                                            443,270             408,025                          Fee
 5.12            434,171                                            458,696             417,138                          Fee
 5.13            518,192                                            479,223             458,846                          Fee
 5.14            474,030                                            372,494             360,372                          Fee
 5.15            380,466                                            383,832             353,427                          Fee
 5.16            339,441                                            345,190             318,598                          Fee
   6           8,732,485        9,143,632       09/30/05          8,448,116           7,865,224      1.20                Fee
 6.01          3,382,924        3,463,455       09/30/05          2,650,426           2,477,738                          Fee
 6.02            957,104        1,197,244       09/30/05          1,315,061           1,244,112                          Fee
 6.03          1,188,650        1,248,665       09/30/05          1,162,307           1,090,891                          Fee
 6.04            938,344          995,022       09/30/05            936,240             872,604                          Fee
 6.05            855,070          676,076       09/30/05            880,204             801,308                          Fee
 6.06            738,717          854,161       09/30/05            840,973             760,116                          Fee
 6.07            671,676          709,009       09/30/05            662,905             618,455                          Fee
   7           6,910,302                                          7,666,960           7,517,260      1.54                Fee
 7.01          2,893,071                                          3,122,197           3,070,597                          Fee
 7.02          2,334,880                                          2,561,434           2,492,134                          Fee
 7.03          1,682,351                                          1,983,329           1,954,529                          Fee
   8           4,547,999        4,539,540       08/31/05          4,114,993           3,820,120      1.27                Fee
   9           3,193,789        3,025,905       09/30/05          3,274,965           3,205,045      1.41                Fee
  10           2,575,249        2,665,961       09/30/05          2,563,860           2,512,257      1.21                Fee
  11           2,536,087        3,420,232       10/31/05          3,556,715           3,154,857      1.59                Fee
  12                                                              2,274,825           2,215,551      1.20                Fee
  13           2,429,392        2,192,550       12/31/05          2,241,679           2,090,226      1.25                Fee
  14              70,948          885,209       11/30/05          1,954,372           1,894,372      1.20                Fee
  15           1,102,292        1,661,662       09/30/05          2,269,224           1,971,448      1.26                Fee
  16           1,822,411        1,871,157       08/31/05          1,842,183           1,789,333      1.20                Fee
  17           1,791,682        1,958,167       09/30/05          1,896,014           1,806,197      1.20                Fee
  18                            1,183,015       09/30/05          1,736,681           1,709,481      1.20             Leasehold
  19           1,702,875        1,832,684       12/31/05          1,947,096           1,917,070      1.24             Leasehold
  20           1,879,428        2,035,742       08/31/05          1,932,087           1,727,489      1.20                Fee
  21                                                              2,374,935           2,191,098      1.27                Fee
 21.01                                                              856,801             775,461                          Fee
 21.02                                                              473,340             439,455                          Fee
 21.03                                                              405,815             373,792                          Fee
 21.04                                                              328,138             308,864                          Fee
 21.05                                                              310,840             293,528                          Fee
  22           1,991,238        2,040,897       07/31/05          1,990,098           1,882,076      1.40                Fee
  23           2,341,128        2,785,680       10/31/05          2,528,548           2,171,593      1.40                Fee
  24                                                              1,668,306           1,616,723      1.21                Fee
  25           1,274,388        1,946,021       08/31/05          1,870,738           1,664,628      1.25                Fee
  26           2,139,737        2,195,996       12/31/05          2,189,211           1,942,568      1.95                Fee
  27                                                              1,538,588           1,471,024      1.24                Fee
  28           1,939,346        1,831,085       08/31/05          2,099,726           1,851,840      1.48                Fee
  29                                                              1,619,996           1,490,897      1.24                Fee
  30           1,127,024        1,811,872       09/30/05          1,748,662           1,632,666      1.32                Fee
 30.01           453,553          826,990       09/30/05            782,150             733,850                          Fee
 30.02           291,232          526,760       09/30/05            513,709             478,653                          Fee
 30.03           382,239          458,122       09/30/05            452,803             420,163                          Fee
  31           1,995,704        1,626,056       03/31/05          2,237,370           1,893,791      1.55                Fee
  32           1,453,864        1,441,866       08/31/05          1,489,231           1,465,031      1.28                Fee
  33                            1,424,800       03/31/06          2,605,919           2,252,393      1.79                Fee
  34                                                              1,369,337           1,314,713      1.20                Fee
  35             199,006        1,368,812       03/31/06          1,400,330           1,327,130      1.20                Fee
  36           1,465,882        1,408,730       11/30/05          1,479,079           1,401,879      1.21                Fee
  37           1,670,700        1,670,700                         1,520,604           1,481,604      1.34                Fee
  38                                                              1,449,739           1,360,049      1.24                Fee
  39                            1,098,377       11/30/05          1,516,920           1,453,020      1.37                Fee
 39.01                            396,624       11/30/05            630,506             605,756                          Fee
 39.02                            333,803       11/30/05            464,792             443,642                          Fee
 39.03                            367,950       11/30/05            421,622             403,622                          Fee
  40           2,747,435        1,969,350       08/31/05          1,688,983           1,594,043      1.27                Fee
  41                                                              1,341,390           1,284,805      1.26                Fee
  42             797,046          825,254       07/31/05          1,452,293           1,293,370      1.31                Fee
  43           1,845,153        1,951,589       10/31/05          2,015,186           1,681,134      1.44                Fee
  44             519,436          452,038       08/31/05          1,510,914           1,373,095      1.37                Fee
  45             960,041        1,024,871       12/31/05          1,273,402           1,226,202      1.20                Fee
  46           1,220,990        1,404,042       09/30/05          1,297,598           1,253,827      1.21                Fee
  47                                                              1,362,212           1,273,854      1.25                Fee
  48           1,522,225        1,536,361       08/31/05          1,257,959           1,144,718      1.25                Fee
  49           1,650,853        1,645,240       10/31/05          1,372,311           1,245,324      1.38                Fee
  50           1,143,936                                          1,101,036           1,059,672      1.20                Fee
  51                                                              1,509,768           1,437,340      1.67                Fee
  52           1,077,076        1,091,884       09/30/05          1,192,193           1,107,506      1.25                Fee
  53                              697,311       09/30/05          1,114,203           1,063,003      1.21                Fee
  54           1,174,416        1,227,030       10/31/05          1,184,155           1,057,235      1.23                Fee
  55           1,315,551        1,320,488       12/31/05          1,099,841           1,026,341      1.20                Fee
  56           1,081,730        1,038,460       07/31/05          1,027,634             964,426      1.23                Fee
  57           1,320,717        1,417,804       11/30/05          1,452,069           1,335,160      1.66                Fee
  58             692,030          741,165       11/30/05          1,268,089           1,203,621      1.47                Fee
  59             575,153          948,629       11/30/05          1,087,163           1,000,644      1.22                Fee
  60           1,222,602        1,156,295       08/31/05          1,167,725           1,081,709      1.38                Fee
  61           1,066,535        1,118,535       12/31/05          1,056,543             998,255      1.24                Fee
  62                                                              1,025,229           1,004,529      1.28                Fee
  63             938,466        1,069,132       08/31/05          1,162,384           1,065,384      1.42                Fee
  64                              371,349       12/31/05            950,481             924,081      1.21                Fee
  65           1,144,798        1,023,061       11/30/05          1,433,345           1,292,530      1.58         Fee and Leasehold
  66             933,032          911,440       09/30/05            985,492             884,342      1.20                Fee
  67             860,111                                          1,073,594           1,027,102      1.44                Fee
  68                                                              1,371,373           1,348,946      1.98                Fee
  69             288,198          467,987       06/30/05          1,148,751           1,117,676      1.48                Fee
  70                              581,128       09/30/05            905,865             839,384      1.21                Fee
  71             768,786          827,769       12/31/05            818,626             782,433      1.21                Fee
  72             834,417          874,269       09/30/05          1,000,075             931,489      1.39                Fee
  73             817,124          932,278       12/31/05            859,956             812,349      1.23                Fee
  74                              980,806       07/31/05            893,738             800,946      1.27             Leasehold
  75                                                              1,014,736           1,012,992      1.66                Fee
  76             861,816        1,282,302       09/30/05            855,901             786,487      1.27                Fee
  77             865,773        1,039,911       12/31/05          1,126,254           1,086,716      1.24                Fee
 77.01           228,286          283,092       12/31/05            325,437             315,917                          Fee
 77.02           157,439          242,551       12/31/05            276,850             267,622                          Fee
 77.03           177,969          194,497       12/31/05            191,588             185,521                          Fee
 77.04           157,439          179,458       12/31/05            181,560             175,906                          Fee
 77.05           116,902          126,365       12/31/05            129,892             123,501                          Fee
 77.06            27,738           13,947       12/31/05             20,928              18,250                          Fee
  78             812,378        1,000,364       10/31/05            804,969             753,420      1.24                Fee
  79             719,961                                            759,927             699,301      1.21                Fee
  80                                                                919,691             881,433      1.48                Fee
  81                                2,475                           769,603             705,597      1.21                Fee
  82             463,641          619,395                           966,185             896,306      1.55                Fee
  83             647,328          647,719       10/31/05            853,075             780,068      1.38                Fee
  84             786,214          777,573       08/31/05            788,718             726,803      1.31                Fee
  85                                                                773,733             731,599      1.32                Fee
  86             482,250          625,750       09/30/05            728,441             672,441      1.21                Fee
 86.01           433,470          562,969       09/30/05            606,637             557,637                          Fee
 86.02            48,780           62,781       09/30/05            121,804             114,804                          Fee
  87             820,262        1,111,221       10/31/05          1,003,308             913,061      2.01                Fee
  88             433,358          565,828       12/31/05            817,041             730,024      1.34                Fee
  98                                    0       07/31/05            938,060             794,139      1.29             Leasehold
  90             851,694        1,137,080       08/25/05          1,215,664           1,050,946      1.73                Fee
  91             622,887          616,616       09/30/05            722,574             655,724      1.20                Fee
  92             888,343          890,377       08/31/05            861,737             734,689      1.39                Fee
  93             729,464          743,587       08/31/05            762,744             647,944      1.31                Fee
  94             606,004          626,149       08/31/05            628,273             613,823      1.26                Fee
  95             798,974          805,173       09/30/05            742,781             715,090      1.44                Fee
 95.01           122,100          122,695       09/30/05            113,042             109,637                          Fee
 95.02           132,586          132,884       09/30/05            121,890             118,312                          Fee
 95.03           125,831          125,802       09/30/05            115,906             111,993                          Fee
 95.04           150,211          153,178       09/30/05            145,156             135,070                          Fee
 95.05           143,431          145,355       09/30/05            132,326             128,869                          Fee
 95.06           124,816          125,260       09/30/05            114,462             111,209                          Fee
  96             542,699          551,748       10/31/05            603,457             587,316      1.23             Leasehold
  97                                                                744,684             691,179      1.38                Fee
  98             795,050                                            734,041             641,114      1.32                Fee
  99                              520,570       10/31/05            727,660             631,419      1.31                Fee
  100            557,541          816,044       12/31/05            664,660             605,961      1.26                Fee
  101                                                               603,831             590,321      1.23                Fee
  102            587,393          612,329       08/31/05            603,680             589,280      1.27                Fee
  103            651,245                                            656,580             629,482      1.39                Fee
  104            689,643          748,500       11/30/05            693,161             658,920      1.43                Fee
104.01           301,871          345,519       11/30/05            298,625             286,644                          Fee
104.02           205,788          223,841       11/30/05            198,401             189,926                          Fee
104.03           181,984          179,140       11/30/05            196,136             182,351                          Fee
  105                                                               530,064             524,133      1.20                Fee
  106            510,352          578,799       08/31/05            555,224             544,393      1.29                Fee
  107            606,316          614,537       11/30/05            583,878             553,098      1.22                Fee
  108                                                               601,857             570,293      1.34                Fee
  109            420,394          607,716       12/31/05            591,858             584,343      1.40                Fee
  110            708,147          816,804       10/31/05            799,795             761,213      1.85                Fee
  111            529,803          518,544       06/30/05            576,435             512,373      1.25                Fee
  112            382,800          378,429       11/30/05            552,938             497,253      1.22                Fee
  113            484,935          511,081       08/31/05            488,374             473,715      1.23                Fee
  114            628,793          654,000       12/31/05            613,475             564,525      1.43                Fee
  115            443,278          676,249       09/30/05            631,769             538,733      1.25                Fee
  116            334,952          287,104       09/30/05            663,185             604,589      1.55                Fee
  117            489,495          492,769       10/31/05            504,065             471,371      1.23                Fee
  118            576,222          653,019       12/31/05            574,853             527,708      1.38                Fee
  119                                                               534,633             487,213      1.28                Fee
  120            631,945          776,645       07/31/05            776,085             728,961      1.20                Fee
  121            455,175          458,027       08/31/05            444,740             434,690      1.21                Fee
  122            583,868          842,479       11/30/05            766,092             638,814      1.58                Fee
  123                                                               514,593             465,384      1.27                Fee
  124                             207,040       10/25/05            486,905             449,867      1.26                Fee
  125            557,878          562,230       10/31/05            561,614             515,550      1.45                Fee
  126            577,498          562,954       06/30/05            554,330             522,768      1.49                Fee
  127            352,313          354,560       08/31/05            500,241             460,241      1.26                Fee
  128            379,615          444,957       08/31/05            443,229             421,629      1.21                Fee
  129            469,744          448,660       08/31/05            470,739             430,650      1.22                Fee
  130            656,146          625,192       11/30/05            571,067             458,503      1.27         Fee and Leasehold
  131            469,876          593,121       06/30/05            493,961             440,903      1.26                Fee
  132            554,405          559,797       04/30/05            525,409             479,427      1.41                Fee
  133            587,683          580,202       08/31/05            461,671             422,071      1.29                Fee
  134            479,530          466,624       09/30/05            492,844             442,132      1.34                Fee
  135                             450,037       09/30/05            434,453             416,453      1.26                Fee
  136            467,285          578,455       11/30/05            578,662             544,455      1.74                Fee
  137                             440,639       10/31/05            398,404             375,904      1.22                Fee
  138            449,416                                            497,703             437,926      1.45                Fee
  139            496,434          466,229       09/30/05            376,497             367,047      1.23                Fee
  140            394,595          410,969       09/30/05            384,748             363,893      1.42                Fee
  141            525,980          498,449       08/31/05            389,883             349,133      1.20                Fee
  142            521,369          525,134       11/30/05            456,905             428,121      1.37                Fee
  143            424,354          555,055       10/31/05            539,451             494,525      1.72                Fee
  144            406,782          387,830       08/31/05            352,443             344,643      1.24                Fee
  145                                                               362,941             349,833      1.20                Fee
  146            425,670                                            441,676             398,305      1.26                Fee
  147            477,864          446,978       08/31/05            456,420             437,920      1.27                Fee
  148            427,664          386,368       10/31/05            407,647             362,719      1.33                Fee
  149                             272,282       10/31/05            377,093             361,881      1.27                Fee
  150                                                               356,156             341,308      1.20                Fee
  151            262,103          262,150       12/31/05            393,493             365,103      1.38                Fee
  152            479,167          566,620       10/30/05            407,001             350,078      1.35                Fee
  153                                                               307,318             298,418      1.53                Fee
153.01                                                               85,951              83,701                          Fee
153.02                                                               80,962              78,212                          Fee
153.03                                                               71,490              69,840                          Fee
153.04                                                               68,915              66,665                          Fee
  154            347,868          369,281       12/31/05            332,124             319,774      1.22                Fee
  155            347,380          256,075       09/30/05            368,229             331,945      1.32                Fee
  156                                                               420,915             402,915      1.62                Fee
156.01                                                              201,956             194,756                          Fee
156.02                                                               85,822              82,222                          Fee
156.03                                                               70,306              66,706                          Fee
156.04                                                               62,831              59,231                          Fee
  157            342,468                                            338,422             312,376      1.24                Fee
  158            170,434          215,349       12/31/05            369,194             331,694      1.30                Fee
  159            317,769          337,524       11/30/05            327,880             303,573      1.22                Fee
  160            328,834          360,584       11/30/05            327,451             294,895      1.21                Fee
  161                                                               338,793             309,100      1.31                Fee
  162            614,684          470,465       10/30/05            601,298             546,164      2.86                Fee
  163            446,228          429,462       08/31/05            420,799             338,399      1.48                Fee
  164            273,733          204,677       07/31/05            327,125             296,653      1.25                Fee
  165            347,579          328,293       09/30/05            330,086             308,246      1.41                Fee
  166            352,184          342,028       06/30/05            310,757             286,430      1.26                Fee
  167             45,340          232,183       09/30/05            293,298             272,545      1.21                Fee
  168                                                               287,508             268,646      1.22                Fee
  169                                                               365,734             350,887      1.58                Fee
  170            269,938          460,016       12/31/05            442,632             408,581      2.04                Fee
  171            420,766          444,288       06/30/05            360,969             307,496      1.40                Fee
  172            303,796          297,964       09/30/05            266,553             245,093      1.20                Fee
  173                                                               244,408             225,117      1.53                Fee
  174                                                               261,961             246,833      1.26                Fee
  175                                                               239,607             223,615      1.49                Fee
  176                                                               309,715             264,647      1.39                Fee
  177                                                               260,358             240,408      1.30                Fee
  178            276,858          271,717                           290,001             255,322      1.44                Fee
  179                                                               204,253             193,613      1.47                Fee
  180            316,836          264,651       08/31/05            284,750             271,687      1.35                Fee
  181            429,667          419,780       12/31/05            439,278             426,806      2.73                Fee
  182                                                               189,513             189,513      1.24                Fee
  183            322,031          336,672                           310,959             299,087      1.93                Fee
  184            251,519          243,661                           223,164             211,595      1.25                Fee
  185                                                               222,105             199,430      1.28                Fee
  186            104,189          160,195       09/30/05            196,419             178,119      1.25                Fee
  187            228,250                                            190,955             174,246      1.27                Fee
  188                                                               136,659             130,159      1.20                Fee
  189                                                               135,671             131,671      1.20                Fee
  190             89,423          148,128       10/31/05            142,915             136,074      1.42                Fee
  191                                                                73,510              68,560      1.50                Fee

                                                                     UPFRONT ESCROW(11)
                         -----------------------------------------------------------------------------------------------------------

ANNEX                       UPFRONT CAPEX    UPFRONT ENGIN.  UPFRONT ENVIR.       UPFRONT TI/LC     UPFRONT RE TAX     UPFRONT INS.
 ID #      PML %              RESERVE ($)       RESERVE ($)     RESERVE ($)         RESERVE ($)        RESERVE ($)      RESERVE ($)
 ----      -----              -----------       -----------     -----------         ------------       -----------      -----------

   1                                   0                 0               0                   0                  0                0
   2                                   0                 0               0                   0                  0                0
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
 2.10
 2.11
 2.12
 2.13
 2.14
 2.15
 2.16
 2.17
 2.18
 2.19
 2.20
   3
 3.01                                  0                 0               0                   0                  0                0
 3.02                                  0                 0               0                   0                  0                0
 3.03                                  0                 0               0                   0                  0                0
 3.04                                  0                 0               0                   0                  0                0
 3.05                                  0                 0               0                   0                  0                0
 3.06                                  0                 0               0                   0                  0                0
 3.07      15.9                        0                 0               0                   0                  0                0
 3.08                                  0                 0               0                   0                  0                0
   4                                   0                 0               0                   0                  0                0
   5                                   0                 0               0                   0                  0                0
 5.01
 5.02
 5.03
 5.04
 5.05
 5.06
 5.07
 5.08
 5.09
 5.10
 5.11
 5.12
 5.13
 5.14
 5.15
 5.16
   6                                   0                 0               0                   0            169,609                0
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7                                   0           132,200               0                   0                  0                0
 7.01
 7.02
 7.03
   8                                   0                 0               0           2,340,000            147,443           31,441
   9                              42,113            46,250               0               5,097            173,693           33,161
  10                                   0                 0               0                   0             29,355           10,472
  11                              32,437                 0               0                   0             86,639           17,826
  12                                   0                 0               0                   0             38,395           12,274
  13                                   0                 0               0                   0            122,563            9,667
  14                                   0                 0               0                   0             96,567           49,814
  15                             245,725           304,275               0           2,307,083             86,914           34,574
  16                                   0                 0               0                   0             90,657                0
  17       18.0                        0                 0               0                   0             79,982                0
  18                               1,983                 0               0                   0                  0           14,787
  19                                   0                 0               0                   0             24,582           12,769
  20                                   0             3,125               0                   0             76,699                0
  21                                   0                 0               0                   0                  0                0
 21.01
 21.02
 21.03
 21.04
 21.05
  22                               2,935                 0               0             250,000            199,442           18,506
  23                                   0                 0               0                   0                  0                0
  24       12.0                    3,237                 0               0              12,501             98,254           34,802
  25                               6,558            16,975               0             350,000             71,944           35,639
  26                                   0                 0               0                   0                  0                0
  27                                   0                 0               0                   0             40,126           55,362
  28                               4,614                 0               0             200,000            146,877           12,667
  29                               4,097            28,125               0               8,193            217,538           31,182
  30                              44,666           122,125               0                   0             51,855           48,444
 30.01     13.0
 30.02     10.0
 30.03     11.0
  31                               5,794            33,125               0              29,167             96,853           17,446
  32                                   0                 0               0                   0             58,003                0
  33                                   0            12,188               0                   0             10,217           15,432
  34       10.0                        0                 0               0                   0             28,069           13,641
  35                                   0                 0               0                   0            219,665           47,423
  36                                   0                 0         155,000                   0             45,975           85,028
  37                                   0                 0               0                   0                  0                0
  38                               1,506                 0               0                   0                  0                0
  39                               5,325                 0               0                   0             66,945           26,881
 39.01
 39.02
 39.03
  40        9.0                    2,353                 0               0              11,765            143,199           72,122
  41                               2,280                 0               0                   0             33,163            3,675
  42                               5,430                 0               0               6,000             30,549           41,144
  43                              28,065            10,000               0                   0             40,587           78,791
  44        6.0                    1,670                 0               0             140,000             43,987           15,164
  45                               3,933                 0               0                   0             87,688           61,884
  46                             156,648            50,750               0                   0                640           43,898
  47                                 862                 0               0               6,833             69,151           14,248
  48                                   0                 0               0                   0             57,334                0
  49                                   0                 0               0                   0                  0                0
  50                                   0                 0               0                   0            116,688                0
  51                                   0                 0               0                   0                  0                0
  52                                 750                 0               0               5,000            112,000            4,226
  53                                   0                 0               0                   0             47,678            4,499
  54                               1,392                 0          30,000               9,583            163,195           17,413
  55                                   0                 0               0                   0             29,961            7,524
  56                                 970             7,000               0               3,125             82,402           23,913
  57                                   0             8,313               0                   0             19,543                0
  58                                   0                 0               0                   0             29,394            9,775
  59                               2,497            19,000               0               4,167             77,373           51,222
  60                                   0             1,600               0                   0             22,742            5,833
  61       18.0                        0                 0               0             238,000             22,650            4,721
  62                               2,013                 0               0                   0            112,125           30,632
  63                                   0                 0           1,600                   0             42,684            5,845
  64                               2,200                 0               0                   0             26,667            9,876
  65                               1,973                 0               0             413,799             82,439           30,614
  66                               8,429           455,313               0                   0             36,361           61,251
  67                                 397                 0               0                   0             58,892           14,925
  68                                 299            33,000               0                   0             80,097           10,823
  69                               1,231                 0               0                   0             95,000           37,922
  70       16.0                    1,335             9,375               0               6,250             14,164            9,002
  71       18.0                      913                 0               0               6,417             14,891           17,753
  72       11.0                      997                 0               0               5,417             51,912            6,001
  73       19.0                        0                 0               0             112,000             22,841            4,327
  74                               1,916                 0               0               5,417            134,438           20,810
  75                                   0                 0               0                   0                  0                0
  76       16.0                        0                 0               0             150,000              9,367            6,325
  77                                   0            23,336               0                   0             17,658           20,851
 77.01
 77.02
 77.03
 77.04
 77.05
 77.06
  78                                   0                 0               0                   0             49,794            6,668
  79       17.0                  325,000            26,125               0                   0             41,245                0
  80                                   0                 0               0                   0             42,484           16,599
  81                                   0                 0               0                   0             42,367                0
  82                                   0                 0               0                   0             17,342                0
  83                                   0                 0               0               7,663             53,630           48,037
  84                                   0            17,325           1,600                   0             28,096            4,466
  85                                   0            10,000               0                   0             69,816            4,407
  86                               4,667                 0               0                   0             20,931           36,481
 86.01
 86.02
  87                                   0                 0               0                   0                  0                0
  88                                   0                 0               0                   0             24,491            4,521
  98                                   0                 0               0                   0                  0           43,581
  90                              12,970                 0               0                   0             29,979           40,273
  91                               5,571            95,000               0                   0             20,124           38,576
  92                               1,348         1,059,225               0               6,750             43,000            7,115
  93                               9,567            34,194               0                   0             35,528           45,197
  94                                   0                 0               0                   0             30,942                0
  95                                   0                 0               0                   0                  0                0
 95.01
 95.02
 95.03
 95.04
 95.05
 95.06
  96                                 709            30,688               0                   0                  0                0
  97                                 625                 0               0               3,125              4,920           38,490
  98                                   0                 0               0             290,400             28,272            5,358
  99                               2,500            11,188               0               3,500             19,098            8,569
  100      18.0                        0                 0               0                   0             22,839            4,361
  101       9.0                        0                 0               0                   0                  0            3,578
  102                                  0                 0               0                   0             22,556                0
  103                                  0                 0               0                   0            156,221           12,943
  104                                  0                 0               0                   0              5,837            7,000
104.01
104.02
104.03
  105       8.0                        0                 0               0                   0                  0            2,007
  106                                  0                 0               0                   0             40,615                0
  107                              3,325            58,750               0                   0             24,533           25,169
  108                                  0                 0               0                   0             58,478                0
  109                                  0                 0               0                   0              8,115            1,494
  110                                  0            13,750               0                   0                  0                0
  111                                  0                 0               0                   0             26,920            4,157
  112                              4,640           225,000               0                   0             68,303           36,203
  113                                  0                 0               0                   0             14,057                0
  114                             12,702            38,019               0               4,167             31,667           12,504
  115                              3,093                 0               0               4,167             94,059           28,087
  116                                  0                 0               0             158,918             70,180                0
  117                                  0                 0               0              50,000             16,770            7,305
  118                                  0                 0               0                   0             37,483            3,618
  119                                685                 0               0               2,083              7,624            7,495
  120                                  0                 0               0                   0             38,464            8,934
  121                                  0                 0               0                   0             15,480                0
  122                                  0                 0               0                   0                  0                0
  123                              1,034                 0               0               2,084             10,850            4,232
  124                                842                 0               0               5,000             27,312            2,570
  125                             14,395           125,660               0                   0             15,706            5,812
  126                                436                 0               0             201,452             99,167           24,602
  127                              6,666                 0               0                   0             35,915           52,882
  128                                  0                 0               0                   0            126,896           15,961
  129                                498                 0               0               4,167             22,045            9,047
  130                              2,188             6,125               0             504,167             53,801                0
  131                             50,809            15,000               0             200,000             56,464            3,330
  132                                489                 0               0              53,333             95,512            4,859
  133                                588            38,263               0             100,000             53,726            4,285
  134                                  0            58,420               0                   0             59,154           17,265
  135                             25,000                 0               0                   0             22,270            8,302
  136                                  0                 0               0                   0             39,238           48,737
  137                              1,875                 0               0                   0             23,385           13,129
  138                                895                 0               0               2,387             36,288           19,889
  139                                907                 0               0                   0              5,219            4,012
  140                                  0                 0               0                   0              3,300           20,107
  141                                  0           106,571               0                   0             16,799           34,712
  142                              1,639                 0               0               2,083             30,572            8,022
  143       3.0                      526             9,000               0              37,000             44,987           14,724
  144                                  0                 0               0                   0             10,355                0
  145                                173                 0               0                   0                  0              355
  146                                908            36,391               0               3,333              6,505            5,681
  147                                  0                 0               0                   0             15,606            4,535
  148                              3,744             6,375               0                   0              8,645           21,150
  149                                773                 0               0                 494              6,086            3,321
  150                                  0                 0               0                   0                  0            1,822
  151                                  0                 0               0                   0             21,277            7,840
  152                                765             9,188               0               4,167             59,455            3,476
  153                                741                 0               0                   0             16,992           13,493
153.01
153.02
153.03
153.04
  154                              1,030                 0               0                   0              4,343            8,759
  155                                  0                 0               0              50,000             21,696            1,438
  156                             25,000                 0               0                   0             20,643           12,290
156.01
156.02
156.03
156.04
  157                             47,375                 0               0                   0             22,000            1,450
  158                                  0                 0               0                   0              8,022           11,617
  159                                  0                 0               0                   0             10,923            1,546
  160                                408                 0               0              51,667              9,223            7,571
  161                                418                 0               0               2,748             40,633            2,445
  162                                  0                 0               0                   0                  0                0
  163                              6,867            99,593               0                   0             36,250           31,468
  164                             67,149                 0               0              40,000              6,043            6,267
  165                                  0             8,625               0                   0            114,367           17,651
  166                             30,000                 0               0              45,000             16,250            2,943
  167                                  0                 0               0                   0              5,850            1,169
  168      15.0                      422                 0           1,000                 833                  0                0
  169                                  0                 0               0                   0             30,531            1,533
  170                                  0                 0               0                   0             65,400                0
  171                                  0                 0               0                   0             62,374            8,928
  172                                  0                 0               0                   0             15,138            2,741
  173                              1,608                 0               0                   0              6,707           40,000
  174                                  0                 0               0             121,875              1,154              879
  175                              1,166                 0               0                   0             32,894           16,779
  176                                  0                 0               0                   0                  0                0
  177                                  0                 0               0                   0             20,818            1,300
  178                                  0           425,885               0                   0             30,254                0
  179                                887                 0               0                   0             16,764           12,420
  180                                  0                 0               0                   0              8,151            2,567
  181      18.0                        0                 0               0                   0                  0                0
  182       5.0                        0                 0               0                   0                  0              705
  183      16.0                        0                 0               0                   0                  0                0
  184                                  0            12,871               0                   0                875            1,799
  185                                  0                 0               0                   0             10,674            5,650
  186                              1,779                 0               0                   0              5,956           11,691
  187                                  0                 0               0                   0              1,066                0
  188                                542                 0               0                   0              7,922           11,917
  189                                  0                 0               0                   0             14,154              554
  190                                  0             6,324               0                   0              3,209            4,024
  191                                413                 0               0                   0              2,311           11,500

                                                                     MONTHLY ESCROW(12)
           --------------    -------------------------------------------------------------------------------------------------------

ANNEX      UPFRONT OTHER     MONTHLY CAPEX   MONTHLY ENVIR.   MONTHLY TI/LC   MONTHLY RE TAX    MONTHLY INS.   MONTHLY OTHER  SINGLE
ID #          RESERVE ($)       RESERVE ($)      RESERVE ($)     RESERVE ($)      RESERVE ($)     RESERVE ($)     RESERVE ($) TENANT
-----      --------------    -------------   -------------    -------------   --------------    ------------   -------------  ------

  1                   0                 0                0               0                0               0           0        No
  2                   0            18,807                0               0                0               0           0        No
 2.01                                                                                                                          Yes
 2.02                                                                                                                          No
 2.03                                                                                                                          Yes
 2.04                                                                                                                          No
 2.05                                                                                                                          No
 2.06                                                                                                                          No
 2.07                                                                                                                          No
 2.08                                                                                                                          No
 2.09                                                                                                                          No
 2.10                                                                                                                          No
 2.11                                                                                                                          No
 2.12                                                                                                                          No
 2.13                                                                                                                          No
 2.14                                                                                                                          Yes
 2.15                                                                                                                          No
 2.16                                                                                                                          No
 2.17                                                                                                                          Yes
 2.18                                                                                                                          Yes
 2.19                                                                                                                          No
 2.20                                                                                                                          Yes
  3                                                                                                                            No
 3.01                 0                 0                0               0                0               0           0        No
 3.02                 0                 0                0               0                0               0           0        No
 3.03                 0                 0                0               0                0               0           0        No
 3.04                 0                 0                0               0                0               0           0        No
 3.05                 0                 0                0               0                0               0           0        No
 3.06                 0                 0                0               0                0               0           0        No
 3.07                 0                 0                0               0                0               0           0        No
 3.08                 0                 0                0               0                0               0           0        No
  4                   0                 0                0               0                0               0           0        Yes
  5                   0                 0                0               0                0               0           0        No
 5.01                                                                                                                          Yes
 5.02                                                                                                                          No
 5.03                                                                                                                          Yes
 5.04                                                                                                                          Yes
 5.05                                                                                                                          No
 5.06                                                                                                                          Yes
 5.07                                                                                                                          No
 5.08                                                                                                                          No
 5.09                                                                                                                          Yes
 5.10                                                                                                                          Yes
 5.11                                                                                                                          Yes
 5.12                                                                                                                          Yes
 5.13                                                                                                                          No
 5.14                                                                                                                          Yes
 5.15                                                                                                                          Yes
 5.16                                                                                                                          Yes
  6                   0             7,015                0          41,667           84,805               0           0        No
 6.01                                                                                                                          No
 6.02                                                                                                                          No
 6.03                                                                                                                          Yes
 6.04                                                                                                                          No
 6.05                                                                                                                          No
 6.06                                                                                                                          No
 6.07                                                                                                                          No
  7                   0                 0                0               0                0               0           0        No
 7.01                                                                                                                          No
 7.02                                                                                                                          No
 7.03                                                                                                                          No
  8                   0               353                0               0           73,721           4,492           0        No
  9                   0             1,019                0           5,097           86,846           3,685           0        No
  10                  0                 0                0               0            7,339           4,819           0        No
  11                  0            32,437                0               0           28,880               0           0        No
  12                  0               599                0           3,196           38,395           6,137           0        No
  13            520,000             1,791                0               0           61,281           2,417           0        No
  14                  0             5,000                0               0           48,283           7,116           0        No
  15                  0                 0                0           7,083           43,457           3,457           0        No
  16                  0             2,932                0               0           30,219               0           0        No
  17                  0               936                0          19,200           15,996               0           0        No
  18          3,601,500             1,983                0               0                0           2,464           0        No
  19                  0                 0                0           2,176            8,194           3,192           0        No
  20                  0                 0                0               0           25,566               0           0        No
  21                  0                 0                0               0                0               0           0        Yes
21.01                                                                                                                          Yes
21.02                                                                                                                          Yes
21.03                                                                                                                          Yes
21.04                                                                                                                          Yes
21.05                                                                                                                          Yes
  22                  0             2,935                0               0           28,492           2,644           0        No
  23                  0                 0                0               0                0               0           0        No
  24                  0             1,079                0           4,167           19,651           6,279           0        No
  25                  0             6,558                0               0           17,986           4,059           0        No
  26                  0                 0                0               0                0               0           0        No
  27                  0             5,675                0               0           20,063           5,536           0        No
  28                  0             4,614                0               0           20,982           4,222           0        No
  29            556,000             4,097                0           8,193           24,171           3,792           0        No
  30            650,000             9,666                0               0           12,964           4,947      25,000        No
30.01                                                                                                                          No
30.02                                                                                                                          No
30.03                                                                                                                          No
  31                  0             5,794                0          29,167           24,213           4,362           0        No
  32                  0             1,979                0               0           19,334               0           0        No
  33                  0            14,732                0               0            5,108           7,716           0        No
  34                  0                 0                0               0            5,614           1,705           0        No
  35                  0             6,100                0               0           35,203           4,311           0        No
  36                  0             6,434                0               0           15,325           7,086           0        No
  37                  0                 0                0               0                0               0           0        Yes
  38                  0             1,506                0               0                0               0           0        Yes
  39                  0             5,325                0               0           16,736           6,720           0        No
39.01                                                                                                                          No
39.02                                                                                                                          No
39.03                                                                                                                          No
  40                  0             1,177                0           5,883           23,867          13,299           0        No
  41                  0             1,140                0               0           11,054             735           0        No
  42                  0             5,430                0           6,000            5,260           5,878           0        No
  43          1,000,000            28,065                0               0           40,587           9,849           0        No
  44                  0             1,670                0               0           14,662           2,166           0        No
  45                  0             3,933                0               0           21,922           5,115           0        No
  46                  0             3,648                0               0              213           5,983           0        No
  47             52,627               862                0           6,833            9,879           1,425      11,942        No
  48                  0                 0                0               0           19,111               0           0        No
  49          7,663,000             1,681                0               0                0               0      16,667        Yes
  50                  0               790                0               0           16,670               0           0        No
  51                  0                 0                0               0                0               0           0        No
  52            150,121               750                0           5,000           16,000           1,409       4,721        No
  53             10,000             3,733                0               0           23,839           4,499           0        No
  54                  0             1,392                0           9,583           40,799           4,353           0        No
  55                  0                 0                0               0                0               0           0        Yes
  56            770,000               970                0           3,125            7,491           3,416           0        No
  57                  0             1,898                0               0           19,543               0           0        No
  58                  0             6,375                0               0           29,394           4,887           0        No
  59             12,000             2,497                0           4,167           25,791           5,204           0        No
  60                  0             7,163                0               0           11,371           5,833           0        No
  61                  0               807                0           5,833            7,550           1,180           0        No
  62                  0             2,013                0               0            7,475           3,829           0        No
  63                  0             7,747                0               0           21,342           5,845           0        No
  64                  0             2,200                0               0           13,333           3,292           0        No
  65            500,000             1,973                0           5,000           27,480           3,827           0        No
  66                  0             8,429                0               0           12,120           6,806           0        No
  67                  0               397                0               0           14,723           1,866           0        No
  68            170,000               299                0               0           20,024           1,163           0        No
  69                  0             1,231                0               0           15,833           2,917           0        No
  70                  0             1,335                0           6,250            7,586           1,768           0        No
  71                  0               913                0           6,417            7,445           1,614           0        No
  72                  0               997                0           5,417            8,652           1,500           0        No
  73                  0               772                0           1,667            5,710           1,082           0        No
  74                  0             1,916                0           5,417           14,938           2,081           0        No
  75                  0                 0                0               0                0               0           0        Yes
  76                  0               964                0           2,500            1,873           1,265           0        No
  77                  0             1,434                0               0            8,829           1,738           0        No
77.01                                                                                                                          No
77.02                                                                                                                          No
77.03                                                                                                                          No
77.04                                                                                                                          No
77.05                                                                                                                          No
77.06                                                                                                                          No
  78            300,000             1,473                0           2,951            9,959           3,334           0        No
  79                  0             1,263                0           3,368            8,249               0           0        No
  80             38,065               375                0           5,884           21,242           1,186           0        No
  81                  0                 0                0               0            6,052               0           0        No
  82                  0                 0                0           7,500            5,781               0           0        No
  83                  0                 0                0           7,663           13,407           4,359           0        Yes
  84                  0             5,160                0               0           14,048           4,466           0        No
  85                  0                 0                0               0            8,655           1,102           0        No
  86                  0             4,667                0               0            6,977           4,053           0        No
86.01                                                                                                                          No
86.02                                                                                                                          No
  87                  0                 0                0               0                0               0           0        No
  88                  0             2,875                0           3,334            4,082           1,507           0        No
  98                  0             3,938                0           6,250                0           5,581      32,500        No
  90                  0            12,970                0               0           14,989           3,356           0        No
  91                  0             5,571                0               0            6,708           4,286           0        No
  92             61,627             1,348                0           6,750            7,167           1,423           0        No
  93             33,017             9,567                0               0           11,843           5,251           0        No
  94                  0             1,058                0               0           10,314               0           0        No
  95                  0             1,774                0               0                0               0           0        Yes
95.01                                                                                                                          Yes
95.02                                                                                                                          Yes
95.03                                                                                                                          Yes
95.04                                                                                                                          Yes
95.05                                                                                                                          Yes
95.06                                                                                                                          Yes
  96                  0               709                0               0                0               0           0        No
  97            725,000               625                0           3,125            1,400           2,734           0        No
  98                  0             1,101                0          24,200           14,136           1,339           0        No
  99            500,000             2,500                0           3,500            6,366           1,428           0        No
 100                  0             1,805                0           3,113            4,568           1,090           0        No
 101                  0                 0                0               0                0             596           0        No
 102                  0               213                0               0            7,519               0           0        No
 103                  0               202                0           1,646           13,018           1,294           0        No
 104                  0               794                0               0            1,946           1,167           0        No
104.01                                                                                                                         No
104.02                                                                                                                         No
104.03                                                                                                                         No
 105                  0                 0                0               0                0             401           0        No
 106                  0             1,097                0               0            9,026               0           0        No
 107                  0             3,325                0               0            6,133           2,517           0        No
 108                  0                 0                0               0                0               0           0        Yes
 109                  0                 0                0               0            4,058               0           0        No
 110                  0                 0                0               0                0               0           0        No
 111                  0             1,211                0           4,277            8,973           2,079           0        No
 112                  0             4,640                0               0           22,768           4,023           0        No
 113                  0               810                0               0            7,028               0           0        No
 114                  0               721                0           4,167            7,917           3,126           0        No
 115              7,500             3,093                0           4,167           14,331           3,121       7,500        No
 116                  0               771                0           3,333           14,036               0           0        No
 117             97,395               796                0               0            8,385           2,434           0        No
 118             66,000               664                0           5,895            5,354             904           0        No
 119             62,882               685                0           2,083            3,812           1,249      12,882        No
 120                  0                 0                0               0            7,693           1,677           0        No
 121                  0               635                0               0            5,160               0           0        No
 122                  0                 0                0               0                0               0           0        No
 123                  0             1,034                0           2,084            1,808             705           0        No
 124            550,000               421                0           2,500            3,902             514           0        No
 125                  0                 0                0               0            3,927             528           0        No
 126            325,000               436                0           1,452            7,083           2,767           0        No
 127                  0             3,333                0               0            5,131           6,878           0        No
 128                  0             1,544                0               0           11,536           2,280           0        No
 129                  0               498                0           4,167            7,348           1,292           0        No
 130                  0             2,188                0           4,167            8,967               0           0        No
 131                  0               809                0               0           11,293             476           0        No
 132                  0               489                0           3,333            7,959             824           0        No
 133              1,100               588                0               0            6,716           1,428           0        No
 134                  0             4,226                0               0            4,930           4,316           0        No
 135                  0                 0                0               0            3,712           1,325           0        No
 136                  0                 0                0               0           13,079           4,918           0        No
 137            300,000             1,875                0               0            7,795           1,264           0        No
 138            125,000               895                0           2,387            3,987           2,007           0        No
 139                  0               907                0               0            2,609             401           0        No
 140                  0             2,020                0               0            3,300           1,828           0        No
 141                  0             3,396                0               0            5,600           2,893           0        No
 142                  0             1,639                0           2,083            3,821             729           0        No
 143             22,500               526                0               0            4,090           1,665           0        No
 144                  0               375                0               0            3,452               0           0        No
 145             20,000               173                0               0                0             178           0        Yes
 146            150,000               908                0           3,333            3,253             812           0        No
 147                  0                 0                0               0            5,202           1,512           0        No
 148            200,000             3,744                0               0            4,323           1,763           0        No
 149            250,000               773                0             494            1,521           1,107           0        No
 150                  0               148                0           1,089            2,519             456           0        No
 151             13,440               645                0           1,721            5,319           1,120           0        No
 152             25,000               765                0           4,167            8,494           1,159           0        No
 153                  0               741                0               0            2,427           1,499           0        No
153.01                                                                                                                         No
153.02                                                                                                                         No
153.03                                                                                                                         No
153.04                                                                                                                         No
 154             50,000             1,030                0               0            1,448             730           0        No
 155                  0               445                0          10,000            4,339             479           0        No
 156                  0                 0                0               0            3,440           1,513           0        No
156.01                                                                                                                         No
156.02                                                                                                                         No
156.03                                                                                                                         No
156.04                                                                                                                         No
 157            100,000               375                0               0            2,750             363           0        No
 158                  0             3,125                0               0            4,011           3,872           0        No
 159                  0                 0                0               0            5,461             515           0        No
 160                  0               408                0           1,667            4,611           1,082           0        No
 161                  0               418                0           2,748            8,400             611           0        No
 162                  0                 0                0               0                0               0           0        No
 163             20,133             6,867                0               0           12,083           3,527           0        No
 164            214,645               417                0               0            6,043           1,098           0        No
 165                  0             1,820                0               0            9,531           2,206           0        No
 166            620,000                 0                0               0            5,417             699           0        No
 167                  0               192                0           1,537            2,813             390           0        No
 168                  0               422                0             833                0               0           0        Yes
 169                  0               129                0           1,109            6,106             511           0        No
 170                  0               568                0               0            5,450               0           0        No
 171                  0                 0                0               0            6,930             893           0        No
 172                  0               463                0           1,326            5,046             392           0        No
 173                  0             1,608                0               0            3,353           4,000           0        No
 174                  0                71                0               0              289             293           0        No
 175                  0             1,166                0               0            4,699           1,864           0        No
 176                  0                 0                0               0                0               0           0        Yes
 177                  0                23                0           1,250            5,205             325           0        No
 178                  0               422                0           2,500            4,322               0           0        No
 179                  0               887                0               0            2,395           1,380           0        No
 180                  0                 0                0               0            2,717             856           0        No
 181                  0                 0                0               0                0               0           0        No
 182                  0                 0                0               0                0             117           0        No
 183                  0                 0                0               0                0               0           0        No
 184                  0               945                0               0              875             290           0        No
 185                  0                 0                0               0                0               0           0        Yes
 186                  0             1,779                0               0            1,985           1,299           0        No
 187                  0                 0                0               0              533               0           0        No
 188                  0               542                0               0            2,641           1,083           0        No
 189                  0               119                0               0            2,359             554           0        No
 190                  0               188                0               0            1,604             366           0        No
 191                  0               413                0               0            1,155           1,150           0        No

                                LARGEST TENANT
         ------------------------------------------------------------------

                         ANNEX                                     LEASE
  ID #    LARGEST TENANT                               UNIT SIZE EXPIRATION
  ----    --------------                               --------- ----------

  1      University Club                                105,450   12/31/06
  2
 2.01    Equitable Life Assurance                       169,912   05/21/13
 2.02    State Farm Mutual Auto Insurance                25,520   09/30/08
 2.03    SPX Corporation                                104,747   03/16/12
 2.04    Scottish RE (U.S.), Inc.                        76,586   12/31/16
 2.05    Sompo Japan Insurance Co                        25,863   04/30/16
 2.06    Equitable Life Assurance                        15,454   05/31/13
 2.07    Capital Factors                                 15,111   08/14/07
 2.08    The Newport Group of NC                         20,164   03/14/15
 2.09    DTT Enterprises, Inc.                           14,581   05/31/11
 2.10    Allied Interstate                               32,732   02/28/06
 2.11    Pinkerton's, Inc                                62,008   01/31/16
 2.12    Ameritrust Mortgage Company                     21,052   11/15/09
 2.13
 2.14    LendingTree, LLC                                39,374   07/31/10
 2.15    Dimension Data North America                    12,000   10/14/10
 2.16
 2.17    Lending Tree LLC                                37,800   07/31/10
 2.18    ESPN Regional Television                        37,800   07/31/09
 2.19    Allen Tate Company                              15,243   06/30/18
 2.20    Lending Tree LLC                                37,800   07/31/10
  3
 3.01    Ford Motor Company                             252,328   07/31/12

 3.02    U.S. General Services Administration            38,920   02/28/09
 3.03
 3.04    Output Technologies                            110,000   02/28/09
 3.05    Computing Tech Industry Associates              38,741   12/31/07
 3.06    St George Warehouse                            425,300   12/31/11
 3.07    Technical Glass Products                        49,562   09/30/08
 3.08
  4      United States of America                       520,180   08/31/15
  5
 5.01    DSC Logistics                                1,022,554   06/30/11
 5.02    Tru-Serv                                     1,194,650   11/30/13
 5.03    Factory Card Outlet of America, Ltd.           440,343   02/29/12
 5.04    Duni Corporation                               300,120   12/31/12
 5.05    The City of Chicago                            225,499   05/31/07
 5.06    California Cartage                             213,000   03/31/09
 5.07    Coleman Cable Corporation                      180,000   12/31/06
 5.08    Chicago Regional Carpenters                     36,000   07/31/07
 5.09    Vacant                                         309,000
 5.10    Prairie Packaging                              207,345   12/31/09
 5.11    The Design Agency                               94,300   09/30/06
 5.12    DHL                                            134,600   09/30/06
 5.13    Ford Motor Company                              27,136   09/30/08
 5.14    Vacant                                         121,220
 5.15    Kaiser Aluminum                                101,140   12/26/06
 5.16    Popcorn Factory                                 77,924   05/31/08
  6
 6.01    Commonwealth of Virginia                       122,279   11/30/12
 6.02    Covance Laboratories, Inc.                      24,053   05/31/11
 6.03    GTSI Corpt Technology Services                 102,022   11/30/08
 6.04    General Services Admin.                         35,154   10/31/08
 6.05    TICOM, Inc.                                     18,820   11/30/11
 6.06    Anteon                                          16,760   01/31/09
 6.07    NEC America, Inc.                               28,322   11/30/08
  7
 7.01
 7.02
 7.03
  8      Ciena Communications                            32,842   02/29/08
  9      Elie Tahari                                     22,775   04/30/16
  10     Wal-Mart                                       203,750   01/25/20
  11
  12     BJC Healthcare                                  77,220   12/31/15
  13     Loews Theatres                                  72,039   12/31/17
  14
  15     Deloitte & Touche                               40,347   05/31/16
  16
  17     Rite Aid                                        41,578   01/31/08
  18
  19     Sedona Culinary Concepts, LLC                    6,431   03/31/10
  20     Winn Dixie Supermarket                          58,196   12/06/15
  21
21.01    MetoKote Corporation                           264,010   05/31/25
21.02    MetoKote Corporation                           105,000   05/31/25
21.03    MetoKote Corporation                            96,000   05/31/25
21.04    MetoKote Corporation                            87,000   05/31/25
21.05    MetoKote Corporation                            72,000   05/31/25
  22     TJ Maxx                                         48,100   11/30/10
  23
  24     Stater Bros. Markets                            44,156   09/30/25
  25     Regal Home Collections                         262,788   09/30/17
  26     Lockheed Martin                                 78,583   06/30/09
  27
  28     The State of Tennessee                         177,706   12/31/14
  29     Charming Shopps                                142,699   06/30/10
  30
30.01
30.02
30.03
  31     City of Detroit                                170,995   03/31/07
  32
  33
  34     Abbey Flooring                                   4,200   01/04/11
  35
  36
  37     Eagle Window and Door, Inc.                    390,000   01/31/21
  38     Triton PCS Property Company L.L.C.              90,334   01/31/17
  39
39.01
39.02
39.03
  40     Bayview Capital Corp.                           40,656   06/30/12
  41     TJ Maxx                                         31,000   10/31/15
  42     Appleton Papers                                242,000   08/31/10
  43
  44     Liberty Mutual Insurance Company                21,969   08/31/10
  45
  46
  47     Volition                                        41,200   05/31/14
  48     Sedano's Supermarket                            23,000   10/05/08
  49     JP Morgan Chase Bank, N.A.                     118,690   12/31/10
  50     Giant Food                                      48,820   06/30/22
  51     S. DeSimone Consulting LLC                       5,400   06/14/11
  52     Empire Beauty School                            16,800   12/31/15
  53
  54     Mantero                                         10,000   07/30/07
  55     Viva Optique, Inc.                             148,000   02/13/16
  56     Office Depot                                    24,353   01/31/11
  57     Sys-Tech Solutions, Inc.                        30,000   12/31/09
  58
  59     Tractor Supply Company                          21,688   01/31/20
  60
  61     El Gallo Giro                                    9,856   05/06/08
  62
  63
  64
  65     Brooks Fiber Communications of Texas            13,486   02/28/07
  66
  67     Newbury Comics, Inc.                             5,250   08/31/08
  68     Commerce Bank                                   10,478   07/25/19
  69
  70     Vons Supermarket                                38,140   12/31/07
  71     Roger Wilco Market                              33,432   12/31/15
  72     GI Joe's                                        50,490   06/16/16
  73     H. Kings Buffet                                  9,412   12/31/13
  74     Tuesday Morning                                  7,420   01/15/07
  75     JP Morgan Chase Bank                            17,435   12/31/26
  76     Washington Mutual Bank                          13,709   11/08/11
  77
77.01
77.02
77.03
77.04
77.05
77.06
  78     Kroger                                          56,196   12/31/07
  79     Options for Youth - KEC                         11,214   02/28/09
  80     Olive Garden                                     8,113   01/31/16
  81     Mid-Atlantic Fasteners                          27,632   01/01/16
  82     DHL Express (USA), Inc.                         37,620   10/31/07
  83     National  Health Laboratories Incorporated      94,686   05/27/15
  84
  85     Bed Bath & Beyond                               23,000   01/31/15
  86
86.01
86.02
  87     Fabian Couture Group                            48,555   01/31/07
  88     Save A Lot                                      18,900   06/30/11
  98     Prompt Apparel                                 199,125   12/31/20
  90
  91
  92     Stewart B. Consultants                           8,879   06/30/08
  93
  94
  95
95.01    Rite Aid                                        11,348   09/18/16
95.02    Rite Aid                                        11,180   10/10/16
95.03    Rite Aid                                        11,180   09/15/16
95.04    Rite Aid                                        10,363   11/22/15
95.05    Rite Aid                                        10,167   09/04/16
95.06    Rite Aid                                        10,167   05/13/16
  96     Stop & Shop                                     48,364   05/31/22
  97     EMC Constructions, Inc.                          9,000   08/31/10
  98     Bally's                                         22,050   01/31/10
  99     Sentara Medical Group                           36,259   05/31/08
 100     Regent Alliance, Inc.                           41,500   12/31/17
 101     PETsMART                                        19,120   01/31/16
 102
 103     Minyard Food Stores, Inc.                       51,962   11/01/25
 104
104.01
104.02
104.03
 105     Babies R Us (Ground Lease)                      37,320   01/31/21
 106
 107
 108     Marsh Supermarkets, Inc.                        55,264   04/30/21
 109
 110
 111     Stillwater Public Library                        9,811   05/31/06
 112
 113
 114     M Bar                                           12,000   02/01/08
 115     Rite Aid                                       175,000   04/30/14
 116     Potomac Testing                                  7,800   11/30/07
 117     99 Cents Only                                   27,885   11/30/11
 118     Marc's                                          35,700   08/01/08
 119     French & Parello Associates                     33,559   10/31/20
 120
 121
 122
 123     A. Routzahn, LLC                                52,000   06/30/10
 124     Outback Steakhouse                               6,300   04/30/14
 125     Willie McGee's                                   4,620   01/31/09
 126     Xtreme Enterprises, Inc.                        25,020   07/31/11
 127
 128
 129     Staples                                         24,279   10/31/11
 130     Johnson's Family Flea & Farmers                101,032   05/31/11
 131     CACI, Inc.                                       4,149   11/30/06
 132     Diho Market                                     14,000   01/31/10
 133     Fan's 66                                         3,616   04/30/11
 134
 135
 136
 137
 138     Lycoming-Clinton Joinder Board                  37,392   07/03/09
 139
 140
 141
 142     Food Lion                                       32,040   11/22/11
 143     China Garden Restaurant                          5,250   07/31/13
 144
 145     Eckerd                                          13,813   02/20/25
 146     Hurst Crafts                                    19,456   04/30/10
 147
 148
 149
 150     Fiesta Concepts                                  6,288   08/31/20
 151     Bat'R Up                                        15,696   01/31/12
 152     Parsons Brinkerhoff                              8,013   12/31/06
 153
153.01
153.02
153.03
153.04
 154
 155     Full Spectrum Lending                            5,392   11/30/08
 156
156.01
156.02
156.03
156.04
 157     State Pension Office                            26,431   06/30/11
 158
 159     Barnwell, Whaley, Patterson and Helms, LLC      14,018   08/31/07
 160     Santinos                                         3,696   12/31/14
 161     Rsoft Design Group                               7,000   05/31/10
 162     UPS Supply Chain Solutions                      53,910   09/30/10
 163
 164     Wing Stop                                        7,770   03/31/07
 165
 166     Pediatric Associates                             4,590   12/31/08
 167     Physiotherapy Associates                         7,854   01/31/10
 168     Valley Power Systems                            50,688   01/31/16
 169     Lamps Plus, Inc.                                12,100   06/30/20
 170     Pawnbrokers, Inc.                                9,224   11/30/11
 171     TonerPlus Inc.                                  35,938   07/31/11
 172     Goody's                                         25,000   10/31/13
 173
 174     Orthodontic Education                            2,400   06/16/13
 175
 176     Faurecia Exhaust Systems, Inc.                  61,000   11/30/22
 177     Chipotle Mexican Grill                           3,244   05/31/14
 178     Dollar General                                   7,700   10/31/06
 179
 180
 181
 182     Garden Fresh Restaurant Corp. (Ground Lease)     6,800   04/02/26
 183     Christopher Viray Dental                         2,110   02/28/08
 184
 185     Moriseiki                                       18,692   12/31/15
 186
 187     Movie Warehouse                                  4,950   12/11/10
 188
 189
 190
 191

                                2ND LARGEST TENANT
         --------------------------------------------------------------

                                                               LEASE
  ID #   2ND LARGEST TENANT                      UNIT SIZE   EXPIRATION
  ----   ------------------                      ---------   ----------

  1      Polar Ice Galleria                         21,186    04/30/13
  2
 2.01
 2.02    Principal Life Insurance                   25,498    10/14/11
 2.03
 2.04    First National Bank of Arizona             25,863    01/06/10
 2.05    Ballantyne Business Center                 25,773    05/31/10
 2.06    AmComp Assurance Corporation               15,311    04/30/09
 2.07    Curtiss-Wright Corporation                 14,237    05/31/11
 2.08    Carlisle Tire & Wheel                      13,195    09/14/08
 2.09    Hanson Brick East                          12,442    03/31/07
 2.10    Akima Management Services                  11,072    10/31/06
 2.11    3V, Inc.                                    8,162    03/31/09
 2.12    Time Warner Entertainment                  11,954    09/30/06
 2.13
 2.14
 2.15    Time Warner Telecom of NC                  11,500    09/30/11
 2.16
 2.17
 2.18
 2.19    Charlotte Yoga                              3,526    01/31/11
 2.20
  3
 3.01    CTS Partners LLC / Peripheral Computer    197,136    08/31/13
         Support Inc.

 3.02    TKC Communications LLC                     31,336    08/31/09
 3.03
 3.04    Stenographic Corp                          75,000    11/30/09
 3.05    Alaris Consulting                          31,635    04/30/13
 3.06    Wilpak Inc.                               323,500    03/31/10
 3.07    Bonanza Press                              32,800    11/30/06
 3.08
  4
  5
 5.01
 5.02    Stack-On Products Company                 155,800    03/31/06
 5.03
 5.04
 5.05    Comau Pico                                 56,049    07/31/08
 5.06
 5.07    Stone Container Corporation               112,000    02/28/07
 5.08    LCSJ Enterprises, Inc                      24,000    07/31/07
 5.09
 5.10
 5.11
 5.12
 5.13    Universal Technical Institute              21,094    06/30/07
 5.14
 5.15
 5.16
  6
 6.01    Bill Communications                        22,354    10/31/10
 6.02    American Registry for Internet             14,817    01/31/12
 6.03
 6.04    U.S. Inspect, Inc.                         32,544    06/30/10
 6.05    Avitas, Inc.                               12,297    12/31/12
 6.06    Tech Law                                   14,506    10/31/08
 6.07    Integic Corp.                              19,993    08/31/09
  7
 7.01
 7.02
 7.03
  8      Broadwing Communication                    25,595    12/31/07
  9      RICOH                                      20,127    03/31/07
  10     Goody's                                    30,000    03/31/10
  11
  12     Best Buy                                   45,000    01/31/14
  13     Micro Center                               47,600    11/30/10
  14
  15     Stinson Morrison Heck                      29,513    07/31/08
  16
  17     Marshalls                                  31,910    01/31/09
  18
  19     ILX, Inc.                                   3,455    12/31/21
  20     Red White and Blue Thrift Shop             19,500    02/28/07
  21
21.01
21.02
21.03
21.04
21.05
  22     Linens 'N Things                           34,957    01/31/12
  23
  24     Wells Fargo Bank N.A.                       5,000    08/05/21
  25     M.I.S.S. Sportswear                        55,212    09/30/15
  26     Jackson-Tull                               14,418    07/31/06
  27
  28     Bank of Nashville                          32,679    08/31/10
  29     Metal Improvement Company                 128,000    10/31/17
  30
30.01
30.02
30.03
  31     Kids Kicking Cancer                        20,760    03/31/10
  32
  33
  34     Washington Mutual                           4,015    11/30/15
  35
  36
  37
  38
  39
39.01
39.02
39.03
  40     CarrAmerica                                18,833    12/31/12
  41     Ross                                       30,187    01/31/16
  42     Global Supply Chain and Distribution      148,500    04/30/11
  43
  44     Open Source Development Labs               21,968    05/31/08
  45
  46
  47     Skog Enclave                                8,500    10/31/15
  48     Sedano's Pharmacy and Discount              7,000    10/05/08
  49
  50     CVS Pharmacy                                8,352    01/31/13
  51     Pacific Stone & Flooring                    5,272    07/31/10
  52     Walgreens                                  15,800    08/31/28
  53
  54     Papillon Ribbion                            7,900    05/31/12
  55
  56     Annie Sez                                  12,850    01/31/09
  57     HNC Software                               25,000    08/31/07
  58
  59     Big Lots                                   19,471    01/31/09
  60
  61     Dr. Binafard Daniel and Dr. Khalili Emi     3,473    07/31/12
  62
  63
  64
  65     Abby Office Centers                         9,600    04/30/12
  66
  67     Work'n Gear, LLC                            4,600    03/31/15
  68     CP Advanced Imaging, PLLC                   9,836    06/30/16
  69
  70     Anderson's True Value                      12,500    12/31/09
  71     Prudential California Realty                4,352    11/30/10
  72     Kids Kastle                                 9,276    05/14/12
  73     Fiesta Market                               3,060    12/31/08
  74     Blockbuster                                 6,000    12/31/07
  75
  76     Affiliated Computer Services               10,250    08/31/06
  77
77.01
77.02
77.03
77.04
77.05
77.06
  78     Family Dollar                              15,228    10/31/08
  79     United Litho                                6,120    07/31/06
  80     The Mattress Firm                           5,500    10/31/09
  81     Aramark                                    26,620    02/28/15
  82     Healing Place Church                       18,920    05/31/09
  83
  84
  85     Dollar Tree                                12,000    09/30/14
  86
86.01
86.02
  87     Scholastic Inc./Lectorum                   37,651    07/31/10
  88     Peeble's                                   18,515    03/31/15
  98     Corner Hardware Inc.                       48,750    11/30/10
  90
  91
  92     The Neurology Center                        6,365    08/31/07
  93
  94
  95
95.01
95.02
95.03
95.04
95.05
95.06
  96     Country Kitchen                             2,550    04/30/09
  97     Mahoney's Irish Pub                         6,900    10/11/09
  98     Cinema                                     13,200    01/31/08
  99     Bank of the Commonwealth                    4,300    11/30/10
 100     WJB Bearings, Inc.                         29,380    12/31/09
 101     Staples                                    18,140    01/31/21
 102
 103     Tarrant Nephrology Associates               7,300    05/31/09
 104
104.01
104.02
104.03
 105     Pier 1 Imports                             10,800    02/29/16
 106
 107
 108
 109
 110
 111     Boom Town Fitness                           8,998    05/31/08
 112
 113
 114     Moroch                                      4,009    02/28/07
 115     Mele                                       84,745    02/28/09
 116     Ambassadors for Christ                      6,000    05/31/09
 117     Karate - Black Belt                         5,250    03/31/06
 118     Sear's Retail Dealer                       11,000       MTM
 119     John J. Slattery Associates                 6,542    10/31/10
 120
 121
 122
 123     Manny's Home & Design                      10,104    12/31/20
 124     Mattress Warehouse                          4,200    08/30/14
 125     Sushi Yoshi                                 4,000    12/31/10
 126     Stalone's of Boco                           3,490    04/30/11
 127
 128
 129     Mechanics Auto Parts                        4,200    08/31/10
 130     Office Depot                               29,847    09/12/06
 131     GB Home Equity Corp.                        3,864    01/31/07
 132     Lucky Dragon                                2,800    12/31/06
 133     Garcias of Niwot                            2,668    08/12/07
 134
 135
 136
 137
 138     Democratic Club                             4,330    08/01/09
 139
 140
 141
 142     Tractor Supply                             27,321    06/30/09
 143     Expose Women's and Men's Clothing           4,225    05/31/07
 144
 145
 146     Gart Sports                                11,584    01/31/10
 147
 148
 149
 150     NYPD Pizza                                  2,900    07/31/15
 151     JP Carpet & Tile                           11,448    09/30/08
 152     Walgreen Co.                                5,822    03/31/14
 153
153.01
153.02
153.03
153.04
 154
 155     Northrop Team                               2,855    01/31/12
 156
156.01
156.02
156.03
156.04
 157     Delaware School Administration              1,266    07/31/07
 158
 159     Liberty Life Insurance Co.                  1,870    08/31/09
 160     Wells Fargo                                 3,461    09/30/08
 161     Gaetano                                     5,307    10/31/07
 162     Minolta Business Solutions                 24,960    04/30/08
 163
 164     Don Wiggins                                 4,027    11/30/10
 165
 166     Schwartzburg/Weber                          3,825    06/30/08
 167     Richard Bell                                3,320    06/30/07
 168
 169     Chipotle Mexican Grill, Inc.                3,325    11/30/15
 170     Houston Roadhouse                           3,600    09/30/07
 171     Austin Rock Gym, Inc.                       6,750    12/31/10
 172     Dollar Tree                                 4,800    03/31/09
 173
 174     Salon Angelika                              1,819    06/13/15
 175
 176
 177     Camillet Foods, LLC                         2,860    10/31/14
 178     Wash World                                  3,950    02/28/08
 179
 180
 181
 182     Panda Express, Inc.                         3,600    11/28/25
 183     East West Bank                              2,039    02/12/12
 184
 185
 186
 187     Planet Sun Tanning Salon                    2,000    11/30/07
 188
 189
 190
 191

                                      3RD LARGEST TENANT
         ----------------------------------------------------------------------------
ANNEX                                                                        LEASE                          ANNEX
ID #     3RD LARGEST TENANT                                 UNIT SIZE      EXPIRATION                       ID #      LOAN #
-----    ------------------                                 ---------      ----------                       ----      ------

   1     Banana Republic                                       17,049       03/31/13          Refinance       1         1
   2                                                                                           Refinance      2         2
 2.01                                                                                                        2.01      2.01
 2.02    The Bissell Companies                                 17,795       03/31/09                         2.02      2.02
 2.03                                                                                                        2.03      2.03
 2.04    Countrywide Home Loans, Inc.                           4,595       03/09/10                         2.04      2.04
 2.05    Bank of America, N.A.                                 25,771       04/30/10                         2.05      2.05
 2.06    Don Galloway Homes LLC                                11,981       12/31/07                         2.06      2.06
 2.07    Citi Financial                                        12,104       06/30/07                         2.07      2.07
 2.08    Trustmark, Inc.                                       12,449       08/31/06                         2.08      2.08
 2.09    Corvel Corporation                                     5,475       10/31/07                         2.09      2.09
 2.10    Fireman's Fund                                         9,517       11/30/06                         2.10      2.10
 2.11    Kimberly-Clark Corporation                             4,092       02/28/10                         2.11      2.11
 2.12    Infoscore, Inc                                         5,513       07/31/09                         2.12      2.12
 2.13                                                                                                        2.13      2.13
 2.14                                                                                                        2.14      2.14
 2.15    Addison Whitney, Inc.                                  8,281       01/31/13                         2.15      2.15
 2.16                                                                                                        2.16      2.16
 2.17                                                                                                        2.17      2.17
 2.18                                                                                                        2.18      2.18
 2.19    Ciarla Fitness                                         3,390       07/14/10                         2.19      2.19
 2.20                                                                                                        2.20      2.20
   3                                                                                                          3
 3.01    The Empire Company, Inc.                             140,003       03/31/11          Acquisition    3.01       3
 3.02    Wilkes, Artis, Hedrick & Lane                         10,867       07/31/07          Acquisition    3.02       4
 3.03                                                                                         Acquisition    3.03       5
 3.04    Household Finance                                     42,905       08/31/09          Acquisition    3.04       6
 3.05    Matson Integrated Logistics, Inc.                     21,914       07/31/15          Acquisition    3.05       7
 3.06                                                                                         Acquisition    3.06       8
 3.07    Strasser Wonderworks                                  30,093       06/30/09          Acquisition    3.07       9
 3.08                                                                                         Acquisition    3.08       10
   4                                                                                           Refinance      4         11
   5                                                                                          Acquisition     5         12
 5.01                                                                                                        5.01     12.01
 5.02                                                                                                        5.02     12.02
 5.03                                                                                                        5.03     12.03
 5.04                                                                                                        5.04     12.04
 5.05    Promet Steel Corporation                              46,923       10/31/06                         5.05     12.05
 5.06                                                                                                        5.06     12.06
 5.07                                                                                                        5.07     12.07
 5.08    Metropolitan Container Packaging Group, Inc.          24,000         MTM                            5.08     12.08
 5.09                                                                                                        5.09     12.09
 5.10                                                                                                        5.10     12.10
 5.11                                                                                                        5.11     12.11
 5.12                                                                                                        5.12     12.12
 5.13                                                                                                        5.13     12.13
 5.14                                                                                                        5.14     12.14
 5.15                                                                                                        5.15     12.15
 5.16                                                                                                        5.16     12.16
   6                                                                                           Refinance      6         13
 6.01    Syracuse Research Corporation                         21,413       03/31/11                         6.01     13.01
 6.02    Webco General Partnership                             14,427       12/31/10                         6.02     13.02
 6.03                                                                                                        6.03     13.03
 6.04                                                                                                        6.04     13.04
 6.05    Syracuse Research Corporation                          6,297       10/31/06                         6.05     13.05
 6.06    Enviro Solutions                                       5,535       07/31/09                         6.06     13.06
 6.07                                                                                                        6.07     13.07
   7                                                                                          Acquisition     7         14
 7.01                                                                                                        7.01     14.01
 7.02                                                                                                        7.02     14.02
 7.03                                                                                                        7.03     14.03
   8     IBM                                                   14,585       05/31/08          Acquisition     8         15
   9     Chase                                                 18,257       10/31/10           Refinance      9         16
  10     Fashion Bug                                            8,000       08/31/07          Acquisition     10        17
  11                                                                                           Refinance      11        18
  12     Gart Bros. Sporting Goods                             37,868       01/31/14           Refinance      12        19
  13     Razzoo's Cajun Cafe                                    7,095       09/30/15          Acquisition     13        20
  14                                                                                           Refinance      14        21
  15     Charles L. Crane Agency                               29,142       11/30/08          Acquisition     15        22
  16                                                                                           Refinance      16        23
  17     Blockbuster                                            6,153       07/31/08           Refinance      17        24
  18                                                                                           Refinance      18        25
  19     Sedona Turquoise Trading, Inc                          3,264       03/31/10           Refinance      19        26
  20     American Eagle Trade Group                            18,100       08/31/09           Refinance      20        27
  21                                                                                          Acquisition     21        28
 21.01                                                                                        Acquisition   21.01     28.01
 21.02                                                                                        Acquisition   21.02     28.02
 21.03                                                                                        Acquisition   21.03     28.03
 21.04                                                                                        Acquisition   21.04     28.04
 21.05                                                                                        Acquisition   21.05     28.05
  22     Office Depot                                          30,902       10/31/06           Refinance      22        29
  23                                                                                           Refinance      23        30
  24     Jack-in-the-Box                                        4,980       03/31/26           Refinance      24        31
  25     Achim Importing Co., Inc.                             22,800       08/14/07           Refinance      25        32
  26     MEI Technologies, Inc.                                 9,134       02/05/10          Acquisition     26        33
  27                                                                                           Refinance      27        34
  28     Williams & Prochaska                                   5,838       03/31/06          Acquisition     28        35
  29     National Refrigeration                               108,590       06/30/12          Acquisition     29        36
  30                                                                                           Refinance      30        37
 30.01                                                                                         Refinance    30.01     37.01
 30.02                                                                                         Refinance    30.02     37.02
 30.03                                                                                         Refinance    30.03     37.03
  31     Midwest Careers                                        8,565       01/31/09           Refinance      31        38
  32                                                                                           Refinance      32        39
  33                                                                                           Refinance      33        40
  34     Sleep Shops                                            3,447       10/21/10           Refinance      34        41
  35                                                                                           Refinance      35        42
  36                                                                                          Acquisition     36        43
  37                                                                                           Refinance      37        44
  38                                                                                          Acquisition     38        45
  39                                                                                          Acquisition     39        46
 39.01                                                                                        Acquisition   39.01     46.01
 39.02                                                                                        Acquisition   39.02     46.02
 39.03                                                                                        Acquisition   39.03     46.03
  40     Vindicia                                               5,533       06/14/08          Acquisition     40        47
  41     Bed Bath & Beyond                                     23,043       01/31/16           Refinance      41        48
  42     RAM Motors and Controls                               83,906       11/30/13           Refinance      42        49
  43                                                                                           Refinance      43        50
  44     E Suites                                              21,968       12/31/15           Refinance      44        51
  45                                                                                           Refinance      45        52
  46                                                                                           Refinance      46        53
  47     Jim Gould's Steak House                                7,800       04/30/15           Refinance      47        54
  48     Bridgestone/Firestone, Inc.                            6,571       07/30/08           Refinance      48        55
  49                                                                                           Refinance      49        56
  50     Blockbuster                                            4,847       01/31/08          Acquisition     50        57
  51     WPH Architecture                                       4,880       10/14/11           Refinance      51        58
  52     Children's Creative Corner                             8,044       01/31/09           Refinance      52        59
  53                                                                                          Acquisition     53        60
  54     LDSI                                                   7,900       11/30/15           Refinance      54        61
  55                                                                                           Refinance      55        62
  56     Pro-Caldwell Therapy                                   6,790       03/06/09           Refinance      56        63
  57     Risk Enterprise Management                            25,000       12/31/10           Refinance      57        64
  58                                                                                           Refinance      58        65
  59     KB Toys                                               18,090       01/31/14          Acquisition     59        66
  60                                                                                          Acquisition     60        67
  61     Clinica Medica San Miguel                              3,001       06/30/06           Refinance      61        68
  62                                                                                           Refinance      62        69
  63                                                                                           Refinance      63        70
  64                                                                                          Acquisition     64        71
  65     Grande Communication Nework Inc.                       9,331       01/31/08           Refinance      65        72
  66                                                                                          Acquisition     66        73
  67     Mattress Discounters Corporation                       4,063       11/30/10           Refinance      67        74
  68     E*Trade Financial Corporation                          3,600       04/30/16           Refinance      68        75
  69                                                                                           Refinance      69        76
  70     KidFactor Family Play & Party Place                   11,500       10/31/10           Refinance      70        77
  71     Straw Hat Pizza                                        2,880       12/31/09           Refinance      71        78
  72     Jetco, Inc.                                            2,526       06/30/08           Refinance      72        79
  73     H.P. Coin-Op Laundry                                   3,040       07/31/15           Refinance      73        80
  74     Star One Real Estate, Inc.                             5,500       08/31/08           Refinance      74        81
  75                                                                                           Refinance      75        82
  76     Lockheed Martin IMS                                   10,170       08/31/06           Refinance      76        83
  77                                                                                           Refinance      77        84
 77.01                                                                                                       77.01     84.01
 77.02                                                                                                       77.02     84.02
 77.03                                                                                                       77.03     84.03
 77.04                                                                                                       77.04     84.04
 77.05                                                                                                       77.05     84.05
 77.06                                                                                                       77.06     84.06
  78     Comm. Mental Health Ctr.                              11,211       08/31/10          Acquisition     78        85
  79     Robertson Industries                                   5,355       11/30/08          Acquisition     79        86
  80     Hollywood Video                                        5,152       07/31/15           Refinance      80        87
  81     Graninter USA                                         17,135       12/31/10                          81        88
  82     General Services Adminstration                        12,540       09/18/08                          82        89
  83                                                                                                          83        90
  84                                                                                           Refinance      84        91
  85     David's Bridal                                        11,000       09/30/15           Refinance      85        92
  86                                                                                           Refinance      86        93
 86.01                                                                                         Refinance    86.01     93.01
 86.02                                                                                        Acquisition   86.02     93.02
  87     Publishers Circulation Fulfillment                    24,110       06/30/08          Acquisition     87        94
  88     Regal Cinemas                                         15,000       09/30/11          Acquisition     88        95
  98     SZY, LLC                                              31,500       06/14/09                          98        96
  90                                                                                                          90        97
  91                                                                                           Refinance      91        98
  92     The National Council for the Social Studies            5,492       07/31/11          Acquisition     92        99
  93                                                                                           Refinance      93       100
  94                                                                                           Refinance      94       101
  95                                                                                          Acquisition     95       102
 95.01                                                                                         Refinance    95.01     102.01
 95.02                                                                                        Acquisition   95.02     102.02
 95.03                                                                                         Refinance    95.03     102.03
 95.04                                                                                         Refinance    95.04     102.04
 95.05                                                                                                      95.05     102.05
 95.06                                                                                                      95.06     102.06
  96     Waverly Liquors                                        2,278       04/30/13                          96       103
  97     Tiramisu                                               3,338       06/30/10                          97       104
  98     Hobby Town                                             5,100       10/31/08                          98       105
  99     Physicians For Peace                                   3,830       07/31/10                          99       106
  100    Tri-Star Global Inc.                                  18,650       12/31/06           Refinance     100       107
  101                                                                                          Refinance     101       108
  102                                                                                          Refinance     102       109
  103    Cici's Pizza                                           4,918       03/31/15           Refinance     103       110
  104                                                                                          Refinance     104       111
104.01                                                                                         Refinance    104.01    111.01
104.02                                                                                         Refinance    104.02    111.02
104.03                                                                                        Acquisition   104.03    111.03
  105                                                                                          Refinance     105       112
  106                                                                                                        106       113
  107                                                                                                        107       114
  108                                                                                                        108       115
  109                                                                                          Refinance     109       116
  110                                                                                          Refinance     110       117
  111    Acapulco Restaurant                                    8,460       11/30/14          Acquisition    111       118
  112                                                                                         Acquisition    112       119
  113                                                                                          Refinance     113       120
  114    Roach                                                  4,009       05/21/07           Refinance     114       121
  115    O'Connor Paper Fibers                                 51,500       10/31/07           Refinance     115       122
  116    Photo Science                                          6,000       02/28/13           Refinance     116       123
  117    Hartz Chicken Sub                                      3,360       12/31/07           Refinance     117       124
  118    Pet Supplies "Plus"                                    7,200       08/01/09           Refinance     118       125
  119    Dr. Kathleen Dowling                                   1,000       10/31/10          Acquisition    119       126
  120                                                                                          Refinance     120       127
  121                                                                                          Refinance     121       128
  122                                                                                         Acquisition    122       129
  123    Tristate Executive Office Suites, LLC                  6,260       12/31/20          Acquisition    123       130
  124    U.S. Government                                        3,950       09/29/06           Refinance     124       131
  125    Robert Armstong & Assoc                                3,173       11/30/08           Refinance     125       132
  126    Taylor Othordontic Specialists                         2,856       07/08/11           Refinance     126       133
  127                                                                                          Refinance     127       134
  128                                                                                          Refinance     128       135
  129    Marlton Cleaners                                       2,000       06/30/06          Acquisition    129       136
  130    Picadilly Cafeteria                                   14,400       09/30/08           Refinance     130       137
  131    Cornwell Financial Corporation                         3,237       07/18/15           Refinance     131       138
  132    Chinese Cafe                                           2,800       02/28/07           Refinance     132       139
  133    Stoker Group                                           2,477       02/28/08          Acquisition    133       140
  134                                                                                          Refinance     134       141
  135                                                                                          Refinance     135       142
  136                                                                                         Acquisition    136       143
  137                                                                                          Refinance     137       144
  138    Animal Specialties                                     4,019       06/30/07           Refinance     138       145
  139                                                                                         Acquisition    139       146
  140                                                                                          Refinance     140       147
  141                                                                                          Refinance     141       148
  142    Big Lots                                              27,000       01/31/11           Refinance     142       149
  143    India Spices and Asoka Indian                          4,150       07/31/13           Refinance     143       150
  144                                                                                          Refinance     144       151
  145                                                                                          Refinance     145       152
  146    Hollywood Video                                        6,500       05/03/12          Acquisition    146       153
  147                                                                                          Refinance     147       154
  148                                                                                         Acquisition    148       155
  149                                                                                          Refinance     149       156
  150    Sleep Savvy                                            2,690       10/31/10           Refinance     150       157
  151    Cingular Wireless                                     11,078       04/30/18           Refinance     151       158
  152    Roy F. Weston, Inc.                                    4,002       09/30/09           Refinance     152       159
  153                                                                                          Refinance     153       160
153.01                                                                                         Refinance   153.01    160.01
153.02                                                                                         Refinance   153.02    160.02
153.03                                                                                         Refinance   153.03    160.03
153.04                                                                                        Acquisition  153.04    160.04
  154                                                                                          Refinance    154       161
  155    Sylvan Learning Systems                                2,716       03/31/08          Acquisition   155       162
  156                                                                                         Acquisition   156       163
156.01                                                                                                     156.01    163.01
156.02                                                                                                     156.02    163.02
156.03                                                                                                     156.03    163.03
156.04                                                                                                     156.04    163.04
  157                                                                                         Acquisition   157       164
  158                                                                                          Refinance    158       165
  159    JL Barid, LLC                                          1,780       07/31/10          Acquisition   159       166
  160    Play it Again                                          3,335       03/31/07           Refinance    160       167
  161    Ardent                                                 3,929       04/30/07                        161       168
  162    Scafa-Tornabene Art Publishing                        21,080       12/31/07                        162       169
  163                                                                                                       163       170
  164    Ernestos                                               2,700       07/30/06                        164       171
  165                                                                                         Acquisition   165       172
  166    SwaroopShore Ortho                                     3,315       03/31/09          Acquisition   166       173
  167    1st Global Stock Transfer                              3,166       05/31/07          Acquisition   167       174
  168                                                                                          Refinance    168       175
  169                                                                                         Acquisition   169       176
  170    Sprint PCS                                             3,597       03/31/09           Refinance    170       177
  171    AT Systems Southwest, Inc.                             6,300       03/31/12          Acquisition   171       178
  172    Cato                                                   3,200       01/31/07           Refinance    172       179
  173                                                                                          Refinance    173       180
  174    Ladies Workout Express                                 1,400       05/20/10           Refinance    174       181
  175                                                                                         Acquisition   175       182
  176                                                                                         Acquisition   176       183
  177    Dr. Barron Johnson                                     2,142       09/30/09          Acquisition   177       184
  178    Godfather's Pizza                                      3,269       06/30/07          Acquisition   178       185
  179                                                                                          Refinance    179       186
  180                                                                                          Refinance    180       187
  181                                                                                          Refinance    181       188
  182                                                                                          Refinance    182       189
  183    New Tech Dental Care                                   1,022       02/23/10          Acquisition   183       190
  184                                                                                         Acquisition   184       191
  185                                                                                         Acquisition   185       192
  186                                                                                         Acquisition   186       193
  187    Check for Cash, Inc                                    2,000       03/31/10           Refinance    187       194
  188                                                                                          Refinance    188       195
  189                                                                                          Refinance    189       196
  190                                                                                          Refinance    190       197
  191                                                                                         Acquisition   191       198

                             FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage
      Loan's Original Balance ($), Current Balance ($), and Maturity Balance ($)
      is allocated to the respective Mortgaged Property based on the Mortgage
      Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)   Each letter identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)   Each number identifies a group of related borrowers.

(5)   For each Mortgage Loan, the excess of the related Interest Rate % over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(6)   For Mortgage Loans that are Interest-Only for their entire term, the
      Monthly Debt Service was calculated as 1/12th of the product of (i) the
      Original Balance, (ii) the Interest Rate and (iii) 365/360.

(7)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(8)   For Mortgage Loans with an Interest Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Dates of the
      Mortgage Loan

      (9) The "L" component of the prepayment provision represents remaining lockout payments.
      The "Def" component of the prepayment provision represents remaining defeasance payments.

      The "Gtr1%orYM" component of the prepayment provision represents remaining
      Yield Maintenance Charge payments.

      With respect to Loan Numbers 1, 12, 37, 47, 60, 71, 126 and 136, the "L"
      component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(10)  The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made after the Note Date during the term of the loan.

(11)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(12)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(13)  With Respect to Loan Numbers 22 ($26,700,000 "as is" value), 63
      ($14,700,000 "as is" value), and 99 ($8,800,000 "as is" value), the
      Appraised Value and Appraisal Date are reflective of the as-stabalized values defined in the respective appraisals.

                                      A-1-1

(14)  With regards to Houston Galleria (Loan Number 1), the following fields were calculated using the Current Balance($) for only the pari passu notes included in the trust: (i) Current LTV %, (ii) Original Balance per Unit
      ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and (v) UW
      DSCR.

(15)  With regards to CenterPoint I (Loan Number 12), the following fields were calculated using the Current Balance($) for only the pari passu note included in the trust: (i) Current LTV %, (ii) Original Balance per Unit
      ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and (v) UW
      DSCR. An assumed LIBOR of 4.50% was used for the pari passu floating rate note (not included in the trust) to calculate DSCR. If the LIBOR Cap of
      8.0% is used of the pari passu floating rate note the DSCR of the loan will be 2.17x.

(16)  In the case of 7 mortgage loans identified as Loan Numbers 2, 12, 17, 40,
      41, 88, and 192, the UW DSCR was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged
      Property on an "as-stabilized" basis. Assumptions include underwriting revenues for tenants not yet in occupancy and cash flow from master lease agreements, as applicable.

(17)  The Colony II Portfolio loan (Loan Numbers 3 - 10) is secured by 8 mortgaged properties, each with its own Maturity Date and Remaining
      Prepayment Provision, and therefore it is treated as 8 mortgage loans each secured by a separate Mortgaged Property.

(18)  With respect to Panda and Souplantation (Loan Number 189) the Mortgaged
      Property is secured by a 1.70 acre parcel of land (76,820 square feet)
      ground leased to two tenants, Panda Express Inc. and Garden Fresh
      Restaurant Corp., that own their respective improvements, representing
      10,400 square feet. Panda Express Inc.'s ground lease commenced on
      11/29/05, has an initial 20-year tem, and four 5-year renewal options. The
      Garden Fresh Restaurant Corp.'s ground lease commences on 12/01/05, has an initial 20-year term beginning in April 2006, and two 5-year renewal options.

(19)  With respect to L&C Tower (Loan Number 35), the Mortgage Loan was originally funded on June 23, 2005 with an Original Balance of 17,800,000.
      On October 21,2005, the Mortgage Loan was amended to have an Interest Rate of 5.830% (effective as of October 1, 2005), a Monthly Debt Service of
      $104,481.47 (commencing on the November 1, 2005 Payment Date) and a
      Maturity Date of November 1, 2005. The $17,748,889 Original Balance shown in Annex A-1 is the principal balance of this Mortgage Loan as of October
      1, 2005, the First Payment Date shown in Annex A-1 is November 1, 2005 and the Note Date shown in Annex A-1 is October 21, 2005.

(20)  With respect to the Colony II Portfolio Loan (Loan Numbers 3 - 10), The
      Festo Corporation, a tenant occupying a portion of the Kensington Business
      Center property (the "Festo Property") representing $1,560,000 of the allocated loan amount (the "Festo Allocated Loan Amount"), holds an option to purchase the Festo Property at any time. If the purchase option is exercised, the borrower has the right to obtain a release of the Festo
      Property from the lien of the mortgage upon the satisfaction of certain conditions, including the payment to the lender of an amount equal to 105%
      of the Festo Allocated Loan Amount plus interest and a yield maintenance premium calculated in accordance with the loan documents.

(21)  With respect to Metro Corporate Center (Loan Number 47) Monthly Debt
      Service reflects the first principal and and interest payment made into the trust. Please refer to Annex D for the complete amortization schedule which approximates a 30 year amortization schedule.

                                      A-1-2

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                                                 CUT-OFF DATE BALANCES

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE          POOL     MORTGAGE    TERM      UW       LTV       AT
CUT-OFF DATE BALANCES             LOANS        BALANCE        BALANCE     RATE     (MOS.)    DSCR     RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

     $870,000 -      $2,999,999       22    $   50,273,903        1.8%   5.5405%     117     1.47x    67.6%       58.1%
   $3,000,000 -      $3,999,999       22        77,974,981        2.8    5.6734      112     1.40x    71.7%       63.1%
   $4,000,000 -      $4,999,999       17        74,940,099        2.7    5.6859      112     1.35x    70.5%       60.5%
   $5,000,000 -      $6,999,999       33       193,453,526        7.0    5.5986      120     1.33x    74.5%       62.2%
   $7,000,000 -      $9,999,999       29       242,778,411        8.8    5.5794      121     1.36x    71.6%       59.4%
  $10,000,000 -     $14,999,999       27       332,968,723       12.1    5.6655      117     1.36x    73.1%       63.1%
  $15,000,000 -     $24,999,999       36       667,879,452       24.3    5.6068      107     1.39x    71.2%       62.2%
  $25,000,000 -     $49,999,999        6       195,626,619        7.1    5.5865      114     1.41x    72.8%       66.6%
  $50,000,000 -    $149,999,999        4       404,471,798       14.7    5.4154       98     1.86x    62.4%       59.2%
 $150,000,000 -    $290,000,000        2       507,000,000       18.5    5.4977      117     1.91x    57.0%       57.0%
                                -----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                =========================================================================================

                                                      MORTGAGE RATES

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE          POOL     MORTGAGE    TERM      UW       LTV       AT
MORTGAGE RATES                    LOANS        BALANCE        BALANCE     RATE     (MOS.)    DSCR     RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

      4.9900% -     5.4999%           53    $1,057,686,898       38.5%   5.3486%     110     1.73x    62.1%       57.0%
      5.5000% -     5.9999%          133     1,567,219,046       57.0    5.6682      114     1.44x    71.4%       63.5%
      6.0000% -     6.2300%           12       122,461,567        4.5    6.0899      106     1.30x    70.8%       60.7%
                                -----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                =========================================================================================

                                          ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
ORGINAL TERM TO                 MORTGAGE         DATE          POOL     MORTGAGE    TERM      UW       LTV       AT
MATURITY IN MONTHS                LOANS        BALANCE        BALANCE     RATE     (MOS.)    DSCR     RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

           60 -      60                7    $  182,076,845        6.6%   5.4580%      55     1.95x    69.4%       68.4%
           61 -      84                9       142,367,866        5.2    5.6242       79     1.60x    65.3%       63.6%
           85 -     120              175     2,354,339,112       85.7    5.5670      117     1.52x    67.7%       61.0%
          121 -     180                6        48,583,688        1.8    5.5806      142     1.37x    73.0%       44.5%
          181 -     240                1        20,000,000        0.7    5.7000      231     1.27x    74.1%        1.4%
                                -----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                =========================================================================================

                                     A-2-1

                                         REMAINING TERM TO MATURITY IN MONTHS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
REMAINING TURN TO               MORTGAGE         DATE          POOL     MORTGAGE    TERM       UW      LTV       AT
MATURITY IN MONTHS                LOANS        BALANCE        BALANCE     RATE     (MOS.)     DSCR    RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

           53 -      60                7    $  182,076,845        6.6%   5.4580%      55     1.95x    69.4%       68.4%
           61 -      84                9       142,367,866        5.2    5.6242       79     1.60x    65.3%       63.6%
           85 -     120              176     2,371,998,833       86.3    5.5690      117     1.52x    67.8%       61.0%
          121 -     180                5        30,923,968        1.1    5.4382      157     1.31x    69.4%       31.5%
          181 -     231                1        20,000,000        0.7    5.7000      231     1.27x    74.1%        1.4%
                                -----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                =========================================================================================

                                        ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
ORGINAL AMORTIZATION            MORTGAGE         DATE          POOL     MORTGAGE    TERM       UW      LTV       AT
TERM IN MONTHS                    LOANS        BALANCE        BALANCE     RATE     (MOS.)     DSCR    RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

          144 -     240                5    $   40,776,303        2.3%   5.5368%     189     1.26x    67.9%        7.0%
          241 -     300               18       143,397,272        8.0    5.7411      117     1.45x    68.0%       52.9%
          301 -     360              154     1,613,477,935       89.8    5.6031      115     1.32x    73.8%       64.9%
                                -----------------------------------------------------------------------------------------
TOTAL:                               177    $1,797,651,511      100.0%   5.6126%     117     1.33X    73.2%       62.6%
                                =========================================================================================

                                       REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
ORGINAL AMORTIZATION            MORTGAGE         DATE          POOL     MORTGAGE    TERM       UW      LTV       AT
TERM IN MONTHS                    LOANS        BALANCE        BALANCE     RATE     (MOS.)     DSCR    RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

          142 -     240                5    $   40,776,303        2.3%   5.5368%     189     1.26x    67.9%        7.0%
          241 -     300               18       143,397,272        8.0    5.7411      117     1.45x    68.0%       52.9%
          301 -     360              154     1,613,477,935       89.8    5.6031      115     1.32x    73.8%       64.9%
                                -----------------------------------------------------------------------------------------
TOTAL:                               177    $1,797,651,511      100.0%   5.6126%     117     1.33X    73.2%       62.6%
                                =========================================================================================

(1)   Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                                                  AMORTIZATION TYPES

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE          POOL     MORTGAGE    TERM       UW      LTV       AT
AMORTIZATION TYPES                LOANS        BALANCE        BALANCE     RATE     (MOS.)     DSCR    RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                         21    $  949,716,000       34.6%   5.4720%     103     1.96x    57.6%       57.6%
Partial Interest-Only                 74       916,328,437       33.4    5.5636      113     1.27x    74.9%       67.9%
Balloon                              100       847,002,961       30.8    5.6700      117     1.39x    71.5%       59.4%
                                -----------------------------------------------------------------------------------------
SUBTOTAL:                            195    $2,713,047,398       98.8%   5.5648%     111     1.55X    67.8%       61.7%

FULLY AMORTIZING LOANS
Partial Interest-Only                  1       $20,000,000        0.7%   5.7000%     231     1.27x    74.1%        1.4%
Fully Amortizing Loans                 2        14,320,113        0.5    5.2262      164     1.22x    63.0%        0.6%
                                -----------------------------------------------------------------------------------------
SUBTOTAL:                              3       $34,320,113        1.2%   5.5023%     203     1.25X    69.5%        1.1%
                                -----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                =========================================================================================

                                  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

UNDERWRITTEN                                  AGGREGATE        % OF                STATED            CUT-OFF
CASH FLOW                       NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
DEBT SERVICE                    MORTGAGE         DATE          POOL     MORTGAGE    TERM       UW      LTV       AT
COVERAGE RATIOS                   LOANS        BALANCE        BALANCE     RATE     (MOS.)     DSCR    RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

        1.20x - 1.29x                102    $1,099,312,080       40.0%   5.6223%     117     1.23x    74.7%       64.2%
        1.30x - 1.39x                 31       237,875,015        8.7    5.5565      113     1.35x    76.0%       65.9%
        1.40x - 1.49x                 26       225,037,954        8.2    5.6757      116     1.43x    71.6%       61.1%
        1.50x - 1.69x                 15       195,454,181        7.1    5.5421      116     1.58x    68.5%       57.9%
        1.70x - 1.79x                 13       409,062,851       14.9    5.6524      105     1.78x    65.1%       64.0%
        1.80x - 2.86x                 11       580,625,431       21.1    5.3584      104     2.09x    51.6%       51.3%
                                -----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                =========================================================================================

                                                CUT-OFF DATE LTV RATIOS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
CUT-OFF DATE                    MORTGAGE         DATE          POOL     MORTGAGE    TERM       UW      LTV       AT
LTV RATIOS                        LOANS        BALANCE        BALANCE     RATE     (MOS.)     DSCR    RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

        31.2% - 50.0%                  9    $  444,475,867       16.2%   5.4015%     117     2.03x    47.1%       46.7%
        50.1% - 60.0%                 18       229,278,110        8.3    5.6225       93     1.75x    59.0%       56.9%
        60.1% - 70.0%                 42       768,861,063       28.0    5.5775      107     1.66x    67.7%       60.8%
        70.1% - 75.0%                 40       465,607,935       16.9    5.6035      123     1.28x    73.0%       61.3%
        75.1% - 80.0%                 89       839,144,536       30.5    5.5997      113     1.28x    78.5%       69.4%
                                -----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                =========================================================================================

                                     A-2-3

                                              MATURITY DATE LTV RATIOS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
MATURITY DATE                   MORTGAGE         DATE          POOL     MORTGAGE    TERM       UW      LTV       AT
LTV RATIOS                        LOANS        BALANCE        BALANCE     RATE     (MOS.)     DSCR    RATIO   MATURITY
-------------------------------------------------------------------------------------------------------------------------

        31.2% - 50.0%                 19    $  495,874,110       18.3%   5.4452%     117     1.97x    48.2%       46.6%
        50.1% - 60.0%                 48       579,365,302       21.4    5.5914      108     1.55x    65.1%       57.2%
        60.1% - 70.0%                 94     1,280,756,663       47.2    5.6020      111     1.46x    73.5%       66.3%
        70.1% - 79.8%                 34       357,051,323       13.2    5.5540      106     1.27x    79.0%       73.1%
                                -----------------------------------------------------------------------------------------
TOTAL:                               195    $2,713,047,398      100.0%   5.5648%     111     1.55X    67.8%       61.7%
                                =========================================================================================

                                            TYPE OF MORTGAGED PROPERTIES(2)

                                                                            WEIGHTED AVERAGES
                                                                      --------------------------------

                                             AGGREGATE         % OF               CUT-OFF
                                NUMBER OF     CUT-OFF         INITIAL              DATE
                                MORTGAGED      DATE            POOL        UW       LTV
PROPERTY TYPE                   PROPERTIES    BALANCE         BALANCE     DSCR     RATIO   OCCUPANCY
------------------------------------------------------------------------------------------------------

RETAIL
Anchored                              44    $  406,184,957       14.8%    1.27x      74.7%    98.0%
Regional Mall                          1       290,000,000       10.6     2.00x      47.5%    93.0%
Unanchored                            17       116,622,321        4.2     1.30x      71.2%    96.5%
Shadow Anchored                        6        28,352,930        1.0     1.45x      69.0%    96.7%
                                --------------------------------------------------------------------
SUBTOTAL:                             68    $  841,160,208       30.6%    1.53X      64.7%    96.0%

OFFICE
Suburban                              48    $  532,632,579       19.4%    1.54x      70.0%    93.5%
CBD                                   11       275,426,975       10.0     1.71x      61.8%    96.3%
                                --------------------------------------------------------------------
SUBTOTAL:                             59    $  808,059,554       29.4%    1.60X      67.2%    94.5%

MULTIFAMILY
Garden                                50    $  376,982,230       13.7%    1.33x      74.9%    94.9%
Mid/High Rise                         11        33,075,931        1.2     1.40x      72.8%    97.0%
                                --------------------------------------------------------------------
SUBTOTAL:                             61    $  410,058,161       14.9%    1.34X      74.8%    95.0%

INDUSTRIAL
Warehouse/Distribution                25    $  225,383,960        8.2%    1.82x      66.9%    92.6%
Flex                                  19       162,822,318        5.9     1.65x      66.5%    93.3%
                                --------------------------------------------------------------------
SUBTOTAL:                             44    $  388,206,278       14.1%    1.75X      66.8%    92.9%

HOTEL
Full Service                           6    $   95,949,514        3.5%    1.59x      67.5%      NAP
Limited Service                        2        12,010,480        0.4     1.69x      69.3%      NAP
                                --------------------------------------------------------------------
SUBTOTAL:                              8    $  107,959,994        3.9%    1.60X      67.7%      NAP

MANUFACTURED HOUSING                  10    $   82,803,928        3.0%    1.24x      75.8%    92.7%

SENIOR HOUSING
Independent Living                     3    $   72,021,798        2.6%    1.54x      68.9%    96.6%

SELF-STORAGE                          14    $   37,097,591        1.4%    1.46x      67.6%    86.8%
                                ----------------------------------------------------------------------
TOTAL:                               267    $2,747,367,511      100.0%    1.55X      67.8%    94.7%
                                ======================================================================

(1)   Excludes fully amortizing mortgage loans.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-4

                                          MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
                                MORTGAGED        DATE          POOL     MORTGAGE    TERM      UW       LTV       AT
LOCATION                        PROPERTIES     BALANCE        BALANCE     RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

Texas                                 22    $  556,624,409       20.3%   5.4975%     116     1.73x    59.5%       55.4%
North Carolina                        29       279,911,471       10.2    5.6371      118     1.66x    71.5%       69.4%
New York                              22       172,774,808        6.3    5.7038      118     1.40x    66.8%       57.2%
Illinois                              20       171,306,869        6.2    5.3878       70     2.03x    66.8%       64.0%
California                            18       164,987,262        6.0    5.6013      114     1.27x    68.3%       60.4%
Florida                               17       136,806,527        5.0    5.6364      118     1.27x    72.7%       62.4%
Virginia                              10       130,871,420        4.8    5.5978      112     1.32x    70.5%       65.3%
District Of Columbia                   1       120,000,000        4.4    5.4910      118     2.12x    47.2%       47.2%
Ohio                                  16        88,074,784        3.2    5.5930      125     1.33x    77.6%       57.9%
Indiana                               11        76,337,095        2.8    5.4998      117     1.37x    77.0%       68.0%
New Jersey                             9        74,021,408        2.7    5.5591      118     1.45x    70.4%       61.8%
Pennsylvania                           5        61,955,243        2.3    5.3707      117     1.26x    78.1%       68.8%
Missouri                               4        58,639,928        2.1    5.6267      101     1.24x    78.3%       71.3%
Michigan                               8        57,447,061        2.1    5.5889      116     1.39x    72.2%       62.2%
Georgia                                4        57,062,998        2.1    5.5873       90     1.76x    60.9%       59.8%
Maryland                               7        54,100,911        2.0    5.5378      114     1.54x    72.5%       64.0%
Colorado                               3        52,086,035        1.9    5.4238      114     1.52x    68.5%       57.8%
Tennessee                              6        50,140,859        1.8    5.6312      108     1.34x    79.2%       65.6%
Arizona                                5        35,919,837        1.3    6.0410       83     1.27x    67.8%       62.1%
South Carolina                         4        35,596,698        1.3    5.8559      119     1.22x    74.3%       64.1%
Wisconsin                              2        30,035,000        1.1    5.3279       96     1.71x    71.0%       63.9%
Kentucky                               6        29,933,814        1.1    5.5779      117     1.59x    71.2%       57.0%
Massachusetts                          4        28,507,537        1.0    5.6834      119     1.32x    71.0%       59.0%
Alabama                                7        25,201,664        0.9    5.6934      100     1.22x    73.4%       49.7%
Oregon                                 2        24,000,000        0.9    5.7033      119     1.38x    74.6%       64.4%
Utah                                   4        21,636,594        0.8    5.8096      118     1.31x    75.6%       63.0%
Mississippi                            2        20,640,000        0.8    5.6588      118     1.25x    78.0%       70.1%
Nevada                                 3        19,949,626        0.7    5.4211      118     1.54x    65.9%       55.0%
Kansas                                 1        17,000,000        0.6    5.4047      117     1.28x    78.6%       72.9%
Washington                             1        15,580,730        0.6    5.5890       96     1.79x    59.5%       59.5%
Iowa                                   1        15,500,000        0.6    5.1700      117     1.34x    69.5%       56.5%
Louisiana                              2        14,466,244        0.5    5.5478      118     1.49x    74.8%       62.7%
West Virginia                          3        13,318,641        0.5    5.7309      120     1.25x    76.2%       64.1%
Idaho                                  2        12,946,000        0.5    5.4047      117     1.25x    76.4%       70.9%
Minnesota                              2         8,617,588        0.3    5.5652      117     1.27x    76.8%       64.6%
Arkansas                               1         5,418,449        0.2    4.9900      142     1.20x    60.9%        0.4%
Connecticut                            1         3,750,000        0.1    5.6500      117     1.35x    69.4%       61.1%
Delaware                               1         3,600,000        0.1    5.7100      120     1.24x    80.0%       71.9%
Nebraska                               1         2,600,000        0.1    5.5200      118     1.44x    68.4%       61.2%
                                ----------------------------------------------------------------------------------------
TOTAL:                               267    $2,747,367,511      100.0%   5.5640%     112     1.55X    67.8%       60.9%
                                ========================================================================================

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-5

                                             YEARS BUILT/RENOVATED(1),(2)

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
YEARS                           MORTGAGED        DATE          POOL     MORTGAGE    TERM      UW       LTV        AT
BUILT/RENOVATED                 PROPERTIES     BALANCE        BALANCE     RATE     (MOS.)    DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

         1926 - 1959                   3    $   17,480,000        0.6%    5.3340%     92     1.88x    58.3%       55.8%
         1960 - 1969                   2         6,939,000        0.3    5.2040       53     2.32x    65.8%       65.8%
         1970 - 1979                  18       143,746,298        5.2    5.5143      109     1.43x    74.4%       66.8%
         1980 - 1989                  33       307,200,857       11.2    5.5049      107     1.45x    72.8%       65.2%
         1990 - 1999                  87       761,973,492       27.7    5.6401      115     1.61x    66.2%       57.6%
         2000 - 2006                 124     1,510,027,865       55.0    5.5467      113     1.54x    67.2%       61.2%
                                ----------------------------------------------------------------------------------------
TOTAL:                               267    $2,747,367,511       100.0%   5.5640%    112     1.55X    67.8%       60.9%
                                ========================================================================================

                                                 PREPAYMENT PROTECTION

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------

                                             AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF     CUT-OFF       INITIAL              REMAINING           DATE    LTV RATIO
PREPAYMENT                      MORTGAGED      DATE           POOL    MORTGAGE     TERM       UW      LTV        AT
PROTECTION                       LOANS        BALANCE       BALANCE     RATE      (MOS.)     DSCR    RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

Defeasance                           186    $2,430,783,788      88.5%   5.5524%      112     1.53x    67.5%       60.1%
Defeasance/Yield Maintenance           3       250,872,503        9.1    5.6981      118     1.70x    70.2%       68.6%
Yield Maintenance                      9        65,711,220        2.4    5.4799      104     1.43x    72.2%       62.7%
                                ----------------------------------------------------------------------------------------
TOTAL:                               198    $2,747,367,511     100.0%   5.5640%      112     1.55X    67.8%       60.9%
                                ========================================================================================

                                             PARTIAL INTEREST ONLY PERIODS

                                                                                      WEIGHTED AVERAGES
                                                                      --------------------------------------------------

                                              AGGREGATE        % OF                STATED            CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL             REMAINING           DATE    LTV RATIO
PARTIAL INTEREST                MORTGAGED        DATE          POOL     MORTGAGE    TERM      UW       LTV        AT
ONLY PERIODS                     LOANS         BALANCE        BALANCE     RATE     (MOS.)    DSCR     RATIO    MATURITY
------------------------------------------------------------------------------------------------------------------------

            5 - 12                     7    $   81,632,000        3.0%   5.6118%     137     1.33x    76.3%       51.1%
           13 - 24                    23       214,072,297        7.8    5.6466      108     1.27x    74.4%       66.1%
           25 - 36                    27       312,800,140       11.4    5.5965      112     1.29x    74.7%       67.5%
           37 - 48                     1        12,000,000        0.4    5.1200      116     1.23x    78.9%       71.5%
           49 - 60                    17       315,824,000       11.5    5.4879      118     1.24x    75.0%       69.6%
                                ----------------------------------------------------------------------------------------
                                      75    $  936,328,437       34.1%   5.5665%     115     1.27X    74.9%       66.5%
                                ========================================================================================

(1)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-6

                                                                       ANNEX A-2

                                  CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
CUT-OFF DATE BALANCES             LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

   $1,244,499 -      $2,999,999       15    $   36,051,640        1.6%   5.6176%     116    1.50x     64.5%       52.8%
   $3,000,000 -      $3,999,999       16        56,445,401        2.4    5.7165      114    1.38x     70.8%       61.8%
   $4,000,000 -      $4,999,999        9        39,555,960        1.7    5.7208      118    1.36x     68.2%       55.7%
   $5,000,000 -      $6,999,999       24       141,192,375        6.1    5.6207      118    1.33x     74.2%       63.0%
   $7,000,000 -      $9,999,999       25       211,487,499        9.1    5.5817      121    1.37x     70.5%       58.2%
  $10,000,000 -     $14,999,999       18       224,574,999        9.7    5.6452      116    1.40x     70.6%       60.8%
  $15,000,000 -     $24,999,999       27       501,075,740       21.6    5.6373      108    1.44x     69.5%       60.2%
  $25,000,000 -     $49,999,999        6       195,626,619        8.4    5.5865      114    1.41x     72.8%       66.6%
  $50,000,000 -    $149,999,999        4       404,471,798       17.5    5.4154       98    1.86x     62.4%       59.2%
 $150,000,000 -    $290,000,000        2       507,000,000       21.9    5.4977      117    1.91x     57.0%       57.0%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                                      MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
MORTGAGE RATES                    LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

      5.1200% -     5.4999%           31    $  879,016,897       37.9%   5.3451%     109    1.83x     59.3%       55.1%
      5.5000% -     5.9999%          107     1,342,232,305       57.9    5.6647      115    1.46x     70.6%       62.9%
      6.0000% -     6.2300%            8        96,232,828        4.2    6.0987      105    1.31x     68.4%       58.2%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                           ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
ORIGINAL TERM TO                MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
MATURITY IN MONTHS                LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

           60 -      60                3    $  142,130,000        6.1%   5.3714%      54    2.13x     66.6%       66.2%
           61 -      84                8       138,027,938        6.0    5.6256       78    1.62x     65.1%       63.6%
           85 -     120              130     1,979,276,428       85.4    5.5681      117    1.56x     66.1%       59.8%
          121 -     180                4        38,047,665        1.6    5.6205      138    1.41x     74.0%       49.0%
          181 -     240                1        20,000,000        0.9    5.7000      231    1.27x     74.1%        1.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                                     A-2-7

                           REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
REMAINING TERM TO               MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
MATURITY IN MONTHS                LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

           53 -      60                3    $  142,130,000        6.1%   5.3714%      54    2.13x     66.6%       66.2%
           61 -      84                8       138,027,938        6.0    5.6256       78    1.62x     65.1%       63.6%
           85 -     120              131     1,996,936,148       86.2    5.5704      117    1.56x     66.2%       59.9%
          121 -     180                3        20,387,944        0.9    5.4390      157    1.34x     69.3%       33.2%
          181 -     231                1        20,000,000        0.9    5.7000      231    1.27x     74.1%        1.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                         ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
ORIGINAL AMORTIZATION           MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
TERM IN MONTHS                    LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          180 -     240                4    $   35,357,854        2.6%   5.6206%     197    1.27x     69.0%        8.1%
          241 -     300               18       143,397,272       10.4    5.7411      117    1.45x     68.0%       52.9%
          301 -     360              109     1,205,952,903       87.1    5.6064      115    1.33x     72.9%       64.0%
                                ----------------------------------------------------------------------------------------
TOTAL:                               131    $1,384,708,030      100.0%   5.6207%     118    1.34X     72.3%       61.4%
                                ========================================================================================

                         REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
REMAINING AMORTIZATION          MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
TERM IN MONTHS                    LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          177 -     240                4    $   35,357,854        2.6%   5.6206%     197    1.27x     69.0%        8.1%
          241 -     300               18       143,397,272       10.4    5.7411      117    1.45x     68.0%       52.9%
          301 -     360              109     1,205,952,903       87.1    5.6064      115    1.33x     72.9%       64.0%
                                ----------------------------------------------------------------------------------------
TOTAL:                               131    $1,384,708,030      100.0%   5.6207%     118    1.34X     72.3%       61.4%
                                ========================================================================================

(1)   Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

                                  AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
AMORTIZATION TYPES                LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                         15    $  932,774,000       40.2%   5.4735%     103    1.97x     57.3%       57.3%
Balloon                               79       682,045,366       29.4    5.6763      117    1.41x     70.5%       58.3%
Partial Interest-Only                 50       673,761,000       29.1    5.5655      114    1.27x     74.2%       67.2%
                                ----------------------------------------------------------------------------------------
SUBTOTAL:                            144    $2,288,580,366       98.8%   5.5610%     111    1.60X     66.2%       60.5%

FULLY AMORTIZING LOANS
Partial Interest-Only                  1    $   20,000,000        0.9%   5.7000%     231    1.27x     74.1%        1.4%
Fully Amortizing                       1         8,901,664        0.4    5.3700      177    1.24x     64.3%        0.7%
                                ----------------------------------------------------------------------------------------
SUBTOTAL:                              2    $   28,901,664        1.2%   5.5984%     214    1.26X     71.1%        1.2%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                   UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

UNDERWRITTEN                                  AGGREGATE       % OF                 STATED            CUT-OFF
CASH FLOW                       NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
DEBT SERVICE                    MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
COVERAGE RATIOS                   LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        1.20x - 1.29x                 70    $  798,226,019       34.4%   5.6359%     118    1.23x     74.0%       63.3%
        1.30x - 1.39x                 24       169,553,533        7.3    5.5388      117    1.35x     75.1%       64.4%
        1.40x - 1.69x                 30       370,489,946       16.0    5.6302      117    1.50x     69.3%       58.1%
        1.70x - 1.99x                 15       435,126,252       18.8    5.6368      105    1.80x     64.5%       63.3%
        2.00x - 2.86x                  7       544,086,280       23.5    5.3522      104    2.10x     51.5%       51.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                                 CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
CUT-OFF DATE                    MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
LTV RATIOS                        LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        31.2% - 50.0%                  8    $  439,986,133       19.0%   5.3988%     117    2.03x     47.1%       46.8%
        50.1% - 60.0%                 18       229,278,110        9.9    5.6225       93    1.75x     59.0%       56.9%
        60.1% - 70.0%                 38       750,496,598       32.4    5.5823      106    1.66x     67.8%       61.3%
        70.1% - 75.0%                 30       384,262,762       16.6    5.6240      124    1.29x     73.1%       60.6%
        75.1% - 80.0%                 52       513,458,427       22.2    5.5963      115    1.28x     78.5%       69.3%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                                     A-2-9

                               MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
MATURITY DATE                   MORTGAGE         DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
LTV RATIOS                        LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        31.2% - 50.0%                 18    $  491,384,377       21.5%   5.4431%     117    1.97x     48.2%       46.7%
        50.1% - 60.0%                 44       561,301,711       24.5    5.5896      107    1.55x     65.0%       57.3%
        60.1% - 70.0%                 67     1,016,578,278       44.4    5.6052      109    1.52x     72.7%       66.3%
        70.1% - 77.0%                 15       219,316,000        9.6    5.5468      110    1.25x     79.0%       72.9%
                                ----------------------------------------------------------------------------------------
TOTAL:                               144    $2,288,580,366      100.0%   5.5610%     111    1.60X     66.2%       60.5%
                                ========================================================================================

                             TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                            WEIGHTED AVERAGES
                                                                      ------------------------------

                                              AGGREGATE       % OF                CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL                DATE
                                MORTGAGED        DATE     LOAN GROUP 1    UW        LTV
PROPERTY TYPE                   PROPERTIES     BALANCE      BALANCE      DSCR      RATIO     OCCUPANCY
-------------------------------------------------------------------------------------------------------

RETAIL
Anchored                              44    $  406,184,957       17.5%     1.27x     74.7%      98.0%
Regional Mall                          1       290,000,000       12.5      2.00x     47.5%      93.0%
Unanchored                            17       116,622,321        5.0      1.30x     71.2%      96.5%
Shadow Anchored                        6        28,352,930        1.2      1.45x     69.0%      96.7%
                                -----------------------------------------------------------------------
SUBTOTAL:                             68    $  841,160,208       36.3%     1.53X     64.7%      96.0%

OFFICE
Suburban                              48    $  532,632,579       23.0%     1.54x     70.0%      93.5%
CBD                                   11       275,426,975       11.9      1.71x     61.8%      96.3%
                                -----------------------------------------------------------------------
SUBTOTAL:                             59    $  808,059,554       34.9%     1.60X     67.2%      94.5%

INDUSTRIAL
Warehouse/Distribution                25    $  225,383,960        9.7%     1.82x     66.9%      92.6%
Flex                                  19       162,822,318        7.0      1.65x     66.5%      93.3%
                                -----------------------------------------------------------------------
SUBTOTAL:                             44    $  388,206,278       16.8%     1.75X     66.8%      92.9%

HOTEL
Full Service                           6    $   95,949,514        4.1%     1.59x     67.5%       NAP
Limited Service                        2        12,010,480        0.5      1.69x     69.3%       NAP
                                -----------------------------------------------------------------------
SUBTOTAL:                              8    $  107,959,994        4.7%     1.60X     67.7%       NAP

SENIOR HOUSING
Independent Living                     3    $   72,021,798        3.1%     1.54x     68.9%      96.6%

MULTIFAMILY
Garden                                 5    $   46,350,608        2.0%     1.68x     61.3%      94.6%

SELF-STORAGE                          14    $   37,097,591        1.6%     1.46x     67.6%      86.8%

MANUFACTURED HOUSING                   3    $   16,626,000        0.7%     1.24x     77.2%      91.4%
                                -----------------------------------------------------------------------
TOTAL:                               204    $2,317,482,030      100.0%     1.59X     66.2%      94.7%
                                =======================================================================

(1)   Excludes fully amortizing mortgage loans.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

                           MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGED        DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
LOCATION                        PROPERTIES     BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

Texas                                 17    $  517,710,185       22.3%   5.4868%     116    1.77x     58.1%       54.5%
North Carolina                        24       271,566,471       11.7    5.6362      118    1.67x     71.4%       69.6%
Illinois                              20       171,306,869        7.4    5.3878       70    2.03x     66.8%       64.0%
California                            18       164,987,262        7.1    5.6013      114    1.27x     68.3%       60.4%
New York                              12       144,188,610        6.2    5.7182      118    1.41x     64.7%       54.4%
Virginia                               9       125,753,845        5.4    5.5851      109    1.32x     70.1%       65.6%
District Of Columbia                   1       120,000,000        5.2    5.4910      118    2.12x     47.2%       47.2%
Ohio                                  11        65,228,866        2.8    5.5919      142    1.33x     76.7%       52.4%
Pennsylvania                           5        61,955,243        2.7    5.3707      117    1.26x     78.1%       68.8%
Florida                                7        58,715,825        2.5    5.6987      118    1.31x     71.3%       59.8%
Georgia                                4        57,062,998        2.5    5.5873       90    1.76x     60.9%       59.8%
Maryland                               7        54,100,911        2.3    5.5378      114    1.54x     72.5%       64.0%
New Jersey                             8        52,771,408        2.3    5.6312      119    1.55x     68.1%       59.4%
Colorado                               3        52,086,035        2.2    5.4238      114    1.52x     68.5%       57.8%
Missouri                               2        49,500,000        2.1    5.6382      101    1.23x     79.3%       72.1%
Arizona                                5        35,919,837        1.5    6.0410       83    1.27x     67.8%       62.1%
Wisconsin                              2        30,035,000        1.3    5.3279       96    1.71x     71.0%       63.9%
Massachusetts                          4        28,507,537        1.2    5.6834      119    1.32x     71.0%       59.0%
Kentucky                               5        25,444,336        1.1    5.5881      117    1.66x     69.7%       55.3%
Tennessee                              3        24,009,721        1.0    5.8309      120    1.42x     78.9%       61.4%
Oregon                                 2        24,000,000        1.0    5.7033      119    1.38x     74.6%       64.4%
Michigan                               5        23,022,141        1.0    5.7286      114    1.51x     65.7%       55.1%
South Carolina                         3        21,166,698        0.9    5.8804      118    1.24x     74.5%       63.3%
Nevada                                 3        19,949,626        0.9    5.4211      118    1.54x     65.9%       55.0%
Indiana                                3        18,005,641        0.8    5.5663      118    1.27x     79.3%       68.1%
Washington                             1        15,580,730        0.7    5.5890       96    1.79x     59.5%       59.5%
Iowa                                   1        15,500,000        0.7    5.1700      117    1.34x     69.5%       56.5%
Louisiana                              2        14,466,244        0.6    5.5478      118    1.49x     74.8%       62.7%
Idaho                                  2        12,946,000        0.6    5.4047      117    1.25x     76.4%       70.9%
Alabama                                6         8,901,664        0.4    5.3700      177    1.24x     64.3%        0.7%
Minnesota                              2         8,617,588        0.4    5.5652      117    1.27x     76.8%       64.6%
Mississippi                            1         8,080,000        0.3    5.5900      117    1.32x     74.8%       69.6%
Utah                                   1         4,076,096        0.2    5.9800      116    1.26x     71.9%       55.9%
Connecticut                            1         3,750,000        0.2    5.6500      117    1.35x     69.4%       61.1%
Delaware                               1         3,600,000        0.2    5.7100      120    1.24x     80.0%       71.9%
Nebraska                               1         2,600,000        0.1    5.5200      118    1.44x     68.4%       61.2%
West Virginia                          2         2,368,641        0.1    5.7350      118    1.44x     66.8%       56.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                               204    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-11

                               YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
YEARS                           MORTGAGED        DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
BUILT/RENOVATED                 PROPERTIES     BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

         1926 - 1959                   2    $   15,840,000        0.7%   5.3438%      89    1.95x     56.7%       54.7%
         1960 - 1969                   2         6,939,000        0.3    5.2040       53    2.32x     65.8%       65.8%
         1970 - 1979                   9        62,439,383        2.7    5.5128       97    1.63x     71.9%       64.7%
         1980 - 1989                  25       250,574,565       10.8    5.5058      106    1.48x     71.9%       64.5%
         1990 - 1999                  72       679,530,362       29.3    5.6339      115    1.65x     65.3%       57.2%
         2000 - 2006                  94     1,302,158,719       56.2    5.5412      113    1.58x     65.5%       60.0%
                                ----------------------------------------------------------------------------------------
TOTAL:                               204    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                                  PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
PREPAYMENT                      MORTGAGED        DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
PROTECTION                        LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

Defeasance                           138    $2,029,193,059       87.6%   5.5470%     111    1.59x     65.7%       58.7%
Defeasance/Yield Maintenance           3       250,872,503       10.8    5.6981      118    1.70x     70.2%       68.6%
Yield Maintenance                      5        37,416,467        1.6    5.4277      118    1.40x     69.9%       58.9%
                                ----------------------------------------------------------------------------------------
TOTAL:                               146    $2,317,482,030      100.0%   5.5615%     112    1.59X     66.2%       59.8%
                                ========================================================================================

                              PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
PARTIAL INTEREST                MORTGAGED        DATE     LOAN GROUP 1  MORTGAGE    TERM      UW       LTV       AT
ONLY PERIODS                      LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

            5 - 12                     6    $   66,200,000        2.9%   5.6262%     155    1.32x     75.4%       45.4%
           13 - 24                    14       149,920,000        6.5    5.6406      104    1.27x     73.3%       65.4%
           25 - 36                    20       216,455,000        9.3    5.5989      114    1.30x     73.5%       66.3%
           37 - 48                     1        12,000,000        0.5    5.1200      116    1.23x     78.9%       71.5%
           49 - 60                    10       249,186,000       10.8    5.5073      118    1.24x     74.8%       69.5%
                                ----------------------------------------------------------------------------------------
                                      51    $  693,761,000       29.9%   5.5693%     117    1.27X     74.2%       65.3%
                                ========================================================================================

(1)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-12

                                                                       ANNEX A-2

                                  CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
CUT-OFF DATE BALANCES             LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

     $870,000 -      $2,999,999        7    $   14,222,263        3.3%   5.3450%     117    1.40x     75.6%       71.7%
   $3,000,000 -      $3,999,999        6        21,529,580        5.0    5.5603      106    1.43x     73.9%       66.4%
   $4,000,000 -      $4,999,999        8        35,384,139        8.2    5.6469      106    1.33x     73.1%       66.0%
   $5,000,000 -      $6,999,999        9        52,261,151       12.2    5.5390      126    1.31x     75.1%       59.9%
   $7,000,000 -      $9,999,999        4        31,290,912        7.3    5.5638      117    1.26x     78.8%       67.7%
  $10,000,000 -     $14,999,999        9       108,393,724       25.2    5.7075      118    1.28x     78.1%       67.9%
  $15,000,000 -     $22,800,000        9       166,803,712       38.8    5.5152      106    1.24x     76.2%       68.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                                      MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
MORTGAGE RATES                    LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

      4.9900% -     5.4999%           22    $  178,670,001       41.6%   5.3662%     118    1.28x     75.8%       66.4%
      5.5000% -     6.0800%           30       251,215,480       58.4    5.7279      109    1.29x     76.7%       67.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                           ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
ORIGINAL TERM TO                MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
MATURITY IN MONTHS(1)             LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

           60 -      84                5    $   44,286,773       10.3%   5.7479%      61    1.29x     78.5%       75.1%
           85 -     180               47       385,598,708       89.7    5.5580      119    1.28x     76.1%       66.0%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                                     A-2-13

                           REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
REMAINING TERM TO               MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
MATURITY IN MONTHS(1)             LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

           57 -      60                4    $   39,946,845        9.3%   5.7661%      58    1.30x     79.3%       76.3%
           61 -      84                1         4,339,928        1.0    5.5800       82    1.23x     71.1%       63.9%
           85 -     175               47       385,598,708       89.7    5.5580      119    1.28x     76.1%       66.0%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                         ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
ORIGINAL AMORTIZATION           MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
TERM IN MONTHS                    LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          144 -     330                1    $    5,418,449        1.3%   4.9900%     142    1.20x     60.9%        0.4%
          331 -     360               45       407,525,032       98.7    5.5931      113    1.28x     76.5%       67.5%
                                ----------------------------------------------------------------------------------------
TOTAL:                                46    $  412,943,481      100.0%   5.5852%     113    1.27X     76.3%       66.6%
                                ========================================================================================

                         REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
REMAINING AMORTIZATION          MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
TERM IN MONTHS                    LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

          142 -     330                1    $    5,418,449        1.3%   4.9900%     142    1.20x     60.9%        0.4%
          331 -     360               45       407,525,032       98.7    5.5931      113    1.28x     76.5%       67.5%
                                ----------------------------------------------------------------------------------------
TOTAL:                                46    $  412,943,481      100.0%   5.5852%     113    1.27X     76.3%       66.6%
                                ========================================================================================

(1)   Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

                                   AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
AMORTIZATION TYPES                LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only                 24    $  242,567,437       56.4%   5.5586%     110    1.28x     77.0%       70.0%
Balloon                               21       164,957,595       38.4    5.6439      117    1.28x     75.9%       63.8%
Interest-Only                          6        16,942,000        3.9    5.3919      102    1.49x     76.5%       76.5%
                                ----------------------------------------------------------------------------------------
SUBTOTAL:                             51    $  424,467,032       98.7%   5.5851%     112    1.28X     76.5%       67.8%

FULLY AMORTIZING LOANS                 1        $5,418,449        1.3%   4.9900%     142    1.20X     60.9%        0.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                   UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

UNDERWRITTEN                                  AGGREGATE       % OF                 STATED            CUT-OFF
CASH FLOW                       NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
DEBT SERVICE                    MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
COVERAGE RATIOS                   LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        1.20x - 1.39x                 39    $  369,407,543       85.9%   5.5889%     113    1.24x     77.0%       67.1%
        1.40x - 1.49x                  7        38,987,189        9.1    5.5425      111    1.45x     77.3%       70.7%
        1.50x - 1.85x                  6        21,490,750        5.0    5.4462      118    1.68x     63.3%       57.7%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                                 CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
CUT-OFF DATE                    MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
LTV RATIOS                        LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        42.4% - 50.0%                  1    $    4,489,733        1.0%   5.6700%     118    1.74x     42.4%       35.6%
        50.1% - 65.0%                  2        11,404,466        2.7    5.2787      129    1.54x     61.0%       27.1%
        65.1% - 75.0%                 12        88,305,173       20.5    5.5101      116    1.26x     72.1%       63.8%
        75.1% - 80.0%                 37       325,686,109       75.8    5.6051      111    1.28x     78.5%       69.7%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                                     A-2-15

                               MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
MATURITY DATE                   MORTGAGE         DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
LTV RATIOS                        LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

        35.6% - 50.0%                  1    $    4,489,733        1.1%   5.6700%     118    1.74x     42.4%       35.6%
        50.1% - 60.0%                  4        18,063,591        4.3    5.6495      134    1.57x     68.3%       55.8%
        60.1% - 70.0%                 27       264,178,385       62.2    5.5895      117    1.24x     76.4%       66.2%
        70.1% - 79.8%                 19       137,735,323       32.4    5.5654      101    1.32x     78.9%       73.5%
                                ----------------------------------------------------------------------------------------
TOTAL:                                51    $  424,467,032      100.0%   5.5851%     112    1.28X     76.5%       67.8%
                                ========================================================================================

                             TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                            WEIGHTED AVERAGES
                                                                      ------------------------------

                                              AGGREGATE       % OF                CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL                DATE
                                MORTGAGED        DATE     LOAN GROUP 2    UW        LTV
PROPERTY TYPE                   PROPERTIES     BALANCE      BALANCE      DSCR      RATIO   OCCUPANCY
----------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                                45    $  330,631,622       76.9%     1.28x    76.9%    94.9%
Mid/High Rise                         11    $   33,075,931        7.7      1.40x    72.8%    97.0%
                                --------------------------------------------------------------------
SUBTOTAL:                             56    $  363,707,553       84.6%     1.29X    76.5%    95.1%

MANUFACTURED HOUSING                   7    $   66,177,928       15.4%     1.24x    75.5%    93.0%
                                --------------------------------------------------------------------
TOTAL:                                63    $  429,885,481      100.0%     1.28X    76.3%    94.8%
                                ====================================================================

(1)   Excludes fully amortizing mortgage loans.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

                           MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
                                MORTGAGED        DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
LOCATION                        PROPERTIES     BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

Florida                               10    $   78,090,703       18.2%   5.5896%     117    1.25x     73.7%       64.3%
Indiana                                8        58,331,453       13.6    5.4793      117    1.40x     76.4%       68.0%
Texas                                  5        38,914,224        9.1    5.6404      118    1.23x     76.8%       67.4%
Michigan                               3        34,424,920        8.0    5.4955      118    1.31x     76.5%       67.0%
New York                              10        28,586,198        6.6    5.6308      118    1.34x     77.6%       71.2%
Tennessee                              3        26,131,138        6.1    5.4477       97    1.27x     79.5%       69.5%
Ohio                                   5        22,845,918        5.3    5.5960       79    1.32x     80.0%       73.7%
New Jersey                             1        21,250,000        4.9    5.3800      116    1.20x     75.9%       67.7%
Utah                                   3        17,560,498        4.1    5.7700      118    1.32x     76.5%       64.6%
Kansas                                 1        17,000,000        4.0    5.4047      117    1.28x     78.6%       72.9%
Alabama                                1        16,300,000        3.8    5.8700       58    1.21x     78.4%       76.5%
South Carolina                         1        14,430,000        3.4    5.8200      120    1.20x     74.0%       65.3%
Mississippi                            1        12,560,000        2.9    5.7030      119    1.21x     80.0%       70.4%
West Virginia                          1        10,950,000        2.5    5.7300      120    1.21x     78.2%       65.8%
Missouri                               2         9,139,928        2.1    5.5642      100    1.29x     72.9%       66.7%
North Carolina                         5         8,345,000        1.9    5.6669      117    1.42x     73.2%       64.3%
Arkansas                               1         5,418,449        1.3    4.9900      142    1.20x     60.9%        0.4%
Virginia                               1         5,117,575        1.2    5.9100      175    1.26x     78.7%       57.5%
Kentucky                               1         4,489,478        1.0    5.5200      118    1.22x     79.5%       66.6%
                                ----------------------------------------------------------------------------------------
TOTAL:                                63    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

(1)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

                               YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
YEARS                           MORTGAGED        DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
BUILT/RENOVATED                 PROPERTIES     BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

         1928 - 1969                   1    $    1,640,000        0.4%   5.2400%   119      1.20x     74.5%       66.3%
         1970 - 1979                   9        81,306,914       18.9    5.5154    117      1.28x     76.3%       68.4%
         1980 - 1989                   8        56,626,292       13.2    5.5008    115      1.33x     76.4%       68.2%
         1990 - 1999                  15        82,443,129       19.2    5.6906    107      1.30x     73.5%       61.2%
         2000 - 2005                  30       207,869,146       48.4    5.5807    112      1.27x     77.5%       68.4%
                                ----------------------------------------------------------------------------------------
TOTAL:                                63    $  429,885,481      100.0%   5.5776%   113      1.28X     76.3%       67.0%
                                ========================================================================================

                                  PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
PREPAYMENT                      MORTGAGED        DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
PROTECTION                        LOANS        BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

Defeasance                            48    $  401,590,729       93.4%   5.5796%     115    1.27x     76.4%       66.9%
Yield Maintenance                      4        28,294,752        6.6    5.5488       86    1.47x     75.2%       67.7%
                                ----------------------------------------------------------------------------------------
TOTAL:                                52    $  429,885,481      100.0%   5.5776%     113    1.28X     76.3%       67.0%
                                ========================================================================================

                              PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                       -------------------------------------------------

                                              AGGREGATE       % OF                 STATED            CUT-OFF
                                NUMBER OF      CUT-OFF      INITIAL               REMAINING           DATE    LTV RATIO
PARTIAL INTEREST                MORTGAGED        DATE     LOAN GROUP 2  MORTGAGE    TERM      UW       LTV       AT
ONLY PERIODS                     LOANS         BALANCE      BALANCE       RATE     (MOS.)    DSCR     RATIO   MATURITY
------------------------------------------------------------------------------------------------------------------------

           12 - 36                    17    $  175,929,437       40.9%   5.6129%     107    1.29x     77.5%       69.8%
           37 - 60                     7        66,638,000       15.5    5.4152      118    1.25x     75.7%       70.2%
                                ----------------------------------------------------------------------------------------
                                      24    $  242,567,437       56.4%   5.5586%     110    1.28X     77.0%       70.0%
                                ========================================================================================

(1)   Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
 TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                        CUT-OFF
LOAN               LOAN NAME                             LOAN            DATE                % OF
SELLER(2)          (LOCATION)                            GROUP          BALANCE               IPB
-----------------------------------------------------------------------------------------------------

JPMCB/CIBC         Houston Galleria                        1          $290,000,000            10.6%
                   (Houston, TX)
JPMCB              Ballantyne Corporate Park               1          $217,000,000             7.9%
                   (Charlotte, NC)
JPMCB              Colony II Portfolio                     1          $158,564,000             5.8%
                   (Various, Various)
JPMCB              Patrick Henry Building                  1          $120,000,000             4.4%
                   (Washington, DC)
JPMCB              CenterPoint I                           1          $117,450,000             4.3%
                   (Various, Various)
-----------------------------------------------------------------------------------------------------
JPMCB              Avion Business Park                     1          $ 95,000,000             3.5%
                   Portfolio
                   (Chantilly, VA)
JPMCB              Chartwell II Portfolio                  1          $ 72,021,798             2.6%
                   (Various, Various)
JPMCB              Park Center                             1          $ 43,400,000             1.6%
                   (Plano, TX)
CIBC               510 Fifth Avenue                        1          $ 33,000,000             1.2%
                   (New York, NY)
JPMCB              Concord Commons                         1          $ 31,200,000             1.1%
                   (Concord, NC)
-----------------------------------------------------------------------------------------------------
CIBC               San Antonio Marriott                    1          $ 27,913,936             1.0%
                   Northwest
                   (San Antonio, TX)
JPMCB              The Meridian at                         1          $ 27,000,000             1.0%
                   Brentwood -- Phase I
                   (Brentwood, MO)
JPMCB              Keystone Park                           1          $ 24,260,000             0.9%
                   (Dallas, TX)
JPMCB              Estancia at Morning Star                2          $ 22,800,000             0.8%
                   (The Colony, TX)
CIBC               Deloitte Building                       1          $ 22,500,000             0.8%
                   (St. Louis, MO)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                   TOP 5 TOTAL/WEIGHTED AVERAGE                                     $  903,014,000

                   TOP 10 TOTAL/WEIGHTED AVERAGE                                     1,177,635,798

                   TOP 15 TOTAL/WEIGHTED AVERAGE                                    $1,302,109,733
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        CUT-OFF
LOAN                                                UNIT OF           LOAN PER               UW           LTV          PROPERTY
SELLER(2)                           UNITS           MEASURE             UNIT                DSCR         RATIO           TYPE
----------------------------------------------------------------------------------------------------------------------------------

JPMCB/CIBC                           1,894,045    Square Feet                   $306        2.00x          47.5%        Retail
JPMCB                          1,647,906 / 208   Square Feet /        $122 / $73,365        1.78x          69.8%       Various
                                                     Rooms
JPMCB                          2,770,420 / 728   Square Feet /   $107 / $33 / 49,313(3)     1.79x          59.5%       Various
                                                     Units
JPMCB                                  520,180    Square Feet                   $231        2.12x          47.2%        Office
JPMCB                                5,391,940    Square Feet                    $24        2.32x          65.8%      Industrial
----------------------------------------------------------------------------------------------------------------------------------
JPMCB                                  586,466    Square Feet                   $162        1.20x          72.5%        Office
JPMCB                                      499       Units                  $144,332        1.54x          68.9%    Senior Housing
JPMCB                                  235,341    Square Feet                   $184        1.27x          79.9%        Office
CIBC                                    61,159    Square Feet                   $540        1.41x          66.0%        Office
JPMCB                                  306,250    Square Feet                   $102        1.21x          80.0%        Retail
----------------------------------------------------------------------------------------------------------------------------------
CIBC                                       296       Rooms                   $94,304        1.59x          71.0%        Hotel
JPMCB                                  167,268    Square Feet                   $161        1.20x          79.6%        Retail
JPMCB                                  143,261    Square Feet                   $169        1.25x          78.3%        Retail
JPMCB                                      300       Units                   $76,000        1.20x          75.7%     Multifamily
CIBC                                   248,651    Square Feet                    $90        1.26x          78.9%        Office
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
TOP 5 TOTAL/WEIGHTED AVERAGE              32.9%                                             1.97x          57.3%

TOP 10 TOTAL/WEIGHTED AVERAGE             42.9%                                             1.82x          60.9%

TOP 15 TOTAL/WEIGHTED AVERAGE             47.4%                                             1.77x          62.4%
----------------------------------------------------------------------------------------------------------------------------------

(1)   Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria and Centerpoint
      I loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria and Centerpoint I pari passu companion loan, which are not included in the trust. In addition, because the Colony Portfolio is secured by 8 groups of mortgage assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

(3)   Office / Industrial / Multifamily loan per unit

                                     A-3-2

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                        A-NOTE
                                     BALANCE AS OF                                            SPECIAL
LOAN NO.      PROPERTY NAME          CUT-OFF DATE          TRANSACTION          SERVICER      SERVICER
--------------------------------------------------------------------------------------------------------

1             Houston Galleria       $ 290,000,000       JPMCC 2005-LDP5        Midland       Midland
                                     $ 290,000,000      JPMCC 2006-CIBC14

12            CenterPoint I          $ 117,450,000      JPMCC 2006-CIBC14        GMAC         Midland
                                     $  13,050,000       JPMCC 2006-FL1
--------------------------------------------------------------------------------------------------------

                                      A-3-3

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               CUT-OFF                                      CUT-OFF
LOAN ID  LOAN       LOAN NAME                               PROPERTY            DATE       % OF  REMAINING  REM. IO    UW     LTV
  NO.    SELLER(1)  (LOCATION)                                TYPE            BALANCE(2)    IPB    TERM      TERM     DSCR   RATIO
------------------------------------------------------------------------------------------------------------------------------------

12        JPMCB     CenterPoint 1                         Industrial        $117,450,000    4.3%    53        53     2.32x     65.8%
                      (Various, Various)
26        JPMCB     Canyon Portal 2                         Retail          $ 21,000,000    0.8%    58        22     1.24x     68.9%
                      (Sedona, AZ)
161       CIBC      Beaver Creek MHC                 Manufactured Housing   $  3,680,000    0.1%    60        24     1.22x     80.0%
                      (Knoxville, TN)
4         JPMCB     Fair Oaks                               Office          $ 23,770,000    0.9%    72        72     1.79x     59.5%
                      (Fairfax, VA)
6         JPMCB     Kensington Business Center            Industrial        $ 18,000,587    0.7%    72        72     1.79x     59.5%
                      (Mount Prospect, IL)
7         JPMCB     Oakbrook Terrace Corporate              Office          $ 16,200,000    0.6%    72        72     1.79x     59.5%
                    Center III
                      (Oakbrook Terrace, IL)                                $ 2,657,351     0.1%    80         0     1.39x     67.3%
183       JPMCB     Faurecia Exhaust Systems, Inc.        Industrial
                      (Toledo , OH)                                         $ 22,500,000    0.8%    81        33     1.26x     78.9%
22        CIBC      Deloitte Building                       Office
                      (St. Louis, MO)                                       $ 22,400,000    0.8%    84        84     1.79x     59.5%
5         JPMCB     Holland Park                         Multifamily
                      (Lawrenceville, GA)                                   $ 19,000,000    0.7%    84        24     1.21x     76.3%
31        CIBC      Sierra Crossroads                       Retail
                      (Fontana, CA)                                         $ 13,500,000    0.5%    84        84     1.79x     59.5%
10        JPMCB     Azalea Springs                       Multifamily
                      (Marietta, GA)
------------------------------------------------------------------------------------------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc

(2)   Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Houston Galleria and CenterPoint
      I loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the Houston Galleria and CenterPoint I pari passu companion loan, which are not included in the trust. In addition, because the Colony II Portfolio is secured by 8 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 8 cross-collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

                                      A-3-4

                                                               JPMCC 2006-CIBC14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-5

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                     [4 PHOTOS OF HOUSTON GALLERIA OMITTED]

                                      A-3-6

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $290,000,000(1)

CUT-OFF DATE PRINCIPAL BALANCE:         $290,000,000(1)

% OF POOL BY IPB:                       10.6%

SHADOW RATING (MOODY'S/S&P):            Baa2/BBB-

LOAN SELLERS:                           JPMorgan Chase Bank, N.A.
                                        CIBC Inc.

BORROWER:                               HG Galleria I, II, III, L.P., and SA
                                        Galleria IV, L.P.

SPONSOR:                                Simon Property Group, L.P., Walton
                                        Street Capital and Institutional Mall
                                        Investors LLC

ORIGINATION DATE:                       11/29/05

INTEREST RATE:                          5.344046%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          12/01/15

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24),Def(83),O(10)

CROSS COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        $531,000,000

ADDITIONAL DEBT TYPE:                   A-1 Pari Passu Note, B-Note, C-Note
                                        and Permitted Mezzanine Debt(2)

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
--------------------------------------------------------------------------------
                                         INITIAL            MONTHLY
                                ------------------------------------------------
TAXES:                                     $0                 $0
INSURANCE:                                 $0                 $0
REQUIRED REPAIRS                           $0                 $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Retail -- Regional Mall

SQUARE FOOTAGE:                         1,894,045(3)

LOCATION:                               Houston, TX

YEAR BUILT/RENOVATED:                   1970 / 2006

OCCUPANCY:                              93.0%(3),(4)

OCCUPANCY DATE:                         10/11/05

NUMBER OF IN-LINE TENANTS:              268

IN-LINE SALES PSF
 (< less than) 10,000 SF):               $650

OCCUPANCY COSTS
 (< less than) 10,000 SF):               11.2%

HISTORICAL NOI:
  2003:                                 $45,083,830

  2004:                                 $52,596,235

  TTM AS OF 09/30/05:                   $57,712,227

UW REVENUES:                            $91,665,993

UW EXPENSES:                            $27,064,272

UW NOI:                                 $64,601,721

UW NET CASH FLOW:                       $62,781,950(5)

APPRAISED VALUE:                        $1,220,000,000

APPRAISAL DATE:                         11/08/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        A-NOTE(6)            WHOLE LOAN(7)
                                ------------------------------------------------
CUT-OFF DATE LOAN/SF:                    $ 306                 $ 433
CUT-OFF DATE LTV:                         47.5%                 67.3%
MATURITY DATE LTV:                        47.5%                 67.3%
UW DSCR:                                  2.00x                 1.39x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS

                                             SQUARE       % OF      BASE RENT    SALES           LEASE
TENANT NAME              MOODYS/ S&P(8)       FEET         GLA         PSF        PSF       EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------

NORDSTORM                   Baa1/A-         216,400(9)     N/A         N/A(9)    $110            2053
FOLEY'S                     Baa1/BBB        225,000(9)     N/A         N/A(9)     N/A            2053
MACY'S                      Baa1/BBB        232,600(10)    N/A         N/A(10)    N/A            2020
NEIMAN MARCUS                B2/B+          200,000(11)    N/A         N/A(11)    N/A            2019
SAKS FIFTH AVENUE            B2/B+          185,532(12)    N/A         N/A(12)   $235            2019
UNIVERSITY CLUB                             105,450        7.2%      $ 6.30       N/A            2006
POLAR ICE GALLERIA                           21,186        1.2%      $34.39      $ 54            2013
BANANA REPUBLIC            Baa3/BBB-         17,049        1.2%      $42.00       N/A            2013
THE GAP                    Baa3/BBB-         17,000        1.2%      $40.00      $423            2014
-------------------------------------------------------------------------------------------------------------

(1)   The total financing amount of $821 million was provided to the Borrower to refinance existing debt on the property. The $580 million A-Note that has been split into three pari passu notes (a $290 million A-1 Note not included in the trust; a $197 million A-2a Note included in the trust and a $93 million A-2b Note included in the trust), a $111 million B-Note not included in the trust and a $130 million C-Note not included in the trust.

(2)   The Borrower will be permitted to incur mezzanine debt in the future. The mezzanine debt is subject to the satisfaction of various conditions including, but not limited to: (i) LTV for the combined debt shall not be greater than 80%, DSCR for combined debt shall not be less than 1.05x,
      (ii) execution of intercreditor agreements satisfactory to the mortgagee,
      (iii) the mezzanine lender meets a pre-determined definition of "qualified lender" as set forth in the related mortgage loan documents and (iv) the mezzanine loan shall be coterminous or mature subsequent to the related mortgage loan.

(3)   Total Square Footage includes the improvements for three tenants that own their own improvements and ground lease the land from the borrower pursuant to three ground leases: Macy's (232,600 square feet), Neiman
      Marcus (200,000 square feet), Saks Fifth Avenue (185,532 square feet) and the former Lord & Taylor space (135,484 square feet).

(4)   Occupancy excludes approximately 135,484 square feet of the former Lord &
      Taylor store which is currently being redeveloped as Galleria Phase V in-line retail space.

(5)   Underwritten cash flow includes base rent of $3,290,945 and recoveries of
      $688,791 related to Galleria Phase V based upon certain assumptions regarding the leasing activity of such space.

(6)   Calculated based on the aggregate cut-off date principal balance of the
      A-1, A-2a and A-2b pari passu A-Notes in the amount of $580 million.

(7)   Calculated based on the aggregate cut-off date principal balance of the
      A-1, A-2a and A-2b pari passu A-Notes, the B-Note in the amount of $111 million and the C-Note in the amount of $130 million.

(8)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(9)   Not included in collateral.

(10)  Macy's is on a ground lease with annual rent of $140,063. However, no value was attributed to this space and cash flow was not underwritten.

(11)  Neiman Marcus is on a ground lease with annual rent of $141,602.

(12)  Saks Fifth Avenue is on a ground lease with annual rent of $61,427.

                                      A-3-7

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The loan is secured by a first mortgage fee interest in a regional mall comprised of approximately 2,254,399 square feet, of which approximately
1,894,045 square feet is included as collateral, located in Houston, Texas.

The total financing amount of $821 million is comprised of a $580 million A-Note that has been split into three pari passu notes (a $290 million A-1 Note not included in the trust, a $197 million A-2a Note included in the Trust and a $93 million A-2b Note included in the Trust), a $111 million B-Note not included in the trust and a $130 million C-Note not included in the trust.

THE BORROWER. The borrowing entities are HG Galleria I, II, III, L.P. and SA
Galleria IV, L.P., a single asset, special purpose entity. The sponsor of the borrower is a joint venture between Simon Property Group, L.P., Walton Street
Capital and Institutional Mall Investors LLC.

Simon Property Group (NYSE: SPG) is the largest publicly traded real estate company in North America with a total market capitalization of approximately
$40.3 billion as of December 31, 2005. SPG owns or has an interest in approximately 300 properties in the U.S. comprising more than 200 million square feet of gross leasable area in 40 states plus Puerto Rico. They also have an interest in more than 50 European shopping centers in France, Italy and Poland;
five Premium Outlet centers in Japan; and one Premium Outlet center in Mexico.

Walton Street Capital sponsors a series of performance based private equity real estate investment funds. The investment funds have received total equity commitments of approximately $1.8 billion from public and corporate pension funds, foreign institutions, insurance companies and banks, endowments and foundations, trusts and high net worth individuals.

Institutional Mall Investors LLC ("IMI") is an institutional investment entity jointly owned by the California Public Employees' Retirement System ("CalPERS")
and an affiliate of Miller Capital Advisory, Inc. IMI currently owns interests in ten different projects encompassing over 12,000,000 square feet. CalPERS is the nation's largest public pension fund with assets totaling more than $195 billion. CalPERS provides retirement and health benefits to more than 1.4 million state and local public employees and their families. CalPERS' net assets in real estate totaled approximately $11.4 billion as of February 2005.

THE PROPERTY. The Houston Galleria is a two- and three-story regional mall centrally located in Houston, Texas, containing approximately 2.3 million square feet of retail space including an ice rink and more than 375 stores and restaurants. The collateral included in the trust is approximately 1,894,045 square feet, of which in-line space represents approximately 1.2 million square feet. The mall was originally built in 1970 (phase I) with expansions in 1977
(phase II), 1982 (phase III), and 2003 (phase IV). Phase V is expected to be completed in 2006. Although not part of the collateral, the shopping complex consists of an additional 1.2 million square feet of office towers and two
Westin hotels.

Anchor tenants include Nordstrom (216,400 square feet), Neiman Marcus (200,000 square feet), Saks Fifth Avenue (185,532 square feet), Foley's (225,000 square feet) and Macy's (232,600 square feet). Neiman Marcus, Macy's and Saks Fifth
Avenue are subject to ground leases. Nordstrom and Foley's own their own land and buildings and do not serve as collateral for the loan. Other tenants include
Cartier (2,354 square feet), Gucci (6,294 square feet), Tiffany & Co. (10,000 square feet), Ralph Lauren Collection (6,862 square feet), and Louis Vuitton
(6,799 square feet). The Galleria underwent a 700,000 square foot expansion in
March 2003, making it the fourth largest mall in the nation. In-line sales for stores under 10,000 square feet were $537 (not including phase IV completed in
2003), $596 and $650 per square foot for 2003, 2004 and TTM as of September 30,
2005, respectively. The current in-line occupancy as of November 8, 2005 was 90%
with average in-line rent of approximately $42 per square foot and occupancy costs of approximately 11.2%. Historical occupancy for the overall property for
2002, 2003, 2004 and TTM as of September 30, 2005 are 85%, 88%, 91% and 91%,
respectively. Historical average effective rent per square foot at the property for 2002, 2003, 2004 and TTM as of September 30, 2005 are $14.43, $18.26, $22.15
and $23.70, respectively.

The collateral includes Phase V, the former 135,484 square feet Lord & Taylor space (vacated January 29, 2005) which is being redeveloped into in-line retail space. Tenants such as Borders and Hilfiger have committed to occupying this space and a large part of the redevelopment will constitute an upscale restaurant area which is expected to feature such tenants as Del Frisco's,
Oceanaire, and Kona Grill. Occupancy is scheduled for mid-2006. Total cost for the completion of Phase V is estimated to be $29.9 million.

THE MARKET.(1) The Houston Galleria is located at the intersection of Westheimer
Road and Post Oak Boulevard just off Interstate Highway 610 in the Post
Oak/Galleria area of West Houston. This area, also known as Uptown Houston, is among the largest suburban business districts in the United States and is a diversified economic center densely developed with office, retail, hotel and residential use. The mall is bound by Interstate Highway 610, Interstate Highway
10, Fountainview Drive and US Highway 59.

Although a major office center, Uptown Houston is also a leading retail destination. Since 1962 the area has been one of the city's largest retail centers outside of the central business district. There is currently over 6.75 million square feet of retail space in the submarket. The Houston Galleria has historically ranked first in Houston in both total sales volume and sales per square foot. The submarket vacancy is approximately 15% with average rents of
$23.75 per square foot.

The population within a 5-, 7- and 10-mile radius of the Mortgaged Property is approximately 440,000, 863,000 and 1.5 million people, respectively. The average household income within a 5-, 7-, and 10-mile radius of the Mortgaged Property is approximately $88,000, $72,000 and $64,000, respectively.

Properties considered to be part of Houston Galleria's competitive set include the Willowbrook Mall, Memorial City Mall and the First Colony Mall. The Malls
are all in close proximity to the Mortgaged Property with sales ranging from
$385 to $425 per square foot.

PROPERTY MANAGEMENT. The Mortgaged Property is managed by an affiliate of Simon
Property Group, L.P.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Houston Galleria appraisal dated
      November 8, 2005.

                                      A-3-8

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)

             NUMBER     SQUARE      % OF                                    CUMULATIVE     CUMULATIVE   CUMULATIVE     CUMULATIVE
            OF LEASES    FEET       GLA       BASE RENT   % OF BASE RENT    SQUARE FEET     % OF GLA    BASE RENT    % OF BASE RENT
YEAR        EXPIRING   EXPIRING   EXPIRING    EXPIRING       EXPIRING        EXPIRING       EXPIRING     EXPIRING       EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP        22,425      10.7%          NAP             NAP        122,425         10.7%          NAP          NAP

2005 & MTM     13         32,858       2.9   $   629,216             1.4%       155,283         13.6%  $   629,216          1.4%

2006           22        161,007      14.1     2,876,306             6.5        316,290         27.7%  $ 3,505,522          7.9%

2007           19         31,216       2.7     1,483,400             3.3        347,506         30.5%  $ 4,988,922         11.2%

2008           37         79,892       7.0     3,546,539             8.0        427,398         37.5%  $ 8,535,461         19.2%

2009           33         66,175       5.8     2,457,831             5.5        493,573         43.3%  $10,993,291         24.8%

2010           17         16,647       1.5     1,317,121             3.0        510,220         44.7%  $12,310,412         27.7%

2011           16         37,426       3.3     2,280,171             5.1        547,646         48.0%  $14,590,584         32.9%

2012           12         39,729       3.5     1,473,984             3.3        587,375         51.5%  $16,064,568         36.2%

2013           52        185,969      16.3     9,618,097            21.7        773,344         67.8%  $25,682,664         57.9%

2014           58        227,916      20.0    12,375,550            27.9      1,001,260         87.8%  $38,058,215         85.8%

2015           29        102,695       9.0     4,721,449            10.6      1,103,955         96.8%  $42,779,664         96.4%

AFTER           6         36,474       3.2     1,596,608             3.6      1,140,429        100.0%  $44,376,271        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL          314     1,140,429     100.0%  $44,376,271           100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Lease rollover schedule does not include ground leases and former Lord &
      Taylor space.

                                      A-3-9

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF HOUSTON GALLERIA OMITTED]

                                     A-3-10

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                     [SITE PLAN OF HOUSTON GALLERIA OMITTED]

                                     A-3-11

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                HOUSTON GALLERIA
--------------------------------------------------------------------------------

                   [2 SITE PLANS OF HOUSTON GALLERIA OMITTED]

                                     A-3-12

                                                               JPMCC 2006-CIBC14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-13

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

                 [4 PHOTOS OF BALLANTYNE CORPORATE PARK OMITTED]

                                     A-3-14

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $217,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $217,000,000

% OF POOL BY IPB:                       7.9%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               Ballantyne One, LLC et al

SPONSOR:                                H.C. Bissell

ORIGINATION DATE:                       12/22/05

INTEREST RATE:                          5.703000%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          01/01/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24),Def(58),Def or Grtr1%
                                        or YM(32),O(4)

CROSS COLLATERALIZATION:                No

LOCK BOX:                               Soft

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   Mezzanine Loan or Intercompany
                                        Unsecured Debt Permitted(1)

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                           INITIAL                MONTHLY
                                        --------------------------------------
TAXES:                                             $0                   $0

INSURANCE:                                         $0                   $0

CAPEX:                                             $0              $18,807

LOC(4):                                    $4,891,429                  N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Various
SQUARE FOOTAGE/ROOMS:                   1,647,906/208

LOCATION:                               Charlotte, NC

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              88.3%(2)

OCCUPANCY DATE:                         Various

NUMBER OF TENANTS:                      133

HISTORICAL NOI:

    2003:                               $15,347,708

    2004:                               $17,293,815

TTM AS OF VARIOUS DATES:                $18,205,742

UW REVENUES:                            $36,975,102

UW EXPENSES:                            $12,648,279

UW NOI:                                 $24,326,825(3)

UW NET CASH FLOW:                       $22,358,064

APPRAISED VALUE:                        $311,100,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF & ROOM:

    OFFICE:                             $122

    HOTEL:                              $73,365

CUT-OFF DATE LTV:                       69.8%

MATURITY DATE LTV:                      69.8%

UW DSCR:                                1.78x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                     SIGNIFICANT TENANTS

                                   MOODY'S/      SQUARE        % OF    BASE RENT         LEASE
TENANT NAME                         S&P(5)        FEET          GLA       PSF       EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------

EQUITABLE LIFE ASSURANCE            NR/AA--      185,366       11.2%      $17.73         2013
SPX CORPORATION                     Ba2/BB+      104,747        6.4%      $21.56         2012
LENDING TREE, LLC                  Baa3/BBB-     114,974        7.0%      $19.95         2010
SCOTTISH RE (U.S.), INC.           Baa2/BBB-      76,586        4.6%      $16.56         2016
AMERITRUST MORTGAGE COMPANY                       43,407        2.6%      $13.63         2009
ESPN REGIONAL TELEVISION(6)         Baa1/A-       37,800        2.3%      $14.10         2009
BANK OF AMERICA                     Aa2/AA-       31,335        1.9%      $17.30         2010
-----------------------------------------------------------------------------------------------------

(1)   The Borrower shall have the one time right to obtain mezzanine debt up to
      80% LTV upon the satisfaction of certain conditions including, but not limited to, a DSCR of equal to or greater than 1.20x and no event of default.

(2)   Represents occupancy at office properties only.

(3)   The increase in UW NOI versus the TTM is primarily attributable to significant leasing activity at the subject properties.

(4)   At origination, borrower delivered to lender a $4 million performance related holdback in the form of a letter of credit tied to monthly rental income at the property, a $550,072 letter of credit for leasing commissions outstanding for specific tenants, and a $341,357 letter of credit for free rent periods associated with specific tenants.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   ESPN has an option to purchase the ESPN occupied property; however this right is not effective until after January 1, 2009. In the event ESPN exercises its right to purchase, Borrower must purchase defeasance collateral pursuant to the terms of the loan agreement, and an affiliate of the Borrower has guaranteed any shortfall in the purchase price of the defeasance collateral.

                                     A-3-15

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      PORTFOLIO SUMMARY

                                    YEAR     SQUARE    OCCUPANCY                                     LEAD TENANT   ALLOCATED
ANNEX ID   PROPERTY NAME            BUILT     FEET         %                LEAD TENANTS              % OF GLA    LOAN AMOUNT
-------------------------------------------------------------------------------------------------------------------------------

2.01       AXA/Equitable            1997      169,912   100.0%     Equitable Life Assurance            100.0%     $ 22,715,000

2.02       Chandler Building        2003      125,470    88.9%     State Farm Mutual Auto Insurance     20.3%       16,590,000

2.03       Ballantyne Three         2001      104,747   100.0%     SPX Corporation                     100.0%       15,000,000

2.04       Simmons Building         2003      125,016    89.7%     Scottish RE (U.S.), Inc.             61.3%       14,665,000

2.05       Hixon Building           2003      126,792    64.2%     Sompo Japan Insurance Co             20.4%       13,510,000

2.06       Cullman Park             2000      106,857   100.0%     Equitable Life Assurance             14.5%       13,475,000

2.07       Brixham Green One        1999      101,254    98.3%     Capital Factors                      14.9%       12,670,000

2.08       Brixham Green Three      2001      101,267   100.0%     The Newport Group of NC              19.9%       12,425,000

2.09       Ballantyne One           1997      101,673    99.1%     DTT Enterprises, Inc.                14.3%       12,025,000

2.10       Ballantyne Two           1999      102,014    98.3%     Allied Interstate                    32.1%       12,000,000

2.11       Richardson Building      2000       90,442    92.8%     Pinkerton's, Inc                     68.6%       11,305,000

2.12       Brixham Green Two        1999      101,206    66.9%     Ameritrust Mortgage Company          20.8%       10,920,000

2.14       Frenette Building        2004       76,155    51.7%     LendingTree, LLC                     51.7%        7,980,000

2.15       Hall Building            2004       77,620    49.5%     Dimension Data North America         15.5%        7,805,000

2.17       Lending Tree Building    1999       37,800   100.0%     Lending Tree, LLC                   100.0%        5,040,000

2.18       ESPN Building            2000       37,800   100.0%     ESPN Regional Television            100.0%        4,935,000

2.19       Allen Tate @ Ballantyne  2003       24,081   100.0%     Allen Tate Company                   63.3%        4,375,000

2.20       Lending Tree Two         1999       37,800   100.0%     Lending Tree, LLC                   100.0%        4,305,000
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      1,647,906    88.3%                                                    $201,740,000
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                  HOTEL PORTFOLIO SUMMARY

                          LOCATION                                               ORIGINAL ALLOCATED   ORIGINAL ALLOCATED
       PROPERTY         (CITY, STATE)   YEAR BUILT  # OF ROOMS  APPRAISED VALUE     LOAN AMOUNT      LOAN AMOUNT PER ROOM
-------------------------------------------------------------------------------------------------------------------------

STAYBRIDGE SUITES       Charlotte, NC      2001        118        $12,200,000       $ 8,540,000            $72,373

COURTYARD BY MARRIOTT   Charlotte, NC      1998         90          9,600,000         6,720,000            $74,677
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 208        $21,800,000       $15,260,000            $73,365
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                       INDIVIDUAL HOTEL PROPERTY HISTORICAL OPERATING STATISTICS

                                  OCCUPANCY                            ADR                             REV PAR
                        ------------------------------  ---------------------------------  -------------------------------

                                      TTM AS OF                         TTM AS OF                         TTM AS OF
      PROPERTY          2003   2004   10/31/05    UW     2003    2004   10/31/05     UW     2003    2004   10/31/05   UW
--------------------------------------------------------------------------------------------------------------------------

STAYBRIDGE SUITES       62.7%  66.5%  73.9%      74.6%  $83.54  $88.77   $91.88    $93.55  $52.35  $59.02   $67.90  $69.79
COURTYARD BY MARRIOTT   69.9%  73.3%  80.8%      77.9%  $86.79  $88.80   $92.52    $91.33  $60.67  $65.23   $74.77  $71.15
--------------------------------------------------------------------------------------------------------------------------

                                     A-3-16

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Ballantyne Corporate Park mortgage loan is secured by a fee simple interest in 18 office buildings and two hotels located in Charlotte, North
Carolina. The office and hotel properties are comprised of approximately
1,647,906 square feet and 208 rooms, respectively. Ballantyne Corporate Park is part of a 535-acre master planned development.

THE BORROWER. The borrowers are 20 special purpose entities controlled by the
Bissel Companies, Inc. ("Bissell") who, through Bissell Development, has been developing suburban office properties in Charlotte for over 37 years. Bissell is engaged in office, flex and hotel development, property management and leasing services, hotel management, golf and resort spa operations, golf course management and residential brokerage.

RELEASE. The borrower is permitted to partially defease the loan by depositing with the lender United States Government Treasury Securities in an amount equal to 110% of the allocated loan amount for each office building and 105% of the allocated loan amount for each hotel upon the satisfaction of certain criteria including, but not limited to: (i) a loan-to-value ratio ("LTV Ratio") of the remaining properties of not greater than the LTV Ratio at origination or the LTV
Ratio immediately prior to the release of the specific property and (ii) a DSCR of the remaining properties of not less than the DSCR at origination or just prior to the release of the specific property.

The borrower is permitted a one-time right to release one of the properties upon the payment by the borrower of a release price in an amount less than the allocated loan amount for such property, provided that the (i) release price for such property will not be less than 75% of the initial loan amount allocated to the property, (ii) the DSCR after the release of the property will be greater than 2.0x (assuming a 30-year amortization), and (iii) the LTV Ratio of the remaining properties will be less than or equal to 60%.

SUBSTITUTION. The borrower is permitted to substitute an office property within the same master development as the collateral during the term of the loan subject to certain conditions, including but not limited to: (i) no event of default exists under the loan documents, (ii) the aggregate value of all properties released (through one or more substitutions) during the term of the loan will not exceed more than 30% of the value of the entire pool of properties, (iii) the LTV Ratio will be no worse than the LTV Ratio obtained at origination and immediately prior to the substitution, (iv) the DSCR will be no worse than both the DSCR obtained at origination and immediately prior to the substitution, (v) the lender receives written confirmation from the rating agencies that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the securities issued pursuant to a securitization of the loan.

THE PROPERTIES. The Ballantyne Corporate Park loan is secured by 18 single- and multi-tenanted office buildings totaling approximately 1,647,906 square feet of net rentable area and two hotels totaling 208 rooms located in Charlotte, North
Carolina. The properties are located in the Ballantyne Corporate Park (the
"Park"), a 535-acre master-planned development that contains office, hotel, residential and retail uses. The office buildings and hotels included in the
Park were constructed between 1997 and 2004. The Park acts as the corporate headquarters for tenants including, among others, SPX Corporation, Lending Tree,
LLC, Ameritrust Mortgage Company, as the national operations center for
AXA-Equitable Life Insurance Company, and as regional and local offices for ESPN
Regional Television, Scottish RE (U.S.) Inc., Bank of America, and Time Warner
Telecom.

The office properties have an average economic occupancy of approximately 88.3%
and average in-place rent of $17.25 per square foot on a gross basis. The properties benefit from a diverse tenant base of 133 individual tenants, including a number of high-quality, credit-rated tenants occupying 42.5% of the total space. The office properties consist of fourteen multi-tenant buildings and four single-tenant buildings. AXA-Equitable Life Insurance Company
(NR/AA--), Lending Tree (Baa3/BBB-) and ESPN (Baa1/A-), rated investment grade by Moody's and S&P, respectively, each occupy a single-tenant building. The single tenant buildings are configured to accommodate multi-tenant occupants.

The hotel properties consist of a Courtyard by Marriott, a four-story, 90-room hotel constructed in 1998, and a Staybridge Suites, a three-story, two building,
118-room hotel constructed in 2001. Amenities at the Courtyard by Marriott include a cafe with a 32 person seating capacity, a 624 square foot meeting room that accommodates up to 50 people, an indoor pool, a fitness center and a business center with free internet access. The Staybridge Suites hotel offers a meeting room designed for small groups, a dining area available for breakfast, an indoor pool and a fitness center. Occupancy at the Staybridge Suites and
Courtyard by Marriott were 73.9% and 80.8%, respectively, as of October 31,
2005.

THE MARKET(1). Ballantyne Corporate Park is located in Charlotte, Mecklenburg
Country, North Carolina, which is part of the Charlotte-Gatonia-Concord NC-SC metropolitan statistical area (the "Charlotte MSA"), approximately 12 miles south of the Charlotte central business district and seven miles from the
Charlotte Douglass International Airport. The property is visible and accessible from Interstate 485, the beltway that encircles Charlotte, and provides access to Interstate 85, Interstate 77, downtown Charlotte and the airport. The City of
Charlotte possesses a strong concentration of financial institutions and a diverse economic base.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Ballantyne Corporate Park appraisals dated November 14, 2005 and February 14, 2006.

                                     A-3-17

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE OFFICE MARKET.

The Park is located within the NC-51/Southeast submarket of Charlotte. The office submarket contains approximately 3.8 million square feet of office space.
The average office occupancy in the submarket is 85.2%. Vacancy trends in the submarket have recovered from a 2004 rate of 21.8% to a vacancy rate of 14.8% as of June 30, 2005. As of the second quarter of 2005, the office submarket had an average rental rate of $19.84 per square foot on a gross basis, which is greater than the Park's average rental rate of $17.25 per square foot.

THE HOTEL MARKET.

The Charlotte MSA had an inventory of 30,321 rooms in 279 hotels as of July
2005, according to Smith Travel Research. Occupancy rates and average daily rates ("ADR") for both limited and full service properties in the overall market have increased between the years 2002 to 2004. For the trailing 12 months ending
July 2005, the market reported an average occupancy rate, ADR and Revenue Per
Available Room ("RevPAR") of 57.3%, $65.57 and $37.60, respectively.

Hotel demand for the neighborhood is primarily generated by the 2 million square feet of surrounding office development and the proximity of Interstate 485 and
US Highway 521. Other demand generators include various retail shopping and entertainment venues nearby, including Carolina Place Mall and the Paramount
Carowinds amusement park. The Park's hotel properties' room occupancy is generated from the corporate segment (90%), and the group/meeting and leisure/transient segments (5% each).

PROPERTY MANAGEMENT. The property will be managed by Bissel, an affiliate of the borrowing entities.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

            NUMBER OF   SQUARE                                          CUMULATIVE   CUMULATIVE %  CUMULATIVE   CUMULATIVE %
             LEASES      FEET     % OF GLA   BASE RENT     % OF BASE    SQUARE FEET     OF GLA      BASE RENT   OF BASE RENT
YEAR        EXPIRING   EXPIRING   EXPIRING   EXPIRING    RENT EXPIRING   EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

VACANT         NAP       192,522    11.7%           NAP       NAP          192,522        11.7%            NAP      NAP
2006 & MTM      25       146,633     8.9    $ 3,337,711      11.5%         339,155        20.6%    $ 3,337,711     11.5%
2007            22       132,777     8.1      2,991,219      10.3          471,932        28.6%    $ 6,328,929     21.9%
2008            20        97,141     5.9      2,142,736       7.4          569,073        34.5%    $ 8,471,666     29.2%
2009            24       205,365    12.5      3,757,063      13.0          774,438        47.0%    $12,228,729     42.2%
2010            26       268,540    16.3      5,368,201      18.5        1,042,978        63.3%    $17,596,930     60.8%
2011            11        90,564     5.5      1,726,322       6.0        1,133,542        68.8%    $19,323,252     66.7%
2012             2       108,664     6.6      2,334,321       8.1        1,242,206        75.4%    $21,657,573     74.8%
2013             6       199,775    12.1      3,570,786      12.3        1,441,981        87.5%    $25,228,359     87.1%
2014             1         3,041     0.2         63,222       0.2        1,445,022        87.7%    $25,291,582     87.3%
2015             2        23,184     1.4        331,150       1.1        1,468,206        89.1%    $25,622,732     88.5%
2016             3       164,457    10.0      3,023,071      10.4        1,632,663        99.1%    $28,645,803     98.9%
AFTER            1        15,243     0.9        318,121       1.1        1,647,906       100.0%    $28,963,924    100.0%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:         143     1,647,906   100.0%   $28,963,924     100.0%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                    SIGNIFICANT TENANTS ROLLING IN 2010

                                                            SQUARE     ANNUAL    % OF 2010    TENANT RENT
                                                             FEET       BASE     BASE RENT    PSF/MARKET
PROPERTY NAME              TENANT                          EXPIRING     RENT     EXPIRING(1)  RENT PSF(2)
-----------------------------------------------------------------------------------------------------------

LENDING TREE BUILDING      LENDING TREE, LLC                37,800   $  844,604    15.7%     $22.34/$19.84
LENDING TREE BUILDING TWO  LENDING TREE, LLC                37,800      704,186    13.1      $18.63/$19.84
HIXON BUILDING             BALLANTYNE BUSINESS CENTER       25,773      541,233    10.1      $21.00/$19.84
SIMMONS BUILDING           FIRST NATIONAL BANK OF ARIZONA   25,863      572,799    10.7      $22.15/$19.84
FRENETTE BUILDING          LENDING TREE, LLC                39,374      744,724    13.9      $18.91/$19.84
HIXON BUILDING             BANK OF AMERICA                  25,771      410,790     7.7      $15.94/$19.84
-----------------------------------------------------------------------------------------------------------
TOTAL                                                      192,381   $3,818,355    71.1%
-----------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT EXPIRING:                                       $5,368,201
-----------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2010.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-18

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

                  [PHOTO OF BALLANTYNE CORPORATE PARK OMITTED]

                                     A-3-19

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

         [MAP INDICATIING LOCATION OF BALLANTYNE CORPORATE PARK OMITTED]

                                     A-3-20

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            BALLANTYNE CORPORATE PARK
--------------------------------------------------------------------------------

                   [MAP OF BALLANTYNE CORPORATE PARK OMITTED]

                                     A-3-21

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                               COLONY II PORTFOLIO
--------------------------------------------------------------------------------

                    [3 PHOTOS OF COLONY II PORTFOLIO OMITTED]

                                     A-3-22

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                               COLONY II PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $158,564,000

CUT-OFF DATE PRINCIPAL BALANCE:         $158,564,000

% OF POOL BY IPB:                       5.8%

LOAN SELLER:                            JPMorgan Chase Bank, N.A., CRP
                                        Holdings T-2, L.P.

BORROWER:                               CRP Holdings A-2 LLC

SPONSOR:                                Colony Capital

ORIGINATION DATE:                       02/10/06

INTEREST RATE:                          5.589000%

INTEREST-ONLY PERIOD:                   Various(1)

MATURITY DATE:                          Various(1)

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        Various

CROSS COLLATERALIZATION:                Yes

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   Permitted Mezzanine Loan(2)

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES:                           INITIAL          MONTHLY
                                        ----------------------------------------
TAXES:                                          $0                $0
INSURANCE:                                      $0                $0
CAP EX:                                         $0                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Various

SQUARE FOOTAGE:                         2,910,423 square feet/728 units

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various / Various

OCCUPANCY:                              89.1%

OCCUPANCY DATE:                         Various

NUMBER OF TENANTS:                      77

HISTORICAL NOI:

     2003:                              $10,565,677

     2004:                              $12,162,699

     TTM AS OF 12/31/05                 $13,475,901

UW REVENUES:                            $27,772,995

UW EXPENSES:                            $10,200,131

UW NOI:                                 $17,572,863(3)

UW NET CASH FLOW:                       $16,075,969

APPRAISED VALUE:                        $266,600,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF & UNIT:

     OFFICE:                            $107

     INDUSTRIAL:                        $33

     MULTIFAMILY:                       $49,313

CUT-OFF DATE LTV:                       59.5%

MATURITY DATE LTV:                      59.5%

UW DSCR:                                1.79x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          SIGNIFICANT PORTFOLIO TENANTS
                                                                        LEASE
                         MOODYS/     SQUARE     % OF       BASE      EXPIRATION
TENANT NAME              S&P(4)       FEET       GLA     RENT PSF       YEAR
--------------------------------------------------------------------------------
ST. GEORGE WAREHOUSE                 425,300    14.6%     $2.39         2011
WILPAK                               323,500    11.1%     $2.25         2010
FORD MOTOR COMPANY       Ba3/BB+     252,328     8.7%     $2.00         2012
PCS & CTS                            197,136     6.8%     $1.77         2013
EMPIRE COMPANY                       140,003     4.8%     $1.54         2011
--------------------------------------------------------------------------------

(1)   Please see portfolio summary on next page.

(2)   The Borrower shall have a one-time right to obtain mezzanine debt up to
      60% of LTV upon satisfaction of certain DSCR tests provided there is no default.

(3)   Underwritten cash flow includes, among other things, rent steps occurring within the next six months at Oakbrook Terrace and income from new tenants in occupancy since October at Alamo Crossing.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-23

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                               COLONY II PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                    SUMMARY OF OFFICE AND INDUSTRIAL PORTFOLIO

PROPERTY NAME                      LOCATION         YEAR     SQUARE     OCCUPANCY
(PROPERTY TYPE)                  (CITY,STATE)       BUILT     FEET          %
----------------------------------------------------------------------------------

ALAMO CROSSING COMMERCE      Houston, TX            2002    1,047,797     88.9%
CENTER
(Industrial)
FAIR OAKS                    Fairfax, VA            1988      140,094    100.0%
(Office)
KENSINGTON BUSINESS CENTER   Mount Prospect, IL     1979      452,684     75.7%
(Industrial)
OAKBROOK TERRACE CORPORATE   Oakbrook Terrace, IL   1991      233,367     82.1%
CENTER III
(Office)
SOUTHFIELD LOGISTICS         Forrest Park, GA       1970      799,200    100.0%
(Industrial)
THE PARK IN WOODINVILLE      Woodinville, GA        1982      237,281    100.0%
(Industrial)
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     2,910,423     91.1%
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                                       LOAN      ALLOCATED
PROPERTY NAME                                           LEAD TENANT    TERM         LOAN
(PROPERTY TYPE)                    LEAD TENANT           % OF GLA     MONTHS       AMOUNT
--------------------------------------------------------------------------------------------

ALAMO CROSSING COMMERCE      Ford Motor Company            24.1%        96      $ 33,112,683
CENTER
(Industrial)
FAIR OAKS                    GSA                           27.8%        72        23,770,000
(Office)
KENSINGTON BUSINESS CENTER   Output Technologies           24.3%        72        18,000,587
(Industrial)
OAKBROOK TERRACE CORPORATE   Computing Technical           16.6%        72        16,200,000
CENTER III                   Industries
(Office)
SOUTHFIELD LOGISTICS         St. George Warehouse          53.2%        96        16,000,000
(Industrial)
THE PARK IN WOODINVILLE      Technical Glass Products      20.9%        96        15,580,730
(Industrial)
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                         $122,664,000
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                 SUMMARY OF MULTIFAMILY PORTFOLIO

                                                                          LOAN
PROPERTY NAME                         YEAR    NUMBER OF                   TERM     ALLOCATED LOAN
(PROPERTY TYPE)   CITY, STATE         BUILT     UNITS     OCCUPANCY %    MONTHS        AMOUNT
--------------------------------------------------------------------------------------------------

HOLLAND PARK      Lawrenceville, GA   1998       496         94.4%         84        $22,400,000
AZALEA SPRINGS    Marietta, GA        1995       232         94.4%         84         13,500,000
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          728         94.4%         84        $35,900,000
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MULTIFAMILY SUMMARY -- HOLLAND PARK

                          NO. OF   AVERAGE UNIT     % OF      AVERAGE MONTHLY
UNIT MIX                  UNITS    SQUARE FEET    TOTAL SF     ASKING RENT
--------------------------------------------------------------------------------
ONE-BEDROOM                269          812         44.0%          $779
TWO-BEDROOM                164        1,146         37.8           $942
THREE-BEDROOM               63        1,435         18.2         $1,190
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    496        1,001        100.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      MULTIFAMILY SUMMARY -- AZALEA SPRINGS

                          NO. OF   AVERAGE UNIT     % OF      AVERAGE MONTHLY
UNIT MIX                  UNITS    SQUARE FEET    TOTAL SF     ASKING RENT
--------------------------------------------------------------------------------
ONE-BEDROOM                128          712         44.0%          $729
TWO-BEDROOM                 80        1,058         40.8           $925
THREE-BEDROOM               24        1,309         15.2         $1,002
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    232          893        100.0%
--------------------------------------------------------------------------------

                                     A-3-24

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                               COLONY II PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Colony II Portfolio is secured by the fee interest in a portfolio of eight property groups which include multifamily, office and industrial properties. The mortgaged properties are located in Georgia, Illinois, Texas,
Virginia and Washington. The mortgage loan is governed by a single loan agreement consisting of 8 groups of mortgaged assets, representing 41 separate buildings. Each of the 8 groups of mortgaged assets collateralizes one of three notes, with varying maturity dates and prepayment lockout periods.

RELEASE. The Colony II Portfolio loan permits the release of one or more mortgaged properties from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) the payment of 107.5% of the allocated loan amount or value of such properties to be released and (ii)
the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after giving effect to the release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting its interest in other properties as collateral during the term of the mortgage loan, upon the satisfaction of certain conditions, including but not limited to: (i) no event of default exists under the related mortgage loan documents; (ii) the aggregate appraised values of all mortgaged properties being released does not exceed 50% of the original value of the mortgaged properties on their respective origination dates (a release of over
35% is required to receive confirmation from the rating agencies); (iii) the substitute property is owned in fee (and does not include any ground lease);
(iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released; (v) certain debt service coverage tests are satisfied; and (vi) the net operating income of the substitute property is greater than 100% of the net operating income of the property being released.

THE BORROWER. The borrowing entities, CRP Holdings A-2, LLC and CRP Holdings
T-2, L.P., are controlled by Colony Realty Partners, L.P., a newly formed investment vehicle focused on real estate opportunities. The key principal,
Colony Capital, has investments in assets with a value of $15.6 billion and has been in operation since 1991. Colony Capital manages six other real estate funds.

THE PROPERTY. The Colony II Portfolio consists of eight groups of mortgaged assets consisting of approximately 2,910,423 total square feet and approximately
728 total units. The portfolio includes two multifamily properties (728 units), four groups of industrial properties (approximately 2,536,962 square feet), and two office properties (approximately 373,461 square feet). All eight groups of mortgaged assets are cross-collateralized.

ALAMO CROSSING COMMERCE CENTER

Alamo Crossing Commerce Center consists of a 4-building, 1-story multi-tenant warehouse industrial facility containing approximately 1,047,797 square feet of net rentable area located in Houston, Texas. The property is approximately 89%
occupied by 11 tenants paying an average rent of $4.27 per square foot on a triple-net basis. The buildings were constructed in 2001 and 2002.

AZALEA SPRINGS

Azalea Springs consists of eleven 3-story apartment buildings containing 232 units and approximately 194,796 square feet of net rentable area located in
Marietta, Georgia. The property was constructed in 1995 and is approximately 95%
occupied with an average rent of $825 per unit ($0.92 per square foot). The unit mix consists of 128 1-bedroom/1-bathroom units, 80 2-bedroom/2-bathroom units and 24 3-bedroom/2 bathroom units. Amenities at the property include a swimming pool, an exercise room, a tennis court, a laundry facility and a car wash.

FAIR OAKS COMMERCE CENTER

Fair Oaks consists of a 6-story office building containing approximately 140,094 square feet of net rentable area located in Fairfax, Virginia. The property was constructed in 1988 and is 100% occupied with average rent of approximately
$27.27 per square foot.

HOLLAND PARK APARTMENTS

Holland Park Apartments consists of seventeen 3- and 4-story garden-style apartment buildings containing 496 units and approximately 496,641 square feet of net rentable area located in Lawrenceville, Georgia. The property was constructed in 1997 and 1998 and is approximately 95% occupied with an average rent of $885 per unit ($0.88 per square foot). The unit mix consists of 269
1-bedroom/1-bathroom units, 164 2-bedroom/2-bathroom units and 63
3-bedroom/2-bathroom units. Amenities at the property include two swimming pools, three lighted tennis courts, two carwash facilities, a children's playground, a laundry facility, a fitness center and a clubhouse.

KENSINGTON BUSINESS CENTER

Kensington Business Center consists of seven 1-story single and multi-tenanted industrial buildings containing approximately 452,684 square feet of space (44%
of which consist of office space) located in Mount Prospect, Illinois. The properties were constructed between 1979 and 1989 and are approximately 76%
occupied by 11 tenants paying average rent of $6.56 per square foot.

OAKBROOK TERRACE CORPORATE CENTER III

Oakbrook Terrace consists of a 10-story office building containing approximately
233,367 square feet of net rentable area located in Oakbrook Terrace, Illinois.
The property was constructed in 1991 and is approximately 82% occupied with an average rent of $11.00 per square foot on a triple-net basis.

SOUTHFIELD LOGISTICS

Southfield Logistics consists of two 1-story industrial buildings containing approximately 799,200 square feet of gross building area located in Forest Park,
Georgia. The properties were constructed in 1970 and 1975 and are approximately
94% occupied by 2 tenants paying an average rent of approximately $2.36 per square foot on a triple-net basis.
--------------------------------------------------------------------------------

                                     A-3-25

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                               COLONY II PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE PARK AT WOODINVILLE

The Park at Woodinville consists of five 1-story industrial buildings containing approximately 237,281 square feet (20% of which consist of office build-out) and located in Woodinville, Washington. The properties were constructed between 1982 and 1984 and are approximately 100% occupied with average rent of approximately
$6.65 per square foot on a triple-net basis.

THE MARKET(1).

ALAMO CROSSING COMMERCE CENTER

Alamo Crossing Commerce Center is located in the City of Houston, in northwest
Harris County, Texas. The property is located in close proximity to U.S. Highway
290, which extends northwest-southeast and intersects Loop 610 and Beltway 8.
The Houston central business district is located 12 miles southeast of the property. Comparable average asking rent for industrial properties in the market is $4.07 per square foot on a triple-net basis with an overall market vacancy rate of 10.4%.

AZALEA SPRINGS

Azalea Springs is located on the south side of Roswell Road in Marietta, Cobb
County, Georgia. The property is located approximately 15 miles northwest of downtown Atlanta. The population within a 1-, 3- and 5-mile radius of the property is 7,031, 77,703 and 187,394 persons, respectively. The average household income within a 1-, 3- and 5-mile radius of the property is $81,540,
$82,182 and $88,643, respectively. The Cobb County submarket contains 65,130 total units with a reported occupancy rate of 91.6% and an average rent of $0.78 per square foot.

FAIR OAKS COMMERCE CENTER

Fair Oaks Commerce Center is located along the northern side of Random Hills
Road, west of Waples Mill Road in Fairfax, Virginia, approximately 15 miles west of Washington, DC. The Fairfax Center submarket contains approximately 6,348,096 square feet of office inventory with a vacancy rate of 7.7%. Average asking rent for office properties in the submarket is approximately $23.99 per square foot.

HOLLAND PARK APARTMENTS

Holland Park Apartments is located within the southeast quadrant of Riverside
Parkway and McKendree Church Road, in Gwinnett County, metropolitan Atlanta,
Georgia. The property is located approximately 28 miles northeast of the Atlanta central business district. The population within a 1-, 3- and 5-mile radius of the property is 9,516, 72,592 and 177,205 persons, respectively. The average household income within a 1-, 3- and 5-mile radius of the property is $81,729,
$81,355 and $79,222, respectively. The Gwinnet submarket contains 53,164 total units with reported an occupancy rate of 93% and average rent of $0.80 per square foot.

KENSINGTON BUSINESS CENTER

Kensington Business Center is located in the northwest Chicago suburb of Mount
Prospect, Cook County, Illinois, approximately 22 miles northwest of downtown
Chicago. The properties are located in close proximity to Interstate 90, which links the area with Chicago and connects to State Highway 53 and Interstate 290.
Comparable average asking rent for industrial properties in the market ranges from $8.00 to $12.00 per square foot for industrial/flex space with a high percentage of office build-out, $3.20 to $6.50 per square foot for mid-
percentage build-out and $3.62 to $6.67 for industrial warehousing facilities on a triple-net basis with an overall market vacancy rate of 8.7%.

OAKBROOK TERRACE CORPORATE CENTER III

Oakbrook Terrace is located on the south side of Lincoln Center with additional frontage along Butterfield Road and Trans Am Plaza Drive, in the Village of
Oakbrook Terrace, Illinois, approximately 20 miles west of the Chicago central business district. The East-West Tollway submarket contains approximately
35,217,893 square feet of office inventory with a direct vacancy rate of 18.4%.
Average rent for Class B office property in the submarket ranges from $9.00 to
$13.50 per square foot on a triple-net basis.

SOUTHFIELD LOGISTICS

Southfield Logistics is located at the intersection of Kennedy Road and Old
Dixie Highway, in Forest Park, Clayton County, Georgia, approximately 10 miles south/southeast of the Atlanta central business district. The property is located in close proximity to Interstate 75, which provides access to Atlanta and Interstate 285, Atlanta's circumferential highway. The South Atlanta industrial submarket contains approximately 97,819,670 square feet of industrial space with a vacancy rate of 11.3%. Average rent for Class B/C industrial property in the market is approximately $2.55 per square foot on a triple-net basis.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Southfield Logistics, Fair Oaks,
      Azalea Springs, Alamo Crossing Commerce Center, The Park in Woodinville,
      Oakbrook Terrace Corporate Center III, Holland Park and Kensington
      Business Center appraisals dated January 18, 2006, December 28, 2005,
      December 19, 2005, December 2, 2005, January 3, 2006, November 4, 2005,
      October 1, 2005 and October 19, 2005, respectively.

                                     A-3-26

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                               COLONY II PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE PARK AT WOODINVILLE

The Park at Woodinville is located on NE 200th Street in the city of Woodinville in northeast King County, Washington, approximately 14 miles northeast of the
Seattle central business district. The property is located in close proximity to
Highway 522 which connects to Interstate 405. The Eastside submarket contains approximately 16,375,604 square feet of industrial space with a vacancy rate of
14%. Average rent for industrial properties in the market is approximately $8.64 per square foot on a triple-net basis.

PROPERTY MANAGEMENT.

Azalea Springs and Holland Park Apartments are managed by Laramar Management
Services, LLC. Laramar has been in the apartment management business for over 15 years, is located in numerous major markets nationwide and manages a portfolio of approximately 20,000 units. Alamo Crossing Commerce Center is managed by CB
Richard Ellis ("CBRE"). CBRE (including partners and affiliates) manages a real estate portfolio consisting of over 989 million square feet in major metropolitan areas globally. Kensington Business Center is managed by Colliers
Bennet & Kahnwiler, Inc ("CBK"). CBK was founded in 1947 and currently has approximately 3.5 million square feet of industrial property under management.
Oakbrook Terrace Corporate Center and Southfield Logistics are managed by
Lincoln Property Company ("LPC"). LPC was founded in 1965 and has developed one of the largest commercial real estate management portfolios in the United
States. Fair Oaks is managed by ARC Management ("ARC"). ARC has been in business for over 20 years. The Park at Woodinville is managed by Trammell Crow Company
("Trammell Crow"). Through its Global Services Group, Trammell Crow provides building management, brokerage and project management services.
--------------------------------------------------------------------------------

                                     A-3-27

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                               COLONY II PORTFOLIO
--------------------------------------------------------------------------------

           [MAP INDICATIING LOCATIONS OF COLONY II PORTFOLIO OMITTED]

                                     A-3-28

                                                               JPMCC 2006-CIBC14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-29

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             PATRICK HENRY BUILDING
--------------------------------------------------------------------------------

                  [3 PHOTOS OF PATRICK HENRY BUILDING OMITTED]

                                     A-3-30

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             PATRICK HENRY BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $120,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $120,000,000

% OF POOL BY IPB:                       4.4%

SHADOW RATING (MOODY'S/S&P):            Baa3/BBB--

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               LHL Realty PH, LLC

SPONSOR:                                Liane Ginsberg, Laurence Ginsberg,
                                        Hilary Carla Feshbach

ORIGINATION DATE:                       12/07/05

INTEREST RATE:                          5.491000%

INTEREST-ONLY PERIOD:                   120 months

MATURITY DATE:                          01/01/16

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24),Def(90),O(4)

CROSS COLLATERALIZATION:                No

LOCK BOX:                               No

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL       MONTHLY
                                                -------------------------------
TAXES:                                                        $0         $0
INSURANCE:                                                    $0         $0
TI/LC:                                                $2,844,941(1)      $0
REQUIRED REPAIRS:                                             $0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset

TITLE:                                  Fee

PROPERTY TYPE:                          Office

UNITS:                                  520,180

LOCATION:                               Washington, DC

YEAR BUILT/RENOVATED:                   1973 / 1997

OCCUPANCY:                              100.0%

OCCUPANCY DATE:                         11/29/05

HISTORICAL NOI:

    2003:                               $16,450,653

    2004:                               $15,951,720

    TTM AS OF 11/30/05:                 $17,860,676

UW REVENUES:                            $21,038,660

UW EXPENSES:                            $6,147,577

UW NOI:                                 $14,891,083

UW NET CASH FLOW:                       $14,162,831(2)

APPRAISED VALUE:                        $254,000,000

APPRAISAL DATE:                         11/17/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/UNIT:                 $231

CUT-OFF DATE LTV:                       47.2%

MATURITY DATE LTV:                      47.2%

UW DSCR:                                2.12x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS

                                                SQUARE     % OF    BASE RENT   LEASE EXPIRATION
TENANT NAME                   MOODY'S/ S&P(3)    FEET      GLA        PSF            YEAR
-----------------------------------------------------------------------------------------------

U.S. DEPARTMENT OF JUSTICE        Aaa/AAA       520,180   100.0%    $41.25           2015
-----------------------------------------------------------------------------------------------

(1)   Represents certain tenant improvement obligations of the landlord due under the lease.

(2)   Reduction in underwritten cash flow is related to, among other things, the new terms of the lease signed in September, 2005, an underwritten normalized management fee of 3% and underwritten vacancy of 5%.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-31

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             PATRICK HENRY BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Patrick Henry Building mortgage loan is secured by a fee interest in a 520,180 square foot Class B+ office building located in the East End submarket within the Washington, DC central business district (the "Washington
CBD").

THE BORROWER. The borrowing entity, LHL Realty PH, LLC, is a special purpose entity. The sponsors of the Patrick Henry Building, Liane Ginsberg, Laurence
Ginsberg and Hilary Carla Feshbach, own over 45 residential buildings and parking structures in New York City as well as two office properties in the
Washington CBD.

THE PROPERTY. The Patrick Henry Building, constructed in 1973 and renovated in
1997, is a 10-story office building with approximately 520,180 square feet of rentable area. It is situated on a 1.23 acre site located on the northwest corner of 6th and D streets. The property can be accessed via the Green, Yellow and Red Metro Lines at Gallery Place-Chinatown and the Red Line at Judiciary
Square, both located approximately 2-3 blocks northwest and northeast of the property. The property is also served by a subterranean parking garage containing 105 parking spaces.

As of November 29, 2005 the property was 100% leased to the Government Services
Administration ("GSA"), rated "Aaa" and "AAA" by Moody's and S&P, respectively and is occupied by the United States Department of Justice (the "USDOJ"). The
various divisions of the USDOJ occupying space at the property include the Tax,
Civil and Environmental & Natural Resources. The lease expires in August 2015 with a rental rate of $41.25 per square foot on a modified gross basis. The lease is not subject to appropriations clauses. The property's neighborhood is largely comprised of GSA leases and is primarily occupied by the USDOJ. The headquarters of the FBI, a USDOJ agency, is located across the street. The GSA has been in the building since the property was built in 1973.

THE MARKET.(1) The property is located in the East End submarket, the second largest submarket in Washington, DC. The East End submarket contains approximately 37.7 million square feet of competitive office space comprised of
191 buildings with less than 3.6 million square feet of vacant directly leased and sublet space as of the second quarter of 2005. The 1997 completion of the
MCI Sports Arena, which houses the Washington Wizards basketball and Washington
Capitals hockey franchises, along with the completion of the 2.3 million square foot Convention Center at Mount Vernon Square, have contributed to the stimulation of development on the remaining East End submarket sites. Several large law firms have committed or moved to new office buildings in the area. In addition, large nonprofit organizations and federal agencies such as the
Smithsonian Institution, the US Mint, and the Corporation for Public
Broadcasting have recently committed to new projects in the East End submarket.

As of the second quarter of 2005, the average Class A vacancy rate in the East
End submarket was 9.9%, with rent rates of approximately $46.95 per square foot on a gross basis. Class B and C submarket vacancy rates were 6.6%, with rent rates averaging approximately $35.35 per square foot on a gross basis.

PROPERTY MANAGEMENT. The property is managed by CB Richard Ellis, Inc ("CBRE").
CBRE (including partners and affiliates) manages a real estate portfolio consisting of over 989 million square feet of space in major metropolitan areas globally.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Patrick Henry Building appraisal dated November 17, 2005.

                                     A-3-32

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             PATRICK HENRY BUILDING
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF PATRICK HENRY BUILDING OMITTED]

                                     A-3-33

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  CENTERPOINT I
--------------------------------------------------------------------------------

                       [4 PHOTOS OF CENTERPOINT I OMITTED]

                                     A-3-34

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  CENTERPOINT I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:(1)          $117,450,000

CUT-OFF DATE PRINCIPAL BALANCE:(1)      $117,450,000

% OF POOL BY IPB:                       4.3%

SHADOW RATING (MOODY'S/S&P):            Baa3/BBB-

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               CJF1 LLC

SPONSOR:                                CenterPoint Properties Trust and JF
                                        US Industrial Trust

ORIGINATION DATE:                       07/27/05

INTEREST RATE:                          5.204000%

INTEREST-ONLY PERIOD:                   60 months

MATURITY DATE:                          08/07/10

AMORTIZATION TYPE:                      Interest-only

ORIGINAL AMORTIZATION:                  N/A

REMAINING AMORTIZATION:                 N/A

CALL PROTECTION:                        L(24),Def(25),O(4)

CROSS COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:(2)                     $13,050,000

ADDITIONAL DEBT TYPE:                   Existing Pari Passu Floating Rate
                                        Debt

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS / RESERVES                                       INITIAL       MONTHLY
                                                -------------------------------
TAXES:                                                     $0            $0
INSURANCE:                                                 $0            $0
CAP EX:                                                    $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Industrial

SQUARE FOOTAGE:                         5,391,940

LOCATION:                               Various

YEAR BUILT:                             Various

OCCUPANCY:                              88.1%

OCCUPANCY DATE:                         01/01/06

NUMBER OF TENANTS:                      28

HISTORICAL NOI:

    2003:                               $9,260,758

    2004:                               $11,779,477

UW REVENUES:                            $23,656,104

UW EXPENSES:                            $6,354,380

UW NOI:                                 $17,301,726(3)

UW NET CASH FLOW:                       $16,063,160

APPRAISED VALUE:                        $198,250,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                   $24

CUT-OFF DATE LTV:                       65.8%

MATURITY DATE LTV:(4)                   65.8%

UW DSCR:(5)                             2.32x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                              SIGNIFICANT PORTFOLIO TENANTS

                                                                   BASE
                                                SQUARE     % OF    RENT         LEASE
TENANT NAME                       MOODYS/S&P     FEET       GLA     PSF    EXPIRATION YEAR
------------------------------------------------------------------------------------------

TRU-SERV                                       1,194,650   22.2%   $2.22        2013
DSC LOGISTICS                                  1,022,544   19.0%   $2.63        2011
FACTORY CARD OUTLET OF AMERICA                   440,343    8.2%   $5.35        2008
DUNI CORPORATION                                 300,120    5.6%   $4.91        2012
CITY OF CHICAGO                                  225,499    4.2%   $5.63        2007
------------------------------------------------------------------------------------------

(1)   The $130,500,000 loan was bifurcated into a $117,450,000 fixed rate note, included in the trust, and a $13,050,000 pari passu floating rate note, which is not included in the trust.

(2)   The pari passu floating rate portion has an initial term of 2 years with
      (3) one-year extension options and a LIBOR cap of 8.0%.

(3)   The difference in 2004 NOI and UW NOI is primarily attributable to, among other things; (i) approximately $3.0 million of effective gross income
      (EGI) underwritten for 308 South Division Street which had $0 contributed to 2004 NOI and (ii) approximately $2.4 million of EGI underwritten for
      21705-21707 West Mississippi Street which was vacant for over half of 2004 with approximately $587,000 contributed toward 2004 NOI.

(4)   Calculated based on the total note amount of $130,500,000.

(5)   An assumed LIBOR of 4.50% was used for the pari passu floating rate portion to calculate DSCR. If the LIBOR cap of 8.00% is used for the pari passu floating rate portion, the DSCR of the loan will be 2.17x.

                                     A-3-35

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  CENTERPOINT I
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         PORTFOLIO SUMMARY

                                                                                                              LEAD
LOAN   PROPERTY NAME                     LOCATION         YEAR    SQUARE    OCCUPANCY                        TENANT     ALLOCATED
ID                                     (CITY, STATE)      BUILT    FEET       %(1)        LEAD TENANTS      % OF GLA  LOAN AMOUNT(2)
------------------------------------------------------------------------------------------------------------------------------------

12.01  21705-21707                 Elwood , IL            2004   1,022,554   100.0%    DSC Logistics         100.0%   $ 19,800,000
       West Mississippi Street
12.02  308 South Division Street   Harvard, IL            1942   1,194,650   100.0%    Tru-Serv              100.0%     18,738,000
12.03  2727 West Diehl Road        Naperville, IL         1997     440,343   100.0%    Factory Card Outlet
                                                                                       of America, Ltd.      100.0%     16,020,000
12.04  West 165 N5830 Ridgewood    Menomonee Falls, WI    1996     300,120   100.0%    Duni Corporation      100.0%     10,035,000
       Drive
12.05  900 East 103rd Street       Chicago , IL           1913     529,214    65.9%    The City of Chicago    42.6%      8,820,000
12.06  27413 South Baseline Road   Elwood, IL             2004     213,000   100.0%    California Cartage    100.0%      7,515,000
12.07  3145 Central Avenue         Waukegan, IL           1958     292,000   100.0%    Coleman Cable
                                                                                       Corporation            61.6%      6,840,000
12.08  1445-1645 Greenleaf Avenue  Elk Grove Village, IL  1968     150,000    80.0%    Chicago Regional
                                                                                       Carpenters             24.0%      4,464,000
12.09  6510 West 73rd Street       Bedford Park, IL       1974     309,000     0.0%    Vacant                100.0%      4,230,000
12.10  7200 South Mason Avenue     Bedford Park, IL       1974     207,345   100.0%    Prairie Packaging     100.0%      4,185,000
12.11  3602 North Kenicott Avenue  Arlington Heights, IL  1999      94,300   100.0%    The Design Agency     100.0%      3,438,000
12.12  10700 West Waveland Avenue  Franklin Park, IL      1973     134,600   100.0%    DHL                   100.0%      3,060,000
12.13  800-850 Regency Drive       Glendale Heights, IL   1987      48,230   100.0%    Ford Motor Company     56.3%      2,880,000
12.14  920 Frontenac Road          Naperville, IL         1987     121,220     0.0%    Vacant                100.0%      2,655,000
12.15  9700 South Harlem Avenue    Bridgeview, IL         1967     101,140   100.0%    Kaiser Aluminum       100.0%      2,475,000
12.16  28160 North Keith Drive     Lake Forest, IL        1989      77,924   100.0%    Popcorn Factory       100.0%      2,295,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                           5,391,940    88.1%                                   $117,450,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   For the first full year of the loan a master lease agreement will be in effect. Under this agreement, CenterPoint Properties Trust will pay the base annual rent as well as additional rents on all vacant space at the time the master lease agreement was executed. Additionally, rents will be paid on rollover space currently leased that becomes vacant during the term of the master lease agreement.

(2)   For each property, the pro rata allocation to the $117,450,000 fixed rate note included in the trust.

--------------------------------------------------------------------------------
THE LOAN. The CenterPoint I mortgage loan is secured by a fee simple interest in
16 industrial properties consisting of approximately 5,391,940 square feet located in the Chicago, Illinois and Milwaukee, Wisconsin areas.

The total financing amount of $130,500,000 is bifurcated into two pari passu notes, a $117,450,000 fixed rate A-1 note included in the trust and a
$13,050,000 floating rate note not included in the trust.

THE BORROWER. The borrowing entity is a joint venture between CenterPoint
Properties Trust ("CenterPoint") (NYSE: CNT) and JF US Industrial Trust. Founded
in 1984, CenterPoint, a publicly traded real estate investment trust, is the largest industrial property company in the greater Chicago market. The company owns a portfolio of approximately 215 industrial properties with over 37 million square feet.

JF US Industrial Trust is a property trust which is publicly listed on the
Australian Stock Exchange (ASX: JUICA). JF US Industrial Trust is managed by
James Fielding Funds Management Limited, the property funds management arm of the Mirvac Group. The Mirvac Group is a leading diversified property Group listed on the Australian Stock Exchange with a market capitalization of more than $3 billion.

MASTER LEASE. The CenterPoint I mortgage loan is subject to a Master Lease
Agreement (the "Master Lease") executed by CenterPoint, which will be in effect for the first full year of the loan. Under this agreement, CenterPoint
Properties Trust will pay the base annual rent as well as additional rents on all vacant space at the time the Master Lease was executed. Additionally, rents will be paid for one year on currently leased space that becomes vacant during the term of the Master Lease.

RELEASE. Provided that no event of default exists, individual properties may be subject to the satisfaction of certain conditions, including, but not limited to: (i) payment by the borrower of an amount equal to 110% of the allocated loan amount of the individual property to be released; and (ii) the DSCR following the proposed release will equal or exceed the DSCR immediately prior to the date of the release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting its interest in other properties as collateral subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists; (ii) the aggregate value of all properties released
(through one or more substitutions) will not exceed more than 50% of the original value of the CenterPoint I mortgaged properties on the date of origination (amounts over 35% are required to receive confirmation from the rating agencies); (iii) the DSCR following the substitution shall equal or exceed the DSCR immediately prior to the date of the proposed substitution and;
(iv) the appraised value of the substitution shall equal or exceed the appraised value of the property to be substituted.
--------------------------------------------------------------------------------

                                     A-3-36

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  CENTERPOINT I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE PROPERTIES AND MARKETS.(1)

CHICAGO MSA (15 PROPERTIES)

Fifteen industrial/warehouse buildings totaling approximately 5,091,820 square feet are located in 9 separate submarkets within the Chicago metropolitan statistical area. The buildings were constructed between 1942 and 2004 and are currently 82.6% occupied with major tenants as follows: Tru-Serv (occupying approximately 1,194,650 square feet, paying rent of $2.22 per square foot on a triple-net basis and expiring in November 2013), DSC Logistics (occupying approximately 1,021,275 square feet, paying rent of $2.60 per square foot on a triple-net basis and expiring in June 2011), and Factory Card Outlet of America
(occupying approximately 440,343 square feet, paying rent of $5.35 per square foot triple-net and expiring in February 2008). The buildings are concentrated within 75 miles of downtown Chicago and provide access to the area's transportation infrastructure including interstates, highways and Chicago's air and rail transportation hubs.

The Chicago warehouse/distribution market has an overall vacancy rate of 12.3%.
As of the first quarter of 2005, average asking rents in the overall market averaged $4.27 per square foot on a triple-net basis. The North Chicago submarket had the highest asking rents at $5.48 per square foot, while the South
Suburbs submarket posted the lowest asking rents at an average of $3.12 per square foot.

MILWAUKEE MSA (1 PROPERTY)

West N5830 Ridgewood Drive consists of a single tenant warehouse/distribution building totaling approximately 300,120 square feet located in Menomonee Falls,
Wisconsin, approximately 17 miles northwest of the Milwaukee central business district. The building was built in 1996 and is 100% leased to the Duni
Corporation through December 2012, with rent of $4.91 per square foot on a triple-net basis.

The Waukesha County warehouse/distribution submarket has an overall vacancy rate of 8.65% with average rents ranging between $3.50 and $5.50 per square foot on a triple-net basis.

PROPERTY MANGEMENT. The properties are managed by CenterPoint.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the CenterPoint I appraisals dated between June 14, 2005 and June 21, 2005.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER      SQUARE       % OF                                   CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE
             OF LEASES     FEET        GLA       BASE RENT      % OF BASE     SQUARE FEET    % OF GLA     BASE RENT    %OF BASE RENT
YEAR         EXPIRING    EXPIRING    EXPIRING    EXPIRING     RENT EXPIRING    EXPIRING      EXPIRING       EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           5         640,929       11.9%       NAP           NAP           640,929       11.9%         NAP            NAP
2006 & MTM      10         752,070       13.9   $ 2,726,075       15.8%        2,063,294       38.3%     $ 2,837,435       16.4%
2007             6         436,593        8.1     2,337,688       13.5         1,829,592       33.9%     $ 5,063,763       29.3%
2008             4         601,452       11.2     3,261,685       18.8         2,431,044       45.1%     $ 8,325,448       48.1%
2009             4         719,913       13.4     2,864,764       16.6         3,150,957       58.4%     $11,190,211       64.7%
2010             2         162,950        3.0       359,620        2.1         3,313,907       61.5%     $11,549,831       66.7%
2011             2         746,213       13.8     1,982,419       11.5         4,060,120       75.3%     $13,532,250       78.2%
2012             1         300,120        5.6     1,473,214        8.5         4,360,240       80.9%     $15,005,464       86.7%
2013             1       1,031,700       19.1     2,299,181       13.3         5,391,940      100.0%     $17,304,646      100.0%
2014             0               0        0.0             0        0.0         5,391,940      100.0%     $17,304,646      100.0%
2015             0               0        0.0             0        0.0         5,391,940      100.0%     $17,304,646      100.0%
2016             0               0        0.0             0        0.0         5,391,940      100.0%     $17,304,646      100.0%
AFTER            0               0        0.0             0        0.0         5,391,940      100.0%     $17,304,646      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          30       5,391,940     100.0%   $17,304,646      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-37

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  CENTERPOINT I
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                       SIGNIFICANT TENANTS ROLLING IN 2006 & MTM

                                                                     SQUARE                  % OF 2006    TENANT RENT
                                                                      FEET       ANNUAL      BASE RENT     PSF/MARKET
PROPERTY NAME                           TENANT                      EXPIRING   BASE RENT    EXPIRING(1)   RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------

3145 CENTRAL AVENUE                     COLEMAN CABLE CORPORATION   180,000    $  607,775       22.3%      $3.38/$5.11
3602 NORTH KENICOTT AVENUE              THE DESIGN AGENCY            94,300       505,720       18.6       $5.36/$4.67
10700 WAVELAND AVENUE                   DHL                         134,600       472,446       17.3       $3.51/$4.27
9700 SOUTH HARLEM AVENUE                KAISER ALUMINUM             101,140       392,353       14.4       $3.88/$3.12
308 SOUTH DIVISION STREET               STACK ON PRODUCTS           155,800       385,000       14.1       $2.47/$3.58
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                               665,840    $2,363,294       86.7%
----------------------------------------------------------------------------------------------------------------------
2006 & MTM TOTAL BASE RENT EXPIRING:                                           $2,726,075
----------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2006 or on a
      MTM basis.

(2)   Based on certain information obtained from the appraisal.

----------------------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS ROLLING IN 2007

                                                                     SQUARE                  % OF 2007    TENANT RENT
                                                                      FEET       ANNUAL      BASE RENT     PSF/MARKET
PROPERTY NAME                           TENANT                      EXPIRING   BASE RENT    EXPIRING(1)   RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------

900 EAST 103RD STREET                   CITY OF CHICAGO             225,499    $1,269,435      54.3%      $ 5.63/$4.27
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                               225,499    $1,269,435      54.3%
----------------------------------------------------------------------------------------------------------------------
2007 TOTAL BASE RENT EXPIRING:                                                 $2,337,688
----------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2007.

(2)   Based on certain information obtained from the appraisal.

----------------------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS ROLLING IN 2011

                                                                     SQUARE                  % OF 2011    TENANT RENT
                                                                      FEET       ANNUAL      BASE RENT     PSF/MARKET
PROPERTY NAME                           TENANT                      EXPIRING   BASE RENT    EXPIRING(1)   RENT PSF(2)
----------------------------------------------------------------------------------------------------------------------

21705 -21707 WEST MISSISSIPPI STREET    DSC LOGISTICS               741,486    $1,947,142      98.2%      $ 2.63/$4.27
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                               741,486    $1,947,142      98.2%
----------------------------------------------------------------------------------------------------------------------
2011 TOTAL BASE RENT EXPIRING:                                                 $1,982,419
----------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2011.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-38

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  CENTERPOINT I
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF CENTERPOINT I OMITTED]

                                     A-3-39

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                          AVION BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

               [3 PHOTOS OF AVION BUSINESS PARK PORTFOLIO OMITTED]

                                     A-3-40

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                          AVION BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $95,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $95,000,000

% OF POOL BY IPB:                       3.5%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               AG/ARG Avion, L.L.C.

SPONSOR:                                Advance Realty Group, LLC

ORIGINATION DATE:                       12/28/05

INTEREST RATE:                          5.583000%

INTEREST-ONLY PERIOD:                   60 months

MATURITY DATE:                          01/01/16

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 360 months

CALL PROTECTION:                        L(24),Def(90),O(4)

CROSS COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        $5,000,000

ADDITIONAL DEBT TYPE:                   Mezzanine, Permitted Future
                                        Mezzanine Loan(1)

LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                        INITIAL       MONTHLY
                                                -------------------------------
TAXES:                                                  $169,609       $84,805
INSURANCE:                                                    $0            $0
CAP EX:                                                       $0        $7,015
TI/LC:                                                        $0       $41,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE:                          Office

SQUARE FOOTAGE:                         586,466

LOCATION:                               Chantilly, VA

YEAR BUILT/RENOVATED:                   Various

OCCUPANCY:                              100.0%

OCCUPANCY DATE:                         11/30/05

NUMBER OF TENANTS:                      30

HISTORICAL NOI:

       2003:                            $8,285,249

       2004:                            $8,732,485

       TTM AS OF 09/30/05               $9,143,632

UW REVENUES:                            $12,147,994

UW EXPENSES:                            $3,699,879

UW NOI:                                 $8,448,116

UW NET CASH FLOW:                       $7,865,224

APPRAISED VALUE:                        $131,000,000

APPRAISAL DATE:                         11/09/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $162

CUT-OFF DATE LTV:                       72.5%

MATURITY DATE LTV:                      67.4%

UW DSCR:                                1.20x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS

                                                  SQUARE    % OF    BASE RENT        LEASE
TENANT NAME                      MOODY'S/S&P(2)    FEET      GLA       PSF      EXPIRATION YEAR
-----------------------------------------------------------------------------------------------

COMMONWEALTH OF VIRGINIA                          122,279   20.9%    $28.14          2012
GTSI CORP TECHNOLOGY SERVICES                     102,022   17.4%    $12.12          2008
GENERAL SERVICES ADMIN.             Aaa/AAA        35,154    6.0%    $19.00          2008
U.S. INSPECT, INC.                                 32,544    5.5%    $15.14          2010
COVANCE LABORATORIES, INC.                         24,053    4.1%    $16.33          2011
BILL COMMUNICATIONS                                22,354    3.8%    $26.37          2010
-----------------------------------------------------------------------------------------------

(1)   Future mezzanine financing is allowed upon the satisfaction of certain conditions including, but not limited to, (i) LTV of no greater than 90%
      and (ii) a DSCR of greater than or equal to 1.10x.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name " field whether or not the parent company guarantees the lease.

                                     A-3-41

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                          AVION BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                    PORTFOLIO SUMMARY

LOAN                         YEAR    SQUARE    OCCUPANCY                                    LEAD TENANT %   ALLOCATED LOAN
ID      PROPERTY NAME        BUILT    FEET         %       LEAD TENANT                         OF GLA           AMOUNT
--------------------------------------------------------------------------------------------------------------------------

13.01   Lakeside I           2000    166,046     100.0%    Commonwealth of Virginia             73.6%        $29,500,000
13.02   Avion III            2001     88,686     100.0     Covance Laboratories Inc.            27.1%         15,000,000
13.03   Avion Tech I         1998    102,022     100.0     GTSI Corp. Technology Services      100.0%         13,400,000
13.04   Service Center III   2000     67,698     100.0     General Services Admin.              51.9%         10,700,000
13.05   Midrise II           1998     56,354     100.0     TICOM, Inc.                          33.4%          9,600,000
13.06   Midrise I            1988     57,345     100.0     Anteon                               29.2%          9,300,000
13.07   Avion Tech II        1999     48,315     100.0     NEC America, Inc.                    58.6%          7,500,000
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                586,466     100.0%                                                      $95,000,000
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Avion Business Park Portfolio mortgage loan is secured by a fee simple interest in an approximately 586,466 square foot Class A suburban office and flex/office portfolio located in Chantilly, VA.

THE BORROWER. The borrowing entity, AG/ARG Avion, L.L.C., is a single purpose entity. The controlling principal of the borrowing entity is Advance Realty
Group, which was founded by Peter J. Cocoziello in 1979. Advance Realty Group is
a commercial real estate firm located in the Boston, Massachusetts, New Jersey and Washington, D.C. markets with expertise in real estate development, investment and management. Advance Realty Group owns 6 million square feet of office space from Boston to Washington, D.C. and operates a development portfolio of approximately 6 million square feet of office space and 5,000 multifamily residential units. Approximately 3.3 million square feet of office space is located in Maryland and approximately 1.7 million square feet is located in Virginia and has an average occupancy of 98%.

THE PROPERTY. The properties are located on 41.1 acres of land within the Avion
Business Park in Chantilly, Fairfax County, Virginia. The property abuts the southern boundary of Washington Dulles Airport and is located 7 miles from the airport terminals. The buildings are located on Avion Parkway, Concorde Parkway and Stonecroft Boulevard. Chantilly is served by the regional highway system.
Local thoroughfares include Lee Jackson Memorial Highway (Route 50) and Sully
Road (Route 28). Lee Jackson Memorial Highway provides access to Interstate 66 to the east. Interstate 66 provides access to the Washington, DC central business district to the east and the Interstate 495 Capital Beltway.

Four properties totaling 306,721 square feet are flex/office space: Avion III,
Avion Tech II, Avion Tech III and Service Center III. These properties were built between 1998 and 2001.

Three properties totaling 279,745 square feet are class A suburban office space:
Midrise I, Midrise II and Lakeside I. These properties were built between 1998 and 2000.

MAJOR TENANTS.

The Virginia Department of Transportation ("VDOT") occupies 122,279 square feet of Lakeside I on a lease that expires in November 2012, with a right to renew for five additional years. VDOT's rent is $28.14 per square foot. The space currently occupied by VDOT represents 20.9% of the total net rentable area of the Avion Business Park Portfolio. Furthermore, VDOT has been in occupancy at
Lakeside I since it was built in 2000 and the location serves as their headquarters as well as the site of their engineering and development of roadways and transport infrastructure. The lease contains an appropriations clause, which would allow VDOT to terminate its lease with the borrower if it does not receive adequate funding from the State of Virginia.

GTSI Corp. ("GTSI") (NASDAQ: GTSI) provides global information technology solutions, such as hardware, software and networking, primarily to correspondents of the federal government. As of June 30, 2005, GTSI's net assets were $271.7 million, with a total stockholder's equity of $79.8 million. GTSI currently employs 851 full-time employees worldwide and maintains its headquarters at Avion Tech I, where it occupies the entire building (102,022 square feet). GTSI has been a tenant since the building was constructed and currently pays rent of $12.48 per square foot.

U.S. Inspect, Inc. ("USI"), founded in 1986 as Gemini Research, is one of the leading home inspection companies in the United States and operates in three principal segments: residential services, corporate services and commercial services. USI provides customers and clients with nationwide coverage for more than 50 inspection types, including general home, termite, radon, structural and replacement reserve studies and other specialty inspection services. USI employs more than 6,000 field inspectors and independent supplier contractors, and maintains its headquarters at Service Center III, where it occupies 32,544 square feet of space (5.5% of the Avion Business Park Portfolio). USI has been a tenant since the building was constructed and pays rent at a rate of $15.14 per square foot on a triple-net basis.
--------------------------------------------------------------------------------

                                     A-3-42

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                          AVION BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE MARKET(1).

The property is located in the Dulles Corridor market which contains approximately 31 million square feet of Class A office space in 246 buildings and includes the Great Falls, Herndon, Reston, Route 28 Corridor North and Route
28 Corridor South submarkets. The market's direct vacancy rate in the third quarter of 2005 was 9.5% with an average rental rate of $25.75 per square foot.
The property is located in the Route 28 Corridor South submarket, which contains
6.1 million square feet of office space located in 55 buildings.

The submarket's direct vacancy rate was 5.5% with a sublet rate of 2.8%, for a total vacancy rate of 8.3% in the third quarter of 2005. The average rental rate in the submarket is $23.76 per square foot. The submarket has experienced positive net absorption since the second quarter of 2003 and rental rates have increased from $22.86 to $23.76 per square foot during this time. A subset of competitive properties in the Avion Business Park Portfolio's submarket, Avion
Business Center and Westfield's Office Park (consisting of seven buildings and
1.1 million square feet), have a 2.6% vacancy rate and an average rental rate of
$27.50 per square foot full service and there are no current plans for additional construction in the area. The National Reconnaissance Office building is located 1.5 miles from the property and is the chief source of occupancy for the surrounding office market, which is primarily comprised of government contractors. The Fairfax County Criminal Justice Training Center is located to the north of the Avion Business Park Portfolio.

PROPERTY MANAGEMENT. The property is managed by Advance Realty Management Inc., an affiliate of the borrowing entity.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Avion Business Park Portfolio appraisal dated November 9, 2005.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

              NUMBER      SQUARE                                             CUMULATIVE    CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES     FEET     % OF GLA    BASE RENT      % OF BASE     SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING     RENT EXPIRING    EXPIRING      EXPIRING     EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP            0      0.0%          NAP           NAP                0         0.0%          NAP           NAP
2006 & MTM        5       56,549       9.6     $ 1,299,950       10.8%          56,549        10.8%     $ 1,299,950       10.8%
2007              2       31,980       5.5         492,130        4.1           88,529        15.1%     $ 1,792,080       14.9%
2008              5      163,983      28.0       2,468,850       20.5          252,512        43.1%     $ 4,260,930       35.5%
2009              5       33,754       5.8         814,352        6.8          286,266        48.8%     $ 5,075,282       42.2%
2010              6       92,676      15.8       1,775,220       14.8          378,942        64.6%     $ 6,850,502       57.0%
2011              2       45,466       7.8         965,155        8.0          424,408        72.4%     $ 7,815,657       65.1%
2012              4      149,393      25.5       4,016,291       33.4          573,801        97.8%     $11,831,948       98.5%
2013              0            0       0.0               0        0.0          573,801        97.8%     $11,831,948       98.5%
2014              1        5,925       1.0          91,541        0.8          579,726        98.9%     $11,923,489       99.2%
2015              1        6,740       1.1          90,990        0.8          586,466       100.0%     $12,014,479      100.0%
2016              0            0       0.0               0        0.0          586,466       100.0%     $12,014,479      100.0%
AFTER             0            0       0.0               0        0.0          586,466       100.0%     $12,014,479      100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:           31      586,466     100.0%    $12,014,479      100.0%
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS ROLLING IN 2008

                                                                     SQUARE                  % OF 2008     TENANT RENT
                                                                      FEET       ANNUAL      BASE RENT     PSF/MARKET
PROPERTY NAME                           TENANT                      EXPIRING   BASE RENT    EXPIRING(1)    RENT PSF(2)
-----------------------------------------------------------------------------------------------------------------------

AVION TECH I                            GTSI CORP TECHNOLOGY
                                        SERVICES                     102,022   $1,273,563      51.6%      $12.48/$14.97
SERVICE CENTER III                      GENERAL SERVICES ADMIN        35,154      667,815      27.0       $19.00/$25.00
AVION TECH III                          GREENHORN & O'MARA            11,041      187,414       7.6       $16.97/$14.97
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                148,217   $2,128,792      86.2%
-----------------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING:                                                 $2,468,850
-----------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2008.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-43

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                          AVION BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS ROLLING IN 2010

                                                                     SQUARE                  % OF 2010     TENANT RENT
                                                                      FEET       ANNUAL      BASE RENT     PSF/MARKET
PROPERTY NAME                           TENANT                      EXPIRING   BASE RENT    EXPIRING(1)    RENT PSF(2)
-----------------------------------------------------------------------------------------------------------------------

LAKESIDE I                              BILL COMMUNICATIONS          22,354    $  589,475      33.2%      $26.37/$27.50
SERVICE CENTER III                      US INSPECT INC.              32,544       492,716      27.8       $15.14/$14.97
AVION TECH III                          WEBCO GENERAL PARTNERSHIP    14,427       225,758      12.7       $15.65/$14.97
AVION TECH III                          VERIZON DIRECTORIES SALES    11,683       174,486       9.8       $14.94/$14.97
MIDRISE I                               GREAT CIRCLE TECHNOLOGIES     5,427       149,243       8.4       $27.50/$27.50
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                86,435    $1,631,677      91.9%
-----------------------------------------------------------------------------------------------------------------------
2010 TOTAL BASE RENT EXPIRING:                                                 $1,775,220
-----------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2010.

(2)   Based on certain information obtained from the appraisal.

-----------------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS ROLLING IN 2012

                                                                     SQUARE                  % OF 2012     TENANT RENT
                                                                      FEET       ANNUAL      BASE RENT     PSF/MARKET
PROPERTY NAME                           TENANT                      EXPIRING   BASE RENT    EXPIRING(1)    RENT PSF(2)
-----------------------------------------------------------------------------------------------------------------------

LAKESIDE I                              COMMONWEALTH OF VIRGINIA     122,279   $3,440,931      85.7%      $17.17/$27.50
MIDRISE II                              AVITAS INC                    12,297      320,952       8.0       $26.10/$27.50
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                134,576   $3,761,883      93.7%
-----------------------------------------------------------------------------------------------------------------------
2012 TOTAL BASE RENT EXPIRING:                                                 $4,016,291
-----------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent expected to be collected in 2012.

(2)   Based on certain information obtained from the appraisal.

                                     A-3-44

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                          AVION BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

       [MAP INDICATING LOCATIONS OF AVION BUSINESS PARK PORTFOLIO OMITTED]

                                     A-3-45

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                          AVION BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

              [SITE PLAN OF AVION BUSINESS PARK PORTFOLIO OMITTED]

                                     A-3-46

                                                               JPMCC 2006-CIBC14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-47

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             CHARTWELL II PORTFOLIO
--------------------------------------------------------------------------------

                   [2 PHOTOS OF CHARTWELL II PORTFOLIO OMITTED]

                                     A-3-48

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             CHARTWELL II PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:             $72,500,000

CUT-OFF DATE PRINCIPAL BALANCE:         $72,021,798

% OF POOL BY IPB:                       2.6%

LOAN SELLER:                            JPMorgan Chase Bank, N.A.

BORROWER:                               Boulder Meridian LP, Lakewood
                                        Meridian LP, Temple Meridian LP

SPONSOR:                                ING Management Limited,
                                        Chartwell Senior Housing REIT

ORIGINATION DATE:                       08/19/05

INTEREST RATE:                          5.413000%

INTEREST-ONLY PERIOD:                   N/A

MATURITY DATE:                          09/01/15

AMORTIZATION TYPE:                      Balloon

ORIGINAL AMORTIZATION:                  360 months

REMAINING AMORTIZATION:                 354 months

CALL PROTECTION:                        L(24),Def(86),O(4)

CROSS COLLATERALIZATION:                No

LOCK BOX:                               Cash Management Agreement

ADDITIONAL DEBT:                        No

ADDITIONAL DEBT TYPE:                   N/A

LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL       MONTHLY
                                                --------------------------------
TAXES:                                                     $0       Springing(2)
INSURANCE:                                                 $0       Springing(2)
CAP EX:                                                    $0       Springing(2)
TI/LC                                                      $0       Springing(2)
IMMEDIATE REPAIRS                                    $132,200              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Portfolio

TITLE:                                  Fee

PROPERTY TYPE1:                         Senior Housing

UNITS:                                  499

LOCATION:                               Various

YEAR BUILT/RENOVATED:                   Various/Various

OCCUPANCY:                              96.2%

OCCUPANCY DATE:                         04/04/05

HISTORICAL NOI:

    2003:                               $7,069,604

    2004:                               $6,910,302

UW REVENUES:                            $19,648,147

UW EXPENSES:                            $11,981,187

UW NOI:                                 $7,666,960

UW NET CASH FLOW:                       $7,517,260

APPRAISED VALUE:                        $104,500,000

APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/UNIT:                 $144,332

CUT-OFF DATE LTV:                       68.9%

MATURITY DATE LTV:                      57.8%

UW DSCR:                                1.54x

-------------------------------------------------------------------------------------------
                                     PORTFOLIO SUMMARY

                            LOCATION                                         ALLOCATED LOAN
PROPERTY NAME             (CITY, STATE)   YEAR BUILT   UNITS   OCCUPANCY %       AMOUNT
-------------------------------------------------------------------------------------------

BOULDER MERIDIAN          Boulder, CO        1986        96       95.8%       $17,900,000
LAKEWOOD MERIDIAN         Lakewood, CO       1988       172       99.4%        29,700,000
TEMPLE MERIDIAN           Temple, TX         1984       231       93.9%        24,900,000
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  499       96.2%       $72,500,000
-------------------------------------------------------------------------------------------

(1)   Approximately 58 units (11.6% of the portfolio) are characterized as
      Senior Housing -- Assisted Living. Approximately 60 units (12.0% of the portfolio) are characterized as Senior Housing -- Nursing Care.

(2)   Monthly escrows for taxes, insurance, Cap Ex and TI/LC will be required if there is an event of default, any bankruptcy action of the borrower or NOI falls below a NOI threshold based on a trailing twelve month period
      (determined on a quarterly basis) immediately preceding the date of determination. Monthly collections for taxes, insurance and replacement reserves will equal 1/12th the amount lender estimates will be payable during the ensuing twelve months.

                                     A-3-49

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             CHARTWELL II PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Chartwell II Portfolio mortgage loan is secured by a fee interest on three senior housing communities, comprising approximately 499 units located in Boulder, CO, Lakewood, CO, and Temple, TX.

THE BORROWER. The borrowing entities are Boulder Meridian LP, Lakewood Meridian
LP, and Temple Meridian LP, each a single-asset special purpose entity. The sponsors for the Chartwell II Portfolio loan are ING Real Estate Investment
Management Australia ("ING") and Chartwell Senior Housing Real Estate Investment
Trust ("Chartwell REIT").

ING manages six property funds on behalf of over 54,000 investors with a book value exceeding $5 billion across all asset classes. ING's main activities include fund management, portfolio management, asset management and property management, including acquisitions, sales and leasing. Globally, ING is part of the ING Group, the largest real estate asset manager in the world and an international financial institution operating in 50 countries.

Chartwell REIT is a growth-oriented real estate investment trust that owns and manages a variety of senior housing properties across Canada and in the United
States. Chartwell REIT is currently the second largest participant in the
Canadian senior housing industry with a growing presence in the United States.

THE PROPERTY. Chartwell II Portfolio is secured by three properties located in
Boulder, CO, Lakewood, CO and Temple, TX. The properties contain a total of approximately 499 units and were developed between 1984 and 1988. The Chartwell
II Portfolio is 96.2% occupied and comprised of 100% private pay residents.

BOULDER MERIDIAN

Boulder Meridian consists of a 1-building, 3-story retirement community facility containing 96 independent living units situated on a 3.83-acre parcel of land located in Boulder, CO. The facility consists of 51 one-bedroom units averaging
575 square feet per unit and 45 two-bedroom units averaging 1,036 square feet per unit. Average monthly rents for one-bedroom and two-bedroom units at the property are $3,000 and $3,400 per unit, respectively. Amenities at the property include a dining room, a fitness center, a library, an activity room, a salon, a theatre, a spa, an outdoor courtyard and 24 hour security. The mortgaged property was constructed in 1986, renovated in 2000, and is approximately 95.8%
occupied.

LAKEWOOD MERIDIAN

Lakewood Meridian consists of a 1-building, 3-story retirement community facility containing 172 units (58 assisted living units and 114 independent living units) situated on a 9.89-acre parcel of land in Lakewood, CO. The facility consists of 4 studio assisted living units averaging 500 square feet per unit, 54 one-bedroom assisted living units averaging 750 square feet per unit, 55 one-bedroom independent living units averaging 640 square feet per unit and 59 two-bedroom independent living units averaging 1,014 square feet per unit. Average monthly rents for studio and one-bedroom assisted living units at the mortgaged property are $5,000 and $6,100 per unit, respectively. Average monthly rents for one- and two-bedroom independent living units at the property are $2,800 and $3,500 per unit, respectively. Amenities at the property include a dining room, a fitness center, a library, an activity room, a salon, a theatre, a spa, an outdoor courtyard and 24 hour security. The property was constructed in 1988 and is approximately 99.4% occupied.

TEMPLE MERIDIAN

Temple Meridian consists of a 15-building, 2-story retirement community facility containing 231 units (60 nursing care units and 171 independent living units)
situated on a 21-acre parcel of land in Temple, TX. The facility consists of 60 nursing care units averaging approximately 130 square feet per unit, 4 studio units averaging approximately 450 square feet per unit, 84-one bedroom units averaging approximately 700 square feet per unit and 83-two bedroom units averaging approximately 1,013 square feet per unit. Average monthly rent for studio units at the property are $1,550 per unit. Average monthly rent for one-bedroom units at the property ranges from $1,896 to $2,286 per unit. Average monthly rent for two-bedroom units at the property ranges from $2,460 to $2,795 per unit. Amenities at the property include a dining room, a fitness center, a library, an activity room, a salon, a spa, an outdoor courtyard and 24 hour security. The property was constructed in 1984 and is approximately 93.9%
occupied.

THE MARKET(1).

BOULDER MERIDIAN

Boulder Meridian is located off Highway-36 near the intersection of Table Mesa
Drive and Broadway, on the southwest edge of the City of Boulder in Boulder
County, Colorado. The property is located in close proximity to the Flatirons
Mall, Boulder Community Hospital and the University of Colorado. Boulder
Meridian is located in the greater Denver area and is 21 miles northwest of downtown Denver. Comparable monthly rents for independent living units in the area range from approximately $1,295 to $4,500 and $1,530 to $6,000 for one-bedroom and two-bedroom units, respectively.

LAKEWOOD MERIDIAN

Lakewood Meridian is located off Highway 6 along the west side of Balsam Street, just north of Jewell Avenue, in Lakewood, Jefferson County, Colorado. The
property is in close proximity to Southwest Plaza, hospitals, and dining at the nearby "Restaurant Row". Lakewood Meridian is located in the greater Denver area and is 7 miles southwest of downtown Denver. Comparable monthly rents for assisted living units in the area range from approximately $2,395 to $5,520 and
$3,195 to $7,080 per unit for studios and one-bedroom units, respectively.
Comparable monthly rents for independent living units in the area range from approximately $867 to $3,931 and $1,000 to $4,470 for one-bedroom and two-bedroom units, respectively.
--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Boulder Meridian, Lakewood
      Meridian and Temple Meridian appraisals dated July 21, 2005, July 21, 2005 and August 4, 2005, respectively.

                                     A-3-50

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             CHARTWELL II PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TEMPLE MERIDIAN

Temple Meridian is located off of Interstate Highway 35 and Loop 363 on 31st
Street in Temple, Bell County, Texas. The property is in close proximity to the
Temple Colonial Mall, the Cultural Activities Center, restaurants, golf courses and the Scott & White Medical Center. Temple Meridian is located in the greater
Killeen-Temple area and is approximately 120 miles south of Dallas and 60 miles north of Austin. Comparable monthly rents for independent living units in the area range from $1,350 to $1,695 and $1,960 to $2,095 for studios and one-bedroom units, respectively. Comparable monthly rents for two-bedroom independent living units in the market are $2,795 per unit.

PROPERTY MANAGEMENT. The portfolio is managed by Horizon Bay Chartwell, LLC, a
50/50 joint venture between Horizon Bay Senior Communities ("Horizon Bay") and
Chartwell REIT. Horizon Bay manages 36 senior housing communities consisting of approximately 7,700 units located in nine states. The Horizon Bay portfolio includes independent-living and continuum-of-care retirement communities.
--------------------------------------------------------------------------------

                                     A-3-51

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                             CHARTWELL II PORTFOLIO
--------------------------------------------------------------------------------

         [2 MAPS INDICATING LOCATIONS OF CHARTWELL II PORTFOLIO OMITTED]

                                     A-3-52

                                                               JPMCC 2006-CIBC14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-53

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                   PARK CENTER
--------------------------------------------------------------------------------

                        [4 PHOTOS OF PARK CENTER OMITTED]

                                     A-3-54

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                   PARK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $43,400,000

CUT-OFF DATE PRINCIPAL BALANCE:        $43,400,000

% OF POOL BY IPB:                      1.6%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              PCDT, LP

SPONSOR:                               GFW Trust

ORIGINATION DATE:                      12/13/05

INTEREST RATE:                         5.640000%

INTEREST-ONLY PERIOD:                  60 months

MATURITY DATE:                         01/01/16

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       $6,000,000

ADDITIONAL DEBT TYPE:                  Preferred Equity(1)

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                  INITIAL            MONTHLY
                                                 -------------------------------
TAXES:                                             $147,443           $73,721

INSURANCE:                                          $31,441            $4,492

CAP EX:                                                  $0              $353

TI/LC:                                           $2,340,000(2)             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office

SQUARE FOOTAGE:                        235,341

LOCATION:                              Plano, TX

YEAR BUILT:                            2000

OCCUPANCY:                             100.0%

OCCUPANCY DATE:                        02/08/06

NUMBER OF TENANTS:                     27

HISTORICAL NOI:

 2003:                                 $4,199,813

 2004:                                 $4,547,999

 TTM AS OF 08/31/05                    $4,539,540

UW REVENUES:                           $6,357,382

UW EXPENSES:                           $2,242,388

UW NOI:                                $4,114,993

UW NET CASH FLOW:                      $3,820,120

APPRAISED VALUE:                       $54,300,000

APPRAISAL DATE:                        09/19/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                  $184

CUT-OFF DATE LTV:                      79.9%

MATURITY DATE LTV:                     74.4%

UW DSCR:                               1.27x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                         SIGNIFICANT TENANTS

                                                                                            LEASE
                                   MOODYS/       SQUARE       % OF        BASE RENT       EXPIRATION
TENANT NAME                        S&P(2)         FEET         GLA           PSF             YEAR
------------------------------------------------------------------------------------------------------

CIENA COMMUNICATIONS                             32,842       14.0%        $21.25            2008

BROADWING COMMUNICATION                          25,595       10.9%        $25.80            2007

IBM                                  A1/A+       14,585        6.2%        $25.00            2008

JANNSEN PHARMACEUTICAL             Aaa/AAA       14,032        6.0%        $24.50            2006
------------------------------------------------------------------------------------------------------

(1)   The indirect owner of the borrower has incurred preferred equity in favor of National City Bank in the amount of $6,000,000.

(2)   The lender established an upfront TI/LC escrow at origination totaling
      $2,340,000 to reimburse the borrower for costs incurred in performing tenant improvements and in paying leasing commissions.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-55

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                   PARK CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Park Center mortgage loan is secured by a fee interest in an approximately 235,341 square foot Class A office building situated on a 7.87 acre site located in Plano, Texas.

THE BORROWER. The Borrowing entity, PCDT, LP, is a newly-formed special purpose entity. The general partner of the borrowing entity is controlled by
BentleyForbes Holdings, LLC.

BentleyForbes was founded in 1993 for the purpose of assisting companies to convert real estate assets into ready capital through sale/leaseback transactions. It has since expanded its business to acquire and own office, retail and industrial products nationwide. BentleyForbes' current portfolio includes approximately 40 properties totaling over 6 million square feet and valued in excess of $1 billion.

THE PROPERTY. Park Center consists of a 5-story, 235,341 square foot Class A office building and a three-deck parking garage with a total of 945 spaces located on a 7.87 acre site in Plano, Texas, a northern suburb of Dallas. The building was constructed in 2000 and includes such features as an open courtyard entrance with a water wall, fountain and outdoor seating. As of February 8,
2006, Park Center was 100.0% leased to 29 tenants, including six investment grade rated tenants totaling 23.5% of the property's net rentable income.
Occupancy and rent at the property have increased from 95.7% to 100% and from
$22.38 to $24.34 per square foot on a gross basis, respectively, from 2002 to the present.

THE MARKET(1). Park Center is located on the northeast corner of the North
Dallas Tollway and Park Boulevard, approximately halfway between Highway 190 and the recently completed President George Bush Freeway (121), in Plano, Texas. The
property is in the North Tollway/West Plano submarket of the Dallas/Fort Worth metropolitan statistical area. Primary access to the property's neighborhood is provided by the Dallas North Tollway, the George Bush Turnpike, Preston Road and
Park Boulevard. The Dallas North Tollway and Preston Road connect with the
Dallas central business district and LBJ Freeway, both to the south, and with the City of Frisco to the north. The property is nearly equidistant between the residential growth area of North Dallas (Frisco) and the Park Cities, approximately 8.5 miles along the Dallas North Tollway in either direction. The submarket is a major employment center for the Dallas market and can be accessed by the freeway and major roadway systems, including Highways 190 and 121.

The average occupancy for class A office buildings in the submarket is 93.9% and the average market rent for Class A office buildings in the submarket is approximately $22.02 per square foot. Comparable office properties in the submarket have vacancy rates averaging 2.8% and average asking rents of approximately $24.50 per square foot on a gross basis. There is currently 7.2 million square feet of multi-tenant office supply in the submarket, which experienced 272,159 square feet of positive absorption in the first half of
2005.

Within a three-mile radius of the property, the appraiser reported a population of 106,469 and an average household income of approximately $109,256.

PROPERTY MANAGEMENT. The property is managed by Capstar Commercial Real Estate
Services ("Capstar"). Capstar focuses on the Dallas market, where it provides leasing and management, construction management, and due diligence services for institutional, corporate, and entrepreneurial landlords of office and technology properties. Capstar currently leases and manages 8 million square feet of office property in Dallas and its principals have nearly 20 years of leasing and management experience. Capstar advised the developer when the property was constructed in 2000 and has been the property manager ever since.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                      LEASE ROLLOVER SCHEDULE

                      NUMBER          SQUARE          % OF
                     OF LEASES         FEET           GLA          BASE RENT          % OF BASE
YEAR                 EXPIRING        EXPIRING       EXPIRING        EXPIRING        RENT EXPIRING
-------------------------------------------------------------------------------------------------

VACANT                     NAP              0           0.0%              NAP             NAP
2006 & MTM                   6         42,457          18.0        $1,064,788            18.4%
2007                         2         25,595          10.9           669,351            11.5
2008                         7         75,326          32.0         1,841,668            31.7
2009                         3         22,403           9.5           505,330             8.7
2010                         7         48,194          20.5         1,174,111            20.2
2011                         4         21,366           9.1           546,010             9.4
2012                         0              0           0.0                 0             0.0
2013                         0              0           0.0                 0             0.0
2014                         0              0           0.0                 0             0.0
2015                         0              0           0.0                 0             0.0
2016                         0              0           0.0                 0             0.0
AFTER                        0              0           0.0                 0             0.0
-------------------------------------------------------------------------------------------------
TOTAL:                      29        235,341         100.0%       $5,801,258           100.0%
-------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                     CUMULATIVE        CUMULATIVE       CUMULATIVE         CUMULATIVE
                     SQUARE FEET        % OF GLA        BASE RENT        % OF BASE RENT
YEAR                  EXPIRING          EXPIRING         EXPIRING           EXPIRING
-----------------------------------------------------------------------------------------

VACANT                         0             0.0%              NAP               NAP
2006 & MTM                42,457            18.0%       $1,064,788              18.4%
2007                      68,052            28.9%       $1,734,139              29.9%
2008                     143,378            60.9%       $3,575,807              61.6%
2009                     165,781            70.4%       $4,081,137              70.3%
2010                     213,975            90.9%       $5,255,248              90.6%
2011                     235,341           100.0%       $5,801,258             100.0%
2012                     235,341           100.0%       $5,801,258             100.0%
2013                     235,341           100.0%       $5,801,258             100.0%
2014                     235,341           100.0%       $5,801,258             100.0%
2015                     235,341           100.0%       $5,801,258             100.0%
2016                     235,341           100.0%       $5,801,258             100.0%
 AFTER                   235,341           100.0%       $5,801,258             100.0%
-----------------------------------------------------------------------------------------
TOTAL:
-----------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Park Center appraisal dated
      September 19, 2005.

                                     A-3-56

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                   PARK CENTER
--------------------------------------------------------------------------------

                [MAP INDICATING LOCATION OF PARK CENTER OMITTED]

                                     A-3-57

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                510 FIFTH AVENUE
--------------------------------------------------------------------------------

                     [2 PHOTOS OF 510 FIFTH AVENUE OMITTED]

                                     A-3-58

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                510 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $33,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $33,000,000
% OF POOL BY IPB:                      1.2%
LOAN SELLER:                           CIBC Inc.
BORROWER:                              510 Fifth Avenue LLC
SPONSOR:                               Elie Tahari
ORIGINATION DATE:                      12/22/05
INTEREST RATE:                         5.600000%
INTEREST-ONLY PERIOD:                  36 months
MATURITY DATE:                         01/01/16
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS COLLATERALIZATION:               No
LOCK BOX:                              Springing
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL            MONTHLY
                                                   -----------------------------
TAXES:                                             $173,693           $86,846
INSURANCE:                                          $33,161            $3,685
DEFERRED MAINTENANCE:                               $46,250                $0
CAPEX:                                              $42,113            $1,019
TI/LC:                                               $5,097            $5,097
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office
SQUARE FOOTAGE:                        61,159
LOCATION:                              New York, NY
YEAR BUILT/RENOVATED:                  1954/2000
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        12/01/05
NUMBER OF TENANTS:                     3
HISTORICAL NOI:
  2003:                                $2,783,244
  2004:                                $3,193,789
  TTM AS OF 09/30/05                   $3,025,905
UW REVENUES:                           $5,470,711
UW EXPENSES:                           $2,195,745
UW NOI:                                $3,274,965
UW NET CASH FLOW:                      $3,205,045
APPRAISED VALUE:                       $50,000,000
APPRAISAL DATE:                        01/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                  $540

CUT-OFF DATE LTV:                      66.0%

MATURITY DATE LTV:                     59.2%

UW DSCR:                               1.41x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                          SQUARE     % OF      BASE RENT          LEASE
TENANT NAME                   PARENT COMPANY            MOODY'S/S&P(4)     FEET        GLA         PSF        EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------------

TAHARI LIMITED(1)             Tahari Limited                               22,775     37.2%       $57.10           2016
RICOH CORPORATION(2)          Ricoh Company Ltd.           NR/A+           20,127     32.9%       $48.18           2007
CHASE MANHATTAN BANK(3)       JP Morgan Chase & Co.       Aa3/A+           18,257     29.9%      $102.73           2010
-------------------------------------------------------------------------------------------------------------------------------

(1)   Tahari Limited leases three spaces at the property as outlined in the table below.

------------------------------------------------------------------------------
                                              BASE RENT             LEASE
                                SQUARE        PER SQUARE          EXPIRATION
TAHARI LIMITED                   FEET            FOOT                YEAR
------------------------------------------------------------------------------
FIFTH FLOOR                       7,098           $60.00                2016
THIRD FLOOR                      14,577           $60.00                2016
BASEMENT                          1,100            $0.00                2016
------------------------------------------------------------------------------
TOTAL/WTD. AVG.                  22,775           $57.10                2016
------------------------------------------------------------------------------

(2)   Ricoh Corporation leases 20,127 square feet (4,350 square feet of ground floor retail space, 14,577 square feet of fourth floor office space and
      1,200 square feet of basement storage space) at a combined rental rate of
      $48.18 per square foot.

(3)   Chase Manhattan Bank leases three spaces at the property as outlined in the table below.

------------------------------------------------------------------------------
                                              BASE RENT             LEASE
CHASE MANHATTAN                 SQUARE        PER SQUARE          EXPIRATION
BANK                             FEET            FOOT                YEAR
------------------------------------------------------------------------------
SECOND FLOOR                      9,460           $88.00                2010
GROUND FLOOR                      5,827          $165.00                2010
BASEMENT                          2,970           $27.50                2010
------------------------------------------------------------------------------
TOTAL/WTD. AVG.                  18,257          $102.73                2010
------------------------------------------------------------------------------

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-59

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                510 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 510 Fifth Avenue mortgage loan is secured by the first mortgage interest in a 61,159 square foot office building located in New York City, New
York.

THE BORROWER. The borrower is 510 Fifth Avenue LLC, a single asset entity 100%
owned by Elie Tahari, the loan sponsor, through four single purpose entities, RE
Partnership LLC (42.75%), Che Che Properties LLC (18.75%), DFWE LLC (18.75%),
RPG Properties LLC (18.75%) and 510 Holdings LLC, which is the managing member
(1.00%).

Mr. Tahari is the founder, president and CEO of Elie Tahari Ltd., a women's clothing design company that has been in operation since 1974 and has 11 exclusive Tahari merchandise stores located throughout the United States. Mr.
Tahari's real estate portfolio consists of 11 residential and commercial properties located in the greater New York metropolitan area.

THE PROPERTY. 510 Fifth Avenue is a five-story, 61,159 square foot, Class A office building situated on a 0.29-acre land parcel located in Midtown Manhattan in New York City, New York. The property was originally built in 1954 and renovated in 2000.

The property is 100% occupied by 3 tenants, with investment grade tenants (Ricoh
Corporation and Chase Manhattan Bank) accounting for 62.8% of the net rentable area ("NRA"). Tahari Limited (the largest tenant), which is owned by the borrower's sponsor, is a women's clothing design company that occupies 22,775 square feet (37.2% of NRA) and is subject to one 19.5-year lease and one
18.5-year lease; both expiring in April 2016. The tenant has been in occupancy at the property since 1996 and primarily utilizes its space as a design studio for new clothing lines.

Ricoh Corporation (the second largest tenant) is an office equipment supplier that also provides marketing, network integration and office management services. Ricoh Corporation occupies 20,127 square feet (32.9% of NRA) through a
10.3-year lease expiring in March 2007 and has been operating at the property since 1990.

Chase Manhattan Bank (the third largest tenant) is a full service bank branch which occupies 18,257 square feet (29.9% of NRA) through a 10-year lease expiring in October 2010, with 5, 10-year extension options. Chase Manhattan
Bank has been in occupancy at the property since the building's original construction in 1954.

THE MARKET.(1) The property is located on the southwest corner of Fifth Avenue and West 43rd Street in New York City, New York. The property is located in
Manhattan's Grand Central District, which is bounded by 32nd Street to the south, 47th and 49th Streets to the north and runs east/west between Fifth
Avenue and the FDR Drive. The Grand Central District contains a number of historical office buildings and architectural landmarks that include the New
York Public Library, the Chrysler Building, and the United Nations. The property is located in close proximity to Grand Central Station, providing direct access to Metro North, and the 42nd Street (Times Square) subway station, which services all parts of Manhattan and the outer boroughs through a network of 12 subway lines.

According to REIS, as of the Fourth Quarter of 2005, the Manhattan office market contained an inventory of approximately 352.7 million square feet of space within 1,357 buildings. The overall market vacancy was 9.4% with average asking rents of $44.27 per square foot and positive net absorption of 656,000 square feet. According to REIS estimates, the market vacancy rate and average rents are projected to improve to 8.0% and $53.37 per square foot, respectively, with positive net absorption of approximately 3.0 million square feet by 2010. The
Manhattan Class A office inventory contained approximately 188.8 million square feet with a vacancy rate of 9.1% and average asking rents of $53.37 per square foot.

The property is located in the Grand Central submarket, which according to REIS, contained an inventory of approximately 109.0 million square feet of office space within 392 buildings during the Fourth Quarter of 2005. The submarket vacancy rate was 8.0%, which represents a 1.5% decrease from the Fourth Quarter of 2004, with average asking rents of $49.51 per square foot. According to REIS estimates, the submarket vacancy rate and average asking rents are projected to improve to 7.5% and $59.99 per square foot, respectively, by 2010. The Grand
Central submarket contained approximately 65.2 million square feet of Class A office space with a vacancy rate of 7.3% and average asking rents of $57.15 per square foot.

As of year-end 2005, the population within a 1-,3- and 5-mile radius of the property was 175,264, 1,194,069 and 2,534,064, respectively. The median household income within the same radii was $69,703, $62,120 and $47,917, respectively.

PROPERTY MANAGEMENT. The property is managed by Wallack Management Company,
Inc., a full service real estate management firm, which contains a portfolio of approximately 55 residential and commercial properties located in New York City.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from the 510 Fifth Avenue appraisal dated
      January 1, 2006.

                                     A-3-60

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                510 FIFTH AVENUE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                      LEASE ROLLOVER SCHEDULE

                      NUMBER          SQUARE          % OF
                     OF LEASES         FEET           GLA          BASE RENT          % OF BASE
YEAR                 EXPIRING        EXPIRING       EXPIRING        EXPIRING        RENT EXPIRING
---------------------------------------------------------------------------------------------------

VACANT                     N/A              0           0.0%              N/A                N/A
2006 & MTM                   0              0           0.0                $0                0.0%
2007                         1         20,127          32.9           969,707               23.4
2008                         0              0           0.0                 0                0.0
2009                         0              0           0.0                 0                0.0
2010                         1         18,257          29.9         1,875,610               45.2
2011                         0              0           0.0                 0                0.0
2012                         0              0           0.0                 0                0.0
2013                         0              0           0.0                 0                0.0
2014                         0              0           0.0                 0                0.0
2015                         0              0           0.0                 0                0.0
2016                         2         22,775          37.2         1,300,500               31.4
AFTER                        0              0           0.0                 0                0.0
---------------------------------------------------------------------------------------------------
TOTAL                        4         61,159         100.0%       $4,145,817              100.0%
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                     CUMULATIVE        CUMULATIVE       CUMULATIVE         CUMULATIVE
                     SQUARE FEET        % OF GLA        BASE RENT        % OF BASE RENT
YEAR                  EXPIRING          EXPIRING         EXPIRING           EXPIRING
-----------------------------------------------------------------------------------------

VACANT                         0             0.0%              N/A                  N/A
2006 & MTM                     0             0.0%       $        0                 0.0%
2007                      20,127            32.9%       $  969,707                23.4%
2008                      20,127            32.9%       $  969,707                23.4%
2009                      20,127            32.9%       $  969,707                23.4%
2010                      38,384            62.8%       $2,845,317                68.6%
2011                      38,384            62.8%       $2,845,317                68.6%
2012                      38,384            62.8%       $2,845,317                68.6%
2013                      38,384            62.8%       $2,845,317                68.6%
2014                      38,384            62.8%       $2,845,317                68.6%
2015                      38,384            62.8%       $2,845,317                68.6%
2016                      61,159           100.0%       $4,145,817               100.0%
AFTER                     61,159           100.0%       $4,145,817               100.0%
-----------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------

                                     A-3-61

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                510 FIFTH AVENUE
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF 510 FIFTH AVENUE OMITTED]

                                     A-3-62

                                                               JPMCC 2006-CIBC14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-63

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                 CONCORD COMMONS
--------------------------------------------------------------------------------

                      [2 PHOTOS OF CONCORD COMMONS OMITTED]

                                     A-3-64

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                 CONCORD COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $31,200,000

CUT-OFF DATE PRINCIPAL BALANCE:        $31,200,000

% OF POOL BY IPB:                      1.1%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Concord Commons, LLC

SPONSOR:                               Daniel Halberstein,
                                       Alex Halberstein

ORIGINATION DATE:                      12/01/05

INTEREST RATE:                         5.256000%

INTEREST-ONLY PERIOD:                  60 months

MATURITY DATE:                         12/01/15

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(89),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL            MONTHLY
                                                --------------------------------
TAXES:                                              $29,355            $7,339
INSURANCE:                                          $10,472            $4,819
CAPEX:                                                   $0                $0
TI/LC:                                                   $0                $0
OTHER:                                           $1,500,000(1)            N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail - Anchored

SQUARE FOOTAGE:                        306,250

LOCATION:                              Concord, NC

YEAR BUILT:                            2000

OCCUPANCY:                             96.0%

OCCUPANCY DATE:                        10/19/05

NUMBER OF TENANTS:                     24

HISTORICAL NOI:

  2003:                                $2,462,158

  2004:                                $2,575,249

  TTM AS OF 09/30/05                   $2,665,961

UW REVENUES:                           $2,945,746

UW EXPENSES:                           $381,886

UW NOI:                                $2,563,860

UW NET CASH FLOW:                      $2,512,257

APPRAISED VALUE:                       $39,000,000

APPRAISAL DATE:                        10/15/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                  $102

CUT-OFF DATE LTV:                      80.0%

MATURITY DATE LTV:                     74.1%

UW DSCR:                               1.21x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                                                 LEASE
                                   MOODY'S/       SQUARE                       BASE RENT       EXPIRATION
TENANT NAME                         S&P(2)         FEET         % OF GLA          PSF             YEAR          SALES PSF
---------------------------------------------------------------------------------------------------------------------------

WAL-MART                             Aa2/AA       203,750          66.5%          $ 6.12             2020             N/A

GOODY'S                                            30,000           9.8%          $ 8.50             2010            $108

FASHION BUG                          B2/BB-         8,000           2.6%          $13.00             2007            $ 86
---------------------------------------------------------------------------------------------------------------------------

(1)   A letter of credit will be in place until the property reaches an economic vacancy of 4.5% and supports a 1.20x debt service coverage ratio assuming a 30 year amortization.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-65

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                 CONCORD COMMONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Concord Commons mortgage loan is secured by a fee interest in a
306,250 square foot anchored retail center located in Concord, North Carolina.

THE BORROWER. The borrowing entity is Concord Commons, LLC, a special purpose entity formed for the purpose of acquiring the property. The loan is guaranteed by Daniel and Alex Halberstein, both experienced commercial real estate owners and developers. Alex Halberstein has been involved with various real estate and business endeavors in the United States and South America for almost 50 years.
Daniel Halberstein, through his companies Alda Construction and Triarch
Development, has designed, developed, and managed several retail projects in both Florida and Georgia.

THE PROPERTY. Concord Commons is a 306,250 square foot Class A anchored retail center consisting of four 1-story buildings located on approximately 31 acres of land in Concord, North Carolina. The property was constructed in 2000 and is approximately 96% occupied by 24 tenants. Average rent for in-line tenants is approximately $18.00 per square foot for standard-sized space and approximately
$14.18 per square foot for larger space on a triple-net basis. The retail center is anchored by a Wal-Mart Supercenter, and approximately 85% of the center's gross leasable area is occupied by national tenants including Goody's, Fashion
Bug, Dollar Tree, GNC and Radio Shack.

Wal-Mart Stores, Inc. ("Wal-Mart") (NYSE: WMT) is the world's largest retailer, with more than 6,200 stores operating internationally with locations in the US,
Canada, Mexico, Asia, Europe and South America. Wal-Mart occupies approximately
203,750 square feet of space at a rate of $6.12 per square foot on a triple-net basis and its lease expires in January 2020.

Goody's Family Clothing, Inc (NYSE: GDYS) operates nearly 360 small department stores in 20 states, primarily in the southeastern and midwestern United States.
Goody's occupies approximately 30,000 square feet at a rate of $8.50 per square foot on a triple-net basis and its lease expires in April 2010.

THE MARKET(1). Concord Commons is located on the southern side of Concord
Parkway in the City of Concord, in southwest Cabarrus County, North Carolina, approximately 20 miles northeast of the Charlotte central business district.
Primary access to the property is provided by Interstate 85, which connects the area with the Charlotte and Greensboro metropolitan statistical areas. Highway
29 is a 4 lane corridor in Concord providing direct access to the p roperty. The
Cabarrus County submarket contains approximately 5,701,975 square feet of existing retail space with an average occupancy rate of 95.6% and average asking rent of $17.30 per square foot. The strong submarket performance is generally attributable to a substantial amount of Class A properties, many of which are associated with the Concord Mills area. The center also benefits from its location between the Carolina Mall, Concord Mills Mall, and Lowe's Motor
Speedway. New retail construction is expected to be minimal over the next two years.

The population within a 3-, 5- and 10-mile radius of the property is 37,009,
76,184 and 214,064 persons, respectively. The average household income within a
3-, 5- and 10- mile radius of the property is $61,699, $64,704 and $68,931 respectively. The population within a 3-mile radius has grown approximately 6.6%
from 2000 to 2005.

PROPERTY MANAGEMENT. The property is managed by Trade Consulting International,
Inc. ("Trade Consulting"). Formed in 1994 as a management consulting and international trade finance firm, Trade Consulting now also focuses on commercial retail property management. Trade Consulting manages six retail properties totaling over 700,000 square feet with a value exceeding $120 million.

--------------------------------------------------------------------------------

(1)   Certain information was obtained from the Concord Commons appraisal dated
      October 15, 2005.

---------------------------------------------------------------------------------------------------
                                      LEASE ROLLOVER SCHEDULE

                      NUMBER          SQUARE
                     OF LEASES         FEET         % OF GLA       BASE RENT          % OF BASE
YEAR                 EXPIRING        EXPIRING       EXPIRING        EXPIRING        RENT EXPIRING
---------------------------------------------------------------------------------------------------

VACANT                     NAP         12,400           4.0%              NAP                NAP

2006 & MTM                   3         11,600           3.8        $  154,344                6.4%

2007                         7         21,600           7.1           307,610               12.7

2008                         4          5,200           1.7            99,958                4.1

2009                         1          2,300           0.8            42,324                1.7

2010                         8         49,400          16.1           565,094               23.7

2011                         0              0           0.0                 0                0.0

2012                         0              0           0.0                 0                0.0

2013                         0              0           0.0                 0                0.0

2014                         0              0           0.0                 0                0.0

2015                         0              0           0.0                 0                0.0

2016                         0              0           0.0                 0                0.0

AFTER                        1        203,750          66.5         1,246,950               51.4
---------------------------------------------------------------------------------------------------

TOTAL                       24        306,250         100.0%       $2,426,280              100.0%
---------------------------------------------------------------------------------------------------

                     CUMULATIVE        CUMULATIVE       CUMULATIVE       CUMULATIVE %
                     SQUARE FEET        % OF GLA        BASE RENT        OF BASE RENT
YEAR                  EXPIRING          EXPIRING         EXPIRING          EXPIRING
---------------------------------------------------------------------------------------

VACANT                    12,400             4.0%              NAP                NAP

2006 & MTM                24,000             7.8%       $  154,344               6.4%

2007                      45,600            14.9%       $  461,955              19.0%

2008                      50,800            16.6%       $  561,913              23.2%

2009                      53,100            17.3%       $  604,237              24.9%

2010                     102,500            33.5%       $1,169,330              48.6%

2011                     102,500            33.5%       $1,169,330              48.6%

2012                     102,500            33.5%       $1,169,330              48.6%

2013                     102,500            33.5%       $1,169,330              48.6%

2014                     102,500            33.5%       $1,169,330              48.6%

2015                     102,500            33.5%       $1,169,330              48.6%

2016                     102,500            33.5%       $1,169,330              48.6%

AFTER                    306,250           100.0%       $2,426,280             100.0%
---------------------------------------------------------------------------------------

TOTAL
---------------------------------------------------------------------------------------

                                     A-3-66

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                 CONCORD COMMONS
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF CONCORD COMMONS OMITTED]

                                     A-3-67

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                 CONCORD COMMONS
--------------------------------------------------------------------------------

                     [SITE PLAN OF CONCORD COMMONS OMITTED]

                                     A-3-68

                                                               JPMCC 2006-CIBC14

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-69

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                         SAN ANTONIO MARRIOTT NORTHWEST
--------------------------------------------------------------------------------

              [2 PHOTOS OF SAN ANTONIO MARRIOTT NORTHWEST OMITTED]

       [MAP INDICATING LOCATION OF SAN ANTONIO MARRIOTT NORTHWEST OMITTED]

                                     A-3-70

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                         SAN ANTONIO MARRIOTT NORTHWEST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $28,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $27,913,936

% OF POOL BY IPB:                      1.0%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              San Antonio CP, Ltd.

SPONSOR:                               Columbia Sussex Corporation

ORIGINATION DATE:                      11/15/05

INTEREST RATE:                         5.870000%

INTEREST-ONLY PERIOD:                  N/A

MATURITY DATE:                         12/01/15

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                357 months

CALL PROTECTION:                       L(24),Def(88),O(5)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                  INITIAL            MONTHLY
                                                   -----------------------------

TAXES:                                             $86,639            $28,880
INSURANCE:                                         $17,826                 $0
FF&E(1):                                           $32,437            $32,437
SEASONALITY RESERVE(2):                                 $0                 $0
CASH FLOW RESERVE(3):                                   $0                 $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Hotel -- Full Service

ROOMS:                                 296

LOCATION:                              San Antonio, TX

YEAR BUILT/RENOVATED:                  1985 / 1999

OCCUPANCY:                             58.6%

OCCUPANCY DATE:                        10/21/05

HISTORICAL NOI:

  2003:                                $2,359,955

  2004:                                $2,536,087

  TTM AS OF 10/31/05                   $3,420,232

UW REVENUES:                           $10,046,443

UW EXPENSES:                           $6,489,728

UW NOI:                                $3,556,715

UW NET CASH FLOW:                      $3,154,857

APPRAISED VALUE:                       $39,300,000

APPRAISAL DATE:                        09/30/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:                $94,304

CUT-OFF DATE LTV:                      71.0%

MATURITY DATE LTV:                     60.2%

UW DSCR:                               1.59x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                             HOTEL OPERATING HISTORY

                                                                             T-12 ENDING
                                            2003              2004            10/31/05          UNDERWRITTEN
---------------------------------------------------------------------------------------------------------------

OCCUPANCY                                      56.2%             52.7%              60.7%               62.0%
AVERAGE DAILY RATE (ADR)                 $    94.78        $   101.51         $   107.27         $    109.00
REVPAR                                   $    53.29        $    53.48         $    65.16         $     67.58
---------------------------------------------------------------------------------------------------------------
REVENUE                                  $7,995,511        $8,201,434         $9,736,461         $10,046,443
EXPENSES                                 $5,635,556        $5,665,347         $6,316,229         $ 6,489,728
NOI                                      $2,359,955        $2,536,087         $3,420,232         $ 3,556,715
FF&E                                     $        0        $        0         $        0         $   401,858
UW NET CASH FLOW                         $2,359,955        $2,536,087         $3,420,232         $ 3,154,857
---------------------------------------------------------------------------------------------------------------
OCCUPANCY PENETRATION                          81.1%(4)          73.8%(5)           78.4%(6)             N/A
ADR PENETRATION                               108.4%(4)         114.3%(5)          114.5%(6)             N/A
REVPAR PENETRATION                             87.9%(4)          84.4%(5)           89.8%(6)             N/A
---------------------------------------------------------------------------------------------------------------

(1)   At closing, the lender required the borrower to make deposits into the
      FF&E reserve at a rate per annum equal to 4% of total revenue. In an event of default or a transfer of ownership such that the borrower is not controlled by the Columbia Sussex Corporation, the borrower will be required to make deposits into the FF&E reserve at a rate per annum equal to 5% of total revenues. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(2)   On the payment date of each month from April through and including
      October, from and after the later to occur of (i) April 1, 2006 and (ii)
      either (A) an event of default or (B) the sale of the property to (and assumption of this loan by) a buyer that is not a qualified transferee (as defined in the mortgage), the borrower shall be required to make deposits into the seasonality reserve each year in an aggregate amount equal to 1/8 of the greater of (i) $350,000 or (ii) the sum of the monthly cash shortfall for each month during the four month period that ended on the last day of February of such calendar year (the "Adjusted Deposit
      Amount"); provided, however, that the deposit to the Seasonality Reserve on the Payment Date in April and May of any year shall be in an amount equal to the greater of (a) 1/8 of the Adjusted Deposit Amount for the prior calendar year and (b) $35,000 per month. On the Payment Date in
      November of each calendar year commencing in 2006, the borrower shall deposit an amount sufficient to cause the balance in the Seasonality
      Reserve to equal the then-applicable Adjusted Deposit Amount.

(3)   After such time as the Columbia Sussex Corporation is no longer in control of the borrower, at lender's option, any period commencing upon lender's determination that DSCR is less than 1.15x for two consecutive calendar quarters and continuing until DSCR is greater than or equal to 1.30x for two consecutive calendar quarters, the lender will institute a cash flow sweep.

(4)   Based on data for the trailing twelve months ending September 30, 2003.

(5)   Based on data for the trailing twelve months ending September 30, 2004.

(6)   Based on data for the trailing twelve months ending September 30, 2005.

                                     A-3-71

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                      THE MERIDIAN AT BRENTWOOD -- PHASE I
--------------------------------------------------------------------------------

           [2 PHOTOS OF THE MERIDIAN AT BRENTWOOD -- PHASE I OMITTED]

    [MAP INDICATING LOCATION OF THE MERIDIAN AT BRENTWOOD -- PHASE I OMITTED]

                                     A-3-72

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                      THE MERIDIAN AT BRENTWOOD -- PHASE I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $27,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $27,000,000

% OF POOL BY IPB:                      1.0%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Eager Road Associates West, L.L.C.

SPONSOR:                               Don C. Musick III, Alan R. Skop and
                                       Adolphus A. Busch IV

ORIGINATION DATE:                      12/06/05

INTEREST RATE:                         5.570000%

INTEREST-ONLY PERIOD:                  24 months

MATURITY DATE:                         01/01/16

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                INITIAL            MONTHLY
                                                 -------------------------------
TAXES:                                           $38,395            $38,395

INSURANCE:                                       $12,274             $6,137

CAP EX:                                               $0               $599

TI/LC:                                                $0             $3,196

OTHER:                                                $0                 $0(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail - Anchored

SQUARE FOOTAGE:                        167,268

LOCATION:                              Brentwood, MO

YEAR BUILT/RENOVATED:                  2003

OCCUPANCY:                             100.0%

OCCUPANCY DATE:                        10/20/05

NUMBER OF TENANTS:                     4

UW REVENUES:                           $3,462,706

UW EXPENSES:                           $1,187,881

UW NOI:                                $2,274,825

UW NET CASH FLOW:                      $2,215,551

APPRAISED VALUE:                       $33,900,000

APPRAISAL DATE:                        03/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                  $161

CUT-OFF DATE LTV:                      79.6%

MATURITY DATE LTV:                     69.9%

UW DSCR:                               1.20x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                                                               LEASE
                                   MOODYS/       SQUARE                      BASE RENT                       EXPIRATION
TENANT NAME                         S&P(2)        FEET        % OF GLA          PSF          SALES PSF          YEAR
-------------------------------------------------------------------------------------------------------------------------

BJC HEALTHCARE                                   77,220          46.2%          $16.00             NAP             2015
BEST BUY                            NR/BBB       45,000          26.9%          $15.25            $632             2014
GART BROS. SPORTING GOODS                        37,868          22.6%          $18.00            $175             2014
EVERBANK                                          7,200           4.3%          $21.00             NAP             2012
-------------------------------------------------------------------------------------------------------------------------

(1)   In the event that Best Buy or BJC Healthcare does not renew its lease by
      September 30, 2013 and March 31, 2015, respectively, the lender will institute a cash flow sweep until Best Buy and/or BJC Healthcare, as applicable, renews its lease or the applicable space is re-tenanted on market terms.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-73

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  KEYSTONE PARK
--------------------------------------------------------------------------------

                       [2 PHOTOS OF KEYSTONE PARK OMITTED]

               [MAP INDICATING LOCATION OF KEYSTONE PARK OMITTED]

                                     A-3-74

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                  KEYSTONE PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $24,260,000

CUT-OFF DATE PRINCIPAL BALANCE:        $24,260,000

% OF POOL BY IPB:                      0.9%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Rancho Keystone Park, LLC

SPONSOR:                               Michel Kucinski

ORIGINATION DATE:                      12/15/05

INTEREST RATE:                         5.605000%

INTEREST-ONLY PERIOD:                  60 months

MATURITY DATE:                         01/01/16

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                INITIAL            MONTHLY
                                                 -------------------------------
TAXES:                                           $122,563           $61,281
INSURANCE:                                         $9,667            $2,417
CAP EX:                                                $0            $1,791
OTHER:                                           $520,000(1)             $0(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail -- Anchored

SQUARE FOOTAGE:                        143,261

LOCATION:                              Dallas, TX

YEAR BUILT/RENOVATED:                  1995/2003

OCCUPANCY:                             100.0%

OCCUPANCY DATE:                        12/12/05

NUMBER OF TENANTS:                     6

HISTORICAL NOI:

   2003:                               $2,173,258

   2004:                               $2,429,392

   TTM AS OF 12/31/05                  $2,192,550

UW REVENUES:                           $3,373,279

UW EXPENSES:                           $1,131,600

UW NOI:                                $2,241,679

UW NET CASH FLOW:                      $2,090,226

APPRAISED VALUE:                       $31,000,000

APPRAISAL DATE:                        11/21/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                  $169

CUT-OFF DATE LTV:                      78.3%

MATURITY DATE LTV:                     72.8%

UW DSCR:                               1.25x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                                                                                     LEASE
                                   MOODY'S/      SQUARE                      BASE RENT                             EXPIRATION
TENANT NAME                         S&P(3)        FEET        % OF GLA          PSF          SALES PSF                YEAR
-------------------------------------------------------------------------------------------------------------------------------

LOEWS THEATRES                     Baa1/A        72,039        50.3%           $17.33        $321,429/screen             2017

MICRO CENTER                                     47,600        33.2%           $12.70                    N/A             2010

RAZZOO'S CAJUN CAFE                               7,095         5.0%           $21.00        $           424             2015

BONE DADDY'S                                      5,937         4.1%           $33.00        $           858             2018
-------------------------------------------------------------------------------------------------------------------------------

(1)   At origination, a holdback for improvements related to tenant expansions and/or reductions was taken for tenants Bone Daddy's ($100,000) and
      Razoo's ($420,000).

(2)   In the event that, among other things, Micro Center does not renew its lease, which expires on November 30, 2010, or either Micro Center or Loews
      Theatres goes dark or otherwise ceases operations on the property, a cash flow sweep will be triggered in an amount not to exceed the remaining loan balance.

(3)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-75

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            ESTANCIA AT MORNING STAR
--------------------------------------------------------------------------------

                 [2 PHOTOS OF ESTANCIA AT MORNING STAR OMITTED]

          [MAP INDICATING LOCATION OF ESTANCIA AT MORNING STAR OMITTED]

                                     A-3-76

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                            ESTANCIA AT MORNING STAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $22,800,000

CUT-OFF DATE PRINCIPAL BALANCE:        $22,800,000

% OF POOL BY IPB:                      0.8%

LOAN SELLER:                           JPMorgan Chase Bank, N.A.

BORROWER:                              Estancia at Morningstar, L.P.

SPONSOR:                               John F. Flournoy, Flournoy
                                       Development Company, LLC

ORIGINATION DATE:                      12/28/05

INTEREST RATE:                         5.680000%

INTEREST-ONLY PERIOD:                  36 months

MATURITY DATE:                         01/01/16

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              No

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE:                  N/A

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                INITIAL              MONTHLY
                                                --------------------------------
TAXES:                                           $96,567              $48,283

INSURANCE:                                       $49,814               $7,116

CAP EX:                                               $0               $5,000

LOC:(2)                                         $800,000                  N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Multifamily

UNITS:                                 300

LOCATION:                              The Colony, TX

YEAR BUILT:                            2003

OCCUPANCY:                             97.0%

OCCUPANCY DATE:                        11/28/05

HISTORICAL NOI:
   TTM AS OF 11/30/05                  $885,209

UW REVENUES:                           $3,310,076

UW EXPENSES:                           $1,355,704

UW NOI:                                $1,954,372(1)

UW NET CASH FLOW:                      $1,894,372

APPRAISED VALUE:                       $30,100,000

APPRAISAL DATE:                        11/18/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/UNIT:                $76,000

CUT-OFF DATE LTV:                      75.7%

MATURITY DATE LTV:                     68.0%

UW DSCR:                               1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      AVERAGE UNIT  % OF TOTAL  AVERAGE MONTHLY
UNIT MIX                NO. OF UNITS  SQUARE FEET     UNITS       ASKING RENT
--------------------------------------------------------------------------------
ONE-BEDROOM                  36            680         12.0%        $  780
TWO-BEDROOM                 216          1,098         72.0          1,039
THREE-BEDROOM                48           1292         16.0          1,270
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE      300          1,079        100.0%        $1,045
--------------------------------------------------------------------------------

(1)   The property began leasing activity in late 2004 with the majority of leases commencing during the second half of 2005.

(2)   $800,000 letter of credit in place at origination. The letter of credit will be released upon receipt of a trailing 6 month financial statement showing NOI that supports a 1.20x debt service coverage ratio at the later of March 2007 or six months after the first certificate of occupancy is issued for the adjacent property.

                                     A-3-77

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                DELOITTE BUILDING
--------------------------------------------------------------------------------

                     [2 PHOTOS OF DELOITTE BUILDING OMITTED]

             [MAP INDICATING LOCATION OF DELOITTE BUILDING OMITTED]

                                     A-3-78

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                DELOITTE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $22,500,000

CUT-OFF DATE PRINCIPAL BALANCE:        $22,500,000

% OF POOL BY IPB:                      0.8%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              St. Louis Financial Associates, LLC

SPONSOR:                               HGGP Capital II, LLC

ORIGINATION DATE:                      11/30/05

INTEREST RATE:                         5.720000%

INTEREST-ONLY PERIOD:                  36 months

MATURITY DATE:                         12/01/12

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360 months

REMAINING AMORTIZATION:                360 months

CALL PROTECTION:                       L(24),Def(53),O(4)

CROSS COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       No

ADDITIONAL DEBT TYPE(1):               Mezzanine Debt Permitted

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                                INITIAL              MONTHLY
                                                --------------------------------
TAXES:                                             $86,914            $43,457

INSURANCE:                                         $34,574             $3,457

CAP EX:                                           $245,725                 $0

TI/LC(2):                                       $2,307,083             $7,083

REQUIRED REPAIRS:                                 $304,275                 $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office -- CBD

SQUARE FOOTAGE:                        248,651

LOCATION:                              St. Louis, MO

YEAR BUILT/RENOVATED:                  1986

OCCUPANCY:                             92.9%

OCCUPANCY DATE:                        11/29/05

NUMBER OF TENANTS:                     15

HISTORICAL NOI:

   2003:                               $1,117,686

   2004:                               $1,102,292

   TTM AS OF 09/30/05                  $1,661,662

UW REVENUES:                           $5,220,323

UW EXPENSES:                           $2,951,099

UW NOI:                                $2,269,224

UW NET CASH FLOW:                      $1,971,448

APPRAISED VALUE:                       $28,500,000(3)

APPRAISAL DATE:                        10/19/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                  $90

CUT-OFF DATE LTV:                      78.9%

MATURITY DATE LTV:                     74.8%

UW DSCR:                               1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                                                                                            LEASE
                                                              MOODY'S/    SQUARE    % OF     BASE RENT    EXPIRATION
        TENANT NAME            PARENT COMPANY                   S&P(4)     FEET      GLA        PSF          YEAR
----------------------------------------------------------------------------------------------------------------------

DELOITTE & TOUCHE              Deloitte & Touche                          40,347    16.2%       $18.50          2016

STINSON MORRISON HECKER LLP    Stinson Morrison Hecker LLP                29,513    11.9%       $20.50          2008

CHARLES L. CRANE AGENCY        Charles L. Crane                           29,142    11.5%       $17.00          2008
----------------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur future mezzanine financing subject to the satisfaction of certain criteria, including a maximum LTV of 85.0% and a minimum DSCR of 1.15x on the total outstanding debt balance.

(2)   At origination, the borrower deposited $2,300,000 into the TI/LC reserve with contractual TI/LC collections of $7,083/month ($85,000/year). As of the date that is one-year prior to loan maturity, the lender shall not make any disbursements from the TI/LC reserve that would reduce the balance of the reserve below $300,000. Further, if the balance of the
      TI/LC reserve is below $215,000 on the date that is one-year prior to loan maturity, then contractual monthly TI/LC deposits shall be increased to an amount equal to 1/12th of the excess of $300,000 over the then-current balance of the TI/LC reserve.

(3)   Represents the "As-Stablized" appraised value dated 8/1/07. The "As-Is"
      Appraisal value equals $26,700,000.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-79

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY, SENIOR HOUSING & MANUFACTURED HOUSING
LOANS

LOAN #    SELLER    PROPERTY NAME                             STREET ADDRESS
------    ------    -------------                             --------------

5         JPMCB     Holland Park                              1175 McKendree Church Road
9         JPMCB     The Park in Woodinville                   14103-14269 NE 200th Street and 19800-19874 141st Place NE
10        JPMCB     Azalea Springs                            1950 - 2050 Roswell Road
14        JPMCB     Chartwell II Portfolio                    Various
14.01               Lakewood Meridian                         1805 South Balsam Street
14.02               Temple Meridian                           4312 South 31st Street
14.03               Boulder Meridian                          801 Gillaspie Drive
21        JPMCB     Estancia at Morning Star                  6399 Morningstar Boulevard
23        JPMCB     HTA-Clover Leaf                           900 North Broad Street
25        CIBC      River Place at Rahway                     190-200 Lewis Street
34        JPMCB     Campus Pointe- Murfreesboro               2707 South Rutherford Boulevard
37        CIBC      Brinton Portfolio                         Various
37.01               Courtside Place and Greenbriar Place      517 South 1230 West and 540 South 1200 West
37.02               Remington Place                           1219 South 580 West
37.03               Pebble Creek Apartments                   850 North Highway 89
39        JPMCB     HTA-Santa Barbara                         1600 North Ridgeview Road
42        JPMCB     Woodland Ridge Apartments                 18270 Woodland Ridge Lane
43        JPMCB     Lily Flagg Station Apartments             8309 Whitesburg Way
46        CIBC      Ohio Multifamily Portfolio                Various
46.01               Park Hill Apartments                      801 Randy Drive
46.02               Leafy Dell Apartments                     815 Cole Drive
46.03               Liberty Park Apartments                   1090 Claudia Drive
52        CIBC      Wellington Farms Apartments               700 Greenlawn Drive
53        CIBC      Dix McBride Apartments                    2229-2259 Dixs Avenue
60        JPMCB     Tulane Park Apartments                    7100 Tulane Road
65        JPMCB     Oxford Place Apartments                   2009-2143 43rd Street SE and 2060-2088 Eastcastle Drive
67        JPMCB     Pickwick Place Apartments                 1130 Raquet Club North Drive
69        CIBC      Osceola Ridge II                          1001 Ocala Road
70        JPMCB     Salem Courthouse Apartments               7007 Courthouse Drive
71        CIBC      Pheasant Run                              1101 Grebe Court
73        CIBC      Plaza Apartments                          982 West Brevard Street
91        JPMCB     Wyckford Commons Apartments               7777 Wyckford Court
93        CIBC      Chartre Portfolio                         Various
93.01               Chartre Oaks                              2001 Belle Vue Way
93.02               Chartre Ridge                             250 Ocala Road South
98        CIBC      Forest Hills                              1817 West Call Street
100       CIBC      Abington Apartments                       4656 Edwardian Circle
101       JPMCB     HTA-North Glen Village                    18200 US 31 North
109       JPMCB     HTA-Hoosier Estates                       830 Campbell Street
113       JPMCB     HTA-Holiday Estates                       440 68th Street SW
114       CIBC      Chapel Terrace                            114 Chapel Drive and 1828 West Pensacola Street
117       JPMCB     York Woods Center                         200 Windsor Circle
119       CIBC      Fountains Apartments                      6615 Fountains Boulevard
120       JPMCB     HTA-Shenandoah Estates                    5603 Bullrun Lane
127       JPMCB     The Cliffs Apts, Phase I                  2400 East Cliffs Boulevard
128       JPMCB     HTA-Beacon Hill Colony                    1112 West Beacon Road
134       CIBC      City Line Apartments                      155A Mytilene Drive
135       JPMCB     Shadow Creek Apartments - Converse, TX    9180 Shadow Creek Lane
141       CIBC      Park Val Apartments                       7009 Weil Avenue
142       CIBC      Campus Crossing at Spring Garden          2813 Spring Garden Street
143       CIBC      Royal Palm Towers                         9000-9040 Royal Palm Boulevard
144       CIBC      Shelby Crossing Apartment                 500 La Fontenay Court
146       CIBC      Sycamore Springs MHC                      5001 - 5142 Sycamore Springs Drive
147       JPMCB     Summer Chase Apartments                   1811 West Lakeview Drive
148       JPMCB     La Quinta Garden Apartments               4505 Aldine Mail Road
151       JPMCB     HTA-Skyway                                2952 Skyline Drive
154       CIBC      180-186 Gardner Street                    180-186 Gardner Street
155       CIBC      Candlelight Apartments                    1006 Harvard Drive SE
156       CIBC      Frazier Place                             330 Frazier Avenue
160       CIBC      Majestic Portfolio                        Various
160.01              2698 Creston Avenue                       2698 Creston Avenue
160.02              276 East 199th Street                     276 East 199th Street
160.03              2650 Briggs Avenue                        2650 Briggs Avenue
160.04              3477 Fort Independence Street             3477 Fort Independence Street
161       CIBC      Beaver Creek MHC                          8336 Oak Ridge Highway
163       CIBC      Campus Crossing Portfolio                 Various
163.01              Campus Crossing at Brice                  1714 Brice Street
163.02              Campus Crossing on Howard                 906 Howard Street
163.03              Campus Crossing I                         1722 Brice Street
163.04              Campus Crossing II                        920 Highland Avenue
165       JPMCB     Sunset Apartments                         1601 Allen Lane
170       CIBC      Hunt Club Apartments                      5421 Calder Way
172       JPMCB     Greenfield Apartments                     2105 Cedar Bayou Road
180       CIBC      725 Southern Boulevard                    725 Southern Boulevard
182       CIBC      308 East 209th Street                     308 East 209th Street and 3291 Hull Avenue
186       CIBC      754 Manida Street                         754 Manida Street
187       CIBC      980 Main Street                           980 Main Street
193       CIBC      Benchmark                                 2202 West Pensacola Street
195       CIBC      3035 Wallace Avenue                       3035 Wallace Avenue
196       JPMCB     Country Manor Apartments                  9130-9154 Spring Valley Pike and 2000-2014 Beth Ann Way
198       CIBC      1935 Bergen Street                        1935 Bergen Street

LOAN #          CITY                     STATE                ZIP CODE           COUNTY
------          ----                     -----                --------           ------

5               Lawrenceville            GA                   30043              Gwinnett
9               Woodinville              WA                   98072              King
10              Marietta                 GA                   30068              Cobb
14              Various                  Various              Various            Various
14.01           Lakewood                 CO                   80232              Jefferson
14.02           Temple                   TX                   76502              Bell
14.03           Boulder                  CO                   80305              Boulder
21              The Colony               TX                   75056              Denton
23              Brooksville              FL                   34601              Hernando
25              Rahway                   NJ                   07065              Union
34              Murfreesboro             TN                   37130              Rutherford
37              Various                  UT                   Various            Various
37.01           Orem                     UT                   84058              Utah
37.02           Orem                     UT                   84057              Utah
37.03           North Salt Lake          UT                   84054              Davis
39              Olathe                   KS                   66061              Johnson
42              Spring Lake              MI                   49456              Ottawa
43              Huntsville               AL                   35802              Madison
46              Various                  OH                   Various            Various
46.01           Mt. Vernon               OH                   43050              Knox
46.02           Johnstown                OH                   43031              Licking
46.03           London                   OH                   43140              Madison
52              Columbia                 SC                   29209              Richland
53              Far Rockaway             NY                   11691              Queens
60              Horn Lake                MS                   38637              Desoto
65              Grand Rapids             MI                   49508              Kent
67              Indianapolis             IN                   46260              Marion
69              Tallahassee              FL                   32304              Leon
70              Indianapolis             IN                   46226              Marion
71              Martinsburg              WV                   25401              Berkeley
73              Tallahassee              FL                   32304              Leon
91              Indianapolis             IN                   46214              Marion
93              Tallahassee              FL                   32304              Leon
93.01           Tallahassee              FL                   32304              Leon
93.02           Tallahassee              FL                   32304              Leon
98              Tallahassee              FL                   32304              Leon
100             Indianapolis             IN                   46254              Marion
101             Westfield                ID                   46074              Hamilton
109             Lebanon                  IN                   46052              Boone
113             Grand Rapids             MI                   49548              Kent
114             Tallahassee              FL                   32304              Leon
117             Elkhart                  IN                   46516              Elkhart
119             West Chester             OH                   45069              Butler
120             Boise                    ID                   83714              Ada
127             Fayetteville             AR                   72701              Washington
128             Lakeland                 FL                   33803              Polk
134             Newport News             VA                   23605              Newport News City
135             Converse                 TX                   78109              Bexar
141             St. Louis                MO                   63119              St. Louis
142             Greensboro               NC                   27403              Guilford
143             Coral Springs            FL                   33065              Broward
144             Louisville               KY                   40223              Jefferson
146             House Springs            MO                   63051              Jefferson
147             Johnson City             TN                   37601              Washington
148             Houston                  TX                   77039              Harris
151             Indianapolis             IN                   46241              Marion
154             Arlington                MA                   02474              Middlesex
155             Warren                   OH                   44484              Trumble
156             Chattanooga              TN                   37405              Hamilton
160             Bronx                    NY                   Various            Bronx
160.01          Bronx                    NY                   10468              Bronx
160.02          Bronx                    NY                   10458              Bronx
160.03          Bronx                    NY                   10458              Bronx
160.04          Bronx                    NY                   10463              Bronx
161             Knoxville                TN                   37931              Knox
163             Greensboro               NC                   27403              Guilford
163.01          Greensboro               NC                   27403              Guilford
163.02          Greensboro               NC                   27403              Guilford
163.03          Greensboro               NC                   27403              Guilford
163.04          Greensboro               NC                   27403              Guilford
165             Texarkana                TX                   75501              Bowie
170             Indianapolis             IN                   46226              Marion
172             Baytown                  TX                   77070              Harris
180             Bronx                    NY                   10455              Bronx
182             Bronx                    NY                   10467              Bronx
186             Bronx                    NY                   10474              Bronx
187             Woburn                   MA                   01801              Middlesex
193             Tallahassee              FL                   32304              Leon
195             Bronx                    NY                   10467              Bronx
196             Miamisburg               OH                   45342              Montgomery
198             Brooklyn                 NY                   11233              Kings

         NUMBER OF    PROPERTY               PROPERTY                   CURRENT        LOAN     TOTAL UNIT/
LOAN #   PROPERTIES   TYPE                   SUBTYPE                  BALANCE ($)     GROUP    BEDS/PADS/SF
------   ----------   --------               --------                 -----------     -----    ------------

  5          1        Multifamily            Garden                  22,400,000.00      1               496
  9          1        Industrial             Flex                    15,580,730.00      1           237,281
  10         1        Multifamily            Garden                  13,500,000.00      1               232
  14         3        Senior Housing         Independent Living      72,021,797.74      1               499
14.01        1        Senior Housing         Independent Living      29,504,101.97                      172
14.02        1        Senior Housing         Independent Living      24,735,762.23                      231
14.03        1        Senior Housing         Independent Living      17,781,933.49                       96
  21         1        Multifamily            Garden                  22,800,000.00      2               300
  23         1        Manufactured Housing   Manufactured Housing    22,200,000.00      2               780
  25         1        Multifamily            Garden                  21,250,000.00      2               136
  34         1        Multifamily            Garden                  17,916,293.73      2               512
  37         3        Multifamily            Garden                  17,560,497.88      2               805
37.01        1        Multifamily            Garden                   7,333,503.38                      373
37.02        1        Multifamily            Garden                   5,238,216.70                      336
37.03        1        Multifamily            Garden                   4,988,777.81                       96
  39         1        Manufactured Housing   Manufactured Housing    17,000,000.00      2               484
  42         1        Multifamily            Garden                  16,344,919.95      2               366
  43         1        Multifamily            Garden                  16,300,000.00      2               386
  46         3        Multifamily            Garden                  15,432,000.00      2               284
46.01        1        Multifamily            Garden                   6,212,000.00                      110
46.02        1        Multifamily            Garden                   4,980,000.00                       94
46.03        1        Multifamily            Garden                   4,240,000.00                       80
  52         1        Multifamily            Garden                  14,430,000.00      2               236
  53         1        Multifamily            Mid/High Rise           14,231,197.52      2               130
  60         1        Multifamily            Garden                  12,560,000.00      2               256
  65         1        Multifamily            Garden                  11,800,000.00      2               306
  67         1        Multifamily            Garden                  11,539,662.00      2               336
  69         1        Multifamily            Garden                  11,231,771.79      2               276
  70         1        Multifamily            Garden                  11,015,478.00      2               388
  71         1        Multifamily            Garden                  10,950,000.00      2               132
  73         1        Multifamily            Garden                  10,635,614.27      2               359
  91         1        Multifamily            Garden                   8,127,297.00      2               248
  93         2        Multifamily            Garden                   8,009,105.97      2               160
93.01        1        Multifamily            Garden                   6,628,569.35                      140
93.02        1        Multifamily            Garden                   1,380,536.62                       20
  98         1        Multifamily            Garden                   7,884,508.81      2               217
 100         1        Multifamily            Garden                   7,270,000.00      2               328
 101         1        Manufactured Housing   Manufactured Housing     7,218,000.00      1               289
 109         1        Manufactured Housing   Manufactured Housing     6,900,000.00      2               288
 113         1        Manufactured Housing   Manufactured Housing     6,280,000.00      2               204
 114         1        Multifamily            Garden                   6,256,623.18      2               184
 117         1        Multifamily            Garden                   5,986,016.42      2               120
 119         1        Multifamily            Garden                   5,900,000.00      2               215
 120         1        Manufactured Housing   Manufactured Housing     5,728,000.00      1               154
 127         1        Multifamily            Garden                   5,418,449.16      2               204
 128         1        Manufactured Housing   Manufactured Housing     5,325,000.00      2               201
 134         1        Multifamily            Garden                   5,117,574.65      2               200
 135         1        Multifamily            Garden                   5,077,487.91      2               108
 141         1        Multifamily            Garden                   4,800,000.00      2               189
 142         1        Multifamily            Garden                   4,745,000.00      2               181
 143         1        Multifamily            Mid/High Rise            4,489,733.28      2               120
 144         1        Multifamily            Garden                   4,489,477.90      2                90
 146         1        Manufactured Housing   Manufactured Housing     4,339,928.12      2               189
 147         1        Multifamily            Garden                   4,227,000.00      2                97
 148         1        Multifamily            Garden                   4,160,000.00      2               163
 151         1        Manufactured Housing   Manufactured Housing     4,133,000.00      2               156
 154         1        Multifamily            Garden                   4,072,366.28      1                74
 155         1        Multifamily            Garden                   3,994,417.53      1               156
 156         1        Multifamily            Garden                   3,987,844.63      2                30
 160         4        Multifamily            Mid/High Rise            3,705,000.00      2                35
160.01       1        Multifamily            Mid/High Rise            1,042,000.00                        9
160.02       1        Multifamily            Mid/High Rise              940,000.00                       11
160.03       1        Multifamily            Mid/High Rise              880,000.00                        6
160.04       1        Multifamily            Mid/High Rise              843,000.00                        9
 161         1        Manufactured Housing   Manufactured Housing     3,680,000.00      1               247
 163         4        Multifamily            Garden                   3,600,000.00      2               180
163.01       1        Multifamily            Garden                   1,729,560.00                       96
163.02       1        Multifamily            Garden                     706,320.00                       36
163.03       1        Multifamily            Garden                     614,760.00                       24
163.04       1        Multifamily            Garden                     549,360.00                       24
 165         1        Multifamily            Garden                   3,592,025.14      2               150
 170         1        Multifamily            Garden                   3,360,000.00      2               200
 172         1        Multifamily            Garden                   3,284,710.65      2               104
 180         1        Multifamily            Mid/High Rise            2,840,000.00      2                58
 182         1        Multifamily            Mid/High Rise            2,800,000.00      2                52
 186         1        Multifamily            Mid/High Rise            2,500,000.00      2                37
 187         1        Multifamily            Garden                   2,383,824.16      1                48
 193         1        Multifamily            Garden                   2,058,345.20      2                70
 195         1        Multifamily            Mid/High Rise            1,640,000.00      2                26
 196         1        Multifamily            Garden                   1,513,917.83      2                20
 198         1        Multifamily            Mid/High Rise              870,000.00      2                16

                   PAD                  STUDIO                 ONE BEDROOM
            -----------------    ---------------------    ----------------------
            NO. OF    AVERAGE     NO. OF       AVERAGE        NO. OF     AVERAGE
LOAN #        PADS   PAD RENT    STUDIOS   STUDIO RENT    1-BR UNITS   1-BR RENT
------      ------   --------    -------   -----------    ----------   ---------

  5              0          0          0             0           269         779
  9              0          0          0             0             0           0
  10             0          0          0             0           128         729
  14             0          0          0             0             0           0
14.01            0          0          0             0             0           0
14.02            0          0          0             0             0           0
14.03            0          0          0             0             0           0
  21             0          0          0             0            36         780
  23           780        342          0             0             0           0
  25             0          0          0             0            60       1,411
  34             0          0          0             0            28         565
  37             0          0          0             0            24         560
37.01            0          0          0             0             0           0
37.02            0          0          0             0             0           0
37.03            0          0          0             0            24         560
  39           484        407          0             0             0           0
  42             0          0          0             0           117         580
  43             0          0          0             0            88         547
  46             0          0          0             0            65         585
46.01            0          0          0             0            24         585
46.02            0          0          0             0            17         595
46.03            0          0          0             0            24         579
  52             0          0          0             0            88         648
  53             0          0          2           887            51         965
  60             0          0          0             0            16         630
  65             0          0          0             0            88         603
  67             0          0          0             0            72         494
  69             0          0          0             0             0           0
  70             0          0         40           459           196         554
  71             0          0          0             0             0           0
  73             0          0         68           525           162         526
  91             0          0          0             0            88         458
  93             0          0          1           350            66         500
93.01            0          0          1           350            66         500
93.02            0          0          0             0             0           0
  98             0          0          0             0           166         545
 100             0          0          0             0           156         399
 101           289        318          0             0             0           0
 109           288        234          0             0             0           0
 113           204        371          0             0             0           0
 114             0          0          0             0            52         566
 117             0          0          0             0            32         873
 119             0          0          0             0            71         529
 120           154        362          0             0             0           0
 127             0          0          0             0            68         445
 128           201        280          0             0             0           0
 134             0          0          0             0           100         504
 135             0          0          0             0            48         564
 141             0          0          1           300           148         444
 142             0          0          0             0             0           0
 143             0          0          0             0            24         800
 144             0          0          0             0            36         530
 146           189        285          0             0             0           0
 147             0          0          0             0            17         580
 148             0          0          0             0            53         450
 151           156        358          0             0             0           0
 154             0          0          6           750            68         889
 155             0          0          0             0            30         360
 156             0          0         18           773             4         895
 160             0          0          0             0             0           0
160.01           0          0          0             0             0           0
160.02           0          0          0             0             0           0
160.03           0          0          0             0             0           0
160.04           0          0          0             0             0           0
 161           247        180          0             0             0           0
 163             0          0          0             0             0           0
163.01           0          0          0             0             0           0
163.02           0          0          0             0             0           0
163.03           0          0          0             0             0           0
163.04           0          0          0             0             0           0
 165             0          0          0             0            20         483
 170             0          0          0             0            56         419
 172             0          0          0             0            48         524
 180             0          0          0             0            32         682
 182             0          0          0             0            25         782
 186             0          0          0             0            27         870
 187             0          0          1           825            35         875
 193             0          0          0             0            52         470
 195             0          0          0             0            16         746
 196             0          0          0             0            20         855
 198             0          0          0             0             0           0

                 TWO BEDROOM               THREE BEDROOM               FOUR BEDROOM
            ----------------------     ----------------------     ----------------------
                NO. OF     AVERAGE         NO. OF     AVERAGE         NO. OF     AVERAGE
LOAN #      2-BR UNITS   2-BR RENT     3-BR UNITS   3-BR RENT     4-BR UNITS   4-BR RENT
------      ----------   ---------     ----------   ---------     ----------   ---------

  5                164         942             63       1,190              0           0
  9                  0           0              0           0              0           0
  10                80         925             24       1,002              0           0
  14                 0           0              0           0              0           0
14.01                0           0              0           0              0           0
14.02                0           0              0           0              0           0
14.03                0           0              0           0              0           0
  21               216       1,039             48       1,270              0           0
  23                 0           0              0           0              0           0
  25                76       1,849              0           0              0           0
  34                88         485            348         402             48         375
  37               781         302              0           0              0           0
37.01              373         283              0           0              0           0
37.02              336         250              0           0              0           0
37.03               72         648              0           0              0           0
  39                 0           0              0           0              0           0
  42               183         675             66         785              0           0
  43               216         638             82         760              0           0
  46               156         701             63         803              0           0
46.01               62         705             24         805              0           0
46.02               62         695             15         795              0           0
46.03               32         705             24         805              0           0
  52                96         770             52         885              0           0
  53                47       1,051             30       1,265              0           0
  60               216         715             24         799              0           0
  65               218         707              0           0              0           0
  67               248         582             16         869              0           0
  69                 0           0              0           0            276         475
  70               152         642              0           0              0           0
  71               112         907             20       1,000              0           0
  73                96         328             33         280              0           0
  91                96         516             64         714              0           0
  93                78       1,468             15       1,275              0           0
93.01               58         654             15       1,275              0           0
93.02               20         814              0           0              0           0
  98                48         345              3         270              0           0
 100               140         534             32         639              0           0
 101                 0           0              0           0              0           0
 109                 0           0              0           0              0           0
 113                 0           0              0           0              0           0
 114               108         323             24         282              0           0
 117                88         934              0           0              0           0
 119               134         628             10         809              0           0
 120                 0           0              0           0              0           0
 127               136         545              0           0              0           0
 128                 0           0              0           0              0           0
 134               100         588              0           0              0           0
 135                60         747              0           0              0           0
 141                40         647              0           0              0           0
 142                 0           0            177         370              4         370
 143                96         943              0           0              0           0
 144                24         650             30         809              0           0
 146                 0           0              0           0              0           0
 147                72         645              8         785              0           0
 148               104         535              6         650              0           0
 151                 0           0              0           0              0           0
 154                 0           0              0           0              0           0
 155               118         453              8         600              0           0
 156                 8       1,145              0           0              0           0
 160                 0           0             32       1,148              3       1,225
160.01               0           0              9       1,271              0           0
160.02               0           0             11       1,167              0           0
160.03               0           0              3       1,058              3       1,225
160.04               0           0              9       1,031              0           0
 161                 0           0              0           0              0           0
 163                48         423             36         365             96         330
163.01               0           0              0           0             96         330
163.02               0           0             36         365              0           0
163.03              24         440              0           0              0           0
163.04              24         405              0           0              0           0
 165                90         543             40         620              0           0
 170               144         582              0           0              0           0
 172                56         672              0           0              0           0
 180                25         718              1         418              0           0
 182                22         712              5         758              0           0
 186                10         665              0           0              0           0
 187                12       1,025              0           0              0           0
 193                18         310              0           0              0           0
 195                10         961              0           0              0           0
 196                 0           0              0           0              0           0
 198                12         533              4       1,032              0           0

                    UTILITIES               ELEVATOR
LOAN #             TENANT PAYS              PRESENT       LOAN NO.
------             -----------              --------      --------

  5        Electric, Gas, Water, Sewer         No            5
  9                                           NAP            9
  10       Electric, Gas, Water, Sewer         No            10
  14                                          NAP            14
14.01                                         NAP          14.01
14.02                                         NAP          14.02
14.03                                         NAP          14.03
  21          Electric, Water, Sewer           No            21
  23                                          NAP            23
  25                   None                   Yes            25
  34                   None                    No            34
  37              Electric, Gas                No            37
37.01             Electric, Gas                No          37.01
37.02             Electric, Gas                No          37.02
37.03             Electric, Gas                No          37.03
  39                                          NAP            39
  42              Electric, Gas                No            42
  43              Electric, Gas                No            43
  46       Electric, Gas, Water, Sewer         No            46
46.01      Electric, Gas, Water, Sewer         No          46.01
46.02      Electric, Gas, Water, Sewer         No          46.02
46.03      Electric, Gas, Water, Sewer         No          46.03
  52          Electric, Water, Sewer           No            52
  53           Electric, Gas, Water           Yes            53
  60                 Electric                  No            60
  65              Electric, Gas                No            65
  67          Electric, Water, Sewer           No            67
  69          Electric, Water, Sewer           No            69
  70             Electric, Water               No            70
  71          Electric, Water, Sewer           No            71
  73                 Electric                  No            73
  91             Electric, Water               No            91
  93                 Electric                  No            93
93.01                Electric                  No          93.01
93.02                Electric                  No          93.02
  98                 Electric                 NAP            98
 100       Electric, Gas, Water, Sewer         No           100
 101                                          NAP           101
 109                                          NAP           109
 113                                          NAP           113
 114                 Electric                  No           114
 117                 Electric                  No           117
 119              Electric, Gas                No           119
 120                                          NAP           120
 127             Electric, Water               No           127
 128                                          NAP           128
 134                   None                    No           134
 135                 Electric                  No           135
 141              Electric, Gas                No           141
 142                   None                    No           142
 143              Electric, Gas               Yes           143
 144                 Electric                  No           144
 146                                          NAP           146
 147          Electric, Water, Sewer           No           147
 148                   None                    No           148
 151                                          NAP           151
 154              Electric, Gas                No           154
 155              Electric, Gas                No           155
 156                   None                    No           156
 160           Electric, Gas, Water            No           160
160.01         Electric, Gas, Water            No          160.01
160.02         Electric, Gas, Water            No          160.02
160.03         Electric, Gas, Water            No          160.03
160.04         Electric, Gas, Water            No          160.04
 161                                          NAP           161
 163                   None                    No           163
163.01                 None                    No          163.01
163.02                 None                    No          163.02
163.03                 None                    No          163.03
163.04                 None                    No          163.04
 165                   Gas                     No           165
 170          Electric, Water, Sewer           No           170
 172               Water, Sewer                No           172
 180           Electric, Gas, Water            No           180
 182           Electric, Gas, Water           Yes           182
 186           Electric, Gas, Water            No           186
 187              Electric, Gas                No           187
 193                 Electric                  No           193
 195           Electric, Gas, Water            No           195
 196                   None                    No           196
 198             Electric, Water               No           198

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
135 S. LaSalle Street, Suite 1625                      Prior Payment:        N/A
Chicago, IL 60603                                      Next Payment:   12-May-06
USA                                                    Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS

Administrator:                                         Analyst:
Andy Streepey 312.904.9387                             Patrick Gong 714.259.6253
andy.streepey@abnamro.com                              patrick.gong@abnamro.com

---------------------------------------------
Issue Id:               SAMPLEC1

Monthly Data File Name: SAMPLEC1_200612_3.ZIP
---------------------------------------------

--------------------------------------------------------------------------------
                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23
--------------------------------------------------------------------------------

-------------------------------------
Closing Date:

First Payment Date:       12-Apr-2006

Rated Final Payment Date:

Determination Date:
-------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net

LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:

---------------------------------------------------------------------------------------------------------------------
          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment
                                                         ----------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.01      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                     Prior   Current                                                                       Current   Remaining
              Pass Interest Interest   Accrual     Accrued      Total     Total   Distributable Interest   Period   Outstanding
      Opening Thru    Due      Due   ----------- Certificate  Interest   Interest  Certificate   Payment Shortfall/   Interest
Class Balance Rate   Date     Date   Method Days   Interest  Deductions Additions    Interest    Amount   Recovery  Shortfalls
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                                 ------------------------------------------------------------------------------

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

-------------------------------------------------------------------------------------------------------------------
                                    Deductions                                     Additions
                          ------------------------------- ---------------------------------------------------------
                Accrued             Deferred &            Prior Int Int Accrual                           Other
      Opening Certificate Allocable  Accretion  Interest  Shortfall   on Prior  Prepayment    Yield      Interest
Class Balance   Interest     PPIS    Interest  Loss / Exp    Due     Shortfall   Premiums  Maintenance Proceeds (1)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

              -----------------------------------------------------------------------------------------------------

------------------------------------------------

      Distributable Interest    Credit Support
       Certificate   Payment -------------------
Class    Interest    Amount  Original Current(3)
------------------------------------------------

------------------------------------------------

      ----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the bonds Distributable
Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00

Special Servicing Fees                                                      0.00

Workout Fees                                                                0.00

Liquidation Fees                                                            0.00

Legal Fees                                                                  0.00

Misc. Fees & Expenses Paid by/to Servicer                                   0.00

Interest Paid to Servicer on Outstanding Advances                           0.00

ASER Interest Advance Reduction                                             0.00

Interest Not Advanced (Current Period)                                      0.00

Recoup of Prior Advances by Servicer                                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced                          0.00

Misc. Fees & Expenses Paid by Trust                                         0.00

Shortfall Due to Rate Modification                                          0.00

Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00

Prepayment Interest Excess Due the Bonds                                    0.00

Interest Income                                                             0.00

Yield Maintenance Penalties Due the Bonds                                   0.00

Prepayment Penalties Due the Bonds                                          0.00

Recovered ASER Interest Due the Bonds                                       0.00

Recovered Interest Due the Bonds                                            0.00

ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------

Total Excess Allocated to the Bonds                                         0.00

Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

-----------------------------------------------------------------------------------------------------------------------
                                   Delinquency Aging Categories                         Special Event Categories (1)
             ---------------------------------------------------------------------- -----------------------------------
                                                                                                   Specially
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO    Modifications  Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ---------- ------------- ---------- ----------
    Date        # Balance       # Balance       # Balance      # Balance  # Balance    # Balance   # Balance  # Balance
-----------------------------------------------------------------------------------------------------------------------

                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------
                0    0.00       0    0.00       0       0      0    0.00  0    0.00    0    0.00   0    0.00  0    0.00

-----------------------------------------------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------
                                                                                                           Curr
                                                   Appraisal                     Realized   Remaining   Weighted
             Ending Pool (1) Payoffs(2) Penalties Reduct. (2)  Liquidations (2) Losses (2)    Term         Avg.
Distribution --------------- ---------- --------- ----------- ----------------- ---------- ---------- ------------
    Date         # Balance    # Balance  # Amount  # Balance       # Balance      # Amount Life Amort Coupon Remit
------------------------------------------------------------------------------------------------------------------

                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------
                 0       0    0      0   0      0  0      0        0      0       0     0     0        0.00% 0.00%
                                  0.00%                0.00%           0.00%         0.00%
------------------------------------------------------------------------------------------------------------------

(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
    Balance         Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
 Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ___,900.000%
Maximum Mortgage Interest Rate   ___,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
     Balloon         # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

-----------------------------------------------------------------------
    Geographic       # of   Scheduled     % of
     Location       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-----------------------------------------------------------------------
                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

-----------------------------------------------------------------------
                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

-------------------------------------------------------------------------
                     # of   Scheduled     % of
       Year         Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------
2006                    0           0     0.00%      0   0.00%       0.00
2007                    0           0     0.00%      0   0.00%       0.00
2008                    0           0     0.00%      0   0.00%       0.00
2009                    0           0     0.00%      0   0.00%       0.00
2010                    0           0     0.00%      0   0.00%       0.00
2011                    0           0     0.00%      0   0.00%       0.00
2012                    0           0     0.00%      0   0.00%       0.00
2013                    0           0     0.00%      0   0.00%       0.00
2014                    0           0     0.00%      0   0.00%       0.00
2015                    0           0     0.00%      0   0.00%       0.00
2016                    0           0     0.00%      0   0.00%       0.00
2017 & Greater          0           0     0.00%      0   0.00%       0.00
-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                Paid                 Outstanding   Out. Property                    Special
Disclosure      Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #      Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period                     3. Delinquent 3+ months            9. REO
              B. Late Payment but < 1 month delinq   4. Performing Matured Balloon
              1. Delinquent 1 month                  5. Non Performing Matured Balloon
              2. Delinquent 2 months                 7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                             Interest                 Additional
                                            Prior                          (Shortages) Modification (Recoveries)/
                   Beginning  Aggregate   Realized                          /Excesses  Adjustments/    Expenses
                   Balance of  Realized     Loss       Amounts Covered by    applied     Appraisal    applied to
Prospectus        the Loan at    Loss    Applied to  Overcollateralization to Realized   Reduction     Realized
    ID     Period Liquidation  on Loans Certificates    and other Credit      Losses    Adjustment      Losses

                                              A                 B               C            D             E
-----------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                            (Recoveries)/
                                            Realized Loss
           Current Realized  Recoveries of    Applied to
Prospectus  Loss Applied to Realized Losses  Certificate
    ID      Certififcates*    paid as Cash     Interest

---------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - B - C - D
+ E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

-----------------------------------------------------------------------------------------------------------------------
                                                                     Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   ARA  Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date   Life             Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

           -------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                            MATERIAL BREACHES DETAIL

--------------------------------------------------------------------------------
               Ending    Material
Disclosure   Principal    Breach
 Control #    Balance      Date               Material Breach Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance       Type     Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                CURRENT

                                CUMULATIVE
                                             ----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------
                       Loan      Balance                   Remaining
Disclosure Servicing  Status --------------- Note Maturity --------- Property   Geo.                          NOI
 Control # Xfer Date Code(1) Schedule Actual Rate   Date   Life        Type   Location    NOI       DSCR      Date
--------------------------------------------------------------------------------------------------------------------

                                                                                       Not Avail Not Avail Not Avail

           ---------         ---------------

--------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period       3. P&I Adv - delinquent 3+ months   9. REO
              B. P&I Adv - < one month delinq    4. Mat. Balloon/Assumed P&I
              1. P&I Adv - delinquent 1 month    5. Non Performing Mat. Balloon
              2. P&I Adv - delinquent 2 months   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

--------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                             Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

--------------------------------------------------------------------------------

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                               RATING INFORMATION

--------------------------------------------------------------------
                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 12-Apr-06
                                                       Payment Date:   12-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   12-May-06
                                                       Record Date:    31-Mar-06

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

METRO CORPORATE CENTER LOAN AMORTIZATION SCHEDULE

Metro Corporate Center Loan			Metro Corporate Center B Note			Metro Corporate Center Whole Loan
Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)
3/6/2006			3/6/2006			3/6/2006
4/6/2006	80,512.36	23,750.00	4/6/2006	52,828.23	—	4/6/2006	133,340.59	23,750.00
5/6/2006	77,795.25	23,750.00	5/6/2006	51,086.29	—	5/6/2006	128,881.54	23,750.00
6/6/2006	80,264.49	23,750.00	6/6/2006	52,750.11	—	6/6/2006	133,014.60	23,750.00
7/6/2006	77,555.38	23,750.00	7/6/2006	51,010.69	—	7/6/2006	128,566.06	23,750.00
8/6/2006	80,016.62	23,750.00	8/6/2006	52,671.98	—	8/6/2006	132,688.60	23,750.00
9/6/2006	79,892.68	23,750.00	9/6/2006	52,632.92	—	9/6/2006	132,525.60	23,750.00
10/6/2006	77,195.56	23,750.00	10/6/2006	50,897.28	—	10/6/2006	128,092.84	23,750.00
11/6/2006	79,644.81	23,750.00	11/6/2006	52,554.80	—	11/6/2006	132,199.61	23,750.00
12/6/2006	76,955.69	23,750.00	12/6/2006	50,821.68	—	12/6/2006	127,777.36	23,750.00
1/6/2007	79,396.94	27,500.00	1/6/2007	52,476.67	—	1/6/2007	131,873.61	27,500.00
2/6/2007	79,253.44	27,500.00	2/6/2007	52,431.44	—	2/6/2007	131,684.88	27,500.00
3/6/2007	71,454.13	27,500.00	3/6/2007	47,316.58	—	3/6/2007	118,770.71	27,500.00
4/6/2007	78,966.43	27,500.00	4/6/2007	52,340.98	—	4/6/2007	131,307.41	27,500.00
5/6/2007	76,280.25	27,500.00	5/6/2007	50,608.79	—	5/6/2007	126,889.04	27,500.00
6/6/2007	78,679.42	27,500.00	6/6/2007	52,250.52	—	6/6/2007	130,929.94	27,500.00
7/6/2007	76,002.50	27,500.00	7/6/2007	50,521.25	—	7/6/2007	126,523.75	27,500.00
8/6/2007	78,392.41	27,500.00	8/6/2007	52,160.06	—	8/6/2007	130,552.47	27,500.00
9/6/2007	78,248.91	27,500.00	9/6/2007	52,114.83	—	9/6/2007	130,363.74	27,500.00
10/6/2007	75,585.88	27,500.00	10/6/2007	50,389.94	—	10/6/2007	125,975.81	27,500.00
11/6/2007	77,961.90	27,500.00	11/6/2007	52,024.37	—	11/6/2007	129,986.27	27,500.00
12/6/2007	75,308.13	27,500.00	12/6/2007	50,302.40	—	12/6/2007	125,610.52	27,500.00
1/6/2008	77,674.89	31,250.00	1/6/2008	51,933.91	—	1/6/2008	129,608.80	31,250.00
2/6/2008	77,511.82	31,250.00	2/6/2008	51,882.51	—	2/6/2008	129,394.33	31,250.00
3/6/2008	72,358.50	31,250.00	3/6/2008	48,487.17	—	3/6/2008	120,845.68	31,250.00
4/6/2008	77,185.67	31,250.00	4/6/2008	51,779.72	—	4/6/2008	128,965.39	31,250.00
5/6/2008	74,538.00	31,250.00	5/6/2008	50,059.67	—	5/6/2008	124,597.67	31,250.00
6/6/2008	76,859.53	31,250.00	6/6/2008	51,676.92	—	6/6/2008	128,536.45	31,250.00
7/6/2008	74,222.38	31,250.00	7/6/2008	49,960.19	—	7/6/2008	124,182.56	31,250.00
8/6/2008	76,533.38	31,250.00	8/6/2008	51,574.13	—	8/6/2008	128,107.51	31,250.00

Metro Corporate Center Loan			Metro Corporate Center B Note			Metro Corporate Center Whole Loan
Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)
9/6/2008	76,370.31	31,250.00	9/6/2008	51,522.73	—	9/6/2008	127,893.04	31,250.00
10/6/2008	73,748.94	31,250.00	10/6/2008	49,810.97	—	10/6/2008	123,559.91	31,250.00
11/6/2008	76,044.16	31,250.00	11/6/2008	51,419.94	—	11/6/2008	127,464.10	31,250.00
12/6/2008	73,433.31	31,250.00	12/6/2008	49,711.49	—	12/6/2008	123,144.80	31,250.00
1/6/2009	75,718.02	21,666.67	1/6/2009	51,317.14	—	1/6/2009	127,035.16	21,666.67
2/6/2009	75,604.95	21,666.67	2/6/2009	51,281.51	—	2/6/2009	126,886.46	21,666.67
3/6/2009	68,186.22	21,666.67	3/6/2009	46,286.59	—	3/6/2009	114,472.81	21,666.67
4/6/2009	75,378.83	21,666.67	4/6/2009	51,210.23	—	4/6/2009	126,589.06	21,666.67
5/6/2009	72,837.83	21,666.67	5/6/2009	49,523.81	—	5/6/2009	122,361.64	21,666.67
6/6/2009	75,152.70	21,666.67	6/6/2009	51,138.96	—	6/6/2009	126,291.66	21,666.67
7/6/2009	72,619.00	21,666.67	7/6/2009	49,454.83	—	7/6/2009	122,073.83	21,666.67
8/6/2009	74,926.57	21,666.67	8/6/2009	51,067.69	—	8/6/2009	125,994.26	21,666.67
9/6/2009	74,813.51	21,666.67	9/6/2009	51,032.06	—	9/6/2009	125,845.56	21,666.67
10/6/2009	72,290.75	21,666.67	10/6/2009	49,351.37	—	10/6/2009	121,642.13	21,666.67
11/6/2009	74,587.38	21,666.67	11/6/2009	50,960.79	—	11/6/2009	125,548.16	21,666.67
12/6/2009	72,071.92	21,666.67	12/6/2009	49,282.40	—	12/6/2009	121,354.32	21,666.67
1/6/2010	74,361.25	25,000.00	1/6/2010	50,889.51	—	1/6/2010	125,250.76	25,000.00
2/6/2010	74,230.79	25,000.00	2/6/2010	50,848.40	—	2/6/2010	125,079.19	25,000.00
3/6/2010	66,929.33	25,000.00	3/6/2010	45,890.44	—	3/6/2010	112,819.78	25,000.00
4/6/2010	73,969.88	25,000.00	4/6/2010	50,766.16	—	4/6/2010	124,736.03	25,000.00
5/6/2010	71,457.50	25,000.00	5/6/2010	49,088.75	—	5/6/2010	120,546.25	25,000.00
6/6/2010	73,708.96	25,000.00	6/6/2010	50,683.92	—	6/6/2010	124,392.88	25,000.00
7/6/2010	71,205.00	25,000.00	7/6/2010	49,009.17	—	7/6/2010	120,214.17	25,000.00
8/6/2010	73,448.04	25,000.00	8/6/2010	50,601.69	—	8/6/2010	124,049.73	25,000.00
9/6/2010	73,317.58	25,000.00	9/6/2010	50,560.57	—	9/6/2010	123,878.15	25,000.00
10/6/2010	70,826.25	25,000.00	10/6/2010	48,889.79	—	10/6/2010	119,716.04	25,000.00
11/6/2010	73,056.67	25,000.00	11/6/2010	50,478.33	—	11/6/2010	123,535.00	25,000.00
12/6/2010	70,573.75	25,000.00	12/6/2010	48,810.21	—	12/6/2010	119,383.96	25,000.00
1/6/2011	72,795.75	30,000.00	1/6/2011	50,396.10	—	1/6/2011	123,191.85	30,000.00
2/6/2011	72,639.20	30,000.00	2/6/2011	50,346.76	—	2/6/2011	122,985.96	30,000.00
3/6/2011	65,468.20	30,000.00	3/6/2011	45,429.92	—	3/6/2011	110,898.12	30,000.00
4/6/2011	72,326.10	30,000.00	4/6/2011	50,248.07	—	4/6/2011	122,574.17	30,000.00
5/6/2011	69,841.50	30,000.00	5/6/2011	48,579.42	—	5/6/2011	118,420.92	30,000.00

Metro Corporate Center Loan			Metro Corporate Center B Note			Metro Corporate Center Whole Loan
Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)
6/6/2011	72,013.00	30,000.00	6/6/2011	50,149.39	—	6/6/2011	122,162.39	30,000.00
7/6/2011	69,538.50	30,000.00	7/6/2011	48,483.92	—	7/6/2011	118,022.42	30,000.00
8/6/2011	71,699.90	30,000.00	8/6/2011	50,050.71	—	8/6/2011	121,750.61	30,000.00
9/6/2011	71,543.35	30,000.00	9/6/2011	50,001.36	—	9/6/2011	121,544.71	30,000.00
10/6/2011	69,084.00	30,000.00	10/6/2011	48,340.67	—	10/6/2011	117,424.67	30,000.00
11/6/2011	71,230.25	30,000.00	11/6/2011	49,902.68	—	11/6/2011	121,132.93	30,000.00
12/6/2011	68,781.00	30,000.00	12/6/2011	48,245.17	—	12/6/2011	117,026.17	30,000.00
1/6/2012	70,917.15	21,666.67	1/6/2012	49,804.00	—	1/6/2012	120,721.15	21,666.67
2/6/2012	70,804.09	21,666.67	2/6/2012	49,768.36	—	2/6/2012	120,572.45	21,666.67
3/6/2012	66,130.31	21,666.67	3/6/2012	46,524.16	—	3/6/2012	112,654.47	21,666.67
4/6/2012	70,577.96	21,666.67	4/6/2012	49,697.09	—	4/6/2012	120,275.05	21,666.67
5/6/2012	68,191.83	21,666.67	5/6/2012	48,059.47	—	5/6/2012	116,251.31	21,666.67
6/6/2012	70,351.83	21,666.67	6/6/2012	49,625.82	—	6/6/2012	119,977.65	21,666.67
7/6/2012	67,973.00	21,666.67	7/6/2012	47,990.50	—	7/6/2012	115,963.50	21,666.67
8/6/2012	70,125.70	21,666.67	8/6/2012	49,554.55	—	8/6/2012	119,680.25	21,666.67
9/6/2012	70,012.64	21,666.67	9/6/2012	49,518.91	—	9/6/2012	119,531.55	21,666.67
10/6/2012	67,644.75	21,666.67	10/6/2012	47,887.04	—	10/6/2012	115,531.79	21,666.67
11/6/2012	69,786.51	21,666.67	11/6/2012	49,447.64	—	11/6/2012	119,234.15	21,666.67
12/6/2012	67,425.92	21,666.67	12/6/2012	47,818.07	—	12/6/2012	115,243.99	21,666.67
1/6/2013	69,560.38	12,500.00	1/6/2013	49,376.37	—	1/6/2013	118,936.75	12,500.00
2/6/2013	69,495.15	12,500.00	2/6/2013	49,355.81	—	2/6/2013	118,850.96	12,500.00
3/6/2013	62,710.90	12,500.00	3/6/2013	44,560.87	—	3/6/2013	107,271.77	12,500.00
4/6/2013	69,364.70	12,500.00	4/6/2013	49,314.69	—	4/6/2013	118,679.39	12,500.00
5/6/2013	67,064.00	12,500.00	5/6/2013	47,704.00	—	5/6/2013	114,768.00	12,500.00
6/6/2013	69,234.24	12,500.00	6/6/2013	49,273.57	—	6/6/2013	118,507.81	12,500.00
7/6/2013	66,937.75	12,500.00	7/6/2013	47,664.21	—	7/6/2013	114,601.96	12,500.00
8/6/2013	69,103.78	12,500.00	8/6/2013	49,232.46	—	8/6/2013	118,336.24	12,500.00
9/6/2013	69,038.55	12,500.00	9/6/2013	49,211.90	—	9/6/2013	118,250.45	12,500.00
10/6/2013	66,748.38	12,500.00	10/6/2013	47,604.52	—	10/6/2013	114,352.90	12,500.00
11/6/2013	68,908.09	12,500.00	11/6/2013	49,170.78	—	11/6/2013	118,078.87	12,500.00
12/6/2013	66,622.13	12,500.00	12/6/2013	47,564.73	—	12/6/2013	114,186.85	12,500.00
1/6/2014	68,777.63	10,833.33	1/6/2014	49,129.66	—	1/6/2014	117,907.29	10,833.33
2/6/2014	68,721.10	10,833.33	2/6/2014	49,111.84	—	2/6/2014	117,832.94	10,833.33

Metro Corporate Center Loan			Metro Corporate Center B Note			Metro Corporate Center Whole Loan
Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)	Date	Interest ($)	Principal ($)
3/6/2014	62,019.61	10,833.33	3/6/2014	44,342.99	—	3/6/2014	106,362.60	10,833.33
4/6/2014	68,608.04	10,833.33	4/6/2014	49,076.21	—	4/6/2014	117,684.25	10,833.33
5/6/2014	66,340.17	10,833.33	5/6/2014	47,475.86	—	5/6/2014	113,816.03	10,833.33
6/6/2014	68,494.97	10,833.33	6/6/2014	49,040.57	—	6/6/2014	117,535.55	10,833.33
7/6/2014	66,230.75	10,833.33	7/6/2014	47,441.37	—	7/6/2014	113,672.13	10,833.33
8/6/2014	68,381.91	10,833.33	8/6/2014	49,004.94	—	8/6/2014	117,386.85	10,833.33
9/6/2014	68,325.38	10,833.33	9/6/2014	48,987.12	—	9/6/2014	117,312.50	10,833.33
10/6/2014	66,066.63	10,833.33	10/6/2014	47,389.65	—	10/6/2014	113,456.27	10,833.33
11/6/2014	68,212.31	10,833.33	11/6/2014	48,951.48	—	11/6/2014	117,163.80	10,833.33
12/6/2014	65,957.21	10,833.33	12/6/2014	47,355.16	—	12/6/2014	113,312.37	10,833.33
1/6/2015	68,099.25	—	1/6/2015	48,915.85	—	1/6/2015	117,015.10	—
2/6/2015	68,099.25	—	2/6/2015	48,915.85	—	2/6/2015	117,015.10	—
3/6/2015	61,509.00	—	3/6/2015	44,182.06	—	3/6/2015	105,691.06	—
4/6/2015	68,099.25	—	4/6/2015	48,915.85	—	4/6/2015	117,015.10	—
5/6/2015	65,902.50	—	5/6/2015	47,337.92	—	5/6/2015	113,240.42	—
6/6/2015	68,099.25	—	6/6/2015	48,915.85	—	6/6/2015	117,015.10	—
7/6/2015	65,902.50	—	7/6/2015	47,337.92	—	7/6/2015	113,240.42	—
8/6/2015	68,099.25	—	8/6/2015	48,915.85	—	8/6/2015	117,015.10	—
9/6/2015	68,099.25	—	9/6/2015	48,915.85	—	9/6/2015	117,015.10	—
10/6/2015	65,902.50	—	10/6/2015	47,337.92	—	10/6/2015	113,240.42	—
11/6/2015	68,099.25	—	11/6/2015	48,915.85	—	11/6/2015	117,015.10	—
12/6/2015	65,902.50	13,049,999.96	12/6/2015	47,337.92	4,000,000.00	12/6/2015	113,240.42	17,049,999.96

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

February 17, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 132 in this prospectus.

In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts	10
Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	10
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	11
Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	11
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	13
Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates	13
Borrowers May Be Unable to Make Balloon Payments	16
Credit Support May Not Cover Losses	17
Certain Additional Risks Relating to Tenants	18
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	19
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	19
Tenant Bankruptcy Entails Risks	19
Assignment of Leases and Rents May Be Limited by State Law	19
Failure to Comply with Environmental Law May Result in Additional Losses	19
Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties	20
Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property	21
Property Value May Be Adversely Affected Even When Current Operating Income Is Not	21
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	21
Limitations of Appraisals	22
Your Lack of Control Over Trust Fund Can Create Risks	22
One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property	23
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions	23
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited	23
Inspections of the Mortgaged Properties Will Be Limited	24
Compliance with Americans with Disabilities Act May Result in Additional Losses	24
Litigation Concerns	24
Some Certificates May Not Be Appropriate for Benefit Plans	24
Certain Federal Tax Considerations Regarding Residual Certificates	25
Certain Federal Tax Considerations Regarding Original Issue Discount	25
Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates	25
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	26
Risks Relating to Borrower Default	26
Risks Relating to Certain Payments	27
Risks Relating to Enforceability	27
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	27
Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates	28
In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty	28
Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates	29
Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates	29
If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates	29
DESCRIPTION OF THE TRUST FUNDS	30

v

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor	The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see "The Sponsor" in this prospectus.

Issuing Entity	For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see "Issuing Entity" in this prospectus.

Master Servicer	The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer	One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

•	office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds — Mortgage Loans" in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

•	Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds — MBS" in this prospectus.

B. Certificate Account	Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "Description of the Trust Funds — Certificate Accounts" and "Description of the Pooling Agreements — Certificate Account" in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a remarketing fee account.

D. Credit Support	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk Factors — Credit Support May Not Cover Losses," "Description of the Trust Funds — Credit Support" and "Description of Credit Support" in this prospectus.

E. Cash Flow Agreements	If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust Funds — Cash Flow Agreements" in this prospectus.

Description of Certificates	We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See "Risk Factors — The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the Certificates	Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield"; "Yield and Maturity Considerations" and "Description of the Certificates — Distributions of Interest on the Certificates" in this prospectus.

Distributions of Principal of the Certificates	Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•	be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

•	be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

See "Description of the Certificates — Distributions of Principal on the Certificates" in this prospectus.

Advances	If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates — Advances in Respect of Delinquencies" in this prospectus.

Termination	If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates — Termination" in this prospectus.

Registration of Book-Entry Certificates	If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" and "Description of the Certificates — Book-Entry Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax Consequences	The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations	If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment	The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating	At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates — Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•	The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•	The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•	The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates — Termination" in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

•	The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

•	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•	A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans — Foreclosure" in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower’s ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	The fair market value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

•	The borrower’s financial condition;

•	The operating history and occupancy level of the related mortgaged property;

•	Tax laws with respect to certain residential properties;

•	Reductions in government assistance/rent subsidy programs;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general and regional economic conditions; and

•	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "— Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re leased;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans — Leases and Rents" in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans — Environmental Risks" in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements — Hazard Insurance Policies" in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

•	operating the properties;

•	providing building services;

•	establishing and implementing the rental structure;

•	managing operating expenses;

•	responding to changes in the local market; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the

Mortgage Loans — General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans — Foreclosure" in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans — Americans with Disabilities Act" in this prospectus. To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates" in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce periodic payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans — Foreclosure" in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See "Description of the Certificates — Book-Entry Registration and Definitive Certificates" in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds — Mortgage Loans — General" in this prospectus.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Certificates

The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

If a Failed Remarketing Is Declared, You Will Be Required To Rely On a Sale Through the Secondary Market If You Wish To Sell Your Reset Rate Certificates

In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.	various types of multifamily or commercial mortgage loans,

2.	mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.	a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "— Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio that are applicable to a specific series. "Net Operating Income" generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors — Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates" and "— Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

Payment Provisions of the Mortgage Loans.    In general, each mortgage loan:

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

MBS may include:

•	private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a Pooling Agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements" above, and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors — Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements — Servicing Compensation and Payment of Expenses" in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "— Yield and Prepayment Considerations" above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.	amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.	Excess Funds, or

3.	any other amounts described in the related prospectus supplement.

"Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a national banking association, may be a sponsor (in such capacity, the "Sponsor"). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

JPMCB may also act as a mortgage loan seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities Inc.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

THE ISSUING ENTITY

The issuing entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

•	are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors — Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" and "— Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The "Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.	based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.	equal to the principal balances of one or more other classes of certificates of the same series, or

3.	an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See "Risk Factors — Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.    The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	"30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	"Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	"Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	"Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•	"Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	"Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

•	where the number of days in the relevant accrual period is equal to or shorter than the Determination Period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the Determination Period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next Determination Period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where "Determination Period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "— LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR.    The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

•	"LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

•	"Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	"Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate.    If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper — Financial".

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

•	If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper — Financial". The "Bond Equivalent Yield" will be calculated as follows:

Bond Equivalent Yield =         N x D            x 100

360 (D x 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate.    If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption "Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for:

•	If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

•	If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.    If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

•	If the rate described above does not appear on Money line Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

•	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.    If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.    If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

The following procedures will be observed if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

•	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Additional Information Regarding Reset Rate Certificates

Interest.    The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement. Interest on a class of reset rate certificates during any reset period:

•	when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

•	when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis; and

•	when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "— Determination of Indices — Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates" above.

Except for the initial accrual period or if specified in the related prospectus supplement:

•	an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

•	accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

Principal.    Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

Reset Periods.    During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

•	the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "— Floating Rate Mode" and "— Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under "— Spread Determination Date."

Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "— Tender of Reset Rate Certificates; Remarketing Procedures" below.

Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

•	at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.    The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement (not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

•	the expected weighted average life of that class of reset rate certificates;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•	if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	if in floating rate mode, the applicable interest rate index;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•	the applicable interest rate day count convention;

•	the related all-hold rate, if applicable; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "Rating Agency Condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in Europe ("Euroclear") and Clearstream

Banking, société anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See "— Tender of Reset Rate Certificates; Remarketing Procedures" below.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100% of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "— Failed Remarketing" below.

Spread Determination Date.    On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained as described under "— Reset Rate Certificates" below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream’s respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

Timeline:    The following chart shows an example of a timeline of the remarketing process:

The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

Failed Remarketing.    There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

•	one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "— Floating Rate Mode" and "— Fixed Rate Mode" below;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate certificates:

•	all holders of that class will retain their reset rate certificates;

•	the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

•	the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

•	any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

Floating Rate Mode.    If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

Fixed Rate Mode.    If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•	the applicable spread as determined by the remarketing agents on the spread determination date; and

•	the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

•	the next succeeding reset date;

•	the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

•	if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the Rating Agency Condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "— Floating Rate Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

Tender of Reset Rate Certificates; Remarketing Procedures.    A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

•	inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

•	request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•	the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•	if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•	if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates — Book-Entry Registration and Definitive Certificates" in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements — Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements — Events of Default," and "— Resignation and Removal of the Trustee" in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

•	the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under "— Reports to Certificateholders; Certain Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.	the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.	applicable law, and

3.	the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "— Certificate Account" and "— Servicing Compensation and Payment of Expenses" in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.    The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.    A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.	all payments on account of principal, including principal prepayments, on the mortgage loans;

2.	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the Terms and Conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

5.	any advances made as described under "Description of the Certificates — Advances in Respect of Delinquencies" in this prospectus;

6.	any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds — Cash Flow Agreements" in this prospectus;

7.	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "— Assignment of Mortgage Loans; Repurchases" and "— Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "— Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates — Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

8.	any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "— Servicing Compensation and Payment of Expenses" in this prospectus;

9.	to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

10.	all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "— Hazard Insurance Policies" in this prospectus;

11.	any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.	any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.	to make distributions to the certificateholders on each distribution date;

2.	to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.	to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates — Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.	to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.	to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.	if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.	if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.	to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "— Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

9.	if described in the related prospectus supplement, to pay the fees of trustee;

10.	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "— Certain Matters Regarding the Trustee" in this prospectus;

11.	if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.	if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.	to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.	to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

16.	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.	to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.	to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the Terms and Conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical Terms and Conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans — Due-on-Sale and Due-on-Encumbrance" in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest" in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Events of Default

Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.	to cure any ambiguity,

2.	to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.	to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.	to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

1.	reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.	adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.	modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors — Credit Support May Not Cover Losses" in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds — Mortgage Loans" in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "— Bankruptcy Laws" below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "— Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.    The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. If this is done the full amount due under the original loan may never be repaid.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.    The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

•	may pose an imminent or substantial endangerment to human health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material, or

•	may give rise to any environmental claim or demand,

•	may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to Terms and Conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related Pooling Agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance would be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential,

including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.	hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.	the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

 FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.	the making of an election,

2.	compliance with the Pooling Agreement and any other governing documents and

3.	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "— Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations" below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.	the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "— Election to Treat All Interest Under the Constant Yield Method" below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.	the yield to maturity of the Regular Certificate at the issue date,

2.	events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "— Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.	the issue price does not exceed the original principal balance by more than a specified amount, and

2.	the interest compounds or is payable at least annually at current values of

(a)	one or more "qualified floating rates,"

(b)	a single fixed rate and one or more qualified floating rates,

(c)	a single "objective rate," or

(d)	a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "— Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.

The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "— Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "— Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "— Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "— Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "— Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

1.	if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

2.	in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.	to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.	all bad loans will be deductible as business bad debts, and

3.	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "— Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "— Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "— Treatment of Certain Items of REMIC Income and Expense — Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "— Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "— Taxation of Regular Certificates — Original Issue Discount" and "— Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "— Premium" above.

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "— Taxation of Regular Certificates — Deferred Interest" above.

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "— Taxation of Regular Certificates — Market Discount" above.

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "— Taxation of Regular Certificates — Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to

30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "— Taxation of Certain Foreign Investors — Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.	"Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

2.	"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

3.	an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "— Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "— Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "— Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "— Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1.	the disposition of a qualified mortgage other than for:

(a)	substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)	foreclosure, default or imminent default of a qualified mortgage,

(c)	bankruptcy or insolvency of the REMIC Pool, or

(d)	a qualified (complete) liquidation,

2.	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.	the receipt of compensation for services or

4.	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

1.	during the three months following the Startup Day,

2.	made to a qualified reserve fund by a Residual Certificateholder,

3.	in the nature of a guarantee,

4.	made to facilitate a qualified liquidation or clean-up call, and

5.	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "— Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "— Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "— Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "— Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under "— Qualification as a REMIC" above.

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "— Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "— Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "— Stripped Certificates" and "— Recharacterization of Servicing Fees," below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.	Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.	Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

3.	Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium" above.

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "— Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "— Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.	we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "— Standard Certificates — Recharacterization of Servicing Fees" above), and

3.	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "— Standard Certificates — Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "— Standard Certificates — General" above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "— Taxation of Stripped Certificates — Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.    Except as described under "— General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount" and "— Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "— General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1.	one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reset Rate Certificates

As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See "Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "— Federal Income Tax Consequences for REMIC Certificates — Backup Withholding" above.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "— Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates" above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan

"fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of

Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations."

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, the OTS effective May 26, 1998 and by NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1.	by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.	through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing. In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

Page
1998 Policy Statement	128
30/360	47
401(c) Regulations	126
91-day Treasury Bill Rate	51
91-day Treasury Bills	51
Accrual Certificates	46
Accrued Certificate Interest	46
Actual/360	47
Actual/365 (fixed)	47
Actual/Actual (accrual basis)	47
Actual/Actual (ISMA)	47
Actual/Actual (payment basis)	47
ADA	92
Amendments	126
ARM Loans	33
Assessment of Compliance	74
Attestation Report	75
Available Distribution Amount	45
Bankruptcy Code	83
Bond Equivalent Yield	49
Book-Entry Certificates	45
calculation date	48
Cash Flow Agreement	36
CERCLA	88
Certificate Owner	63
Clearstream	55
CMT Rate	49
Code	62
Commercial Paper Rate	49
Cooperatives	30
CPR	40
Debt Service Coverage Ratio	31
defective obligation	95
Definitive Certificates	45
Depositor	30
Determination Date	37
Determination Period	48
Direct Participants	63
Disqualified Organization	109, 127
Distribution Date Statement	61
DOL	125
Dow Jones Market Service Page 3750	48
DTC	45
Due Dates	33
Due Period	37
EDGAR	131
electing large partnership	109
Equity Participation	33
Euroclear	54
Event of Default	75
Excess Funds	43
excess servicing	119
Exemptions	126
FAMC	34
Federal Funds Rate	50
FHLMC	34
FNMA	34
Garn Act	90
GNMA	34
Indirect Participants	63
Insurance and Condemnation Proceeds	70
IRS	93
ISMA	47
JPMCB	43
L/C Bank	79
LIBOR Determination Date	48
Liquidation Proceeds	70
Loan-to-Value Ratio	32
Lock-out Date	33
Lock-out Period	33
MBS	30
MBS Agreement	34
MBS Issuer	34
MBS Servicer	34
MBS Trustee	34
Mortgage Asset Seller	30
Mortgage Notes	30
Mortgaged Properties	30
Mortgages	30
NCUA	128
Net Leases	32
Net Operating Income	31
Nonrecoverable Advance	60
Non-SMMEA Certificates	127
Non-U.S. Person	115
OCC	128
OID Regulations	97
OTS	128
Participants	63
Parties in Interest	125
Pass-Through Entity	109
Permitted Investments	69
Plans	125
Pooling Agreement	66
prepayment	40
Prepayment Assumption	98
Prepayment Interest Shortfall	37
Prepayment Premium	33

Page
Prime Rate	51
PTCE	126
Random Lot Certificates	97
Rating Agency Condition	54
Record Date	45
Reference Banks	48
Reform Act	96
Registration Statement	131
Regular Certificateholder	96
Regular Certificates	93
Related Proceeds	60
Relief Act	91
REMIC	8, 93
REMIC Certificates	93
REMIC Pool	93
REMIC Regulations	93
REO Property	68
Residual Certificateholders	104
Residual Certificates	46
Rules	65
secured-creditor exemption	89
Securities Act	130
Senior Certificates	44
Servicing Standard	68
Similar Law	125
SMMEA	127
SPA	40
Sponsor	43
Standard Certificateholder	117
Standard Certificates	117
Startup Day	94
Stripped Certificateholder	121
Stripped Certificates	120
Subordinate Certificates	44
Sub-Servicing Agreement	69
Terms and Conditions	65
Title V	90
Treasury	93
Treasury Notes	50
U.S. Person	111
Value	32
Warranting Party	67

The attached diskette contains a Microsoft Excel,1 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2006-CIBC14.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1 and Annex A-2 to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1 and Annex A-2 to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

1	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Prospectus Supplement

Summary of Certificates	S-8
Summary of Terms	S-9
Risk Factors	S-38
Description of the Mortgage Pool	S-78
Transaction Parties	S-123
Description of the Certificates	S-137
Servicing of the Mortgage Loans	S-174
Yield and Maturity Considerations	S-194
Certain Federal Income Tax Consequences	S-206
Method of Distribution	S-208
Certain ERISA Considerations	S-209
Legal Matters	S-212
Certain Legal Aspects of the Mortgage Loans	S-212
Ratings	S-213
Legal Investment	S-214
Index of Defined Terms	S-215

Prospectus

Summary of Prospectus	1
Risk Factors	10
Description of the Trust Funds	30
Yield and Maturity Considerations	37
The Sponsor	43
The Depositor	44
The Issuing Entity	44
Use of Proceeds	44
Description of the Certificates	44
Description of the Pooling Agreements	66
Description of Credit Support	78
Certain Legal Aspects of Mortgage Loans	81
Certain Federal Income Tax Consequences	93
State and Other Tax Considerations	124
Certain ERISA Considerations	124
Legal Investment	127
Method of Distribution	129
Incorporation of Certain Information by Reference	130
Where You Can Find More Information	131
Legal Matters	131
Financial Information	131
Rating	131
Index of Defined Terms	132

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until June 7, 2006.

$2,437,880,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Depositor

J.P. Morgan Chase Commercial Mortgage
Securities Trust 2006-CIBC14

Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2006-CIBC14

Class A-1	$60,895,000
Class A-2	$141,263,000
Class A-3B	$118,197,000
Class A-4	$957,540,000
Class A-SB	$115,377,000
Class A-1A	$429,885,000
Class A-M	$274,737,000
Class A-J	$209,486,000
Class X-2	$2,694,275,000
Class B	$61,816,000
Class C	$27,474,000
Class D	$41,210,000

PROSPECTUS SUPPLEMENT

JPMorgan
CIBC World Markets

Deutsche Bank Securities
NOMURA

March 3, 2006